As filed with the Securities and Exchange Commission on December 6, 2024.

Registration No. 333-280945

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wellgistics Health, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	8090	93-3264234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

844-203-6092

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Canning

3000 Bayport Drive

Suite 950

Tampa, FL 33607

844-203-6092

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Robin K. Lehninger

Louis D. Kern

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

Ross David Carmel, Esq.

Thiago Spercel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Tel: (212) 930-9700

Fax: (212) 930 9725

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The registrant named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION, DATED DECEMBER 6, 2024

Wellgistics Health, Inc.

900,000 Shares of Common Stock

This prospectus relates to the initial public offering (the “Offering”) of common stock, par value $.0001 per share (“Common Stock”) of Wellgistics Health, Inc. (f/k/a Danam Health, Inc.). We are offering 900,000 shares of Common Stock. Currently, no public market exists for our Common Stock. No established public trading market for our Common Stock currently exists. We have applied to list our Common Stock on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “WGRX.” We expect our Common Stock to begin trading on or about December 31, 2024. We will not proceed with the Offering if the Common Stock is not approved for listing on Nasdaq. We estimate that the initial public offering price of our Common Stock will be between $4.50 per share and $5.50 per share. We believe that upon completion of the Offering, we will meet the standards for listing on Nasdaq.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our Common Stock involves risks. Before buying any shares of Common Stock, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We have retained Craft Capital Management LLC to act as the representative (the “representative”) of the underwriters (the “underwriters”) in connection with this Offering. See “Underwriting” in this prospectus for more information regarding the underwriting arrangements.

	Per Share	Total

Initial assumed public offering price (the midpoint of the estimated public offering price between $4.50 and $5.50 per share)	$5.00	$4,500,000

Underwriting discount(1)	$0.35	$315,000

Proceeds, before expenses, to us(2)	$4.65	$4,185,000

(1) We have agreed to pay the representative a discount equal to 7% of the gross proceeds of the Offering. For a description of the other compensation to be received by the representative, see “Underwriting” beginning on page 101.

(2) Excludes fees and expenses payable to the underwriters and other expenses of this Offering.

The underwriters are offering the units on a firm commitment basis and expects to deliver the Common Stock to purchasers on or about [●], 2024.

Craft Capital Management LLC	D. Boral Capital LLC

The date of this prospectus is [●], 2024

DEALER PROSPECTIVE DELIVERY OBLIGATION

Until [●] (the 25th day after the date of this offering), all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the underwriters have not authorized anyone to provide you with information or to make any representations other than contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus, any post-effective amendment, and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell our Common Stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus any post-effective amendment, and any applicable prospectus supplement to this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus before making an investment decision.

The registration statement we filed with the Securities and Exchange Commission (“SEC”), of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”

In the registration statement of which this prospectus forms a part, “Wellgistics Health,” the “Company,” “we,” “us,” “our” and similar terms refer to Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), a Delaware corporation, and its consolidated subsidiaries. References to our “Common Stock” refer to the common stock, par value $0.0001 per share, of Wellgistics Health, Inc.

Certain amounts, percentages and other figures presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them.

MARKET AND INDUSTRY DATA

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

In January 2023 and May 2023, Wellgistics Health entered into separate definitive agreements with the owners of Wood Sage and Wellgistics, respectively, whereby Wellgistics Health would acquire all of the outstanding membership interests of Wood Sage and Wellgistics. On June 16, 2024, Wellgistics Health and Wood Sage entered into an amended and revised definitive agreement and closed on the Wood Sage Acquisition, thereby making Wood Sage a wholly owned subsidiary of Wellgistics Health. In connection with the Wood Sage Acquisition, Wellgistics Health acquired Wood Sage’s two operating subsidiaries, APS—a pharmaceutical technology hub—and CSP—a retail community specialty pharmacy. On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics—a company focused on wholesale operations including the distribution and fulfillment of certain pharmaceutical medications to a network of independent pharmacies meant to improve market access to and patient outcomes regarding the medications—a wholly owned subsidiary of Wellgistics Health.

As such, Wellgistics Health currently exists as a holding company with Wood Sage as a directly held intermediate holding company subsidiary, APS and CSP as indirect operating subsidiaries, and Wellgistics LLC as a direct operating subsidiary. For more information about the Wellgistics Acquisition, Wellgistics LLC, the Wood Sage Acquisition, Wood Sage, APS, and CSP, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics Health, Inc.” beginning on page 51 of this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics LLC” beginning on page 56 of this prospectus, and “Business” beginning on page 63 of this prospectus.

Despite that Wellgistics Health only recently closed the Wood Sage Acquisition and the Wellgistics Acquisition during 2024, the three companies have shared common office space, comarketed solutions to the marketplace, and leveraged financial and back-office support prior to June 2024.

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FREQUENTLY USED TERMS

Unless otherwise stated or the context otherwise requires, in this proxy statement/prospectus:

“3PL” means third-party logistics.

“ACHC” means the Accreditation Commission for Health Care.

“ACOs” means Account Care Organizations.

“ADD” means Accredited Drug Distributor (formerly known as “Verified Accredited Wholesale Distributor”), which is an accreditation with the NABP.

“APD” means American Pharmaceutical Ingredients, LLC, a subsidiary of Wellgistics LLC.

“API” means advanced programming interface.

“APS” means Alliance Pharma Solutions LLC d/b/a DelivMeds, a Florida limited liability company.

“ASC” means Accounting Standards Codification.

“CMS” means the Centers for Medicare & Medicaid Services.

“CSP” means Community Specialty Pharmacy, LLC, a Florida limited liability company.

“DEA” means the Drug Enforcement Agency.

“DGCL” means the Delaware General Corporation Law, as amended.

“DHS” means designated health services.

“Equity Securities” means, with respect to any Person, (a) any share of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, any such Person, (b) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (c) any warrants, calls, options, contingent value rights or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (d) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock, equity or equity-based rights or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person and (e) any securities issued or issuable with respect to the securities or interests referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

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“ETASU” means Elements to Assure Safe Use.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCA” means the False Claims Act, 31 U.S.C. §§ 3729–33.

“FDA” means the Food & Drug Administration.

“GDP” means Gross Domestic Product.

“GPOs” means group purchasing organizations.

“Health Reform Laws” means the Patient Protection and Affordable Care Act, as amended by the Healthcare and Education Reconciliation Act of 2010.

“HEDIS” means the Healthcare Effectiveness Data and Information Set.

“HHS” means the U.S. Department of Health and Human Services.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996.

“HMA” means Healthcare Merchant Accreditation (formerly known as “Safe Pharmacy”), which is an accreditation with the NABP.

“Integral” means Integral Health, Inc. a Delaware corporation.

“IRA” means the Inflation Reduction Act of 2022.

“IRS” means the Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Jouska” means Jouska Holdings LLC, a Delaware limited liability company.

“LTV” means lifetime value.

“MSA” means that certain Management Services Agreement dated October 17, 2022, by and between Wood Sage and TRxADE.

“MTM” means medication therapy management.

“NABP” means the National Association of Boards of Pharmacy.

“NACDS” means the National Association of Chain Drug Stores.

“Nasdaq” means the Nasdaq Capital Market LLC.

“NCQA” means National Committee for Quality Assurance.

“NEO” means a named executive officer of Wellgistics Health.

“Nomad” means Nomad Capital LLC, a Utah limited liability company.

“NPI” means National Provider Identifier.

“NPS” means net promoter score.

“OIG” means the Office of the Inspector General.

“PBM” means pharmacy benefit plan.

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“PCAOB” means U.S. Public Company Accounting Oversight Board.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“PHI” means patient health information.

“PMS” means pharmacy management software.

“Privacy Rule” means the privacy regulations issued by the Office of Civil Rights of HHS pursuant to HIPAA.

“PSAO” means Pharmacy Services Administration Organization.

“REMS” means Risk Evaluation and Mitigation Strategy.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Rules” means the security regulations issued by the Office of Civil Rights of HHS pursuant to HIPAA.

“Strategix” means Strategix Global LLC, a Utah limited liability company.

“TRxADE” means TRxADE HEALTH, Inc., a Delaware corporation and publicly traded company listed on Nasdaq under the ticker MEDS.

“TRxADE Nevada” means TRxADE Group, Inc., a Nevada corporation.

“URAC” means Utilization Review Accreditation Commission.

“Wellgistics Acquisition” means the acquisition of Wellgistics by Wellgistics Health pursuant to the Wellgistics MIPA.

“Wellgistics Health” means Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), a Delaware corporation.

“Wellgistics LLC” means Wellgistics, LLC, a Florida limited liability company.

“Wellgistics MIPA” means that certain Membership Interest Purchase Agreement dated May 11, 2023, as amended, by and among Wellgistics Health, Wellgistics LLC, Strategix, Nomad, Jouska, and Brian Norton, governing the Wellgistics Acquisition.

“Wood Sage” means Wood Sage LLC, a Florida limited liability company.

“Wood Sage Acquisition” means the acquisition of Wood Sage by Wellgistics Health pursuant to that certain Amended and Restated Membership Interest Purchase Agreement dated June 16, 2024, by and between Wellgistics Health and Wood Sage.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or that is incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our Common Stock. Before deciding to invest in our Common Stock, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wellgistics Health, Inc.,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wellgistics LLC” included elsewhere in this prospectus.

Overview

Founded in 2022, Wellgistics Health is a holding company for various existing and planned strategic businesses centered around pharmaceuticals and healthcare services. As a micro health ecosystem, our portfolio of companies consists of a pharmacy, wholesale operations, and a technology division with a novel platform for hub and clinical services. We are focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. For more information about us, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics Health, Inc.” beginning on page 51 of this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics LLC” beginning on page 56 of this prospectus, and “Business” beginning on page 63 of this prospectus.

In January 2023 and May 2023, Wellgistics Health entered into separate definitive agreements with the owners of Wood Sage and Wellgistics LLC, respectively, whereby Wellgistics Health would acquire all of the respective outstanding membership interests of Wood Sage and Wellgistics LLC. In June 2024, Wellgistics Health and Wood Sage entered into an amended and revised definitive agreement and closed on the Wood Sage Acquisition, thereby making Wood Sage a wholly owned subsidiary of Wellgistics Health. In connection with the Wood Sage Acquisition, Wellgistics Health acquired Wood Sage’s two operating subsidiaries, APS—a pharmaceutical technology hub—and CSP—a retail community specialty pharmacy.

On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics LLC—a company focused on wholesale operations including the distribution and fulfillment of certain pharmaceutical medications to a network of independent pharmacies meant to improve market access to and patient outcomes regarding the medications—a wholly owned subsidiary of Wellgistics Health.

As such, Wellgistics Health currently exists as a holding company with Wood Sage as a directly held intermediate holding company subsidiary, APS and CSP as indirect operating subsidiaries, and Wellgistics LLC as a direct operating subsidiary.

On October 4, 2024, the Company changed its corporate name to “Wellgistics Health, Inc.” by filing a duly authorized Certificate of Amendment to its Certificate of Incorporation.

For more information about the Wellgistics Acquisition, Wellgistics LLC, the Wood Sage Acquisition, Wood Sage, APS, and CSP, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics Health, Inc.” beginning on page 51 of this prospectus, “Business” beginning on page 63 of this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics LLC” beginning on page 56 of this prospectus.

Despite that Wellgistics Health only recently closed the Wood Sage Acquisition and the Wellgistics Acquisition during 2024, the three companies have shared common office space, comarketed solutions to the marketplace, and leveraged financial and back-office support prior to June 2024. As such, Wellgistics Health’s management believes that its close business relationships have and will continue to limit the need for post-closing integration.

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Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Summary of Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

●	Our limited operating history as a combined company and our evolving business make it difficult to evaluate our current business and future prospects and increases the risk of your investment.
●	Wellgistics Health may experience difficulties in integrating the operations of Wellgistics LLC and Wood Sage thereby hindering Wellgistics Health from realizing the expected benefits of these transactions.
●	Reductions in third-party reimbursement levels, from private or governmental agency plans, and potential changes in industry pricing benchmarks for prescription drugs could materially and adversely affect Wellgistics Health’s results of operations.
●	A shift in pharmacy mix toward lower margin plans, margin compression on branded medications, increased offering of specialty products, direct and indirect remuneration, “DIR” fees, mail order pharmacy steering, and programs could adversely affect Wellgistics Health’s results of operations.
●	Wellgistics Health will derive a portion of its sales from prescription drug sales reimbursed by pharmacy benefit management companies and Wellgistics Health’s participation in the pharmacy provider networks of these companies may be restricted or terminated.
●	Wellgistics Health could be adversely affected by a decrease in the introduction of new brand name and generic prescription drugs as well as increases in the cost to procure prescription drugs.
●	Consolidation and strategic alliances in the healthcare industry could adversely affect Wellgistics Health’s business operations, competitive positioning, financial condition and results of operations.
●	Changes in economic conditions could adversely affect consumer/client buying practices and market adoption of Wellgistics Health’s DelivMeds mobile application and the accompanying revenues to premium access/services.
●	Inflationary pressures could have a material impact on Wellgistics Health’s business and operations.
●	The industries in which Wellgistics Health will operate are highly competitive and constantly evolving and changes in market dynamics could adversely impact us.
●	If Wellgistics Health does not successfully create and implement relevant omni-channel experiences for Wellgistics Health’s customers, Wellgistics Health’s businesses and results of operations could be adversely impacted.
●	Wellgistics Health may be unable to achieve Wellgistics Health’s environmental, social and governance goals.
●	Wellgistics Health’s business results will depend on Wellgistics Health’s ability to successfully manage ongoing organizational change and business transformation and achieve cost savings and operating efficiency initiatives through Wellgistics Health’s healthcare ecosystem.
●	Disruption in Wellgistics Health’s global supply chain could negatively impact Wellgistics Health’s businesses.
●	Wellgistics Health’s business and operations will be subject to risks related to climate change.
●	Wellgistics Health’s business is primarily focused on certain therapeutic targets, making it vulnerable to risks associated with having therapeutically concentrated operations.
●	Failure to retain and recruit, or failure to manage succession of, key personnel could have an adverse impact on Wellgistics Health’s future performance.
●	We are highly dependent on the continued service of our directors and officers, whose financial interests may conflict with the interests of investors.
●	Failure to renew facility leases in a timely manner could have an adverse impact on Wellgistics Health’s business operations.
●	Wellgistics Health may not be able to maintain business, scale for growth, renew pharmacy and wholesale state licenses, and retain commercial and federal contracts while preventing restrictions and termination.
●	Wellgistics Health’s relationships with Wellgistics Health’s primary wholesaler for pharmacy operations and Wellgistics Health’s manufacturer relationships for Wellgistics Health’s wholesale and hub technology platform entities will be critical to Wellgistics Health’s success.
●	Wellgistics Health will outsource certain business processes to third-party vendors that subject us to risks, including disruptions in business and increased costs.
●	Wellgistics Health may not be successful in executing elements of Wellgistics Health’s business strategy, which may have a material adverse impact on Wellgistics Health’s business and financial results.
●	Wellgistics Health’s growth strategy is partially dependent upon Wellgistics Health’s ability to identify and successfully complete acquisitions, joint ventures and other strategic partnerships and alliances.
●	Businesses acquired by Wellgistics Health could experience losses or liabilities that would result in a material adverse effect on Wellgistics Health’s business operations, results of operation and financial condition.
●	Wellgistics Health may make investments in companies over which Wellgistics Health does not have sole control and some of these companies may operate in sectors that differ from Wellgistics Health’s operations and have different risks.
●	The success of Wellgistics Health’s hub technology platform and clinical services depends on the willingness of participants in the network of independent partner pharmacies to continue receiving prescriptions and enrolling in a-la-carte services for outsourced work.
●	A significant disruption in Wellgistics Health’s information technology and computer systems or those of businesses Wellgistics Health relies on could harm Wellgistics Health.
●	Privacy and data protection laws will increase Wellgistics Health’s compliance burden and any failure to comply could harm Wellgistics Health.
●	Wellgistics Health and businesses with which Wellgistics Health will interact may experience cybersecurity incidents and might experience significant computer system compromises or data breaches.
●	Wellgistics Health will be subject to electronic payment-related and other financial services risks that could increase Wellgistics Health’s operating costs, expose Wellgistics Health to fraud or theft, subject Wellgistics Health to potential liability and potentially disrupt Wellgistics Health’s business operations.
●	Wellgistics Health and its subsidiaries have, and entities that Wellgistics Health may acquire could have, significant outstanding debt. The debt and associated payment obligations of Wellgistics Health and its current and future subsidiaries could significantly increase in the future if Wellgistics Health and its current or future subsidiaries incur additional debt and do not retire existing debt.
●	Wellgistics Health’s quarterly results may fluctuate significantly based on seasonality and other factors.
●	Wellgistics Health has a substantial amount of goodwill and other intangible assets which could, in the future, become impaired and result in material non-cash charges to Wellgistics Health’s results of operations. Wellgistics Health may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations, and stock price.

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●	Acquisitions Wellgistics Health pursues in its industry and related industries could result in operating difficulties, dilution to Wellgistics Health’s stockholders and other consequences harmful to Wellgistics Health’s business.
●	Wellgistics Health may incur non-cash impairment charges in the future associated with its portfolio of intangible assets, including goodwill.
●	Wellgistics Health’s level of debt may negatively impact its liquidity, restrict its operations and ability to respond to business opportunities, and increase its vulnerability to adverse economic and industry conditions, especially given that Wellgistics Health’s bank debt contains a variable interest rate component based on its corporate credit ratings.
●	Wellgistics Health’s existing credit agreement and any other credit or similar agreements into which Wellgistics Health may enter in the future may restrict its operations, particularly Wellgistics Health’s ability to respond to changes or to take certain actions regarding its business.
●	Wellgistics Health’s business is subject to substantial governmental regulation.
●	Changes in the healthcare industry and regulatory environments may adversely affect Wellgistics Health’s businesses.
●	Wellgistics Health will be exposed to risks related to litigation and other legal proceedings.
●	A significant change in, or noncompliance with, governmental regulations and other legal requirements could have a material adverse effect on Wellgistics Health’s reputation and profitability.
●	Wellgistics Health could be adversely affected by product liability, product recall, personal injury or other health and safety issues.
●	Wellgistics Health could be subject to adverse changes in tax laws, regulations and interpretations or challenges to Wellgistics Health’s tax positions.
●	Despite the actions Wellgistics Health will take to defend and protect its intellectual property, Wellgistics Health may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Wellgistics Health’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.
●	Third-party claims that Wellgistics Health is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.
●	Wellgistics Health’s intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on Wellgistics Health’s ability to prevent others from commercially exploiting products similar to Wellgistics Health’s.
●	In addition to patented technology, Wellgistics Health will rely on its unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.
●	Wellgistics Health may be subject to damages resulting from claims that it or its current or former employees have wrongfully used or disclosed alleged trade secrets of its employees’ former employers. Wellgistics Health may be subject to damages if its current or former employees wrongfully use or disclose Wellgistics Health’s trade secrets.
●	Wellgistics Health will incur increased costs as a result of operating as a public company, and its management will devote substantial time to compliance with its public company responsibilities and corporate governance practices.
●	Wellgistics Health’s management team has limited experience managing a public company.
●	Wellgistics Health’s ability to be successful will depend upon the efforts of Wellgistics Health’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of Wellgistics Health’s business.
●	Delaware State Law includes anti-takeover provisions.
●	Claims for indemnification by Wellgistics Health’s directors and officers may reduce Wellgistics Health’s available funds to satisfy successful third-party claims against Wellgistics Health and may reduce the amount of money available to Wellgistics Health.
●	If securities or industry analysts do not publish or cease publishing research or reports about Wellgistics Health, its business, or its market, or if they change their recommendations regarding Wellgistics Health’s securities adversely, the price and trading volume of Wellgistics Health’s securities could decline.
●	There can be no assurance that Wellgistics Health Common Stock will be approved for listing on Nasdaq or, if approved, will continue to be so listed, or that Wellgistics Health will be able to comply with the continued listing standards of Nasdaq.
●	If and when our Common Stock is publicly traded, it may be subject to the penny stock rules which may make it more difficult to sell our Common Stock.
●	An active market for Wellgistics Health’s securities may not develop, which would adversely affect the liquidity and price of Wellgistics Health’s securities.
●	The market price of Wellgistics Health Common Stock may decline as a result of sales, or perceived sales, by Wellgistics Health in the public market or otherwise.
●	Future sales, or the perception of future sales, by Wellgistics Health or its stockholders in the public market could cause the market price for Wellgistics Health Common Stock to decline.
●	Wellgistics Health will qualify as an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act. If Wellgistics Health takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, Wellgistics Health’s securities may be less attractive to investors and, therefore, may make it more difficult to compare Wellgistics Health’s performance with other public companies.
●	Our management team will have immediate and broad discretion over the use of the net proceeds from this Offering and we may use the net proceeds in ways with which you disagree.
●	The unaudited pro forma financial information included herein may not be indicative of what Wellgistics Health’s actual financial position or results of operations would have been.
●	Certain existing stockholders acquired our securities at a price below the current trading price of such securities and may experience a positive rate of return based on the current trading price.
●	Investors in this Offering will experience immediate and substantial dilution in net tangible book value.

Recent Developments

On October 30, 2024, we effected a forward stock split of all issued and outstanding shares of Common Stock at a ratio of 1-to-1,677,000, resulting in 191,458,151 shares of issued and outstanding shares of Common Stock. On December 5, 2024, we effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75, resulting in 51,055,508 shares of issued and outstanding shares of Common Stock. As of the date of this prospectus, we have 51,055,508 shares of Common Stock issued and outstanding.

7

Corporate Information

The mailing address of our principal executive office is 3000 Bayport Drive, Suite 950 Tampa, FL 33607, and the office’s telephone number is (844) 203-6092. Our website is located at www.wellgisticshealth.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus or part of any prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include: (i) being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (ii) not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) reduced disclosure obligations regarding executive compensation; and (v) not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

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THE OFFERING

Issuer	Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)

Securities Offered	900,000 shares of Common Stock, at an expected public offering price of between $4.50 and $5.50 per share.

Common Stock issued and outstanding prior to the Offering	51,055,508 shares of Common Stock (as of December 5, 2024).

Common stock issued and outstanding after the Offering	51,955,508 shares of Common Stock.

Use of proceeds

We estimate that the net proceeds to us from the Offering will be approximately $4,185,000 assuming an offering price of $5.00 per share (the midpoint of the estimated public offering price between $4.50 and $5.50 per share), after deducting underwriting discounts and commissions and estimated Offering expenses payable by us.

We intend to use the net proceeds of the Offering for general corporate purposes.

Proposed Nasdaq Trading Symbol and Listing	We have applied to list our Common Stock on Nasdaq under the symbol “WGRX.” We believe that upon completion of the Offering, we will meet the standards for listing on Nasdaq. The closing of this Offering is contingent upon the successful listing of our Common Stock on Nasdaq.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Transfer Agent	Colonial Stock Transfer Company, Inc.

Lock-up Agreements	We and our directors, officers and certain stockholders have agreed with the representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days after the closing of this Offering as described in further detail in this prospectus. See “Underwriting—Lock-Up Agreements.”

Dividend Policy	We do not intend to pay any dividends on our Common Stock for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividend Policy” for more information.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. In addition to the information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, you should carefully consider the risks described below in addition to the other information contained in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. As a result, you could lose some or all of your investment in our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

Risks Related to Wellgistics Health’s Business

Our limited operating history as a combined company and our evolving business make it difficult to evaluate our current business and future prospects and increase the risk of your investment.

We were incorporated in 2022 for the purpose of acquiring and integrating various companies in the health care industry. Our limited operating history and rapidly evolving business make it difficult to evaluate our current business, future prospects and plan for growth. We will continue to encounter significant risks and uncertainties frequently experienced by growing companies in rapidly changing and heavily regulated industries, such as attracting new customers to our products and services; retaining customers and encouraging them to utilize new products and services that we make available; competition from other companies; hiring, integrating, training and retaining skilled personnel; developing new solutions; determining prices for our solutions; unforeseen expenses; challenges in forecasting accuracy; and new or adverse regulatory developments affecting aspects of the aerospace and defense industry. Further, because we depend, in part, on market acceptance of our newer and future products and services, it is difficult to evaluate trends that may affect our business and whether our expansion will be profitable. If we have difficulty launching new products or services, then our reputation may be harmed and our business, financial condition and results of operations may be adversely affected. If our assumptions regarding these and other similar risks and uncertainties that relate to our business, which we use to plan our business, are incorrect or change as we gain more experience operating as a combined company, or if we do not address these challenges successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

Wellgistics Health may experience difficulties in integrating the operations of Wellgistics LLC and Wood Sage thereby hindering Wellgistics Health from realizing the expected benefits of these transactions.

Wellgistics Health’s success depends on Wellgistics Health’s ability to realize the anticipated benefits of combining the operations of the Wellgistics LLC and Wood Sage with Wellgistics Health in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees from either of Wood Sage or Wellgistics LLC, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect Wellgistics Health’s ability to continue relationships with the Wood Sage’s or Wellgistics LLC’s’ customers, employees or other third parties, or Wellgistics Health’s ability to achieve the anticipated benefits of the Wood Sage Acquisition and Wellgistics Acquisition and could harm Wellgistics Health’s financial performance. If Wellgistics Health is unable to successfully or timely integrate the operations of the Wood Sage or Wellgistics LLC with its business, Wellgistics Health may incur unanticipated liabilities and be unable to realize the revenue growth, operating efficiencies, synergies and other anticipated benefits resulting from such transactions and Wellgistics Health’s business, results of operations, and financial condition could be materially and adversely affected.

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Reductions in third-party reimbursement levels, from private or governmental agency plans, and potential changes in industry pricing benchmarks for prescription drugs could materially and adversely affect Wellgistics Health’s results of operations.

The substantial majority of the prescriptions Wellgistics Health will fill at Wellgistics Health’s CSP division will be reimbursed by third-party payers, including private and governmental agency payers. The continued efforts of health maintenance organizations, managed care organizations, PBM companies, governmental agencies, and other third-party payers to reduce prescription drug costs and pharmacy reimbursement rates, as well as litigation and other legal proceedings relating to how drugs are priced, may adversely impact Wellgistics Health’s results of operations. In the U.S., plan changes with rate adjustments often occur in January and July and Wellgistics Health’s reimbursement arrangements may provide for rate adjustments at prescribed intervals during their term. In addition, the timing and amount of periodic contractual reconciliations payments can vary significantly and may not follow a predictable path. Further, in an environment where some PBM clients utilize narrow or restricted pharmacy provider networks, some of these entities may offer pricing terms that Wellgistics Health may not be willing to accept or otherwise restrict Wellgistics Health’s participation in their networks of pharmacy providers. This may also impact the ability for Wellgistics Health’s pharmacy network partners to adjudicate certain prescription claims received via transfer from the DelivMeds hub platform technology which may impact several revenue generating channels in the form of technology-related fees. Further, Wellgistics Health’s wholesale operations may be impacted as pharmacy coverage/ margin is diminished on certain products effecting the ability to carry and move this inventory thereby affecting buying patterns.

In addition, many payers in the U.S. are increasingly considering new metrics as the basis for reimbursement rates. It is possible that the pharmaceutical industry or regulators may evaluate and/or develop an alternative pricing reference to replace wholesale acquisition price (WAC) and average wholesale price (AWP), which will be the pricing reference used for Wellgistics Health’s pharmacy and network partner pharmacies contracts. This will also have a direct impact on Wellgistics Health’s secondary wholesalers sourcing and procurement strategies. Future changes to the pricing benchmarks used to establish pharmaceutical pricing, including changes in the basis for calculating reimbursement by third-party payers, could adversely affect Wellgistics Health.

A shift in pharmacy mix toward lower margin plans, margin compression on branded medications, increased offering of specialty products, DIR fees, mail order pharmacy steering, and programs could adversely affect Wellgistics Health’s results of operations.

Wellgistics Health’s CSP division and network of independent partner pharmacies will seek to grow prescription volume while operating in a marketplace with continuous reimbursement pressure. A shift in the mix of pharmacy prescription volume towards programs offering lower reimbursement rates could adversely affect Wellgistics Health’s results of operations both from an in-house prescription fulfillment perspective and also technology and transactional fees from Wellgistics Health’s network of independent partner pharmacies. General trends Wellgistics Health may observe impacting independent pharmacies include but are not limited to: a shift in pharmacy mix towards 90-day fills which are often reimbursed at lower amounts compared to 30-day fills, DIR fees from PBMs on Medicare Part D prescriptions often leading to negative reimbursements, lower plan paid amounts for branded and specialty medications while simultaneously observing an increase in the number of patients requiring a “specialty-lite” or full specialty medication, narrow networks with unfavorable contract pricing, delivery and shipping-related restrictions impacting the pharmacies ability to gain additional market share, enhanced PBM tactics to steer patients to mail order pharmacies thereby reducing market opportunities, and little to no remuneration for in-demand consumer-driven concierge services from pharmacists. Wellgistics Health’s pharmacy division retains access to all major plans with as expected market competitive reimbursement rates for an independent pharmacy. In-network coverage for PBMs and payors at the independent network partner pharmacy level will vary from store-to-store and Wellgistics Health continue to add more network participants to provide robust coverage.

If Wellgistics Health is not able to generate prescription volume and other business from patients participating in these programs that is sufficient to offset the impact of lower reimbursement, or if the degree or terms of Wellgistics Health’s participation in such preferred networks declines in future years, Wellgistics Health’s results of operations could be materially and adversely affected. Furthermore, changes in political, economic, and regulatory influences, as well as industry-wide changes in business practices, including with respect to the imposition of DIR fees by PBMs, may significantly affect Wellgistics Health’s business. Wellgistics Health’s failure to successfully anticipate and respond to, or appropriately adapt to, evolving industry conditions or any of these changes or trends, none of which are within Wellgistics Health’s control, in a timely and effective manner could have a significant negative impact on Wellgistics Health’s competitive position and materially adversely affect Wellgistics Health’s business, financial condition and results of operations.

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Wellgistics Health will derive a portion of its sales from prescription drug sales reimbursed by PBM companies and Wellgistics Health’s participation in the pharmacy provider networks of these companies may be restricted or terminated.

Wellgistics Health will derive a portion of Wellgistics Health’s sales from prescription drug sales reimbursed through prescription drug plans administered by PBM companies. PBM companies typically administer multiple prescription drug plans that expire at various times and provide for varying reimbursement rates, and often limit coverage to specific drug products on an approved list, known as a formulary, which might not include all of the approved drugs for a particular indication. Changes in pricing and other terms of Wellgistics Health’s contracts with PBM companies can significantly impact Wellgistics Health’s results of operations. There can be no assurance that Wellgistics Health will participate in any particular PBM company’s pharmacy provider network in any particular future time period or on terms reasonably acceptable to Wellgistics Health. If Wellgistics Health’s participation in the pharmacy provider network for a prescription drug plan administered by one or more of the large PBM companies is restricted or terminated, Wellgistics Health expects that Wellgistics Health’s sales would be adversely affected, at least in the short-term. If Wellgistics Health is unable to replace any such lost sales, either through an increase in other sales or through a resumption of participation in those plans, Wellgistics Health’s operating results could be materially and adversely affected. If Wellgistics Health exits a pharmacy provider network and later resumes participation, there can be no assurance that Wellgistics Health will achieve any particular level of business on any particular pace, or that all clients of the PBM company will choose to include us again in the pharmacy network for their plans, initially or at all. In addition, in such circumstances Wellgistics Health may incur increased marketing and other costs in connection with initiatives to regain former patients and attract new patients covered by such plans.

Wellgistics Health could be adversely affected by a decrease in the introduction of new brand name and generic prescription drugs as well as increases in the cost to procure prescription drugs.

The profitability of Wellgistics Health’s healthcare ecosystem business model depends upon the utilization of prescription drugs. Utilization trends are affected by, among other factors, the introduction of new and successful prescription drugs, coverage on payor/PBM formularies, as well as lower-priced generic alternatives to existing brand name drugs. Inflation in the price of drugs also can adversely affect utilization, particularly given the increased prevalence of high-deductible health insurance plans and related plan design changes. New brand name drugs with coverage on formularies can result in increased drug utilization and associated sales, while the introduction of lower priced generic alternatives typically results in relatively lower sales, but relatively higher gross profit margins.

In addition, if Wellgistics Health experiences an increase in the amounts it pays to procure pharmaceutical drugs, including generic drugs, Wellgistics Health’s gross profit margins would be adversely affected to the extent Wellgistics Health is not able to offset such cost increases. Any failure to fully offset any such increased prices and costs or to modify Wellgistics Health’s activities to mitigate the impact could have a material adverse effect on Wellgistics Health’s results of operations. Also, any future changes in drug prices could be significantly different than Wellgistics Health’s expectations.

A 2019 study performed by NACDS entitled “Cost of Dispensing Study” found that the overall cost of dispensing for all drugs was $12.40 per fill. After factoring inflation, that same cost is estimated to be $14.68 per fill. The latter does not account for other costs associated with medication dispensing noted in this “Risk Factors” section which clearly demonstrates further strain to gross profit margin on prescription-related fills.

Accordingly, a decrease in the number or magnitude of significant new brand name drugs or generics successfully introduced, delays in their introduction, a decrease in the utilization of previously introduced prescription drugs, and or rising costs associated with medication dispensing could materially and adversely affect Wellgistics Health’s business, financial condition and results of operations.

Consolidation and strategic alliances in the healthcare industry could adversely affect Wellgistics Health’s business operations, competitive positioning, financial condition and results of operations.

Many organizations in the healthcare industry, including PBM companies, have consolidated in recent years to create larger healthcare enterprises with greater bargaining power, which has resulted in greater pricing pressures. If this consolidation trend continues, it could give the resulting enterprises even greater bargaining power, which may lead to further pressure on the prices for Wellgistics Health’s products and services. If these pressures result in reductions in Wellgistics Health’s prices, Wellgistics Health’s businesses would become less profitable unless Wellgistics Health are able to achieve corresponding reductions in costs or develop profitable new revenue streams.

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Changes in economic conditions could adversely affect consumer/client buying practices and market adoption of Wellgistics Health’s DelivMeds mobile application and the accompanying revenues to premium access/services.

Wellgistics Health’s performance may be adversely impacted by changes in global, national, regional or local economic conditions and consumer confidence. These conditions can also adversely affect Wellgistics Health’s key vendors and customers. External factors that affect consumer confidence and over which Wellgistics Health exercises no influence include unemployment rates, inflation, levels of personal disposable income, levels of taxes and interest and global, national, regional or local economic conditions, health epidemics or pandemics. For example, COVID-19 exposes Wellgistics Health to the risks of continued impact of global supply chain disruptions, and the uncertain economic and geopolitical environment, as well as looting, vandalism, acts of war or terrorism. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns, which could lead to a decrease in overall consumer spending as well as in prescription drug, services, and digital health services utilization and which could be exacerbated by the increasing prevalence of high-deductible health insurance plans and related plan design changes. From a client perspective, increasing pressures from margin compression, prescription pricing negotiations, and other known stressors as outlined in this “Risk Factors” section may negatively impact a manufacturer’s willingness to adopt and utilize various a-la-carte services Wellgistics Health will provide through Wellgistics Health’s hub platform and clinical services. Further threats from market competitors to offer additional products at promotional pricing could lead to lower pricing floors as well.

Inflationary pressures could have a material impact on Wellgistics Health’s business and operations.

Wellgistics Health will be subject to risk of specific inflationary pressures on product prices and its impact on consumer spending. For example, increases in prescription drug costs could impact consumers ability to afford initial or on-going therapy. Wellgistics Health’s focus on the relatively expensive specialty lite business segment (i.e., $500 - $3,000 therapies) could be particularly impacted by increasing costs. Additionally, consumer discretionary funds could be reduced, impacting the ability to pay for digital services and subscription models that Wellgistics Health offers. If inflation continues to increase, sourcing and procuring specialty lite products may prove to be capital intensive. Wellgistics Health may not be able to adjust prices sufficiently to offset the effect without negatively impacting consumer demand or Wellgistics Health’s gross margin. All of these inflationary risk factors could materially and adversely impact Wellgistics Health’s business operations, financial condition and results of operations.

The industries in which Wellgistics Health will operate are highly competitive and constantly evolving and changes in market dynamics could adversely impact us.

The level of competition in the pharmacy (i.e., retail, independent, specialty, and digital), healthcare and clinical concierge like services, and pharmaceutical wholesale industries is high. Changes in market dynamics or actions of competitors or manufacturers, including industry consolidation and the emergence of new competitors and strategic alliances, could materially and adversely impact us. Disruptive innovation, or the perception of potentially disruptive innovation, by existing or new competitors could alter the competitive landscape in the future and require us to accurately identify and assess such changes and if required make timely and effective changes to Wellgistics Health’s strategies and business model to compete effectively.

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All of Wellgistics Health’s businesses will face intense competition from multiple existing and new businesses, some of which are aggressively expanding in markets Wellgistics Health will serve. Wellgistics Health will develop Wellgistics Health’s offerings to respond to market dynamics; however, if Wellgistics Health’s customers are not receptive to these changes, if Wellgistics Health is unable to expand successful programs in a timely manner, or Wellgistics Health otherwise does not effectively respond to changes in market dynamics, Wellgistics Health’s businesses and financial performance could be materially and adversely affected.

There are a significant number of competitors that provide one or more comprehensive services, including distribution, with respect to specialty pharmacy drugs, hub and clinical services to perform patient financial assistance; prior authorization coordination; copay tiered reductions; tele-pharmacy; and access to digital health resources, some of whom have greater resources than Wellgistics Health does, including: PBMs; retail pharmacy chains and independent retail pharmacies; digital pharmacies; national, regional and niche specialty pharmacies; home and specialty infusion therapy companies; provider practices and systems; and GPOs.

The leading payors and drug chains have completed extensive mergers and acquisitions transactions and business combinations, and, therefore, have significantly greater market share, resources and purchasing power than Wellgistics Health does and, in the aggregate, these competitors generally have access to substantially the same limited distribution drugs that will be in Wellgistics Health’s portfolio. These companies also benefit from their acquisition activity with healthcare organizations, as Wellgistics Health has seen recent acquisitions in the home healthcare and primary care services arena (i.e., One Medical, Signify Health, Village MD, Summit Health, CareCentrix, among others).

Digital pharmacies both national and regional have been increasingly entering the market over the course of the last decade with well-known players such as Roman, Lemonaid Health, ForHims, TruePill, and Amazon’s acquisition of PillPack. At the regional level, Wellgistics Health has seen the emergence of companies like Capsule, Alto, and many others outlined below looking to penetrate markets and gain access to lives by looking for additional points of differentiation. The competitive healthcare landscape along with macroeconomic pressures has also seen increased chapter 11 filings for bankruptcy and or other means of dissolution including Medley, NowRx, AmazonCare, Haven (i.e., joint venture of Amazon, Berkshire Hathaway, and JPMorgan Chase) over recent years. Many of these companies leverage access to telehealth services and backend partnerships with mail order pharmacies to provide consumers with cash-paying models for access to niche services. The evolution of centralized digital patient support networks with network pharmacies has also recently been gaining steam.

As Wellgistics Health will increase in scale and market share, or provide additional healthcare services, Wellgistics Health expects more direct competition for certain drugs, payer and patient access, and services from this myriad of companies. These factors together with the impact of the competitive marketplace or other significant differentiating factors between us and Wellgistics Health’s competitors may make it difficult to gain market access and penetration all of which could materially and adversely impact Wellgistics Health’s business operations, financial condition and results of operations.

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Below is a 2021 Snapshot of Digital Pharmacy Solutions amongst key healthcare stakeholders/entities:

Digital Pharmacy Solutions

(Jan 2012 – July 2021)

Provider
Platform User
Consumer
Low
Acuity Level
High
Telehealth Prescription Services
LEMONAID
NURX.
galileo
SimpleHealth
Curology
ahead
VAULT
PiLL CLUB
MUSELY
THIRTY MADISON
Minded
FOLX
twentyeight
Medzino
Keeps
hims & hers
Apostrophe
Get Harley
alpha
HUBBLE
health
ruman
felix
HeyJane
ClinicPoint
MedAvail
RxLIGHTNING
PHARMASALON
Truepill
Spark
Carepoint
popit
TowerView Health
mevia
Pharmacist Services & Workflow
VUCAHEALTH
FRED
AudibleRx
NEW ICON
ZappRx
KITCHECK
mPharma
surescripts
DocStation
Veradicus health
Insight
Carebook
youscript
KAKEHASHI
Nimble
DIGITAL PHARMACIST
MEDSYNC
GenXys
aspen
MDI Health
WellSky
Digital Pharmacy
MedImpact
1mg
netmeds
PACK4U
NowRx
honeybee
GetMyRx
giftHEALTH
SBER
CaryRx
Live
Pharmacy2U
scriptdrop
alto
Z
MEDLY
divvyDOSE
zipdrug
CAPSULE
Education & Price Transparency
MD save
SmithRx
phil
singlecare
Hippo
connective
RxSpark
RxRevu
truemeds
RxSaver
with me
OneRx
GoodRx
RazorMetrics
Capital Rx
Rx Savings Solutions
SingleCare
BLINK HEALTH
SCRIPTA
Medication Adherence & Patient Engagement
Health Prize
illuminate.health
MedMinder
piligo
TimerCap
proteus
cureatr
Catalia Health
curadite
AiCure
AdhereTech
vaica
emocha
EMMA
Remedi
etectRx
wellth
pillo
HEALTHBEACON
MediMergent
AllazoHealth
HealthMatch
Medisafe

Source:

If Wellgistics Health does not successfully create and implement relevant omni-channel experiences for Wellgistics Health’s customers, Wellgistics Health’s businesses and results of operations could be adversely impacted.

The portion of total consumer expenditures from various business sectors completing online shopping has drastically changed over the last two decades. Wellgistics Health is seeing a complete paradigm shift, as consumer sentiment and behavior has moved towards mobile application use. The COVID-19 pandemic was the accelerant, and Wellgistics Health expects this pace of increase exponentially. Consumers are now able to have more have more and more services delivered to their homes or work and more recently Wellgistics Health is seeing this same push with healthcare services. Moreover, prescription related deliveries have become the new normal versus waiting for pharmacy pick-up which is often not as efficient or convenient for this everchanging mindset and expectation of the consumer.

In order to be successful with executing on this service delivery, Wellgistics Health’s strategy must offer enhanced value services while also being convenient to the consumer. To accomplish this, an omni-channel approach, intelligent user experience, and home health differentiated model is a necessity to keep up with the rapidly evolving pace of changing customer expectations and new developments by Wellgistics Health’s competitors. Wellgistics Health must compete by offering a consistent and convenient shopping experience for Wellgistics Health’s customers regardless of the ultimate sales channel and by investing in, providing and maintaining digital tools for Wellgistics Health’s customers. If Wellgistics Health is unable to make, improve, or develop relevant customer-facing technology in a timely manner that keeps pace with technological developments and dynamic customer expectations, Wellgistics Health’s ability to compete and Wellgistics Health’s results of operations could be materially and adversely affected. In addition, if Wellgistics Health’s online activities or Wellgistics Health’s other customer-facing technology systems do not function as designed, Wellgistics Health may experience a loss of customer confidence, data security breaches, lost sales, or be exposed to fraudulent purchases, any of which could materially and adversely affect Wellgistics Health’s business operations, reputation and results of operations.

Wellgistics Health may be unable to achieve Wellgistics Health’s environmental, social and governance goals.

Wellgistics Health recognizes the rising importance of environmental, social, and governance matters among Wellgistics Health’s team members, customers, and certain stockholders and will be committed to upholding a culture dedicated to corporate responsibility. Wellgistics Health will establish certain goals that allow us to better communicate and align to Wellgistics Health’s environmental, social, and governance strategy. However, these goals are subject to risks and uncertainties, which are outside of Wellgistics Health’s control and might prohibit us from meeting the goals.

Further, there is a risk that team members, customers, or certain stockholders might not be satisfied with Wellgistics Health’s goals or strategy and efforts to meet the goals. Some of the risks that Wellgistics Health will be subject to include, but are not limited to: Wellgistics Health’s ability to execute Wellgistics Health’s operational strategy within the timeframe or costs projected; the availability or cost of renewable energy, materials, goods, and/or services required, and evolving regulations or requirements that change or limit Wellgistics Health’s ability to set standards or gather information from Wellgistics Health’s supplier partners or third party contractors. Failure to meet Wellgistics Health’s goals could negatively impact public perception of Wellgistics Health’s company with interested stakeholders.

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Environmental, social, and governance matters are also increasingly important to current and potential employees. In order to retain and attract talent Wellgistics Health knows that it is critical that Wellgistics Health clearly communicate Wellgistics Health’s environmental, social, and governance strategy, and a delay or inability to meet Wellgistics Health’s goals on time could impact Wellgistics Health’s reputation as a desirable place to work. With increased interest from certain stockholders, an inability to meet Wellgistics Health’s goals could also have a negative impact on Wellgistics Health’s stock price. These impacts could make it more difficult for us to operate efficiently and effectively and could have a negative effect on Wellgistics Health’s business, operating results and financial conditions.

Wellgistics Health’s business results will depend on Wellgistics Health’s ability to successfully manage ongoing organizational change and business transformation and achieve cost savings and operating efficiency initiatives through Wellgistics Health’s healthcare ecosystem.

The key to Wellgistics Health’s success will be executing on Wellgistics Health’s win-win strategy for all stakeholders in the healthcare delivery model. Through leveraging Wellgistics Health’s portfolio of subsidiaries, Wellgistics Health’s leadership will need to deliver on a value proposition to patients, pharmacies, providers, payors/ PBMs, and pharmaceutical manufacturers. This is obtained by making healthcare services affordable and convenient in a centralized model. Wellgistics Health’s success will hinge on the Wellgistics Health’s leadership team to improve operational efficiency, decreasing costs, market access and insights, data transparency, value-based outcomes, and innovative technology via automation.

There can be no assurance that Wellgistics Health will realize, in full or in part, the anticipated benefits of leveraging these subsidiaries and what that market adoption will be like. Wellgistics Health’s financial goals assume a level of productivity improvement and other business optimization initiatives. If Wellgistics Health is unable to implement the programs or deliver these expected productivity improvements, while continuing to invest in business growth, or if the volume and nature of change overwhelms available resources, Wellgistics Health’s business operations, financial condition and results of operations could be materially and adversely impacted.

Risks Relating to Wellgistics Health’s Operations

Disruption in Wellgistics Health’s global supply chain could negatively impact Wellgistics Health’s businesses.

The pharmaceutical products for Wellgistics Health’s wholesale division are sourced from pharmaceutical manufacturers with a wide variety of domestic and international vendors, and any future disruption in Wellgistics Health’s supply chain or inability to find qualified vendors and access products that meet requisite quality and safety standards in a timely and efficient manner could adversely impact Wellgistics Health’s businesses. The loss or disruption of such supply arrangements for any reason, including for issues such as COVID-19 or other health epidemics or pandemics, labor disputes, loss or impairment of key manufacturing sites, inability to procure sufficient raw materials, quality control issues, ethical sourcing issues, a supplier’s financial distress, natural disasters, looting, vandalism or acts of war (such as the conflict in Ukraine) or terrorism, trade sanctions or other external factors over which Wellgistics Health has no control, could interrupt product supply and, if not effectively managed and remedied, have a material adverse impact on Wellgistics Health’s business operations, financial condition and results of operations.

Wellgistics Health’s pharmacy division and to the greater extent, Wellgistics Health’s independent network of partner pharmacies, may also be impacted by disruptions in global supply chain as listed above based on primary wholesaler and direct pharmaceutical manufacturing contracts.

Wellgistics Health’s business and operations will be subject to risks related to climate change.

The long-term effects of global climate change present both physical risks (such as extreme weather conditions or rising sea levels) and transition risks (such as regulatory or technology changes), are expected to be widespread and unpredictable. These changes could over time affect, for example, the availability and cost of products, commodities and energy (including utilities), which in turn may impact Wellgistics Health’s ability to procure goods or services required for the operation of Wellgistics Health’s business at the quantities and levels Wellgistics Health require. In addition, Wellgistics Health’s facilities may be in locations that may be impacted by the physical risks of climate change, and Wellgistics Health may face the risk of losses incurred as a result of physical damage to stores, distribution or fulfillment centers, loss or spoilage of inventory and business interruption caused by such events. Wellgistics Health will also use natural gas, diesel fuel, gasoline and electricity in Wellgistics Health’s operations, all of which could face increased regulation as a result of climate change or other environmental concerns.

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Whether internally or via Wellgistics Health’s third-party relationships with Wellgistics Health’s national and regional ride- sharing partners (i.e., Lyft and Roadie) for prescription delivery; and shipping carriers (i.e., USPS, UPS, FedEx), rising fuel costs will lead to an increase in tiered rates for mileage/distance which will increase Wellgistics Health’s costs associated with prescription delivery or shipping. Regulations limiting greenhouse gas emissions and energy inputs may also increase in coming years, which may increase Wellgistics Health’s costs associated with compliance and merchandise. These events and their impacts could otherwise disrupt and adversely affect Wellgistics Health’s operations and could materially adversely affect Wellgistics Health’s financial performance.

Wellgistics Health’s business is primarily focused on certain therapeutic targets, making it vulnerable to risks associated with having therapeutically concentrated operations.

Wellgistics Health’s operates within the “specialty-lite” or niche sector of the pharmaceutical industry. It is well documented in the literature that the specialty drug market accounts for less than 10% of total drugs in the market. As a result, Wellgistics Health’s business, financial condition and results of operations are susceptible to economic downturns within this sector of the industry, whether cause by state regulations, budget constraints, severe weather conditions, catastrophic events, or other disruptions. As Wellgistics Health seeks to expand its existing operations, opportunities for growth within the “specialty-lite” or niche sector of the pharmaceutical industry may become more limited.

Failure to retain and recruit, or failure to manage succession of, key personnel could have an adverse impact on Wellgistics Health’s future performance.

Wellgistics Health’s ability to attract, engage, develop and retain qualified and experienced employees at all levels, including in executive and other key strategic positions, is essential for us to meet Wellgistics Health’s objectives. Competition among potential employers might result in increased salaries, benefits or other employee-related costs, or in Wellgistics Health’s failure to recruit and retain employees which could have a materially adverse impact on Wellgistics Health’s business operations, financial condition and results of operations.

Additionally, any failure to adequately plan for and manage succession of key management roles or the failure of key employees to successfully transition into new roles could have a material adverse effect on Wellgistics Health’s business and results of operations. While Wellgistics Health has succession plans in place and employment arrangements with certain key executives, these do not guarantee the services of these executives will continue to be available to us.

We are highly dependent on the continued service of our directors and officers, whose financial interests may conflict with the interests of investors.

Our directors and officers, including Tim Canning, Chief Executive Officer, and Vishnu Balu, Vice President of Finance, have years of significant experience in the pharmaceutical industry and other sectors related to our business. Our success depends upon the continued service of these directors and officers. The loss of any of these directors and officers might significantly delay or prevent the achievement of our business objectives and could materially harm our business, financial condition and results of operations.

Failure to renew facility leases in a timely manner could have an adverse impact on Wellgistics Health’s business operations.

Wellgistics Health’s facilities will include multiple corporate offices, physical location of the pharmacy, and multiple warehouse facilities for wholesale product warehousing and distribution. These locations are subject to competition with other retailers and businesses for suitable locations for Wellgistics Health’s facilities. Local land use and zoning regulations, environmental regulations and other regulatory requirements may impact Wellgistics Health’s ability to find suitable locations and influence the cost of constructing, renovating and operating Wellgistics Health’s stores. In addition, real estate, zoning, construction and other delays may adversely affect Wellgistics Health’s business and increase Wellgistics Health’s costs. Further, changing local demographics may adversely affect revenue and profitability levels. The terms of leases at existing facility locations may adversely affect Wellgistics Health if the renewal terms of, or requested modifications to, those leases are unacceptable to Wellgistics Health, and Wellgistics Health will be forced to close or relocate operations. If Wellgistics Health is unable to maintain Wellgistics Health’s facility locations or open/move to new facility locations in desirable places and on favorable terms, Wellgistics Health’s results of operations could be materially and adversely affected.

Wellgistics Health may not be able to maintain business, scale for growth, renew pharmacy and wholesale state licenses, and retain commercial and federal contracts while preventing restrictions and termination.

The ability to maintain business channels, service existing pharmacies from a wholesale product distribution perspective, and service Wellgistics Health’s patient base at the pharmacy will all be potential areas for adverse impacts to Wellgistics Health’s financial condition and operations due to everchanging regulations and requirements to maintain contracts and licenses. Wellgistics Health’s wholesale operations will retain state licenses for whole distribution from the various state boards of pharmacy or equivalent along with the federal level as maintained by the FDA, third-party logistics and controlled substance licenses from all state boards of pharmacy, and an accreditation with the NABP and ADD.

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Wellgistics Health’s pharmacy division will have the equivalent of 35 state board of pharmacy licenses along with the District of Columbia. Many of these licenses include the ability to dispense controlled substance with only a few states retaining waivers for exemption. The pharmacy will also have a Florida state Medicaid contract, several NPI numbers, and a DEA certificate. The pharmacy formerly had accreditation status with ACHC and URAC as a specialty pharmacy and plans on pursing reaccreditation along with URAC Small Business Mail Order accreditation. The pharmacy will retain all major PBM/payor direct contracts with little to no restrictions. The pharmacy will be affiliated with Elevate as its PSAO to provide the relevant minor PBM contracts.

The ability to retain all of these state board, federal, and PBM/payor contracts through the renewal process while expanding Wellgistics Health’s reach is critical to conducting business and generating revenues. Contract restrictions, termination, and or an inability to expand would be deemed as events that could disrupt and adversely affect Wellgistics Health’s operations and could materially adversely affect Wellgistics Health’s financial performance.

Wellgistics Health’s relationships with Wellgistics Health’s primary wholesaler for pharmacy operations and Wellgistics Health’s manufacturer relationships for Wellgistics Health’s wholesale and hub technology platform entities will be critical to Wellgistics Health’s success.

Wellgistics Health’s internal pharmacy division has a primary contract with AmerisourceBergen for pharmaceutical distribution agreement pursuant to which Wellgistics Health sources branded and generic pharmaceutical products from AmerisourceBergen. CSP executed this agreement in October 2022, and the agreement requires the pharmacy to purchase a certain volume per month while also maintain compliance with the GCR. Wellgistics Health has a relationship with HD Smith and TRxADE to acquire products via the secondary channel. This is seen as a potential risk for the business as the secondary channel providers often do not provide full spectrum catalogs and more specifically used to assist with cost savings opportunities through the purchase of short-dated products and or access to specialty or niche therapeutic category products. Consequently, Wellgistics Health’s business may be adversely affected by any operational, financial or regulatory difficulties that these wholesalers or pharmaceutical manufacturers experience, including those resulting from COVID-19. For example, if operations are seriously disrupted for any reason, whether due to a natural disaster, pandemic, labor disruption, regulatory action, computer or operational systems or otherwise, it could adversely affect Wellgistics Health’s business and Wellgistics Health’s results of operations.

Wellgistics Health’s distribution agreement with AmerisourceBergen is subject to early termination in certain circumstances and, upon the expiration or termination of the agreement, there can be no assurance that Wellgistics Health or AmerisourceBergen will be willing to renew the agreement or enter into a new agreement, on terms favorable to us or at all. If such expiration or termination occurred, Wellgistics Health believes that alternative sources of supply for most generic and brand- name pharmaceuticals are readily available and that Wellgistics Health could obtain and qualify alternative sources, which may include self-distribution in some cases, for substantially all of the prescription drugs Wellgistics Health will sell on an acceptable basis, such that the impact of any such expiration or termination would be temporary. However, there can be no assurance Wellgistics Health would be able to engage alternative supply sources as a primary wholesaler for generic and branded products in a timely basis or on terms favorable to us, or effectively manage these transitions, any of which could adversely affect Wellgistics Health’s business operations, financial condition and results of operations.

At the wholesale level, Wellgistics Health now has, upon closing of the Wellgistics LLC Acquisition, relationships with approximately 60 manufacturers to distribute products to retail, independent, and specialty pharmacies. At the hub technology platform division, Wellgistics Health will leverage the wholesale operation to expand pharmaceutical manufacturer relationships. Wellgistics Health’s combined portfolio will work synergistically to provide additional value to pharmaceutical manufacturers. This will in turn will help lower costs and provide additional market access. In recent years, an increasing number of pharmaceutical manufacturers have attempted to significantly limit the number of pharmacies that may dispense their drugs. Pharmacies dispensing products from direct manufacturer relationships need to ensure they can manage a drug’s rollout, obtain real-time data, and confirm the unique patient population’s receipt of the necessary services and support to remain adherent. Access to limited-distribution drugs provides us with significant competitive advantages in developing relationships with payers and physicians. If Wellgistics Health cannot obtain access to new limited-distribution pharmaceuticals or lose access to limited-distribution pharmaceuticals Wellgistics Health currently distribute this could have a material and adverse impact on Wellgistics Health’s business, profitability and results of operations.

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Wellgistics Health will obtain access to limited-distribution drugs primarily from small to mid-size pharmaceutical companies, often many of these are boutique companies, many of whom are bringing their first or second drug to market. Wellgistics Health will incur significant expense, time and opportunity cost to educate and assist emerging small and mid-size manufacturers in bringing these products to the marketplace without any guarantee of a successful drug launch or future sales. The failure to monetize these relationships and supply Wellgistics Health’s independent network of pharmacies with prescriptions could adversely impact Wellgistics Health’s profitability and Wellgistics Health’s prospects.

Wellgistics Health will also provide a significant amount of direct and indirect services for the benefit of Wellgistics Health’s pharmaceutical manufacturer customers and Wellgistics Health’s patients to gain access to these products, and Wellgistics Health’s failure to provide services at optimal quality could result in losing access to existing and future drugs. In addition, Wellgistics Health will incur significant costs in providing these services and if manufacturers require significant additional services and products to obtain access to their drugs without a corresponding increase in service fees paid to Wellgistics Health, Wellgistics Health’s profitability could be adversely impacted.

Wellgistics Health’s contracts with pharmaceutical manufacturers and wholesalers will be generally for one-year terms on the hub technology platform and clinical services and three years on the wholesale side and are terminable on reasonably short notice by either party before or after the contract term. If several of these contractual relationships are terminated or materially altered by the pharmaceutical manufacturers or wholesalers or if Wellgistics Health is otherwise unable to renew these contracts or enter into similar contracts on favorable terms, Wellgistics Health could lose a major source of revenue from the pharmaceuticals Wellgistics Health will dispense or distribute, and also prescriptions Wellgistics Health is able to generate and pass through to Wellgistics Health’s network of independent pharmacy partners which would materially impact Wellgistics Health’s operations and financial condition.

Wellgistics Health will outsource certain business processes to third-party vendors that subject us to risks, including disruptions in business and increased costs.

Wellgistics Health will outsource certain business, administrative, and development functions and rely on third-party technologies such as plug-ins and APIs to perform certain services for Wellgistics Health’s hub technology platform and other divisions on Wellgistics Health’s behalf. Various examples of this will include relationships with both domestic and foreign developers for Wellgistics Health’s mobile solutions as part of Wellgistics Health’s hub technology platform, relationships with various PMS system providers, relationships with various ride-sharing platform providers and their network of drivers, carrier relationships for shipping of products, and various relationships with third party clinical service providers or technology solutions to be able to offer Wellgistics Health’s end- to-end holistic approach to patient- centered care services.

Wellgistics Health will rely on third-party vendors and their licenses to meet Wellgistics Health’s quality and performance requirements. Wellgistics Health will utilize these third-party vendors for some of the technology to be used in Wellgistics Health’s products, and intends to license technologies from third parties. Most of these licenses can be renewed only by mutual consent and may be terminated if Wellgistics Health breaches the terms of the license and fails to cure the breach within a specified period of time. Wellgistics Health may not be able to obtain these licenses on commercially reasonable terms, or at all. Wellgistics Health’s inability to obtain or renew these licenses or find suitable alternatives could delay development of new products or prevent us from selling Wellgistics Health’s existing products until suitable substitute technology can be identified, licensed, integrated, or developed by us. Wellgistics Health cannot assure you as to when Wellgistics Health would be able to do so, if at all.

Most of Wellgistics Health’s third-party licenses will be non-exclusive. Wellgistics Health’s competitors may obtain the right to use any of the technology covered by these licenses and use the technology to attempt to compete more effectively with us. In addition, Wellgistics Health’s use of third-party technologies will expose us to risks associated with the integration of components from various sources into Wellgistics Health’s products, such as unknown software errors or defects or unanticipated incompatibility with Wellgistics Health’s systems and technologies, or unintended infringement resulting from the combination of intellectual property rights. Further, Wellgistics Health will be dependent on Wellgistics Health’s vendors’ support of the technology Wellgistics Health will use. If a vendor chooses to discontinue or is unable to support a licensed technology, Wellgistics Health may not be able to modify or adapt Wellgistics Health’s products to fit other available technologies in a timely manner, which would lead us to experience operational difficulties, reputational harm, and increased costs that could materially and adversely affect Wellgistics Health’s business operations and results of operations.

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Risks Relating to Wellgistics Health’s Business Strategy

Wellgistics Health may not be successful in executing elements of Wellgistics Health’s business strategy, which may have a material adverse impact on Wellgistics Health’s business and financial results.

Wellgistics Health’s ability to successfully implement Wellgistics Health’s comprehensive strategy of leveraging product warehousing/distribution while simultaneously facilitating the hub technology platform to transfer prescriptions to Wellgistics Health’s network of independent partner pharmacies will be crucial to Wellgistics Health’s operations and financial condition. Wellgistics Health’s wholesale operations will enable pharmaceutical companies to have a single entity for contracting which assists with minimizing product returns and eliminates chargebacks. Now that the Wellgistics LLC Acquisition has closed, Wellgistics Health’s warehouse’s distribution capabilities assist manufacturers with preventing inventory loss in the form of having to sell short-dated products at a lower margin and or potentially destroy expired and unusable products. Wellgistics Health’s portfolio of products along with Wellgistics Health’s sales strategy will enable Wellgistics Health to move niche specialty products that have a distinct place in the market and help maximize returns.

The ability to provide pharmaceutical manufacturer and provider groups like ACOs with a hub technology platform with an accompanying robust network of independent pharmacies is crucial to the success of Wellgistics Health’s health eco-system strategy. Wellgistics Health’s technology platform along with Wellgistics Health’s mobile solutions will enable patients to access digital health resources for added visibility in their prescription journey, which leads to cost savings opportunities, convenience, and healthier outcomes. This is especially important for pharmaceutical manufacturers and provider group clients looking to improve health outcomes for the patient populations they serve. Wellgistics Health will provide both of these clients with a reliable pharmacy network, clinical services, and transparent reporting with a primary focus on boosting medication adherence. Wellgistics Health’s platform will be able to identify high-risk patients and provide actionable and meaningful outcomes geared towards patient engagement to boost medication adherence and preserve compliance to therapy. The ability to transfer these prescriptions to integrated and non-integrated pharmacies will be key to receiving the data which can then be mined and presented to various stakeholders and clients to improve operational efficiency, customize marketing, and share in cost savings.

Additionally, Wellgistics Health will engage in strategic initiatives to, among other reasons, maximize long-term stockholder value, expand on Wellgistics Health’s consumer-centric approach, strengthen Wellgistics Health’s partnerships with local healthcare providers and improve health outcomes. These strategic initiatives do not guarantee improvements in future financial performance. Wellgistics Health cannot provide any assurance that Wellgistics Health will be able to successfully execute these strategic initiatives, or that these initiatives will not result in additional unanticipated costs. The failure to realize the benefits of any strategic initiatives or successfully structure Wellgistics Health’s business to meet market conditions could have a material adverse effect on Wellgistics Health’s business, financial condition, cash flows, or results of operations.

Wellgistics Health’s growth strategy is partially dependent upon Wellgistics Health’s ability to identify and successfully complete acquisitions, joint ventures and other strategic partnerships and alliances.

A significant element of Wellgistics Health’s growth strategy is to identify, pursue and successfully complete and integrate acquisitions, joint ventures and other strategic partnerships and alliances that either expand or complement Wellgistics Health’s existing operations. Acquisitions and other strategic transactions involve numerous risks, including difficulties in successfully integrating the operations and personnel, navigating the necessary regulatory approval requirements, distraction of management from overseeing, and disruption of, Wellgistics Health’s existing operations, difficulties in entering markets or lines of business in which Wellgistics Health has no or limited direct prior experience, the possible loss of key employees and customers, and difficulties in achieving the synergies Wellgistics Health anticipated. Any failure to select suitable opportunities at fair prices, conduct appropriate due diligence, acquire and successfully integrate the acquired company, including particularly when acquired businesses operate in new geographic markets or areas of business, could materially and adversely impact Wellgistics Health’s growth strategies, financial condition and results of operations.

Apart from acquisitions in the healthcare space and emerging technologies such as artificial intelligence and blockchain technologies, Wellgistics Health’s strategy is to engage in business-to-business relationships that can help us gain further market penetration and adoption, all of which are imperative given the highly saturated healthcare market. Partnerships with strategic clients such as pharmaceutical manufacturers and provider groups will help us source products at lower costs and drive prescriptions through Wellgistics Health’s hub technology platform. Other strategic partnerships range from PMS systems, ridesharing and shipping companies GPOs, and other clinical providers to provide robust and complementary services that are value adds for all stakeholders.

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Currently, the hub technology platform has partnered with Best Rx pharmacy software system. There are approximately 1,400 independent pharmacies utilizing this software which accounts for greater than 6% of the independent pharmacy market share. These pharmacies are ideal candidates to be members of Wellgistics Health’s integrated pharmacy network based on the various integrations Wellgistics Health will develop to communicate with their systems. These locations are predominately located on the east coast. Wellgistics Health’s ability to onboard pharmacies in an effective manner and being located on the east coast is a risk associated with gaining market share and providing patients with an adequate solution for fulfillment. To combat this, Wellgistics Health will identify strategic partners within this network that are able to ship prescription medications through Wellgistics Health’s integrations which aids in providing more coverage area options. Wellgistics Health management has a relationship with PrimeRx MARKET and Wellgistics Health believes that this relationship could provide access to more than 13,200 pharmacies using a wide array of pharmacy management software systems which accounts for 66% of the independent PMS. Through Wellgistics Health’s fax modality integrations and solutions for data capture for non-integrated pharmacies, Wellgistics Health will have the means to provide patients with more robust network coverage. Wellgistics Health’s team has identified additional PMS systems to partner with such as Prime Rx, Pioneer Rx, Liberty, Transactional Data Systems, and Digital Business Solutions. These additional PMS systems will help with Wellgistics Health’s ability expand the integrated network which help drive additional value in the form of data capture elements. By integrating with the PMS system, Wellgistics Health will then in turn able to recruit the pharmacies utilizing this software to join Wellgistics Health’s network. Risks associated with this strategy include the PMS corporate team’s willingness to partner, Wellgistics Health’s ability to integrate the software into Wellgistics Health’s overall solution in a timely manner, and the pharmacies willingness to join the network.

Wellgistics Health’s software solution will be integrated with two national ride-sharing logistics providers and all of the major shipping carriers to offer both pharmacies and patients with multiple means for sending and receiving their prescriptions. From the ride-sharing prospective, Wellgistics Health’s core technology will be integrated with Lyft Healthcare, Inc., and Roadie. These integrations will help us provide nationwide coverage for same-day and next-day prescription delivery and a system with built in redundancies between both networks to ensure prompt delivery. Wellgistics Health’s strategy is to onboard pharmacies across the United States and mapping out ride-sharing coverage to ensure adequate turnaround time for prescription delivery. Risks associated with this strategy include maintaining an on-going relationship with these entities, providing a significant number of transactions to ensure profitability for all partners, and Wellgistics Health’s ability to renew contracts. Wellgistics Health’s contractual relationships will be for one-year terms with one-year autorenewal terms. Either party will be able to terminate the relationship with proper notice. Wellgistics Health’s integrations with carriers include USPS, UPS, and FedEx. Wellgistics Health will be able to transmit the respective rates to end users based on the network partner pharmacy’s availability and allow patients to price compare options due to the redundancies. Future risks associated with this include changes to rates based on factors such as inflation, fuel, and other variables that are not in control which could impact Wellgistics Health’s business operations and financial condition.

Wellgistics Health’s strategy to increase Wellgistics Health’s network of independent partner pharmacies also leverages GPOs. By partnering with these entities, Wellgistics Health will be able to onboard a larger cohort of pharmacies vs. individual sign-up, and in return, these GPOs will be able to promote Wellgistics Health’s services as a business opportunity to help network pharmacies increase their business and improve their bottom line. Risks associated with this strategy include successfully presenting the value proposition to the corporate team and obtaining a contract, ability to convert pharmacy’s part of the GPO through combined marketing initiatives, execution of Wellgistics Health’s onboarding strategies, and the pharmacies willingness to remain in the network and pay associated fees. It should be noted that each participating pharmacy within the GPO uses different PMS systems and that by successfully striking a partnership with the GPO, there is no guarantee that Wellgistics Health will be able to onboard each pharmacy to the integrated network. Wellgistics Health can however onboard them to the “soft network” which allows us to transfer the prescription via fax.

Integrating third-party clinical features and services is vital to the success of Wellgistics Health’s business strategy as being an end-to-end solution for end users and Wellgistics Health’s clients. Wellgistics Health’s partners that offer these types of value-add services include patient enrollment campaigns, prior authorization coordination, digital health resources, calendar-based refill reminder systems, and other key pieces that will help boost the LTV and NPS for market adoption. Risks associated with these partnerships include willingness to integrate, costs associated with these services, end clients need for these services to continue driving growth, Wellgistics Health’s ability to engage in cost-sharing with the pharmacies for the various service levels being provided, and the dependency on the quality of the services being performed by these third-party companies.

These acquisition transactions and potential partnerships may also cause us to significantly increase Wellgistics Health’s interest expense, leverage and debt service requirements if Wellgistics Health incurs additional debt to pay for an acquisition or investment, issue Common Stock that would dilute Wellgistics Health’s current stockholders’ percentage ownership, or incur asset write-offs and restructuring costs and other related expenses that could have a material adverse impact on Wellgistics Health’s operating results. Acquisitions, joint ventures and strategic investments also involve numerous other risks, including potential exposure to assumed litigation and unknown environmental and other liabilities, as well as undetected internal control, regulatory or other issues, or additional costs not anticipated at the time the transaction was completed. The failure to realize the benefits of any strategic initiatives and partnerships to meet market conditions could have a material adverse effect on Wellgistics Health’s business, financial condition, or results of operations.

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Businesses acquired by Wellgistics Health could experience losses or liabilities that would result in a material adverse effect on Wellgistics Health’s business operations, results of operation and financial condition.

Healthcare and technology businesses acquired could experience losses or liabilities, including medical liability claims, causing us to incur significant expenses and requiring Wellgistics Health to pay significant damages if not covered by insurance. These businesses will be subject to medical liability claims in the ordinary course of business, and although Wellgistics Health will carry insurance covering medical malpractice claims, including professional liability insurance, in amounts Wellgistics Health believes is appropriate in light of the risks attendant to Wellgistics Health’s business, successful medical liability claims could result in substantial damage awards that exceed the limits of Wellgistics Health’s insurance coverage. Professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as Wellgistics Health expands Wellgistics Health’s services. As a result, adequate professional liability insurance may not be available to Wellgistics Health in the future at acceptable costs or at all. Any claims made against Wellgistics Health or its acquired businesses that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us and divert the attention of Wellgistics Health’s management and Wellgistics Health’s providers from Wellgistics Health’s operations, which could harm Wellgistics Health’s business. In addition, any claims may significantly harm Wellgistics Health’s business or reputation.

In addition, businesses acquired expose Wellgistics Health to risks that are inherent in the provision of healthcare services. If patients, clients or partners assert liability claims against Wellgistics Health, any ensuing litigation, regardless of outcome, could result in a substantial cost to Wellgistics Health, divert management’s attention from operations, and decrease market acceptance of Wellgistics Health’s services and care delivery model. Wellgistics Health does exert control over any provider led entities now or in the future with respect to the practice of medicine and the provision of healthcare services, and the risk of liability, including through unexpected medical outcomes, is inherent to the healthcare industry.

Wellgistics Health may make investments in companies over which Wellgistics Health does not have sole control and some of these companies may operate in sectors that differ from Wellgistics Health’s operations and have different risks.

From time to time, Wellgistics Health may make debt or equity investments in companies that Wellgistics Health may not control or over which Wellgistics Health may not have sole control but would be of strategic value to bolster Wellgistics Health’s service and capabilities. Investments in these businesses, among other risks, subject Wellgistics Health to the operating and financial risks of the businesses Wellgistics Health invests in and to the risk that Wellgistics Health does not have sole control over the operations of these businesses. Wellgistics Health relies on the internal controls and financial reporting controls of these entities and their failure to maintain effectiveness or comply with applicable standards may materially and adversely affect Wellgistics Health. Investments in entities over which Wellgistics Health does not have sole control, including joint ventures and strategic partnerships and alliances, present additional risks such as having differing objectives from Wellgistics Health’s partners or the entities in which Wellgistics Health will be invested, becoming involved in disputes, or competing with those persons.

The success of Wellgistics Health’s hub technology platform and clinical services depends on the willingness of participants in the network of independent partner pharmacies to continue receiving prescriptions and enrolling in a-la-carte services for outsourced work.

Wellgistics Health’s pharmacy network will be segregated into three networks: integrated network, soft network, and general pharmacy network. The integrated network would be any pharmacy that has completed onboarding and using a PMS system which Wellgistics Health will have integrated with for the bidirectional exchange of electronic information including prescription transfer. The soft network would be any onboarded pharmacy who Wellgistics Health will not have an integration with but that can still receive prescription transfers in the form of facsimile and who Wellgistics Health will establish alternative means for data capture. Lastly, the general network is any pharmacy irrespective of whether they would be deemed as an independent pharmacy and that the patient has elected to transfer their prescription to thereby preserving patient autonomy.

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Accordingly, a general downturn in the pharmacy industry, or healthcare industry more generally, could materially harm Wellgistics Health’s hub services offerings. In addition, demand for Wellgistics Health’s hub services may be affected by Wellgistics Health’s customers’ perceptions regarding outsourcing as a whole. For example, other digital pharmacies or hub services companies could engage in conduct or fail to detect malfeasance that could render Wellgistics Health’s customers less willing to do business with them or any digital pharmacy or hub services company. If any such event causing industry-wide reputational harm were to occur, even though outside Wellgistics Health’s control, confidence in the industry generally could be impaired and the willingness of Wellgistics Health’s customers to outsource services to organizations that provide digital pharmacy and hub services like Wellgistics Health’s could diminish.

Moreover, demand for Wellgistics Health’s digital pharmacy hub services will depend to a significant extent on the trust Wellgistics Health’s customers place in the combined company and Wellgistics Health’s reputation for independent, high-quality service. To maintain client satisfaction and compliance, Wellgistics Health will keep certain information and software systems, infrastructure, and employees “firewalled” on a need-to-know basis. In the event that Wellgistics Health’s protocols or procedures are not followed or contain undetected errors or defects that are subsequently discovered by Wellgistics Health, Wellgistics Health’s customers or a third-party, Wellgistics Health’s reputation with current and potential customers could be harmed. If one or more of the foregoing events were to occur, it could have a material adverse effect on Wellgistics Health’s business, financial condition and results of operations.

Risks Related to Cybersecurity, Data Privacy, and Information Security

A significant disruption in Wellgistics Health’s information technology and computer systems or those of businesses Wellgistics Health relies on could harm Wellgistics Health.

At Wellgistics Health’s internal pharmacy division, Wellgistics Health will rely extensively on Wellgistics Health’s computer/software systems to manage Wellgistics Health’s ordering, pricing, point-of-sale, pharmacy fulfillment, inventory replenishment, finance and other processes. Additionally, Wellgistics Health’s core architecture will be housed on Amazon Web Services servers, and Wellgistics Health will rely on various third-party vendors and partners who will provide various plug-ins and APIs that drive Wellgistics Health’s end-to-end solution on the hub technology platform that could significantly impact Wellgistics Health’s business operations and financial condition. To a greater extent, Wellgistics Health’s PMS system partners will be used by various network pharmacies and may impact Wellgistics Health’s ability to electronically transmit information.

Wellgistics Health’s systems will be subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches including credit card or personally identifiable information breaches, vandalism, theft, natural disasters, catastrophic events, human error and potential cyber threats, including malicious codes, worms, phishing attacks, denial of service attacks, ransomware and other sophisticated cyber-attacks, and Wellgistics Health’s disaster recovery planning cannot account for all eventualities. If any of Wellgistics Health’s systems are damaged, fail to function properly or otherwise become unavailable, Wellgistics Health may incur substantial costs to repair or replace them, and may experience loss or corruption of critical data and interruptions or disruptions and delays in Wellgistics Health’s ability to perform critical functions, which could materially and adversely affect Wellgistics Health’s businesses and results of operations.

In addition, Wellgistics Health expects to make substantial investments in Wellgistics Health’s information technology systems and infrastructure, some of which are significant. Implementing new systems carries significant potential risks, including failure to operate as designed, potential loss or corruption of data or information, changes in security processes, cost overruns, implementation delays, disruption of operations, and the potential inability to meet business and reporting requirements. Wellgistics Health will rely on strategic partners and other service providers to help us with certain significant information technology projects and services. Information technology projects or services frequently are long-term in nature and may take longer to complete and cost more than Wellgistics Health expects and may not deliver the benefits Wellgistics Health projects once they are complete. Any system implementation and transition difficulty may result in operational challenges, reputational harm, and increased costs that could materially and adversely affect Wellgistics Health’s business operations and results of operations. Wellgistics Health also could be adversely affected by any significant disruption in the systems of third parties Wellgistics Health interact with, including strategic and business partners, key payers and vendors.

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Privacy and data protection laws will increase Wellgistics Health’s compliance burden and any failure to comply could harm Wellgistics Health.

The regulatory environment surrounding data security and privacy is increasingly demanding, with the frequent imposition of new and changing requirements across businesses and geographic areas. Wellgistics Health will be required to comply with increasingly complex and changing data security and privacy regulations in the jurisdictions in which Wellgistics Health will operate that regulate the collection, use and transfer of personal data, including the transfer of personal data between or among countries. In the U.S., for example, HIPAA imposes extensive privacy and security requirements governing the transmission, use and disclosure of health information by covered entities in the healthcare industry, including healthcare providers such as pharmacies. In addition, the California Consumer Privacy Act, which went into effect on January 1, 2020, imposes stringent requirements on the use and treatment of “personal information” of California residents, and other jurisdictions have enacted, or are proposing similar laws related to the protection of personal data. Moreover, there are specific privacy requirements from Apple and Google’s respective mobile application stores that Wellgistics Health will need to be up to date with as Wellgistics Health’s mobile application is currently available on both stores.

Compliance with changes in privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes. Failure to comply with these laws subjects us to potential regulatory enforcement activity, fines, private litigation including class actions, and other costs. Wellgistics Health will have contractual obligations that might be breached if Wellgistics Health fails to comply a significant privacy breach or failure to comply with privacy and information security laws could have a materially adverse impact on Wellgistics Health’s reputation, business operations, financial position and results of operations.

Wellgistics Health and businesses with which Wellgistics Health will interact may experience cybersecurity incidents and might experience significant computer system compromises or data breaches.

The protection of customer, employee and company data will be critical to Wellgistics Health’s businesses. Cybersecurity and other information technology security risks, such as a significant breach or theft of customer, employee, or company data, could create significant workflow disruption, attract media attention, damage Wellgistics Health’s customer relationships, reputation and brand, and result in lost sales, fines or lawsuits. Throughout Wellgistics Health’s future operations, Wellgistics Health will receive, retain and transmit certain personal information that Wellgistics Health’s customers and others provide to purchase products or services, fill prescriptions, enroll in clinical and promotional programs, register on Wellgistics Health’s website or mobile applications, or otherwise communicate and interact with us. In addition, aspects of Wellgistics Health’s operations will depend upon the secure transmission of confidential information over public networks. Wellgistics Health will also depend on and interact with the information technology networks and systems of third parties for many aspects of Wellgistics Health’s business operations, strategic partners, and cloud service providers. These third parties may have access to information Wellgistics Health will maintain about Wellgistics Health’s company, operations, customers, employees and vendors, or operating systems that are critical to or can significantly impact Wellgistics Health’s business operations. Like other healthcare technology companies, Wellgistics Health and the businesses Wellgistics Health interact with will experience threats to data and systems, including from vandalism or theft of physical systems or media and from perpetrators of random or targeted malicious cyber- attacks, computer viruses, worms, phishing attacks, bot attacks or other destructive or disruptive software and attempts to misappropriate customer information, and cause system failures and disruptions.

Compromises of Wellgistics Health’s data security systems or of those of businesses with which Wellgistics Health interacts that result in confidential information being accessed, obtained, damaged or used by unauthorized or improper persons, could in the future adversely impact Wellgistics Health. Any such compromise could harm Wellgistics Health’s reputation and expose it to regulatory actions, customer attrition, remediation expenses, and claims from customers, financial institutions, payment card associations and other persons, any of which could materially and adversely affect Wellgistics Health’s reputation, business operations, financial condition and results of operations. In addition, security incidents may require that Wellgistics Health expend substantial additional resources related to the security of information systems and disrupt Wellgistics Health’s businesses. The risks associated with data security and cybersecurity incidents have increased during COVID-19 given the increased reliance on remote work arrangements.

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Wellgistics Health will be subject to electronic payment-related and other financial services risks that could increase Wellgistics Health’s operating costs, expose Wellgistics Health to fraud or theft, subject Wellgistics Health to potential liability and potentially disrupt Wellgistics Health’s business operations.

Across Wellgistics Health’s businesses, Wellgistics Health will accept payments using a variety of methods, including cash, checks, credit and debit cards, mobile payment technologies such as Apple Pay or PayPal, and Wellgistics Health may offer new payment options over time. Acceptance of these payment options will subject Wellgistics Health to rules, regulations, contractual obligations, and compliance requirements, including payment network rules and operating guidelines, data security standards and certification requirements, and rules governing electronic funds transfers. These requirements and related interpretations may change over time, which has made and could continue to make compliance more difficult or costly.

For certain payment methods, including credit and debit cards, Wellgistics Health will pay interchange and other fees, which could increase over time and raise Wellgistics Health’s operating costs. Wellgistics Health will rely on third parties such as Stripe to provide payment processing services, including the processing of credit cards, debit cards, and other forms of electronic payment. Wellgistics Health will not store credit card information on file for Wellgistics Health’s mobile technology to remain in PCI compliance, however, Wellgistics Health’s other business entities may store this information on file for clients, partners, and vendors. If these companies become unable to provide these services, or if their systems are compromised, it could disrupt Wellgistics Health’s business. The payment methods that Wellgistics Health will offer also subject Wellgistics Health to potential fraud and theft by persons who seek to obtain unauthorized access to or exploit any weaknesses that may exist in the payment systems. If Wellgistics Health fails to comply with applicable rules or requirements, or if data is compromised due to a breach or misuse of data relating to Wellgistics Health’s payment systems, Wellgistics Health may be liable for costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or Wellgistics Health’s ability to accept or facilitate certain types of payments could be impaired. In addition, Wellgistics Health’s reputation could suffer, and Wellgistics Health’s customers could lose confidence in certain payment types, which could result in higher costs and/or reduced sales and materially and adversely affect Wellgistics Health’s results of operations.

Risks Related to Financial and Accounting Matters

Wellgistics Health and its subsidiaries have, and entities that Wellgistics Health may acquire could have, significant outstanding debt. The debt and associated payment obligations of Wellgistics Health and its current and future subsidiaries could significantly increase in the future if Wellgistics Health and its current or future subsidiaries incur additional debt and do not retire existing debt.

Wellgistics Health and Wood Sage are holding companies with no business operations of their own. Their assets primarily consist of direct ownership interest in, and their business is conducted through, subsidiaries which are separate legal entities. As a result, they are dependent on funding from their investors and operating subsidiaries to pay dividends and meet their debt obligations. As of September 30, 2024, the outstanding debt and credit obligations of Wellgistics Health and its subsidiaries was $20.4 million. Wellgistics Health’s subsidiaries may continue to experience negative cash flows and be restricted in their ability to pay cash dividends or to make other distributions to Wellgistics Health, which may limit the payment of cash dividends or other distributions to the holders of Wellgistics Health’s Common Stock. Credit facilities and other debt obligations of Wellgistics Health, as well as statutory provisions, may further limit the ability of Wellgistics Health and its subsidiaries to pay dividends. Payments to Wellgistics Health by its subsidiaries are also contingent upon the subsidiaries’ earnings, if any, and business considerations. Future dividends to Wellgistics Health will be determined based on earnings, if any, capital requirements, financial condition and other factors considered relevant by its board of directors.

Wellgistics Health’s quarterly results may fluctuate significantly based on seasonality and other factors.

Wellgistics Health’s operating results have historically varied on a quarterly basis, including increased variability during COVID-19, and may continue to fluctuate significantly in the future. For instance, Wellgistics Health’s pharmacy business and its PBM and payor contracts often experience significant changes twice per year as new formularies are introduced in January and July which often restrict certain products, allow new products to be covered, or products change covered insurance tiers thereby making them more difficult access for members. This same effect can be extrapolated to Wellgistics Health’s hub technology platform division and the corresponding network pharmacies that are part of Wellgistics Health’s network in the form of reduced transaction fees from transferred prescriptions. This in turn may impact Wellgistics Health’s wholesale division as for the exact same reason which may negatively impact Wellgistics Health’s ability to move certain products and increase Wellgistics Health’s liabilities in the form of inventory.

In addition, both prescription and non-prescription drug sales are affected by the timing and severity of the cough, cold and flu season, which can vary considerably from year to year. Other factors that may affect Wellgistics Health’s quarterly operating results, some of which are beyond the control of management, include, but are not limited to the timing of the introduction of new generic and brand name prescription drugs; inflation (i.e., generic drug procurement costs); changes in payer reimbursement rates and terms; the timing and amount of periodic contractual reconciliation payments, fluctuations in inventory, energy, transportation, labor, healthcare and other costs; significant acquisitions, dispositions, joint ventures and other strategic initiatives; asset impairment charges, including the performance of and impairment charges related to Wellgistics Health’s equity method investments; market conditions; and many of the other risk factors discussed herein. Accordingly, Wellgistics Health believes that quarter- to-quarter comparisons of Wellgistics Health’s operating results are not necessarily meaningful, and investors should not place undue reliance on the results of any particular quarter as an indication of Wellgistics Health’s future performance.

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Wellgistics Health has a substantial amount of goodwill and other intangible assets which could, in the future, become impaired and result in material non-cash charges to Wellgistics Health’s results of operations. Wellgistics Health may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations, and stock price.

There can be no assurances that all material issues that may be present in Wellgistics Health’s operations, including from the Wood Sage Acquisition and Wellgistics Acquisition, or that factors outside of its control will not later arise. As a result, Wellgistics Health may be forced to write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise and previously known risks may materialize in a manner not consistent with each company’s preliminary risk analysis. Even though these charges may not have an immediate impact on Wellgistics Health’s liquidity, the fact that Wellgistics Health will report charges of this nature could contribute to negative market perceptions about Wellgistics Health or its securities and may make its future financing difficult to obtain on favorable terms or at all.

From time to time, Wellgistics Health’s intangible assets are subject to impairment testing. Under current accounting standards, Wellgistics Health’s goodwill, including acquired goodwill, is tested for impairment on an annual basis and may be subject to impairment losses as circumstances change (e.g., after an acquisition). If Wellgistics Health records an impairment loss, it could have a material adverse effect on Wellgistics Health’s results of operations for the year in which the impairment is recorded.

Acquisitions Wellgistics Health pursues in its industry and related industries could result in operating difficulties, dilution to Wellgistics Health’s stockholders and other consequences harmful to Wellgistics Health’s business.

As part of Wellgistics Health’s growth strategy, it may selectively pursue strategic acquisitions in its industry and related industries. Wellgistics Health may not be able to consummate such acquisitions, which could adversely impact Wellgistics Health’s growth. If Wellgistics Health does consummate acquisitions, integrating an acquired company, business or technology may result in unforeseen operating difficulties and expenditures, including:

●	increased expenses due to transaction and integration costs;
●	potential liabilities of the acquired businesses;
●	potential adverse tax and accounting effects of the acquisitions;
●	diversion of capital and other resources from our existing businesses;
●	diversion of management’s attention during the acquisition process and any transition periods;
●	loss of key employees of the acquired businesses following the acquisition; and
●	inaccurate budgets and projected financial statements due to inaccurate valuation assessments of the acquired businesses.

Wellgistics Health’s evaluations of potential acquisitions may not accurately assess the value or prospects of acquisition candidates, and the anticipated benefits from its future acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of Wellgistics Health’s Equity Securities, including Wellgistics Health’s Common Stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm Wellgistics Health’s financial condition.

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Wellgistics Health may incur non-cash impairment charges in the future associated with its portfolio of intangible assets, including goodwill.

As a result of the Wood Sage Acquisition and the Wellgistics Acquisition, Wellgistics Health will carry a significant goodwill and other acquired intangible assets on its pro forma combined balance sheet. Goodwill and intangible assets, net, accounted for approximately 75% of the total assets on its pro forma combined balance sheet as of September 30, 2024. Wellgistics Health tests goodwill for impairment annually as of December 31 of each year and Wellgistics Health tests goodwill and intangible assets, net, for impairment at other times if events have occurred or circumstances exist that indicate the carrying value of such assets may no longer be recoverable. It is possible Wellgistics Health may incur impairment charges in the future, particularly in the event of a prolonged economic recession or loss of a key client or clients. A significant non-cash impairment could have a material adverse effect on Wellgistics Health’s results of operations.

Wellgistics Health’s level of debt may negatively impact its liquidity, restrict its operations and ability to respond to business opportunities, and increase its vulnerability to adverse economic and industry conditions, especially given that Wellgistics Health’s bank debt contains a variable interest rate component based on its corporate credit ratings.

Wellgistics Health utilizes debt financing in its capital structure and may incur additional debt, including under its revolving credit facility subject to customary conditions in its loan agreements. Wellgistics Health’s level of debt could have significant consequences, which include, but are not limited to, the following:

●	limiting Wellgistics Health’s ability to obtain additional financing for working capital, capital expenditures, acquisitions or other general corporate purposes;
●	requiring a substantial portion of Wellgistics Health’s cash flows to be dedicated to debt service payments instead of other purposes;
●	imposing financial and other restrictive covenants on Wellgistics Health’s operations, including minimum liquidity and free cash flow requirements and limitations on Wellgistics Health’s ability to (i) declare or pay dividends or repurchase shares of Wellgistics Health’s Common Stock; (ii) purchase assets, make investments, complete acquisitions, consolidate or merge with or into, or sell all or substantially all of Wellgistics Health’s assets to, another person; (iii) enter into sale/leaseback transactions or certain transactions with affiliates; (iv) incur additional indebtedness and (v) incur liens; and
●	making Wellgistics Health more vulnerable to economic downturns and limiting Wellgistics Health’s ability to withstand competitive pressures or take advantage of new opportunities to grow Wellgistics Health’s business.

Wellgistics Health’s ability to meet its debt service obligations, comply with Wellgistics Health’s debt covenants and deleverage depends on its cash flows and financial performance, which are affected by financial, business, economic and other factors. The rate at which Wellgistics Health will be able to or choose to deleverage is uncertain. Failure to meet Wellgistics Health’s debt service obligations or comply with Wellgistics Health’s debt covenants could result in an event of default under the applicable indebtedness. Wellgistics Health may be unable to cure, or obtain a waiver of, an event of default or otherwise amend Wellgistics Health’s debt agreements to prevent an event of default thereunder on terms acceptable to Wellgistics Health or at all. In that event, the debt holders could accelerate the related debt, which may result in the cross-acceleration or cross-default of other debt, leases or other obligations. If Wellgistics Health does not have sufficient funds available to repay indebtedness when due, whether at maturity or by acceleration, Wellgistics Health may be required to sell important strategic assets; refinance Wellgistics Health’s existing debt; incur additional debt or issue Common Stock or other Equity Securities, which Wellgistics Health may not be able to do on terms acceptable to it, in amounts sufficient to meet Wellgistics Health’s needs or at all. Wellgistics Health’s inability to service Wellgistics Health’s debt obligations or refinance Wellgistics Health’s debt could harm Wellgistics Health’s business. Further, if Wellgistics Health is unable to repay, refinance or restructure its secured indebtedness, the holder of such debt could proceed against the collateral securing the Indebtedness. Refinancing Wellgistics Health’s indebtedness may also require Wellgistics Health to expense previous debt issuance costs or to incur new debt issuance cost.

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Wellgistics Health’s financial performance is exposed to interest rate risks as the Company funds its working capital with bank asset-based lending (“ABL”) debt that carries a variable interest rate linked to the Company’s corporate credit ratings. Consequent to higher interest rates in the economy, the Company has had to pay higher interest rates on its own ABL debt. Given the competitive nature of the drug wholesale business, the company has not been able to, and may not be able in the future, pass on the higher borrowing costs to its customers. The company continues to be exposed to interest rate movements in the market. Also, any adverse changes in its own credit ratings can lead to higher risk spread on its debt, and directly increase the borrowing costs of the Company. As Wellgistics Health expands its business in the future, its investment in working capital is expected to increase, and consequently the ABL debt drawdown will also be higher, which further increases the exposure to interest rate risks. All these factors could materially and adversely impact Wellgistics Health’s business operations, financial condition and results of operations. In addition, its ratings impact the cost and availability of future borrowings and, accordingly, its cost of capital. Wellgistics Health’s ratings reflect the opinions of the ratings agencies as to our financial strength, operating performance and ability to meet Wellgistics Health’s debt obligations. There can be no assurance that Wellgistics Health will achieve a particular rating or maintain a particular rating in the future.

Wellgistics Health’s existing credit agreement and any other credit or similar agreements into which Wellgistics Health may enter in the future may restrict its operations, particularly Wellgistics Health’s ability to respond to changes or to take certain actions regarding its business.

Wellgistics Health’s existing credit agreement contains a number of restrictive covenants that may impose operating and financial restrictions on Wellgistics Health and limit its ability to engage in acts that may be in Wellgistics Health’s long-term best interests, including restrictions on Wellgistics Health’s ability to incur indebtedness, grant liens, undergo certain fundamental changes, dispose of assets, make certain investments, enter into certain transactions with affiliates, and make certain restricted payments, in each case subject to limitations and exceptions set forth in the existing credit agreement.

The existing credit agreement also contains customary events of default that include, among other things, certain payment defaults, covenant defaults, cross-defaults to other indebtedness, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. Such events of default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies, which could have a material adverse effect on our business, operations, and financial results. Furthermore, if Wellgistics Health is unable to repay the amounts due and payable under the existing credit agreement, those lenders could proceed against the collateral granted to them to secure that indebtedness, which could force Wellgistics Health into bankruptcy or liquidation. In the event that Wellgistics Health’s lenders accelerated the repayment of the borrowings, Wellgistics Health may not have sufficient assets to repay that indebtedness. Any acceleration of amounts due under the existing credit agreement would likely have a material adverse effect on Wellgistics Health. As a result of these restrictions, Wellgistics Health may be limited in how Wellgistics Health conducts business, unable to raise additional debt or equity financing to operate during general economic or business downturns, or unable to compete effectively or to take advantage of new business opportunities.

In addition, Wellgistics Health may enter into other credit agreements or other debt arrangements from time to time which contain similar or more extensive restrictive covenants and events of default, in which case Wellgistics Health may face similar or additional limitations as a result of the terms of those credit agreements or other debt arrangements.

Risks Related to Regulatory and Legal Considerations

Wellgistics Health’s business is subject to substantial government regulation.

The health care industry is heavily regulated, and Wellgistics Health must comply with extensive and complex laws and regulations at the federal, state and local government levels. A number of these laws specifically relate to the provision of Medicare and Medicaid billing.

Anti-Kickback Statutes

The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of remuneration to induce the referral of a patient or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of health care items or services paid for by federal health care programs, including Medicare or Medicaid. A violation does not require proof that a person had actual knowledge of the statute or specific intent to violate the statute, and court decisions under the Anti-Kickback Statute have consistently held that the law is violated where one purpose of a payment is to induce or reward referrals. Violation of the federal anti-kickback statute could result in felony conviction, administrative penalties, civil liability (including penalties) under the False Claims Act and/or exclusion from federal health care programs.

A number of states have enacted anti-kickback laws (including so-called “fee splitting” laws) that sometimes apply not only to state-sponsored health care programs but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law. Enforcement of state anti-kickback laws varies widely and is often inconsistent and erratic.

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Our management carefully considers the importance of such anti-kickback laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with hospitals, surgical facilities, physicians, or other referral sources violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Physician Self- Referral (“Stark”) Laws

The federal Stark Law, 42 U.S.C. § 1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing “designated health services,” if the physician has a “financial relationship” with the entity, unless an exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain diagnostic imaging services, and other services that our affiliated physicians may order for their patients. The prohibition applies regardless of the reasons for the financial relationship, unless an exception applies. The exceptions to the federal Stark Law are numerous and often complex. The penalties for violating the Stark Law include civil penalties of up to $15,000 for each violation and potential civil liability (including penalties) under the False Claims Act.

Some states have enacted statutes and regulations concerning physician self-referrals (i.e., referrals by a physician to a health care entity in which the physician has an ownership interest). Such physician self- referrals laws may apply to the referral of patients regardless of payor source and/or type of health care service. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state. Enforcement of state physician self-referral laws varies widely and is often inconsistent and erratic.

Our management carefully considers the importance of physician self-referral laws when structuring company operations. That said, we cannot assure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Federal Stark Law or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

False Claims Act

The federal False Claims Act, 31 U.S.C. § 3729, imposes civil penalties for knowingly submitting or causing the submission of a false or fraudulent claim for payment to a government-sponsored program, such as Medicare and Medicaid. Violations of the False Claims Act present civil liability of treble damages plus a penalty of at least $11,803 per false claim. The False Claims Act has “whistleblower” or “qui tam” provisions that allow individuals to commence a civil action in the name of the government, and the whistleblower is entitled to share in any subsequent recovery (plus attorney’s fees). Many states also have enacted civil statutes that largely mirror the federal False Claims Act, but allow states to impose penalties in a state court.

The False Claims Act has been used by the federal government and qui tam plaintiffs to bring enforcement actions under so-called “fraud and abuse” laws like the federal Anti-Kickback Statute and the Stark Law. Such actions are not based on a contention that claims for payment were factually false or inaccurate. Instead, such actions are based on the theory that accurate claims are deemed to be false/ fraudulent if there has been noncompliance with some other material law or regulation. The existence of the False Claims Act, under which so-called qui tam plaintiffs can allege liability for a wide range of regulatory noncompliance, increases the potential for such actions to be brought and has increased the potential financial exposure for such actions. These actions are costly and time-consuming to defend.

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Our management carefully considers the importance of compliance with all applicable laws and when structuring company operations. Our management is aware of and actively works to minimize risk related to potential qui tam plaintiffs. That said, we cannot assure that the applicable enforcement authorities or qui tam plaintiffs will not allege violations of the False Claims Act or analogous state false claims laws. A finding of liability under the False Claims Act could have a material adverse effect on our business, financial condition or results of operations.

State Licensure and Accreditation

States have a wide variety of health care laws and regulations that potentially affect our operations and the operations of our partners. For example: (1) many states have implemented laws and regulations related to so-called “tele-health,” but whether those laws apply to our operations, and the obligations they impose, vary significantly; (2) some states have so-called corporate practice of medicine prohibitions, and such prohibitions are used to indirectly regulate ownership of heath care companies and/or management companies; and (3) some states have “surprise billing” or out-of-network billing laws that impose a variety of obligations on health care providers and health plans. The failure to comply with all state regulatory obligations could be used by health plans to deny payment or to recoup funds, and any noncompliance could subject us to penalties or limitations that could have a material adverse effect on our business, financial condition or results of operations.

In addition, our partners’ health care facilities and professionals are subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations or other reviews, some of which may require affirmative compliance actions by us that could be burdensome and expensive. The applicable standards may change in the future. There can be no assurance that we will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business.

Health Information Privacy and Security Standards

The privacy and data security regulations under HIPPA, as amended, contain detailed requirements concerning (1) the use and disclosure of individually identifiable PHI; (2) computer and data security standards regarding the protection of electronic PHI including storage, utilization, access to and transmission; and (3) notification to individuals and the federal government in the event of a breach of unsecured PHI. HIPAA covered entities and business associates must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. Violations of the HIPAA privacy and Security Rules may result in civil and criminal penalties. In the event of a breach, a HIPAA covered entity must promptly notify affected individuals of a breach. All breaches must also be reported to the federal government. Where a breach affects more than 500 individuals, additional reporting obligations apply. In addition to federal enforcement, State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and Security Rules, obtain damages on behalf of state residents, and enjoin further violations. Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. We expect increased federal and state privacy and security enforcement efforts.

Our management carefully considers the importance of compliance with patient privacy and data security regulations when structuring company operations. Our management is aware of and actively works to minimize risk related to patient privacy and data security. That said, we cannot assure that a breach will not occur or that the applicable enforcement authorities will not allege violations of HIPAA’s patient privacy and data security regulations. A breach or an allegation of noncompliance with HIPAA’s patient privacy and data security regulations could have a material adverse effect on our business, financial condition or results of operations.

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Changes in the healthcare industry and regulatory environments may adversely affect Wellgistics Health’s businesses.

Political, economic and regulatory influences are subjecting the healthcare industry to significant changes that could adversely affect Wellgistics Health’s results of operations. In recent years, the healthcare industry has undergone significant changes in an effort to reduce costs and government spending. These changes include an increased reliance on managed care; cuts in certain Medicare and Medicaid funding in the U.S. and the funding of governmental payers in foreign jurisdictions; consolidation of competitors, suppliers and other market participants; and the development of large, sophisticated purchasing groups. In addition, the IRA took effect in 2023. The IRA includes, among other things, policies that are designed to have a direct impact on drug prices and reduce drug spending by the federal government. For example, the IRA requires drug manufacturers to pay rebates to Medicare if they increase prices faster than inflation for drugs used by Medicare beneficiaries. The mechanics of the rebate calculation would mimic those of the Medicaid rebate, but the expansion of inflation-based rebates may further complicate pricing strategies, particularly as to the launch of Wellgistics Health’s new products. The IRA could have the effect of reducing the prices Wellgistics Health can charge and reimbursement Wellgistics Health receives for Wellgistics Health’s products, thereby reducing Wellgistics Health’s profitability.

Wellgistics Health expects the healthcare industry continue to change significantly in the future. Some of these potential changes, such as a reduction in governmental funding for certain healthcare services or adverse changes in legislation or regulations governing prescription drug pricing, healthcare services or mandated benefits, may cause customers to reduce the amount of Wellgistics Health’s products and services they purchase or the price they are willing to pay for Wellgistics Health’s products and services. Wellgistics Health expects continued governmental and private payer pressure to reduce pharmaceutical pricing, and these pressures could be further exacerbated if payer deficits or shortfalls increase due to COVID-19 or otherwise. Changes in pharmaceutical manufacturers’ pricing or distribution policies and practices as well as applicable government regulations, including, for example, in connection with the federal 340B drug pricing program, could also significantly reduce Wellgistics Health’s profitability.

Wellgistics Health will be exposed to risks related to litigation and other legal proceedings.

Wellgistics Health operates in a highly regulated and litigious environment. Wellgistics Health may become involved in the following types of legal proceedings but not limited to litigation, investigations, inspections, audits, claims, inquiries and similar actions by pharmacy, healthcare, tax, and other governmental authorities. Like other companies in the retail pharmacy, healthcare services and pharmaceutical wholesale industries, Wellgistics Health is subject to extensive regulation by federal, state and local government agencies in the U.S. and other countries in which it operates. There continues to be a heightened level of review and/or audit by regulatory authorities of, and increased litigation regarding business, compliance and reporting practices of Wellgistics Health and other industry participants. If Wellgistics Health were to be exposed to litigation or other legal proceedings, it could have a material adverse effect on Wellgistics Health’s business, financial condition, cash flows, or results of operations.

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A significant change in, or noncompliance with, governmental regulations and other legal requirements could have a material adverse effect on Wellgistics Health’s reputation and profitability.

Wellgistics Health will operate in complex, highly regulated environments around the world and could be materially and adversely affected by changes to applicable legal requirements including the related interpretations and enforcement practices, new legal requirements and/or any failure to comply with applicable regulations. Wellgistics Health’s businesses will be subject to numerous country, state and local regulations including licensing, billing practices, utilization and other requirements for pharmacies and reimbursement arrangements. The regulations to which Wellgistics Health will be subject include, but are not limited to: country and state registration and regulation of pharmacies and drug discount card programs; dispensing and sale of controlled substances and products containing pseudoephedrine; applicable governmental payer regulations including Medicare and Medicaid; data privacy and security laws and regulations including HIPAA; the ACA or any successor thereto; laws and regulations relating to the protection of the environment and health and safety matters, each of which continues to evolve, including those governing exposure to, and the management and disposal of, hazardous substances; regulations regarding food and drug safety including those of the FDA and the DEA, trade regulations including those of the U.S. Federal Trade Commission, and consumer protection and safety regulations including those of the Consumer Product Safety Commission, as well as state regulatory authorities, governing the availability, sale, advertisement and promotion of products Wellgistics Health will sell as well as Wellgistics Health’s loyalty and drug discount card programs; anti-kickback laws; false claims laws; laws against the corporate practice of medicine; and national and state laws governing healthcare fraud and abuse and the practice of the profession of pharmacy. For example, in the U.S., the DEA, FDA and various other regulatory authorities regulate the distribution and dispensing of pharmaceuticals and controlled substances. Wellgistics Health is required to hold valid DEA and state-level licenses, meet various security and operating standards and comply with the federal and various state-controlled substance acts and related regulations governing the sale, dispensing, disposal, holding and distribution of controlled substances. The DEA, FDA and state regulatory authorities have broad enforcement powers, including the ability to seize or recall products and impose significant criminal, civil and administrative sanctions for violations of these laws and regulations. As noted above, the IRA includes policies that are designed to have a direct impact on drug prices and reduce drug spending by the federal government. Wellgistics Health is also governed by national and state laws of general applicability, including laws regulating matters of working conditions, health and safety and equal employment opportunity and other labor and employment matters as well as employee benefit, competition and antitrust matters. In addition, Wellgistics Health could have significant exposure if Wellgistics Health is found to have infringed another party’s intellectual property rights.

Changes in laws, regulations and policies and the related interpretations and enforcement practices may alter the landscape in which Wellgistics Health will do business and may significantly affect Wellgistics Health’s cost of doing business. The impact of new laws, regulations and policies and the related interpretations and enforcement practices generally cannot be predicted, and changes in applicable laws, regulations and policies and the related interpretations and enforcement practices may require extensive system and operational changes, be difficult to implement, increase Wellgistics Health’s operating costs and require significant capital expenditures. Untimely compliance or noncompliance with applicable laws and regulations could result in the imposition of civil and criminal penalties that could adversely affect the continued operation of Wellgistics Health’s businesses, including: suspension of payments from government programs; loss of required government certifications; loss of authorizations to participate in or exclusion from government programs, including the Medicare and Medicaid programs; loss of licenses; and significant fines or monetary penalties. Any failure to comply with applicable regulatory requirements in which Wellgistics Health will operate could result in significant legal and financial exposure, damage to Wellgistics Health’s reputation and brand, and have a material adverse effect on Wellgistics Health’s business operations, financial condition and results of operations.

Wellgistics Health could be adversely affected by product liability, product recall, personal injury or other health and safety issues.

Wellgistics Health could be adversely impacted by the supply of defective or expired products, including the infiltration of counterfeit products into the supply chain, errors in re-labeling of products, product tampering, product recall and contamination or product mishandling issues. Through Wellgistics Health’s pharmacy, wholesale distribution centers, and Wellgistics Health’s wholesale and manufacturer relationships acquired by Wellgistics Health as a result of the Wellgistics Acquisition, Wellgistics Health will also be exposed to risks relating to the products and services Wellgistics Health will offer. Errors in the dispensing and packaging of pharmaceuticals, including related counseling, and in the provision of other healthcare services could lead to serious injury or death. Product liability or personal injury claims may be asserted against Wellgistics Health and mandatory or voluntary product recalls may apply to Wellgistics Health with respect to any of the retail products or pharmaceuticals Wellgistics Health will sell or services Wellgistics Health will provide. For example, from time to time, the FDA issues statements alerting patients that products in Wellgistics Health’s supply chain may contain impurities or harmful substances, and claims relating to the sale or distribution of such products may be asserted against Wellgistics Health or arise from these statements. Wellgistics Health could suffer significant reputational damage and financial liability if Wellgistics Health, or any affiliated entities or third-party healthcare providers that Wellgistics Health will do business with, experience any of the foregoing health and safety issues or incidents, which could have a material adverse effect on Wellgistics Health’s business operations, financial condition and results of operations.

Wellgistics Health could be subject to adverse changes in tax laws, regulations and interpretations or challenges to Wellgistics Health’s tax positions.

As a corporation operating within the U.S., from time to time, changes in tax laws or regulations may be proposed or enacted that could adversely affect Wellgistics Health’s overall tax liability. There can be no assurance that changes in tax laws or regulations will not materially and adversely affect Wellgistics Health’s effective tax rate, tax payments, financial condition and results of operations. Similarly, changes in tax laws and regulations that impact Wellgistics Health’s customers and counterparties, or the economy generally may also impact Wellgistics Health’s financial condition and results of operations.

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Tax laws and regulations are complex and subject to varying interpretations, and Wellgistics Health is subject to regular review and audit by tax authorities. Any adverse outcome of such a review or audit could have a negative impact on Wellgistics Health’s effective tax rate, tax payments, financial condition and results of operations. In addition, the determination of Wellgistics Health’s income tax provision and other tax liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain. The ultimate tax determination may differ from the amounts recorded in Wellgistics Health’s financial statements and may materially affect Wellgistics Health’s results of operations in the period or periods for which such determination is made. Any significant failure to comply with applicable tax laws and regulations in all relevant jurisdictions could give rise to substantial penalties and liabilities. Any changes in enacted tax laws, rules or regulatory or judicial interpretations; or any change in the pronouncements relating to accounting for income taxes could materially and adversely impact Wellgistics Health’s effective tax rate, tax payments, financial condition and results of operations.

Risks Related to Wellgistics Health’s Intellectual Property

Despite the actions Wellgistics Health will take to defend and protect its intellectual property, Wellgistics Health may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Wellgistics Health’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

The success of Wellgistics Health’s products and its business depend in part on Wellgistics Health’s ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products in the United States and other international jurisdictions. Wellgistics Health will rely on a combination of patent, service mark, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect its proprietary rights, all of which provide only limited protection.

Wellgistics Health cannot assure that any patents will be issued with respect to its currently pending patent applications or that any trademarks will be registered with respect to its currently pending applications in a manner that gives Wellgistics Health adequate defensive protection or competitive advantages, if at all, or that any patents issued to Wellgistics Health or any trademarks registered by it will not be challenged, invalidated or circumvented. Wellgistics Health has filed for patents and trademarks in the United States and in certain international jurisdictions, but such protections may not be available in all countries in which it operates or in which Wellgistics Health seeks to enforce its intellectual property rights, or may be difficult to enforce in practice. Wellgistics Health’s currently-issued patents and trademarks and any patents and trademarks that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. Wellgistics Health’s foreign intellectual property portfolio will not as comprehensive as its U.S. intellectual property portfolio and may not protect its intellectual property in some countries where its products are sold or may be sold in the future. Wellgistics Health cannot be certain that the steps it has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to Wellgistics Health or infringe Wellgistics Health’s intellectual property.

Protecting against the unauthorized use of Wellgistics Health’s intellectual property, products and other proprietary rights is expensive and difficult, particularly internationally. Wellgistics Health believes that its patents are foundational in the area of healthcare products and intends to enforce Wellgistics Health’s intellectual property portfolio. Unauthorized parties may attempt to copy or reverse engineer Wellgistics Health’s healthcare technology or certain aspects of Wellgistics Health’s solutions that it considers proprietary. Litigation may be necessary in the future to enforce or defend Wellgistics Health’s intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the United States.

Any such litigation, whether initiated by Wellgistics Health or a third party, could result in substantial costs and diversion of management resources, either of which could adversely affect Wellgistics Health’s business, operating results and financial condition. Even if it obtains favorable outcomes in litigation, Wellgistics Health may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering its solutions.

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Further, many of Wellgistics Health’s competitors have the ability to dedicate substantially greater resources to defending intellectual property infringement claims and to enforcing their intellectual property rights than Wellgistics Health has. Attempts to enforce its rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against Wellgistics Health or result in a holding that invalidates or narrows the scope of Wellgistics Health’s rights, in whole or in part. Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which Wellgistics Health’s products will be available and competitors based in other countries may sell infringing products in one or more markets. Failure to adequately protect Wellgistics Health’s intellectual property rights could result in Wellgistics Health’s competitors offering similar products, potentially resulting in the loss of some of Wellgistics Health’s competitive advantage and a decrease in its revenue, which would adversely affect Wellgistics Health’s business, operating results, financial condition and prospects.

Third-party claims that Wellgistics Health is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.

Although Wellgistics Health may hold key patents related to its products, a number of companies, both within and outside of the healthcare industry, hold other patents covering aspects of healthcare products. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets.

As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Wellgistics Health in the future may receive inquiries from other intellectual property holders and may become subject to claims that it infringes their intellectual property rights, particularly as Wellgistics Health expands its presence in the market, expands to new use cases and faces increasing competition. In addition, parties may claim that the names and branding of Wellgistics Health’s products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, Wellgistics Health may have to change the names and branding of its products in the affected territories and it could incur other costs.

Wellgistics Health will have a number of agreements in effect, pursuant to which it has agreed to defend, indemnify and hold harmless its customers, suppliers, and channel partners and other partners from damages and costs which may arise from the infringement by Wellgistics Health’s products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Wellgistics Health’s insurance may not cover all intellectual property infringement claims. A claim that its products infringe a third party’s intellectual property rights, even if untrue, could adversely affect Wellgistics Health’s relationships with its customers, may deter future customers from purchasing its products and could expose Wellgistics Health to costly litigation and settlement expenses. Even if Wellgistics Health is not a party to any litigation between a customer and a third party relating to infringement by its products, an adverse outcome in any such litigation could make it more difficult for Wellgistics Health to defend its products against intellectual property infringement claims in any subsequent litigation in which it is a named party. Any of these results could adversely affect Wellgistics Health’s brand and operating results.

Wellgistics Health may in the future need to initiate infringement claims or litigation in order to try to protect its intellectual property rights. In addition to litigation where Wellgistics Health is a plaintiff, Wellgistics Health’s defense of intellectual property rights claims brought against it or its customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force Wellgistics Health to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires Wellgistics Health to pay substantial damages or obtain an injunction, and Wellgistics Health may also lose the opportunity to license its technology to others or to collect royalty payments. An adverse determination also could invalidate or narrow Wellgistics Health’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that Wellgistics Health procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect Wellgistics Health’s business, reputation, operating results, financial condition and prospects.

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Wellgistics Health’s intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on Wellgistics Health’s ability to prevent others from commercially exploiting products similar to Wellgistics Health’s.

Wellgistics Health cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application to the same subject matter as Wellgistics Health has, Wellgistics Health may not be entitled to the protection sought by the patent application. Wellgistics Health also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent or the timing of any approval or grant of a patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, Wellgistics Health cannot be certain that the patent applications that it intends to file will issue, or that its issued patents will afford, protection against competitors with similar technology. In addition, Wellgistics Health’s competitors may design around Wellgistics Health’s issued patents, which may adversely affect Wellgistics Health’s business, prospects, financial condition and operating results.

In addition to patented technology, Wellgistics Health will rely on its unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.

Wellgistics Health will rely on proprietary information (such as trade secrets, designs, experiences, work flows, data, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that Wellgistics Health believes is best protected by means that do not require public disclosure. Wellgistics Health generally will seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, Wellgistics Health may fail to enter into the necessary agreements, and even once entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Wellgistics Health will have limited control over the protection of trade secrets used by its current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, Wellgistics Health’s proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for Wellgistics Health, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time- consuming litigation could be necessary to enforce and determine the scope of Wellgistics Health’s proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where Wellgistics Health operates may afford little or no protection to its trade secrets.

Wellgistics Health also will rely on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or provide adequate protection for its property. There is a risk that third parties may obtain and improperly utilize Wellgistics Health’s proprietary information to its competitive disadvantage. Wellgistics Health may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.

Wellgistics Health may be subject to damages resulting from claims that it or its current or former employees have wrongfully used or disclosed alleged trade secrets of its employees’ former employers. Wellgistics Health may be subject to damages if its current or former employees wrongfully use or disclose Wellgistics Health’s trade secrets.

Wellgistics Health may be subject to claims that it or its current or former employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of a current or former employee’s former employer. Litigation may be necessary to defend against these claims. If Wellgistics Health fails in defending such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent Wellgistics Health’s ability to commercialize its products, which could severely harm its business. Even if Wellgistics Health is successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

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Risks Related to Being a Public Company

Wellgistics Health will incur increased costs as a result of operating as a public company, and its management will devote substantial time to compliance with its public company responsibilities and corporate governance practices.

If Wellgistics Health becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company. As a public company, Wellgistics Health will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq, and other applicable securities rules and regulations, which impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.

Wellgistics Health’s management and other personnel will need to devote a substantial amount of time to these public company requirements. Moreover, Wellgistics Health expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. Wellgistics Health may need to hire additional legal, accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations and may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Wellgistics Health intends to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If Wellgistics Health’s efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against Wellgistics Health and its business may be adversely affected.

The rules and regulations applicable to public companies will make it more expensive for Wellgistics Health to obtain and maintain director and officer liability insurance. These factors could also make it more difficult for Wellgistics Health to attract and retain qualified members of its board of directors, particularly to serve on Wellgistics Health’s audit committee and compensation committee, and qualified executive officers.

Wellgistics Health’s management team has limited experience managing a public company.

Most of the members of Wellgistics Health’s management team have limited to no experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Wellgistics Health’s management team has not worked together at prior companies that were publicly traded and the team may not successfully or efficiently manage their new roles and responsibilities.

Wellgistics Health’s ability to be successful will depend upon the efforts of Wellgistics Health’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of Wellgistics Health’s business.

Wellgistics Health’s ability to be successful will be dependent upon the efforts of Wellgistics Health’s board of directors and key personnel. Wellgistics Health’s cannot guarantee that its board of directors and key personnel will be effective or successful or remain with Wellgistics Health. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause Wellgistics Health’s management to have to expend time and resources helping them become familiar with such requirements.

Risks Related to Ownership of Wellgistics Health’s Common Stock

Delaware State Law includes anti-takeover provisions.

Delaware law contains provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors, such as:

●	authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;
●	establishing a classified board of directors so that not all members of our board of directors are elected at one time;

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●	requiring cause to remove directors;
●	prohibiting the use of cumulative voting for the election of directors;
●	limiting the ability of stockholders to call special meetings or amend our bylaws;
●	requiring all stockholder actions to be taken at a meeting of our stockholders; and
●	establishing advance notice and duration of ownership requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management to the extent permitted, whether by our certificate of incorporation, bylaws, or merely as a function of Delaware law. Any provision of our certificate of incorporation, bylaws, or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

Claims for indemnification by Wellgistics Health’s directors and officers may reduce Wellgistics Health’s available funds to satisfy successful third-party claims against Wellgistics Health and may reduce the amount of money available to Wellgistics Health.

The DGCL empowers us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

We may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of Wellgistics Health, by reason of the fact that he is or was a director, officer, employee, or agent of Wellgistics Health, or is or was serving at the request of Wellgistics Health as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Wellgistics Health, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of Wellgistics Health incurred in defending a civil or criminal action, suit, or proceeding may be paid by Wellgistics Health as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to Wellgistics Health if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to Wellgistics Health, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The DGCL further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

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If securities or industry analysts do not publish or cease publishing research or reports about Wellgistics Health, its business, or its market, or if they change their recommendations regarding Wellgistics Health’s securities adversely, the price and trading volume of Wellgistics Health’s securities could decline.

The trading market for Wellgistics Health’s securities will be influenced by the research and reports that industry or securities analysts may publish about Wellgistics Health, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on Wellgistics Health. If no securities or industry analysts commence coverage of Wellgistics Health, Wellgistics Health’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Wellgistics Health change their recommendation regarding Wellgistics Health Common Stock adversely, or provide more favorable relative recommendations about Wellgistics Health’s competitors, the price of shares of Wellgistics Health Common Stock would likely decline. If any analyst who may cover Wellgistics Health were to cease coverage of Wellgistics Health or fail to regularly publish reports on it, Wellgistics Health could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

There can be no assurance that Wellgistics Health common stock will be approved for listing on Nasdaq or, if approved, will continue to be so listed, or that Wellgistics Health will be able to comply with the continued listing standards of Nasdaq.

In connection with the registration statement of which this prospectus forms a part, Wellgistics Health’s Common Stock will be listed on Nasdaq under the symbol “WGRX.” If Nasdaq delists Wellgistics Health’s shares from trading on its exchange for failure to meet the listing standards, Wellgistics Health and its stockholders could face significant material adverse consequences including, but not limited to:

●	a limited availability of market quotations for Wellgistics Health’s securities;
●	reduced liquidity for Wellgistics Health’s securities;
●	a determination that Wellgistics Health Common Stock is a “penny stock” which will require brokers trading in Wellgistics Health Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Wellgistics Health Common Stock;
●	a limited amount of analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Wellgistics Health Common Stock will be listed on Nasdaq, it is a covered security. Although the states are preempted from regulating the sale of Wellgistics Health securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While Wellgistics Health is not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Wellgistics Health was no longer listed on Nasdaq, Wellgistics Health’s securities would not be covered securities and Wellgistics Health would be subject to regulation in each state in which Wellgistics Health offers its securities.

If and when our Common Stock is publicly traded, it may be subject to the penny stock rules which may make it more difficult to sell our Common Stock.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price, as defined, less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If and when our Common Stock is publicly traded, it may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors, such as institutions with assets in excess of $5,000,000 or an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his or her spouse. For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser’s written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker/dealers to sell our securities and also affect the ability of our stockholders to sell their shares in the secondary market.

An active market for Wellgistics Health’s securities may not develop, which would adversely affect the liquidity and price of Wellgistics Health’s securities.

The price of Wellgistics Health’s securities may vary significantly due to factors specific to Wellgistics Health as well as to general market or economic conditions. Furthermore, an active trading market for Wellgistics Health’s securities may never develop or, if developed, it may not be sustained. Holders of Wellgistics Health’s securities may be unable to sell their securities unless a market can be established and sustained.

The market price of Wellgistics Health Common Stock may decline as a result of various market factors.

Fluctuations in the price of Wellgistics Health’s securities could contribute to the loss of all or part of your investment. Prior to the effectiveness of the registration statement of which this prospectus forms a part, there has not been a public market for Wellgistics Health Common Stock. Accordingly, the valuation ascribed to Wellgistics Health may not be indicative of the price that will prevail in the trading market. If an active market for Wellgistics Health’s securities develops and continues, the trading price of Wellgistics Health’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which will be beyond Wellgistics Health’s control. Any of the factors listed below could have a material adverse effect on your investment in Wellgistics Health’s securities and Wellgistics Health’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Wellgistics Health’s securities may not recover and may experience a further decline.

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The market price of Wellgistics Health Common Stock may decline for a number of reasons including if:

●	investors react negatively to the prospects of Wellgistics Health’s business;
●	Wellgistics Health’s business and prospects is not consistent with the expectations of financial or industry analysts;
●	Wellgistics Health does not achieve the perceived benefits of the initial public offering as rapidly or to the extent anticipated by financial or industry analysts;
●	actual or anticipated fluctuations in Wellgistics Health’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
●	changes in the market’s expectations about Wellgistics Health’s operating results;
●	success of competitors;
●	changes in financial estimates and recommendations by securities analysts concerning Wellgistics Health or the health care industry in general;
●	operating and share price performance of other companies that investors deem comparable to Wellgistics Health;
●	Wellgistics Health’s ability to market new and enhanced products and technologies on a timely basis;
●	changes in laws and regulations affecting Wellgistics Health’s business;
●	Wellgistics Health’s ability to meet compliance requirements;
●	commencement of, or involvement in, litigation involving Wellgistics Health;
●	changes in Wellgistics Health’s capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of Wellgistics Health’s shares of Common Stock available for public sale; or
●	any major change in Wellgistics Health’s board of directors or management.

Furthermore, broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. Certain companies have at times experienced extreme price run-ups followed by rapid price declines and high volatility unrelated or disproportionate to the operating performance of the particular companies affected. Recently, this has especially been seen with companies conducting an initial public offering, particularly among companies with smaller public floats. The trading prices and valuations of these stocks, and of our securities, may not be predictable and may make it difficult for prospective investors to assess the rapidly changing value of our securities. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Wellgistics Health could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Future sales, or the perception of future sales, by Wellgistics Health or its stockholders in the public market could cause the market price for Wellgistics Health Common Stock to decline.

The sale of shares of Wellgistics Health Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Wellgistics Health Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for Wellgistics Health to sell Equity Securities in the future at a time and at a price that it deems appropriate.

In the future, Wellgistics Health may also issue its securities in connection with investments or acquisitions. The amount of shares of Wellgistics Health Common Stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of Wellgistics Health Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to Wellgistics Health stockholders.

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Wellgistics Health will qualify as an “emerging growth company” as well as a smaller reporting company within the meaning of the Securities Act, and if Wellgistics Health takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make Wellgistics Health’s securities less attractive to investors and may make it more difficult to compare Wellgistics Health’s performance with other public companies.

Wellgistics Health will qualify as an “emerging growth company” within the meaning of the Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Wellgistics Health may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as Wellgistics Health continues to be an emerging growth company, including, but not limited to: (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in Wellgistics Health’s periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, Wellgistics Health’s stockholders may not have access to certain information they may deem important. Wellgistics Health will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Wellgistics Health Common Stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which Wellgistics Health has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (ii) the date on which Wellgistics Health has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock in the initial public offering. Wellgistics Health cannot predict whether investors will find Wellgistics Health’s securities less attractive because it will rely on these exemptions. If some investors find Wellgistics Health’s securities less attractive as a result of its reliance on these exemptions, the trading prices of Wellgistics Health’s securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Wellgistics Health has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Wellgistics Health, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Wellgistics Health’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, Wellgistics Health will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Wellgistics Health will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of Wellgistics Health common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) its annual revenues exceeded $100 million during such completed fiscal year and the market value of Wellgistics Health common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent Wellgistics Health takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

Our management team will have immediate and broad discretion over the use of the net proceeds from this Offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this Offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this Offering for working capital and general corporate purposes See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this Offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this Offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

Based on our current business plan, we believe our cash and cash equivalents, together with our financing activities and the net proceeds generated from this Offering, will be sufficient to meet our current and anticipated needs for general corporate purposes for at least the next six months. If our available cash balances are insufficient to satisfy our liquidity requirements, in particular, for the development and commercialization of our products, we may seek to obtain further funding through public or private equity offerings, debt financings or other sources.

The unaudited pro forma financial information included herein may not be indicative of what Wellgistics Health’s actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what Wellgistics Health’s actual financial position or results of operations would have been on the dates indicated.

Certain existing stockholders acquired our securities at a price below the current trading price of such securities and may experience a positive rate of return based on the current trading price.

Given the relatively lower purchase prices that some of our stockholders—including certain of our officers and directors—paid to acquire some of their securities compared to the current trading price of our shares of common stock, these stockholders in some instances may earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of our shares of Common Stock at the time that such stockholders choose to sell their shares of Common Stock. Although our officers and directors have agreed not to sell any shares of Common Stock for a period of 180 days after the date of this prospectus, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, in the future, could adversely affect the market price of our Common Stock. Public stockholders may not be able to experience the same positive rates of return, especially in the case that our management’s stock ownership discourages a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Investors in this Offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this Offering will incur immediate dilution of $5.47 per share based on the assumed public offering price of $5.00 per share, the midpoint of the estimated public offering price between $4.50 and $5.50 per share. Investors in this Offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this Offering.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” that are based on our management’s beliefs and assumptions and on information currently available to us. These forward-looking statements discuss matters that are not historical facts. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics Health,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics LLC,” and “Business.” Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because the following discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “approximately,” “outlook,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negative of these words or other similar expressions.

Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance, or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the dates of such statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition, or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. We qualify all of the forward-looking statements in this prospectus by this cautionary note.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, the following:

●	A shift in pharmacy mix toward lower margin plans, margin compression on branded medications, increased offering of specialty products, DIR fees, mail order pharmacy steering, and programs;
●	Wellgistics Health deriving a portion of its sales from prescription drug sales reimbursed by pharmacy benefit management companies;
●	Wellgistics Health being adversely affected by a decrease in the introduction of new brand name and generic prescription drugs as well as increases in the cost to procure prescription drugs;
●	changes in economic conditions that adversely affect consumer/client buying practices and market adoption of Wellgistics Health’s DelivMeds mobile application and the accompanying revenues to premium access/services;
●	Wellgistics Health’s relationships with its primary wholesaler for pharmacy operations and Wellgistics Health’s manufacturer relationships for with its wholesale and hub technology platform entities;
●	Changes in the healthcare industry and regulatory environments;
●	The effects of competition on Wellgistics Health’s future business;
●	Wellgistics Health’s ability to execute its business plans and strategy;
●	Other risks and uncertainties described in the registration statement of which this prospectus forms a part, including, but not limited to, those risks described in the section entitled “Risk Factors.”

Many of those risk factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. You should read this prospectus with the understanding that our actual future results may be materially different from what we expect.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of 900,000 shares of our Common Stock in this Offering, after deducting underwriter discounts and commissions and estimated offering expenses payable by us will be approximately $3,735,000. The principal purposes of this Offering are to increase our capitalization and financial flexibility, increase our visibility in the marketplace, and create a public market for our Common Stock. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us of this Offering. However, we currently intend to use the net proceeds to us from this Offering primarily for general corporate purposes, including working capital, marketing initiatives, and capital expenditures.

While we have not allocated a specific amount of net proceeds from this Offering to any particular purpose, we may use net proceeds for the acquisition of additional businesses. We do not have any understandings or agreements for any acquisitions as of the date of this prospectus.

The net proceeds we actually expend for the acquisition of additional businesses may vary significantly depending on a number of factors, including our ability to locate such companies and enter into a binding acquisition agreement on favorable terms and the negotiated purchase price. In addition, the net proceeds we actually expend for general corporate purposes may vary significantly depending on a number of factors, including future revenue growth and our cash flows. As such, we retain broad discretion over the allocation of the remaining net proceeds from this Offering. Pending use of the net proceeds from this Offering, we intend to invest the net proceeds in short-term, investment-grade securities.

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DIVIDEND POLICY

We have never declared any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board of directors deems relevant. Our ability to pay cash dividends is subject to limitations imposed by state law.

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CAPITALIZATION

The following unaudited table sets forth our capitalization as of September 30, 2024:

●	on an actual basis;
●	on pro forma as-adjusted basis to reflect the sale of 900,000 shares of Common Stock, based on an offering price of $5.00 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as-adjusted information below is illustrative only and our capitalization following the completion of this Offering is subject to adjustment based on the initial public offering price of our common shares and other terms of this Offering determined at pricing.

You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wellgistics Health” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wellgistics LLC.”

	September 30, 2024
	Actual	Pro Forma As Adjusted
Cash	$793,148	4,528,148

Current portion of debt obligations	9,014,180	9,014,180
Due to related parties	4,120,703	4,120,703
Due to seller	9,000,000	9,000,000
Notes payable	11,400,000	11,400,000
Total liabilities	33,534,883	33,534,883

Common stock, 500,000,000 shares authorized, $0.0001 par value, 51,055,508 shares issued and outstanding, actual, 51,955,508 pro forma as adjusted	5,105	5,196
Additional paid-in capital	15,391,312	19,140,304
Accumulated deficit	(5,425,408)	(5,425,408)
Total stockholders’ equity (deficit)	9,985,092	13,720,092
Total capitalization	$43,519,975	47,254,975

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DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this Offering.

The net tangible book value of our Common Stock as of September 30, 2024, was $(28.1) million or $(0.55) per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our Common Stock in this Offering and the net tangible book value per share of our Common Stock immediately afterwards. After giving effect to our sale of shares of Common Stock offered by this prospectus at an assumed public offering price of $5.00 per share (the midpoint of the estimated public offering price between $4.50 and $5.50 per share), and after deducting the underwriting discounts, commissions and estimated offering and acquisition expenses payable by us, our pro forma net tangible book value would have been $(24.4) million, or approximately $(0.47) per share. This represents an immediate increase in pro forma net tangible book value of $0.08 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $5.47 per share to new investors. The following table illustrates the per share dilution:

Assumed public offering price per share(1)		$5.00

Net tangible book value per share as of September 30, 2024	$(0.55)

Increase in pro forma net tangible book value per share attributable to new investors	$0.08

Pro forma net tangible book value per share after this Offering		$(0.47)

Dilution in pro forma net tangible book value per share to new investors		$5.47

(1) Represents the midpoint of the estimated public offering price between $4.50 and $5.50 per share.

The following table sets forth, on a pro forma basis, the differences between the number of shares of Common Stock purchased from us, the total price and average price per share paid by existing stockholders and by the new investors, before deducting estimated offering and acquisition expenses payable by us, using the assumed public offering price of $5.00 per share (the midpoint of the estimated public offering price between $4.50 and $5.50 per share).

	Shares Purchased		Total Consideration			Average Price Per
	Number	Percentage	Amount		Percentage	Share

Existing stockholders	—	—%		$—	—%	$—

New investors		100.0%	$		100.0%	$5.00

Total		100.0%	$		100.0%	$5.00

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SELECTED FINANCIAL DATA

The selected historical financial information for the years ended December 31, 2023 and 2022 and nine months ended September 30, 2024 and 2023 provided below represents the historical financial information of Wellgistics Health. The statements of operations data for the years ended December 31, 2023 and 2022 provided below have been derived from the audited financial statements of Wellgistics Health included elsewhere in this prospectus. These historical results are not necessarily indicative of the results that should be expected in any future periods.

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2024	2023	2023	2022
	(Unaudited Actual)		(Audited Actual)
Net sales	$5,718,408	$-	$-	$-
Cost of sales	$5,199,772	$-	$(178,255)	$-
Gross profit	$518,636	$-	$-	$-
Total operating expenses	$2,916,236	$1,819,532	$2,880,603	$5,250
Loss from operations	$(2,397,600)	$(1,819,532)	$(2,880,603)	$(5,250)
Total other income (expense)	$(126,874)	$-	$(15,081)	$-
Net loss	$(2,524,474)	$(1,819,532)	$(2,895,684)	$(5,250)

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2024, provided below combine the historical results and operations of Wellgistics Health, Wood Sage, and Wellgistics LLC giving effect to the transactions as if they occurred on January 1, 2024. The unaudited pro forma combined statements of operations for the year ended December 31, 2023, provided below combine the historical results and operations of Wellgistics Health, Wood Sage, and Wellgistics LLC giving effect to the transactions as if they occurred on January 1, 2023. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2023, provided below combine the historical results and operations of Wellgistics Health, Wood Sage and Wellgistics LLC giving effect to the transactions as if they occurred on January 1, 2023.

The pro forma adjustments are based on currently available information and certain estimates and assumptions, and, therefore, the actual effects of this Offering and the acquisition as reflected in the pro forma data may differ from the effects reflected below. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of this Offering and acquisitions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions. During the periods presented, Wellgistics Health, Wood Sage and Wellgistics LLC were not under common control or management and, therefore, the data presented may not be comparable to, or indicative of, post- acquisition results. You should review the information below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wellgistics Health,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wellgistics LLC,” the Unaudited Pro Forma Combined Financial Information and the related notes beginning on page 56 of this prospectus, and the audited and unaudited interim financial statements of Wellgistics Health and Wellgistics LLC, and the related notes all included elsewhere in this prospectus.

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2024	2023	2023
	(Pro Forma)
Net sales	$34,177,045	$24,608,342	$34,372,366
Cost of sales	31,212,141	20,042,884	31,599,326
Gross profit	2,964,904	4,565,458	2,773,039
Total operating expenses	9,640,495	10,839,099	14,871,747
Loss from operations	(6,675,591)	(6,273,642)	(12,098,707)
Total other income (expense)	(535,920)	628,976	(1,555,474)
Net loss	$(7,211,511)	$(5,644,665)	$(13,654,182)

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UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of Wellgistics Health, Wood Sage and Wellgistics LLC after giving effect to the Wood Sage Acquisition and Wellgistics Acquisition and adjustments described in the accompanying notes.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2024, combine the historical results and operations of Wellgistics Health, Wood Sage and Wellgistics LLC giving effect to the transactions as if they occurred on January 1, 2024. The unaudited pro forma combined statements of operations for the year ended December 31, 2023, combine the historical results and operations of Wellgistics Health, Wood Sage and Wellgistics LLC giving effect to the transactions as if they occurred on January 1, 2023. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2024, also separately include the results of operations of Wood Sage, which was acquired by Wellgistics Health on June 16, 2024, and Wellgistics LLC, which was acquired by Wellgistics Health on August 30, 2024. The unaudited pro forma combined statements of operations for the year ended December 31, 2023, also separately include the results of operations of APS and CSP, which were acquired by Wood Sage in August 2023.

The unaudited pro forma combined balance sheet of Wellgistics Health as of September 30, 2024, which gives effect to the Wellgistics Acquisition and the Wood Sage Acquisition, is included within the unaudited historical financial statements set forth at the end of this IPO Prospectus.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of the Wellgistics Health, Wood Sage and Wellgistics LLC and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, Wellgistics Health allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

Unaudited Proforma Combined Statement of Operations for the Nine Months Ended September 30, 2024

	Wellgistics Health	Wood Sage, LLC	Wellgistics LLC	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$5,718,408	$323,525	$28,135,112	$-		$34,177,045
Cost of sales	5,199,772	279,824	25,732,545	-		31,212,141
Gross profit (loss)	518,636	43,701	2,402,567	-		2,964,904

Operating expenses:
General and administrative	2,448,813	524,228	3,563,666	(405,000)	(a)	6,131,707
Depreciation and amortization	467,423	-	95,107	2,946,258	(b)	3,508,788
Total operating expenses	2,916,236	524,228	3,658,773	2,541,258		9,640,495

Loss from operations	(2,397,600)	(480,527)	(1,256,206)	(2,541,258)		(6,675,591)

Other income (expense):
Other income	15,407	-	623,462	-		638,869
Interest expense, net	(142,281)	-	(232,508)	(800,000)	(c)	(1,174,789)
Total other income (expense)	(126,874)	-	390,954	(800,000)		(535,920)

Loss before income taxes	(2,524,474)	(480,527)	(865,252)	(3,341,258)		(7,211,511)
Provision for income taxes	-	-	-	-		-
Net loss	$(2,524,474)	$(480,527)	$(865,252)	$(3,341,258)		$(7,211,511)

Weighted average common shares outstanding - basic and diluted	46,714,665					46,714,665
Net loss per common share - basic and diluted	$(0.05)					$(0.15)

(a) To reverse historical management services fees paid to Nomad.

(b) To record amortization on the intangible assets recorded as a result of the acquisitions.

(c) To record interest expense related to the promissory notes issued in connection with the Wellgistics Acquisition.

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Unaudited Proforma Combined Statement of Operations for the Year Ended December 31, 2023

	Wellgistics Health	Community Specialty Pharmacy, LLC	Alliance Pharma Solutions, LLC	Wood Sage, LLC	Wellgistics LLC	Pro Forma Adjustments		Pro Forma Combined
Net sales	$-	$850,753	$-	$338,864	$33,182,749	$-		$34,372,366
Cost of sales	-	756,575	-	323,068	30,519,683	-		31,599,326
Gross profit	-	94,178	-	15,796	2,663,065	-		2,773,039

Operating expenses:
Research and development	-	-	375	-	-	-		375
General and administrative	2,880,603	596,686	34,434	533,395	6,612,048	(540,000	)(a)	10,117,166
Depreciation and amortization	-	-	-	-	276,376	4,515,343	(b)	4,791,719
Total operating expenses	2,880,603	596,686	34,809	533,395	6,888,424	3,975,343		14,909,260

Loss from operations	(2,880,603)	(502,508)	(34,809)	(517,599)	(4,225,359)	(3,975,343)		(12,136,220)

Other income (expense):
Interest expense, net	(15,081)	-	-	-	(363,526)	(1,200,000	)(c)	(1,578,607)
Other income	-	-	-	-	180,461	-		180,461
Loss from unconsolidated affiliate	-	-	-	-	(82,329)	-		(82,329)
Total other income (expense)	(15,081)	-	-	-	(265,393)	(1,200,000)		(1,480,474)

Provision for income taxes	-	-	-	-	-	-		-
Net loss	$(2,895,684)	$(502,508)	$(34,809)	$(517,599)	$(4,490,752)	$(5,175,343)		$(13,616,695)

Weighted average common shares outstanding - basic and diluted	44,720,000							44,720,000
Net loss per common share - basic and diluted	(0.06)							(0.30)

(a) To reverse historical management services fees paid to Nomad

(b) To record amortization on the intangible assets recorded as a result of the acquisitions.

(c) To record interest expense related to the promissory notes issued in connection with the Wellgistics Acquisition.

Description of Transactions

Wood Sage Membership Interest Purchase Agreement

In January 2023, Wellgistics Health entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”) in connection with the Wood Sage Acquisition. Wellgistics Health and Mr. Panchal amended and restated this agreement in June 2024, whereby the parties revised the closing payment to be made by Wellgistics Health to Mr. Panchal to be 0.389 shares of Wellgistics Health Common Stock. The shares issued by Wellgistics Health to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. Mr. Panchal currently is Wellgistics Health’s President of Healthcare Operations in addition to being a Wellgistics Health stockholder.

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Wellgistics LLC Membership Interest Purchase Agreement

During May 2023, Wellgistics Health entered into the Wellgistics MIPA regarding the Wellgistics Acquisition whereby Wellgistics Health agreed to acquire all of the outstanding membership interests of Wellgistics LLC.

On August 4, 2023, Wellgistics Health and Wellgistics LLC amended the Wellgistics MIPA to extend the termination date of the Wellgistics MIPA to no later than December 26, 2023, and designate Brian Norton as a representative who may act on behalf of all named sellers in the Wellgistics MIPA. On December 26, 2023, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to extend the termination date to March 29, 2024. On March 22, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to extend the termination date to August 31, 2024, and to provide for Wellgistics Health to extend such date for a maximum of ninety days, among other things.

On August 23, 2024, Wellgistics Health and Wellgistics LLC entered into the Fourth Amendment to the Wellgistics MIPA, which amended the purchase price to be paid by Wellgistics Health for acquiring Wellgistics LLC, the closing date of the transaction, and certain other terms and conditions. The purchase price that Wellgistics Health agreed to pay Wellgistics LLC under the revised agreement consists of:

●	a closing cash payment of $10 million, $1 million of which is payable in immediately available funds to Zions Bank, a creditor of Wellgistics LLC, by wire transfer, and the remainder of which is due no later than the earlier of 45 calendar days following effectiveness of this registration statement and August 30, 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on the first anniversary of the date that this registration statement becomes effective;
●	bonus payments in the form of Wellgistics Health Common Stock equaling an aggregate value of $10 million that vest over three years and are payable in three equal annual installments;
●	bonus payments in the form of Wellgistics Health Common Stock in an aggregate amount of up to $5 million that vest only if certain financial metrics are met, with unvested shares of Common Stock subject to repurchase by Wellgistics Health for a nominal purchase price if such financial metrics are not met; and
●	contingent bonus payments consisting of 50% cash and 50% Wellgistics Health Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics LLC a wholly owned subsidiary of Wellgistics Health.

On November 4, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to convert the $10 million and $5 million respective bonus payments into an immediate share issuance of 3,999,335 shares of restricted Wellgistics Health common stock. 2,666,223 shares of Common Stock vest in equal annual installments over a period of three years. These shares of Common Stock are not subject to repurchase by Wellgistics Health. 1,333,112 shares have been fully issued, but vest only upon the achievement of certain financial metrics. In the event the stated metrics for the applicable year are not achieved, Wellgistics Health can repurchase the applicable portion of the 1,333,112 unvested shares for nominal consideration of $0.0001 per share.

Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited proforma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transactions were accounted for as a business acquisition wherein Wood Sage and Wellgistics LLC are the accounting acquirees and Wellgistics Health is the accounting acquirer.

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Consideration Transferred

Wood Sage (closed in June 2024)

The Company has made a preliminary allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Total
Cash and cash equivalents	$30,255
Accounts receivables	82,831
Inventories	49,533
Goodwill	511,761
Intangible assets	1,535,283
Intangible assets under development	1,137,619
Due to related parties	(616,703)
Accounts payable	(815,081)
Note payable	(1,300,000)
Other current liabilities	(215,498)
Purchase price consideration	$400,000

Wellgistics LLC (closed in August 2024)

The total fair value of the initial purchase price consideration associated with the Wellgistics Acquisition was determined as follows:

Cash payment	$10,000,000	(1)
Note payable	15,000,000	(2)
Restricted common stock	15,000,000	(3)
	$40,000,000

(1)	Represents the cash consideration pursuant to the Wellgistics Acquisition, which is reflected as due to seller on the pro forma balance sheet. As per the Wellgistics MIPA, the closing cash payment of $10 million includes $1 million of which is payable in immediately available funds, and the remainder of which is due no later than the earlier of 45 calendar days following effectiveness of this registration statement and August 30, 2025. The Company’s planned initial recognition of this component is to record as a current liability at its fair value.
(2)	Represents the note payable issued to Strategix, Nomad, Jouska, and Brian Norton. As per the Wellgistics MIPA, the principal of the note is $15,000,000, payable in three equal annual installments commencing on the first anniversary of the date that this registration statement becomes effective. The Company’s planned initial recognition of this component is to record the issuance of the note payable at fair value, which is estimated to be $15,000,000.
(3)	Represents the issuance of 3,999,335 shares of restricted common stock pursuant to the Wellgistics MIPA. 2,666,223 shares vest in equal annual installments, and 1,333,112 shares vest only upon the achievement of certain financial metrics. The 2,666,223 shares are not considered earn-out or contingent upon any event, and will vest annually. These shares only have restrictions with regards to transferability until the vesting occurs. The Company believes it is probable the remaining 1,333,112 shares will vest and not be subject to any repurchase. The Company’s planned initial recognition of this component is to account for the issuance of 3,999,335 shares of restricted common stock at a fair value of $15,000,000 as equity consideration included within the total purchase price consideration, including the recognition of $400 as common stock for the par value of the shares issued and $14,999,600 recognized as additional paid-in capital as per the pro forma balance sheet. The Company recognized the issuance of the 3,999,335 shares in its statement of changes in stockholders’ equity, recognized within the issued and outstanding shares. The Company is evaluating the initial recognition of the business combination in accordance with ASC 805. The Company is also evaluating ASC 718, specifically ASC 718-10-55, in conjunction with ASC 805-30-55, to evaluate whether there are any post-combination compensation costs to be considered with regards to the restricted common stock.

The Company has made a preliminary allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Wellgistics Acquisition Purchase Price Allocation
Total
Cash and cash equivalents	$901,113
Accounts receivable, net	2,695,280
Inventories	9,396,719
Goodwill	14,027,621
Intangible assets	21,041,431
Other assets	833,730
Note receivable	139,771
Prepaid expenses and other assets	11,959
Property, plant and equipment, net	455,796
Investments in unconsolidated entity	17,671
Operating lease, right of use asset	1,258,141
Accounts payable	(4,649,741)
Accrued expenses and other liabilities	(758,009)
Current portion of debt obligations	(4,047,698)
Operating lease liability	(1,323,784)
Purchase price consideration	$40,000,000

The Company expects to identify intangible assets such as developed technology and customer relationships upon the business combination.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS OF WELLGISTICS HEALTH

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Cautionary Note Regarding Forward-Looking Statements.” We have no obligation to update any of these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements due to many factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus. Factors that could cause or contribute to such differences include, but are not limited to, capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus. Percentage amounts included in this prospectus have not in all cases been calculated on the basis of rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in the consolidated financial statements included elsewhere in this prospectus. Certain other amounts that appear in this prospectus may not sum due to rounding. Unless the context otherwise requires, references in this section to “we,” “us,” “our,” “Wellgistics Health” refer to Wellgistics Health, Inc. after giving effect to the Wood Sage Acquisition.

Overview

Incorporated in 2022, Wellgistics Health is a holding company for operating companies centered around pharmaceuticals and healthcare services. Currently, we own two indirect operating companies, APS and CSP, through an intermediary—Wood Sage—and one direct operating company, Wellgistics LLC. Because Wellgistics Health only recently closed the Wellgistics Acquisition during the third quarter of 2024, the respective businesses and financial conditions of Wellgistics Health and Wellgistics LLC are presented separately. For more information about Wellgistics LLC, see the sections entitled “Business” beginning on page 63 of this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Wellgistics LLC” beginning on page 56 of this prospectus.

Wellgistics LLC

Wellgistics LLC was founded in 2013. In 2017, Strategix Global, LLC acquired a majority interest in Wellgistics LLC. Wellgistics LLC is a 50-state FDA licensed and NABP-accredited pharmaceutical wholesaler distributor, bridging the gap between small- to mid-size pharmaceutical manufacturers and independent retail pharmacies. Serving over 4,000 registered pharmacies nationwide, we provide significant value by offering competitive pricing, unique products, and exceptional service, while also promoting manufacturers’ products to a diverse range of pharmacies. Our primary focus is on supporting independent retail pharmacies in search of better products, prices, and services, thereby ensuring their growth and sustainability in the competitive pharmaceutical sector. As Wellgistics Health acquired Wellgistics LLC upon the closing of the Wellgistics Acquisition, Wellgistics LLC now serves as the wholesale arm of Wellgistics Health’s healthcare ecosystem.

Wellgistics LLC provides distribution and 3PL services to both pharmaceutical manufacturers and independent retail pharmacies. With approximately 60 manufacturing relationships, we identify niche therapeutic products and work with our manufacturing clients to increase market access and visibility of our client relationships with product awareness and support campaigns. Specifically, we help promote product distribution through our network of pharmacy buyers by providing sales and marketing support. These services include providing product education, identifying opportunities for therapeutic substitution when clinically relevant, and cost savings opportunities for pharmacies and their patients. Wellgistics LLC’s portfolio of products is comprised of 65% topical generics with a primary focus on the dermatology market, 20% oral generic formulations primarily in the non-narcotic pain category, 10% oral and topical brand formulations, and 5% in the over-the-counter market space. Our investments in cold chain infrastructure will position this division to compete in the specialty-lite therapy category while also expanding our ability to house additional branded products. The services provided to our manufacturing clients, pharmacy buyers, and other constituents described below are paramount to the revenue generated from this division.

Alliance Pharma Solutions, LLC

APS was founded in 2017 as a holding company for technology solutions wholly owned by Integral Health Inc. (“Integral”). In 2020, APS recommissioned its DelivMeds project so that it would serve as a pharmaceutical hub, facilitating prescription transfer and clinical concierge services to a network of independent pharmacies. After conducting an extensive market research survey focusing on competition, APS established several key differentiators for the DelivMeds hub. These differentiators included various integrations of the hub with pharmacy management software systems and pharmacy point of sale systems, among others such that DelivMeds would serve as an end-to-end patient-centric solution automating the prescription journey. Powered by CSP as the backend pharmacy, DelivMeds is the frontend technology serving as the middleware between all key stakeholders referenced in what we refer to as the 5P-Model: Patients, Providers, Pharmacies, Payors or PBMs, and Pharmaceutical Manufacturing Companies.

DelivMeds aims to preserve patient autonomy, improve price transparency, and aide in making a meaningful impact on patient outcomes by eliminating barriers to therapy while simultaneously boosting adherence. We work with channel partners such as pharmaceutical manufacturers, provider groups and accountable care organizations, telehealth companies, and employer groups to offer full suite of patient-centered pharmacy services. DelivMeds’ business-to-business strategy approach enables prescriptions to be sent directly to CSP and subsequently transferred to an eligible in-network independent pharmacy. Each channel partner is equipped with de-identified data to improve its respective business operation and or improve its renumeration from the value-based services the clinical concierge arm provides. As previously mentioned, Wood Sage acquired APS in August 2023. As discussed below and elsewhere in this prospectus, Wellgistics Health acquired Wood Sage in June 2024. APS now serves as the middleware technology arm to Wellgistics Health’s integrated healthcare ecosystem.

Community Specialty Pharmacy, LLC

CSP, was founded in 2011 as a retail community specialty pharmacy. Specializing in HIV/AIDS, the pharmacy obtained URAC and ACHC accreditations for Specialty Pharmacy and also performed general pharmacy services in its community. In 2018, Integral acquired CSP and relocated CSP to Tampa, Florida. Subsequently, CSP expanded its business operations to perform 340B services by partnering with local clinics and provider groups. During this time period, the pharmacy initiated its pursuit of additional pharmacy state licenses to convert CSP’s business to a mail order pharmacy. Currently, CSP is licensed in 35 states and the District of Columbia, with superb license coverage along the east coast. As a result of this strategic business shift CSP’s leadership team chose to voluntarily forfeit CSP’s specialty accreditations. However, CSP maintains specialty internal standard operating procedures and performs all of the functions of a specialty pharmacy.

CSP provides general and specialty pharmacy services dedicated to servicing the needs of patients, as well as clinical expertise, technology-driven innovation tools, and administrative efficiencies that support physicians, payers, and pharmaceutical manufacturers. CSP purchases pharmaceuticals including specialty medications from manufacturers and wholesale distributors, fills prescriptions, labels, packages and delivers these pharmaceuticals to patients’ homes or physicians’ offices through contract couriers or carriers. CSP maintains a call center and customer support within its pharmacy located in Tampa, Florida. CSP has several 340B relationships, acting as the dispensing pharmacy for these healthcare facilities. These relationships help drive revenue and prescription volume. Our relationship with Wellgistics LLC along with our deep-rooted ties to other wholesalers enables CSP to offer a competitive cash-based formulary for the uninsured and underinsured patient populations. CSP continues to see an uptick in utilization, as more patients elect to pay out of pocket due to our low-cost model, which CSP believes is an opportunity to gain market share with small- to medium-size employer groups in a partnership model with other consumer driven healthcare companies. The services that CSP provides to its patients and other constituents are vital to the revenue and prescription volume generated from this division. CSP now serves as the backbone of Wellgistics Health’s healthcare ecosystem.

As a micro health ecosystem, our portfolio of companies consists of a pharmacy, wholesale operations, and a technology division with a novel platform for hub and clinical services. We are focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. Our patient-centric approach combined with innovative healthcare applications positions us to shift the dynamic of care to revolve around the patient for a wide range of therapeutic conditions. We offer a full spectrum of integrated solutions by leveraging the synergies of our business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions.

Prior to closing the Wood Sage Acquisition, Wellgistics Health did not generate revenues. Upon closing of the Wood Sage Acquisition and the Wellgistics Acquisition, our revenues are derived from (i) pharmaceutical dispensing of products, (ii) care management services we deliver to patients and offer to pharmaceutical manufacturing clients, and (iii) SaaS fees for use of our platform technology services, and (iv) product procurement and distribution to independent pharmacies. We closed the Wood Sage Acquisition in June 2024 and closed the Wellgistics Acquisition in August 2024. However, while Wellgistics Health, Wood Sage, and Wellgistics LLC previously were separate entities, each of the three companies have shared common office space, comarketed solutions to the marketplace, and leveraged financial and back-office support prior to June 2024.

Our ability to source and distribute pharmaceutical products to our pharmacy and network of independent pharmacy partners throughout the U.S. will adequately position us to negotiate greater discounts based on market share. Our digital pharmacy, including its hub and clinical services technology platform, will be poised to add significant value in this key specialty-lite market by providing patients access and convenience, while providing partners with ready-to-go market solutions with big data.

The latest data released from the Centers for Medicare & Medicaid Services illustrates that the National Health Expenditure Data for 2022 grew to $4.5 trillion and accounted for 17.3% of gross domestic product (“GDP”), with an expected increase in the health spending share of GDP to 19.7% by 2032. A deeper dive of this report reveals that total retail prescription drug spending from 2021 to 2022 increased by 8.4% to $405.9 billion. IQVIA’S 2024 report on medicine spending trends found that overall spending in the U.S. market for medicines reached $435 billion in 2023. It is well documented in the literature that the specialty drug market accounts for less than 10% of total drugs in the market but is responsible for greater than 50% of the prescription drug spend per annum. After evaluating reasons for increased healthcare expenditure, poor medication adherence continues to be a challenge that causes unnecessary strain on the healthcare system, including, but not limited to, increased hospital admissions and readmissions rates from medication non-compliance and adverse events. Many of these factors are preventable by empowering patient autonomy in their healthcare journey, identifying cost savings opportunities, and providing access to clinical resources and support.

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Our business model primely positions us to address the prescription spend in the “specialty lite” therapy area while improving patient health outcomes by equipping patients with our innovative digital health tools. Our pharmacy business will expand its service coverage area while strengthening its clinical expertise in several key therapeutic categories, including services such as care coordination and patient financial assistance. Furthermore, our partner relationships will enable us to offer a competitive cash formulary as an alternative option when high insurance deductibles make it economically feasible. Our wholesale operations will expand as we continue to partner and establish new manufacturer relationships. With many of these new relationships, we will provide sales and clinical education support to the pharmacies purchasing these products. We have also strategically identified opportunities to wholesale products that are normally not carried by the three largest wholesalers in the United States. We will carve out exclusivity or semi- exclusive relationships based on a time period to ensure we are maximizing our revenues. New partnerships with group purchasing organizations are expected to be effective, as we increase the business divisions’ visibility with all or many of the member pharmacies. Our technology division, which comprises a novel platform performing pharmacy hub and clinical services, will be connected to our pharmacy network enabling us to operate as a digital pharmacy and hub. Wellgistics Health’s pharmacy network leverages the bricks and mortar of independent, locally-owned pharmacies, that are rooted in their communities, to create a powerful network capable of delivering Rx’s in hours. This channel represents over 19,000 pharmacies across the United States, servicing 1.3 billion prescriptions annually representing a $47 billion market at wholesale cost.

Our mobile application for patients will provide an end-to-end solution for digitizing the prescription journey. The solution helps to preserve patient autonomy, improve prescription price transparency, and provide additional concierge services in an effort to boost medication adherence and improve patient outcomes. We will aggregate the data collected from our solution to provide comprehensive reports that are tied to medication adherence and outcomes to make a meaningful impact for all stakeholders involved. We will monetize this valuable data with manufacturers, payors and providers.

Key Components of Results of Operations

We are an early-stage company, and our historical results may not be indicative of our future results for reasons that may be difficult to anticipate. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or future results of operations.

Revenues

Wellgistics Health is a holding company specifically formed to hold operating companies. We did not generate any revenue prior to the Wood Sage Acquisition, but now expect to generate all of our revenues through APS, CSP, and Wellgistics LLC. Although Wellgistics Health may add other sources of revenue through the acquisition of other operating companies in the future, Wellgistics Health currently does not have any such plans.

Wellgistics Health will be subject to risk of specific inflationary pressures on product prices and its impact on consumer spending. For example, increases in prescription drug costs could impact consumers ability to afford initial or on-going therapy. Wellgistics Health’s focus on the relatively expensive specialty lite business segment (i.e., $500 - $3,000 therapies) could be particularly impacted by increasing costs. Additionally, consumer discretionary funds could be reduced, impacting the ability to pay for digital services and subscription models that Wellgistics Health offers. If inflation continues to increase, sourcing and procuring specialty lite products may prove to be capital intensive. Wellgistics Health may not be able to adjust prices sufficiently to offset the effect without negatively impacting consumer demand or Wellgistics Health’s gross margin. All of these inflationary risk factors could materially and adversely impact Wellgistics Health’s business operations, financial condition and results of operations.

CSP recognizes product revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. CSP fills prescriptions for prescription and over-the-counter drugs written by a provider and recognizes revenue at the time the patient confirms the prescription order for payment of co-pays.

Expenses

Research and Development Expense

Our research and development expenses will consist primarily of internal and external expenses incurred in connection with our research activities and development programs. These expenses will include, but are not limited to, software development, integrations with pharmacy management systems, development supplies, testing materials, personnel costs (including salaries and benefits), depreciation expense, overhead allocation, (consisting of various support and facility costs), stock-based compensation and consulting fees. Research and development costs will be expensed as incurred.

Sales and Marketing Expense

Sales and marketing expenses will consist of personnel and personnel-related expenses, including stock-based compensation for our business development team as well as trade events participation, public relations, white paper development, social media, pharmacy trade and patient materials, advertising, sales collateral, syndicated data fees, and other marketing expenses. We expect to increase our sales and marketing activities to grow our customer base and increase market share. We also expect that our sales and marketing expenses will increase over time as we continue to hire additional personnel to scale the business.

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General and Administrative Expense

General and administrative expenses currently consist of business development, consulting, and information technology development and support and third-party software expenses. On October 17, 2022, Wood Sage entered into the MSA, to cover the costs of ongoing software development and all other operational-related costs to ensure that the development and operations would continue seamlessly without interruption or delays.

In the future, general and administrative expenses will consist primarily of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation expense) for personnel in executive, finance, accounting, corporate development and other administrative functions. General and administrative expenses will also include legal fees, professional fees paid for accounting, auditing, consulting, tax, and investor relations services, insurance costs, facility costs not otherwise included in research and development expenses. Following Wellgistics Health’s registration as a public company, will include public company expenses such as costs associated with compliance with the rules and regulations of the SEC and the stock exchange.

Income Tax (Benefit) Expense

Our income tax provision will consist of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We will maintain a valuation allowance against the full value of our U.S. and state net deferred tax assets because we believe the recoverability of the tax assets is more likely than not.

Results of Operations

For Nine Months Ended September 30, 2024, Compared to September 30, 2023

Revenues and Cost of Revenues

Revenue was $5,718,408 for the nine months ended September 30, 2024, consisting of revenues derived from CSP operations after the closings of the Wood Sage Acquisition on June 16, 2024, and the Wellgistics LLC Acquisition on August 30, 2024. Cost of revenue for the same period was $5,199,772. The Company did not earn revenue for the nine months ended September 30, 2023.

General and Administrative Expense

General and administrative expenses were $2,448,813 for the nine months ended September 30, 2024, compared to $1,819,532 for the nine months ended September 30, 2023. The increase was primarily due to the acquisition of Wellgistics LLC in 2024. General and administrative expenses include personnel costs, and professional fees including audit, tax and legal.

Interest Expense

Interest expense was $142,281 and $0 for the nine months ended September 30, 2024 and 2023, respectively. Interest expense in 2024 was incurred on Wellgistics Health’s outstanding notes.

For Year Ended December 31, 2023, Compared to Year Ended December 31, 2022

General and Administrative Expense

General and administrative expenses were $2,880,603 for the year ended December 31, 2023, compared to $5,250 for the year ended December 31, 2022. General and administrative expenses include personnel costs, and professional fees including audit, tax and legal.

Interest Expense

Interest expense was $15,081 and $0 for the years ended December 31, 2023 and 2022, respectively. Interest expense in 2023 was incurred on Wellgistics Health’s outstanding notes.

Liquidity and Capital Resources

Liquidity

Our future cash needs are expected to include cash for operating activities, working capital, purchases of property and equipment, strategic investments, development, and expansion of facilities. We will fund our operations primarily through operating cash flows, the issuance of debt and the sale of Equity Securities. We expect to generate positive cash flow from the operations in 2025 due to the annual revenue generated from Wood Sage and Wellgistics LLC. In order to proceed with our business plan, we may need to raise additional funds through the issuance of debt, equity or other commercial arrangements that may not be available to us when needed or on terms that we deem favorable. To the extent we raise additional capital through the sale of equity or convertible securities, our stockholders’ ownership interests will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If we are unable to obtain sufficient financial resources, our business, financial condition and results of operations may be materially and adversely affected. We may be required to delay, limit, reduce or terminate parts of its strategic business plan or future commercialization efforts. There can be no assurance that we will be able to obtain financing on acceptable terms.

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Our short-term liquidity requirements include initiatives related to the (i) expansion of existing facilities and upgrade of equipment in order to increase operational capacity, (ii) recruitment of additional employees to increase operational and business needs, upgrade of information technology, and (iii) continued buildout of corporate functions and public company compliance requirements, inclusive of accounting and legal fees. Our long-term liquidity requirements include initiatives related to (a) strategic acquisitions mean to further the development of our health ecosystem such as electronic health record systems, (b) expansion of micro-distribution centers for wholesale and other wholly owned pharmacies in strategic demographic regions, (c) investments into artificial intelligence, machine learning, and data warehousing capabilities, and (d) additional integrations with third-party partners such as PMS systems, ride-sharing logistics providers, enterprise health systems, and others to bolster the value proposition of our health ecosystem with a focus on improving operational efficiency while simultaneously removing interdependencies.

For more information about the estimated financial impacts of our recent acquisitions of Wood Sage and Wellgistics LLC, see “Unaudited Pro Forma Condensed Combined Financial Information.”

Debt

In September 2023, the Company entered into two short-term note agreements for aggregate proceeds of $350,000. One note for $100,000 bears interest at 8% per annum and the Company will issue 35,000 shares of common stock upon a SPAC or merger. The other note for $250,000 is non-interest bearing and the Company will issue 5,000 shares of common stock upon a SPAC or merger. In May 2024, TrXade Health, a related party, repaid the $250,000 note on behalf of the Company, and the note is no longer outstanding.

In January 2024, the Company entered into a short-term note agreement for proceeds of $250,000. The note bears interest at 2% per annum and matures on May 18, 2024. As of the date of these consolidated financial statements, the note was fully repaid and is no longer outstanding. In connection with the note, the investor contributed an additional $10,000 for which the Company will issue three shares of common stock. The shares have not been issued, and the $10,000 was included in additional paid-in capital in the balance sheet.

On August 22, 2023, Wood Sage entered into a non-interest bearing promissory note (the “Note”) with Integral Health pursuant to which Integral made a certain loan to Wood Sage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Wood Sage, the aggregate unpaid principal balance of the Note will be due and payable by Wood Sage. As of the date of these accompanying financial statements, the Note is still outstanding.

On August 23, 2024, Wellgistics Health and Wellgistics LLC entered into the Fourth Amendment to the Wellgistics MIPA. Pursuant to the amended agreement, Wellgistics Health agreed to pay Wellgistics LLC a promissory note in the aggregate principal amount of $15,000,000 plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on the first anniversary of the date that registration statement becomes effective. As of September 30, 2024, the calculated interest rate was $100,000. Interest expense was $100,000 for the period ended September 30, 2024. As of September 30, 2024, $5,000,000 was included as a current liability on the consolidated balance sheet and the remaining $10,000,000 was classified as long-term.

In May 2022, Wellgistics LLC entered into a credit agreement for a new line of credit $5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of September 30, 2024, the interest rate was 8.36%. The line of credit is collateralized by accounts receivable and inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes compliance to certain specified financial ratios. Interest related to the line of credit amounted to $37,160 for the period ended September 30, 2024. The outstanding balance on the line of credit as of September 30, 2024 was $3,774,780, which is included as a current liability on the consolidated balance sheet. The Company assumed this debt as part of the Wellgistics Acquisition.

Also in May 2022, Wellgistics LLC entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will mature on April 1, 2025. Interest expenses related to the promissory note was immaterial for the period ended September 30, 2024. As of September 30, 2024 the amount outstanding is $239,400, , which is included as a current liability on the consolidated balance sheet. The Company assumed this debt as part of the Wellgistics acquisition.

Dividends

We intend to retain future earnings, if any, for future operations, expansion and debt repayment (if any) and we have no current plans to pay any cash dividends for the foreseeable future. In addition, our ability to pay dividends is likely to be limited by covenants of any future indebtedness. There are no, and we do not intend in the future for there to be any, restrictions in the covenants of any existing and outstanding indebtedness on our wholly-owned subsidiaries from distributing earnings in the form of dividends, loans or advances and through repayment of loans or advances to us.

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Cash Flow

The following table sets forth the major components of our Statements of Cash Flows for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022
Net cash provided by operating activities	$1,434,639	$112,920	$(349,136)	$-
Net cash provided by (used in) investing activities	$(369,337)	$-	$-	$-
Net cash provided by (used in) financing activities	$(273,518)	$500	$350,500	$-
Net change in cash and cash equivalents	$791,784	$113,420	$1,364	$-

Net cash provided by operating activities for the nine months ended September 30, 2024, was primarily a result of changes in operating assets and liabilities of $3,465,024, partially offset by of our net loss of $2,524,474. Operating activities for the nine months ended September 30, 2023, was primarily due to changes in operating assets and liabilities of $1,932,452, partially offset by our net loss of $1,819,532.

Net cash used in operating activities in 2023 was primarily a result of our net loss of $2,895,684 partially offset by changes in operating assets and liabilities of $2,546,548.

Net cash used in investing activities for the nine months ended September 30, 2024, was due to $1,000,000 paid pursuant to the Wellgistics Acquisition, $264,850 in payments made for intangible assets under development and $35,855 for a lease security deposit, partially offset by $931,368 in cash acquired in the Wood Sage Acquisition and the Wellgistics Acquisition.

Net cash used in financing activities for the nine months ended September 30, 2024, was due to repayments of term loan and note payable of $283,518, partially offset by $10,000 proceeds received from common share to be issued. Net cash provided by financing activities in 2023 consists of $350,000 in proceeds from a note payable and $500 in proceeds from founder common stock.

Off-Balance Sheet Arrangements

As of September 30, 2024, Wellgistics Health has not engaged in any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of SEC Regulation S-K.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires our management to make a number of judgments, estimates and assumptions relating to the reported amount of expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (i) the estimate or assumption is complex in nature or requires a high degree of judgment and (ii) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 1 to our financial statements included elsewhere in this proxy statement/prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS OF WELLGISTICS LLC

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See “Cautionary Note Regarding Forward-Looking Statements.” We have no obligation to update any of these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements due to many factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus. Factors that could cause or contribute to such differences include, but are not limited to, capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus. Percentage amounts included in this prospectus have not in all cases been calculated on the basis of rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in the consolidated financial statements included elsewhere in this prospectus. Certain other amounts that appear in this prospectus may not sum due to rounding. Unless the context otherwise requires, references in this section to the “the Company” “Wellgistics LLC,” “us,” “our” or “we” refer to Wellgistics LLC prior to the Wellgistics Acquisition.

Overview

Wellgistics LLC was founded in 2013. In 2017, Strategix Global, LLC acquired a majority interest in Wellgistics LLC. Wellgistics LLC is a 50-state FDA licensed and NABP-accredited pharmaceutical wholesaler distributor, bridging the gap between small- to mid-size pharmaceutical manufacturers and independent retail pharmacies. Serving over 4,000 registered pharmacies nationwide, we provide significant value by offering competitive pricing, unique products, and exceptional service, while also promoting manufacturers’ products to a diverse range of pharmacies. Our primary focus is on supporting independent retail pharmacies in search of better products, prices, and services, thereby ensuring their growth and sustainability in the competitive pharmaceutical sector. As Wellgistics Health acquired Wellgistics LLC upon the closing of the Wellgistics Acquisition, Wellgistics LLC now serves as the wholesale arm of Wellgistics Health’s healthcare ecosystem.

Wellgistics LLC provides distribution and 3PL services to both pharmaceutical manufacturers and independent retail pharmacies. With approximately 60 manufacturing relationships, we identify niche therapeutic products and work with our manufacturing clients to increase market access and visibility of our client relationships with product awareness and support campaigns. Specifically, we help promote product distribution through our network of pharmacy buyers by providing sales and marketing support. These services include providing product education, identifying opportunities for therapeutic substitution when clinically relevant, and cost savings opportunities for pharmacies and their patients. Wellgistics LLC’s portfolio of products is comprised of 65% topical generics with a primary focus on the dermatology market, 20% oral generic formulations primarily in the non-narcotic pain category, 10% oral and topical brand formulations, and 5% in the over-the-counter market space. Our investments in cold chain infrastructure will position this division to compete in the specialty-lite therapy category while also expanding our ability to house additional branded products. The services provided to our manufacturing clients, pharmacy buyers, and other constituents described below are paramount to the revenue generated from this division.

Acquisition by Wellgistics Health

On May 11, 2023, we entered into the Wellgistics MIPA, whereby Wellgistics Health agreed to acquire all of the issued outstanding membership interests of Wellgistics LLC.

On August 4, 2023, Wellgistics Health and Wellgistics LLC amended the Wellgistics MIPA to extend the termination date of the Wellgistics MIPA to no later than December 26, 2023, and designate Brian Norton as a representative who may act on behalf of all named sellers in the Wellgistics MIPA. On December 26, 2023, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to extend the termination date to March 29, 2024. On March 22, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to extend the termination date to August 31, 2024, and to provide for Wellgistics Health to extend such date for a maximum of ninety days, among other things.

On August 23, 2024, Wellgistics Health and Wellgistics LLC entered into the Fourth Amendment to the Wellgistics MIPA, which amended the purchase price to be paid by Wellgistics Health for acquiring Wellgistics LLC, the closing date of the transaction, and certain other terms and conditions. The purchase price that Wellgistics Health agreed to pay Wellgistics LLC under the revised agreement consists of:

●	a closing cash payment of $10 million, $1 million of which is payable in immediately available funds to Zions Bank, a creditor of Wellgistics LLC, by wire transfer, and the remainder of which is due no later than the earlier of 45 calendar days following effectiveness of this registration statement and August 30, 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on the first anniversary of the date that this registration statement becomes effective;
●	bonus payments in the form of Wellgistics Health Common Stock equaling an aggregate value of $10 million that vest over three years and are payable in three equal annual installments;
●	bonus payments in the form of Wellgistics Health Common Stock in an aggregate amount of up to $5 million that vest only if certain financial metrics are met, with unvested shares of Common Stock subject to repurchase by Wellgistics Health for a nominal purchase price if such financial metrics are not met; and
●	contingent bonus payments consisting of 50% cash and 50% Wellgistics Health Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics LLC —a company focused on wholesale operations including the distribution and fulfillment of certain pharmaceutical medications to a network of independent pharmacies meant to improve market access to and patient outcomes regarding the medications—a wholly owned subsidiary of Wellgistics Health.

On November 4, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to convert the $10 million and $5 million respective bonus payments into an immediate share issuance of 3,999,335 shares of restricted Wellgistics Health common stock. 2,666,223 shares of Common Stock vest in equal annual installments over a period of three years. These shares of Common Stock are not subject to repurchase by Wellgistics Health. 1,333,112 shares have been fully issued, but vest only upon the achievement of certain financial metrics. In the event the stated metrics for the applicable year are not achieved, Wellgistics Health can repurchase the applicable portion of the 1,333,112 unvested shares for nominal consideration of $0.0001 per share.

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Key Components of Results of Operations

This “Key Components of Results of Operations” section describes how we define the significant components of revenues and expenses. The fluctuations of these segments are further discussed in the “Results of Operations” section below. The drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or future results of operations.

Revenues

We recognize product revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Our product revenue is derived from product sales to our independent pharmacies purchasing exclusive drugs and diagnostic equipment sourced from the various manufacturers we represent.

Expenses

Selling and Marketing Expense

Selling and marketing expenses consist of personnel and personnel-related expenses, including stock-based compensation for our business development team as well as advertising and marketing expenses.

General and Administrative Expense

General and Administrative expenses consist primarily of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation expense) for personnel in executive, finance, accounting, corporate development and other administrative functions. General and administrative expenses also include legal fees, professional fees paid for accounting, auditing, consulting, tax, and investor relations services, insurance costs, and facility costs.

Depreciation and amortization Expense

Our depreciation and amortization expense represents depreciation of property and equipment and amortization of intangible assets and capitalized software costs.

Other (expense) income, net

Other income and expenses consist of non-operating items that include gain on settlement of a lawsuit, gain from loan forgiveness from paycheck protection program, gain on disposal of assets and loss from fair value of assets.

Interest income (expense), net

Interest expense (income), net includes income generated from cash held in interest-bearing overnight sweep accounts or commercial money market accounts and interest accrued on money borrowed from our credit facility.

Income Tax (Benefit) Expense

Our income tax provision will consist of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law.

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Results of Operations

For Six Months Ended June 30, 2024 Compared to June 30, 2023

The following table presents our condensed results of operations for three months ended June 30, 2024, and 2023:

	Six Months Ended June 30,
	2024	2023

Net sales	$18,007,680	$15,698,707
Cost of sales	15,829,466	12,613,396
Gross profit	2,178,214	3,085,311

Operating expenses:
General and administrative expense	2,764,505	3,328,867
Depreciation	81,521	139,309
Total operating expenses	2,846,026	3,468,176

Income (loss) from operations	(667,812)	(382,865)

Other income (expense):
Interest expense, net	(175,123))	(173,895))
Other income	429,378	197,914
Total other income (expense), net	254,255)	24,019

Net income (loss)	$(413,557))	$(358,846)

Revenue

We recognized revenue of $18.0 million for the six months ended June 30, 2024, as compared to $15.7 million for the six months ended June 30, 2023, an increase of $2.3 million. This increase is primarily attributable to our focus on growth of platform sales.

Cost of revenue

We recognized cost of revenue of $15.8 million for the six months ended June 30, 2024, as compared to $12.6 million for the six months ended June 30, 2023, an increase of $3.2 million. While cost of revenue increased corresponding to higher sales, we had lower margins due to the increased platform sales.

General and Administrative Expense

General and administrative expenses were $2.8 million for the six months ended June 30, 2024, as compared to $3.3 million for the six months ended June 30, 2023. The decrease of $0.5 million was primarily due to less headcount in 2024.

Depreciation expense

Depreciation expense was $81,521 for the six months ended June 30, 2024, as compared to $139,309 for the six months ended June 30, 2023. The decrease was due to fully depreciated assets at the end of 2023.

Income expense, net

Interest expense, net was $175,123 for the six months ended June 30, 2024, compared to $173,895 for the six months ended June 30, 2023.

Other Income, net

Other income of $0.4 million in 2024 primarily consisted of inventory credits from a vendor, and other income of $0.2 million in 2023 primarily consisted of employee retention tax credits.

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Net Income (loss)

Net loss was $413,557 in the six months ended June 30, 2024, as compared to a net loss of $358,846 in the six months ended June 30,2023. The change was primarily due to the lower gross profit in 2024, partially offset by lower operating expenses.

For Year Ended December 31, 2023 Compared to December 31, 2022

The following table presents our condensed results of operations for the years ended December 31, 2023, and 2022:

Year Ended December 31,

	2023	2022
Net sales	$33,182,749	$31,888,349
Cost of sales	30,519,683	26,162,860
Gross profit	2,663,065	5,725,489
Operating expenses:
General and administrative expense	6,612,048	6,540,583
Depreciation	276,376	380,284
Total operating expenses	6,888,424	6,920,867
Loss from operations	(4,225,359)	(1,195,378)
Other income (expense):
Interest expense, net	(363,526)	(287,183)
Loss from unconsolidated affiliated	(82,329)	(51,942)
Other income	180,461	—
Gain on legal settlement	—	1,818,054
Total other income (expense), net	(265,393)	1,478,929
Net income (loss)	$(4,490,752)	$283,551

Revenue

We recognized revenue of $33.2 million for the year ended December 31, 2023, as compared to $31.9 million for the year ended December 31, 2022, an increase of $1.3 million. The increase was due to an increase in sales volume due to the restructuring of the sales team to drive product platform sales as well as a heavy focus on new product procurement activities.

Cost of revenue

We recognized cost of revenue of $30.5 million for the year ended December 31, 2023, as compared to

$26.1 million for the year ended December 31, 2022, an increase of $4.4 million. The increase was primarily attributable to the revenue recognized for 2023.

General and Administrative Expense

General and administrative expenses were $6.6 million for the year ended December 31, 2023, as compared to $6.5 million for the year ended December 31, 2022. Depreciation expense decreased by $0.1 million in 2023.

Income expense, net

Interest expense, net was $363,526 for the year ended December 31, 2023, compared to $287,183 for the year ended December 31, 2022. The increase was primarily due to the increase in debt that resulted from the acquisition of APD.

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Other Income, net

Other income, net included $1.8 million in 2022 due to the settlement of a lawsuit.

Net Income (loss)

Net loss was $4.5 million in the year ended December 31, 2023, as compared to a net income of $0.3 million in 2022. The change was primarily due to the lower gross profit in 2023 due to higher cost of sales, and the other income recognized in 2022.

Liquidity and Capital Resources

Liquidity

Our principal source of liquidity is cash generated from the operations of our core business and the potential to borrow under existing or future revolving lines of credit. We maintain our cash and restricted cash in domestic bank accounts which may at times exceed federally insured limits. We believe that our existing cash balance, together with cash generated from our core business operations and amounts available under existing or future revolving lines of credit will be sufficient to meet our anticipated cash needs for at least the next twelve months. Our future capital requirements may vary materially from those currently planned and will depend on many factors, including our growth rate, the timing and extent of spending to support development efforts, the expansion of selling and marketing activities, as well as the overall economic conditions. Any debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In the event that additional financing is required from outside sources, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, operating results and financial condition would be adversely affected.

Our principal uses of cash have been for operating expenses and the acquisition of APD. We anticipate these uses will continue to be our principal uses of cash in the future in addition to any necessary business acquisitions. We currently do not have any material unused sources of liquid assets. Our primary objectives for 2024 are to continue negotiating opportunities to represent good products with good manufacturing relationships and continuing to innovate opportunities in the secondary space and work to increase our client base and operational revenue.

We have historically funded our operations primarily through revenue and cashflow, we plan to continue this strategy throughout 2024 and continue to build our institutional lending relationships for any additional product opportunities which may arise. We believe that we have adequate cash to implement our plan to operate a business-to-business web-based marketplace focused on the United States pharmaceutical industry. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

Accounts receivable, net consist of the following:

	June 30, 2024	December 31, 2023
Billed – Third Party	$2,108,672	$1,894,103
Billed – Affiliates		5,513
Total Accounts Receivable	2,108,672	1,899,616
Less: Allowance for doubtful accounts	(696,639)	(590,218)
Total accounts receivable, net	$1,412,033	$1,309,397

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As of June 30, 2024, approximately 65% of gross receivables ($1,374,138) were aged less than 90 days old and approximately 4% of gross receivables ($93,855) were aged between 91 days old and 180 days old. All receivables aged more than 90 days old have been submitted to a collections agency. The collectability of such aged receivables will be determined by the collections agency. The majority of Wellgistics LLC’s receivables aged more than 90 days old were included in the Company’s allowance for doubtful accounts. The company provides for 95% of the accounts receivable which are due over the period of 90 days. The allowance for doubtful accounts has been estimated by management based on historical experience, current market trends and, for larger customer accounts, management’s assessment of the ability of the customers to pay outstanding balances. Past due balances and other higher risk amounts are reviewed individually for collectability. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease the allowance for doubtful accounts in the future. The Company believes that all receivables aged less than 90 days are collectible.

Debt

Outstanding debt consists of the following:

	June 30, 2024	December 31, 2023
New revolving line of credit	$4,774,780	$4,774,780
Seller promissory note	341,149	543,128
Total debt	5,115,929	5,317,908
Less: current portion of debt	(5,115,929)	(5,180,995)
Total	$-	$136,913

In May 2022, the Company entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will Mature on 1 April 2025. Interest expenses related to the promissory note was immaterial for the period ended June 30, 2024. Accrued interest as of June 30, 2024, was immaterial. As of June 30, 2024, the amount outstanding is $341,149.

Also in May 2022, the Company entered into a credit agreement for a new line of credit $ 5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of June 30, 2024, and December 31, 2023, the interest rate works out to 8.36%. The line of credit is collateralized by accounts receivable and inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes the compliance to certain specified financial ratios. Interest expense related to the line of credit amounted to $13,865 for the six months ended June 30, 2024. The outstanding balance on the line of credit as of June 30, 2024, was $4,774,780.

Sources and Uses of Cash

The following table sets forth the major components of our Statements of Cash Flows for the periods presented:

	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022
Net cash provided by (used in) operating activities	$(398,700)	$(1,869,733)	$(1,974,401)	$275,438
Net cash used in investing activities	$(1,213)	$(9,431)	$(9,432)	$(127,316)
Net cash used in financing activities	$(201,979)	$(190,370)	$(455,634)	$(2,677,159)
Net change in cash and cash equivalents	$(601,892)	$(2,069,534)	$(2,439,467)	$(2,529,037)

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2024, was due to net loss of $0.41 million, partially offset by non-cash expenses of $0.21 million and changes in operating activities of $0.20 million. Net cash used in operating activities for the six months ended June 30, 2023, was due to net loss of $0.36 million, partially offset by noncash expenses of $0.14 million and changes in operating activities of $1.65 million.

For the year ended December 31, 2023, net cash used in operating activities was $2.0 million, a decrease of $2.2 million compared to the year ended December 31, 2022, which was principally driven by a $4.8 million change in net loss, partially offset by $2.2 million in changes from operating assets and liabilities.

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Investing Activities

For the six months ended June 30, 2024 and 2023, cash used in investing activity was immaterial.

For the year ended December 31, 2023, cash used in investing activities was immaterial.

For the year ended December 31, 2022, cash used by investing activities was $0.1 million which consists of $0.3 million of capital expenditures, offset by $0.2 million of net cash acquired as part of the APD acquisition.

Financing Activities

For the six months June 30, 2024, cash used in financing activities was $0.20 million, consisting of payments on a term loan in the form of an unsecured promissory note dated April 19, 2022, made by Wellgistics LLC in favor of Karl Jebailey (the “Term Loan”). The Term Loan was entered into in connection with Wellgistics LLC’s acquisition of APD and is in the principal amount of $1.2 million. The unpaid principal balance accrues simple interest from April 31, 2022, at an annual rate equal to 2% per annum. Principal and interest are amortized and due and payable in equal monthly installments beginning on May 1, 2022, and continuing until April 1, 2025. Brian Norton serves as the personal guaranty of the Term Loan. Late payments of more than 10 days after the applicable due date are assessed a 5% late charge fee.

For the six months ended June 30, 2023, cash used in financing activities was $0.19 million, consisting of $0.03 million in member distributions, $0.16 million in payments on the Term Loan.

For the year ended December 31, 2023, cash used in financing activity was $0.5 million, consisting of payments the Term Loan and note payable of $0.4 million and distribution to members of $0.03 million.

For the year ended December 31, 2022, cash used in financing activities was $2.7 million, consisting of $1.7 million in member distributions, $0.03 million in net payments on our credit facility and $0.7 million in payments the Term Loan and note payable.

Contractual Obligations and Other Commitments

Our principal commitments consist of obligations for office space under non-cancelable operating leases with various expiration dates through March 2028 as well as repayment of borrowings under our credit facility.

Off-Balance Sheet Arrangements

As of June 30, 2024, Wellgistics LLC has not engaged in any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of SEC Regulation S-K.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires our management to make a number of judgments, estimates and assumptions relating to the reported amount of expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 1 to our financial statements included elsewhere in this proxy statement/prospectus.

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BUSINESS

Unless the context requires otherwise, references in this section to “we,” “us,” “our,” and “Wellgistics Health” refer to Wellgistics Health, Inc. following the Wood Sage Acquisition and Wellgistics Acquisition. As of the date of this prospectus, Wellgistics Health is a holding company with only one operating subsidiary—Wood Sage. Following closing of the Wellgistics Acquisition, Wellgistics Health’s sole business will be conducted through Wood Sage and Wellgistics LLC.

Overview

Incorporated in 2022, Wellgistics Health is a holding company for existing and future planned operating companies centered around pharmaceuticals and healthcare services. Wellgistics Health seeks to be a micro health ecosystem, with a portfolio of companies consisting of a pharmacy, wholesale operations, and a technology division that provides a novel platform for hub and clinical services. Wellgistics Health is focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of its patient-centric approach and innovative healthcare applications, Wellgistics Health intends to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions.

As of the date of this prospectus, Wellgistics Health is a holding company that currently conducts business through two wholly owned subsidiaries—Wood Sage and Wellgistics LLC —and two indirect subsidiaries—APS and CSP. Wellgistics Health completed its acquisition of Wood Sage on June 16, 2024. Wood Sage is a holding company incorporated as a limited liability company formed under the laws of Florida on June 27, 2014. To date, Wood Sage has had no operations. In August 2023, Wood Sage acquired 100% of the outstanding membership interests of APS and CSP. APS was founded in 2017 as a holding company for technology solutions, namely the DelivMeds platform that was recommissioned to serve as a pharmaceutical hub to facilitate the transfer of prescriptions and provide backend clinical concierge services to a network of independent pharmacies. APS has not generated any revenue to date. CSP, was founded in 2011 as a retail community specialty pharmacy and has been continuously operating. CSP had revenues of $889,379 for the year ending December 31, 2022.

On May 11, 2023, Wellgistics Health entered into the Wellgistics MIPA, whereby Wellgistics Health agreed to acquire all of the issued outstanding membership interests of Wellgistics LLC. Wellgistics LLC was founded in 2013 and has been continuously operating. Wellgistics LLC had revenues of $33,182,749 for the year ending December 31, 2023.

On August 4, 2023, Wellgistics Health and Wellgistics LLC amended the Wellgistics MIPA to extend the termination date of the Wellgistics MIPA to no later than December 26, 2023, and designate Brian Norton as a representative who may act on behalf of all named sellers in the Wellgistics MIPA. On December 26, 2023, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to extend the termination date to March 29, 2024. On March 22, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to extend the termination date to August 31, 2024, and to provide for Wellgistics Health to extend such date for a maximum of ninety days, among other things.

On August 23, 2024, Wellgistics Health and Wellgistics LLC entered into the Fourth Amendment to the Wellgistics MIPA, which amended the purchase price to be paid by Wellgistics Health for acquiring Wellgistics LLC, the closing date of the transaction, and certain other terms and conditions. The purchase price that Wellgistics Health agreed to pay Wellgistics LLC under the revised agreement consists of:

●	a closing cash payment of $10 million, $1 million of which is payable in immediately available funds to Zions Bank, a creditor of Wellgistics LLC, by wire transfer, and the remainder of which is due no later than the earlier of 45 calendar days following effectiveness of this registration statement and August 30, 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on the first anniversary of the date that this registration statement becomes effective;
●	bonus payments in the form of Wellgistics Health Common Stock equaling an aggregate value of $10 million that vest over three years and are payable in three equal annual installments;
●	bonus payments in the form of Wellgistics Health Common Stock in an aggregate amount of up to $5 million that vest only if certain financial metrics are met, with unvested shares of Common Stock subject to repurchase by Wellgistics Health for a nominal purchase price if such financial metrics are not met; and
●	contingent bonus payments consisting of 50% cash and 50% Wellgistics Health Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics LLC —a company focused on wholesale operations including the distribution and fulfillment of certain pharmaceutical medications to a network of independent pharmacies meant to improve market access to and patient outcomes regarding the medications—a wholly owned subsidiary of Wellgistics Health.

On November 4, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to convert the $10 million and $5 million respective bonus payments into an immediate share issuance of 3,999,335 shares of restricted Wellgistics Health common stock. 2,666,223 shares of Common Stock vest in equal annual installments over a period of three years. These shares of Common Stock are not subject to repurchase by Wellgistics Health. 1,333,112 shares have been fully issued, but vest only upon the achievement of certain financial metrics. In the event the stated metrics for the applicable year are not achieved, Wellgistics Health can repurchase the applicable portion of the 1,333,112 unvested shares for nominal consideration of $0.0001 per share.

As of the date of this prospectus, Wellgistics Health has not consolidated the financial reports of Wellgistics LLC and Wellgistics Health. Therefore, Wellgistics Health and Wellgistics LLC are separately reporting their respective financial position and results from operations. To date, Wellgistics Health has not generated any revenue from operations. Upon the consolidation of the Wellgistics Health and Wellgistics LLC financial reports, each of which will occur during the fourth quarter of 2024, Wellgistics Health expects to derive revenue from: (i) pharmaceutical dispensing of products, (ii) product procurement and distribution to independent pharmacies, (iii) care management services delivered to patients and offered to pharmaceutical manufacturer clients, and (iv) software-as-a-service (SaaS) fees for use of platform technology services. Wellgistics Health anticipates that proceeds from this Offering will satisfy its cash requirements for at least the next six months. As such, Wellgistics Health does not believe, based on its current business plan, that it will be necessary to raise additional funds to meet the expenditures required for operating its business within the next six months.

Wellgistics Health focuses on offering “specialty-lite” or niche pharmaceutical products and services through Wood Sage and supports these activities through Wellgistics LLC. Wellgistics Health intends to source and distribute these products to Wellgistics Health’s pharmacy and network of independent pharmacy partners throughout the U.S., positioning Wellgistics Health to negotiate greater discounts based on market share. Wellgistics Health management believes that Wellgistics Health’s digital pharmacy business, hub and clinical services technology platform, and wholesale distribution operations will place Wellgistics Health in a position to provide significant value in this key “specialty-lite” market by providing patients access and convenience, while providing partners with ready-to-go market solutions with big data. Since closing the Wellgistics Acquisition, Wellgistics Health management has been contemplating altering the naming conventions of Wellgistics Health and its subsidiaries to provide clarity to investors and the marketplace. Specifically, Wellgistics Health management anticipates that (i) Wellgistics LLC will be renamed Wellgistics Distribution, (ii) Alliance Pharma Solutions dba DelivMeds will be renamed Wellgistics Tech & Hub & Tech, and (iii) Community Specialty Pharmacy will be renamed Wellgistics Pharmacy.

The latest data released from the Centers for Medicare & Medicaid Services illustrates that the National Health Expenditure Data for 2022 grew to $4.5 trillion dollars and accounted for 17.3% of GDP. A deeper dive of this report reveals that total retail prescription drug specialty drug market accounts for less than 10% of total drugs in the market but is responsible for greater than 50% of the prescription drug spend per annum. It is well documented in the literature that the with an expected increase in the health spending share of GDP to 19.7% by 2032. IQVIA’S 2024 report on medicine spending trends found that overall spending in the U.S. market for medicines reached $435 billion in 2023. After evaluating reasons for increased healthcare expenditure, poor medication adherence continues to be a challenge that causes unnecessary strain on the healthcare system, including, but not limited to, increased hospital admissions and readmissions rates from medication non-compliance and adverse events. Many of these factors are preventable by empowering patient autonomy in their healthcare journey, identifying cost savings opportunities, and providing access to clinical resources and support.

Upon the successful integration of Wood Sage and Wellgistics LLC, Wellgistics Health management believes that Wellgistics Health will be in a prime position to address prescription spending in the “specialty lite” therapy area while improving patient health outcomes by equipping patients with innovative digital health tools. Wellgistics Health’s pharmacy business acquired through the Wood Sage acquisition has expanded Wellgistics Health’s service coverage area while strengthening its clinical expertise in several key therapeutic categories, including services such as care coordination and patient financial assistance. Wellgistics Health anticipates that potential partner relationships will enable the pharmacy business to offer a competitive cash formulary as an alternative option when high insurance deductibles make such formulary economically feasible.

Since acquiring Wellgistics LLC’s wholesale operations, Wellgistics Health intends to expand its wholesale activities by continuing to partner with existing, and establishing new, manufacturer relationships. These relationships will help provide sales and clinical education support to pharmacies purchasing pharmaceutical products. Wellgistics Health’s planned wholesale operations will help Wellgistics Health strategically identify opportunities to wholesale products that are normally not carried by the three largest wholesalers in the U.S. Furthermore, these wholesale activities should help Wellgistics Health enter exclusive or semi-exclusive relationships based on a time period to support revenue maximization. Wellgistics Health anticipates that new partnerships with GPOs will be effective, as such partnerships increase the business division’s visibility with many of Wellgistics Health’s member pharmacies.

As a result of the Wood Sage Acquisition, Wellgistics Health acquired the novel DelivMeds technology platform that will serve as a pharmacy hub and allow for clinical services to be connected to Wellgistics Health’s pharmacy operations. This platform will allow for an end-to-end mobile application solution whereby patients can digitize their prescription journey. The solution helps to preserve patient autonomy, improve prescription price transparency, and provide additional concierge services in an effort to boost medication adherence and improve patient outcomes. The DelivMeds pharmacy hub will aggregate the data collected from administering the software to provide aggregated reports that are tied to medication adherence and outcomes to make a meaningful impact for all stakeholders involved.

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Wellgistics Health’s current organizational structure is depicted below:

Prior to the effectiveness of the registration statement of which this prospectus forms a part, Wellgistics Health is not a reporting company. This means that Wellgistics Health is not required to file reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy, information statements, and other information regarding reporting companies that file electronically with the SEC. This website is www.sec.gov. Our internet address is www.wellgisticshealth.com.

Pharmacy — Community Specialty Pharmacy, LLC

CSP, was founded in 2011 as a retail community specialty pharmacy. Specializing in HIV/AIDS, the pharmacy obtained URAC and ACHC accreditations for Specialty Pharmacy and also performed general pharmacy services in its community. In 2018, Integral acquired CSP and relocated CSP to Tampa, Florida. Subsequently, CSP expanded its business operations to perform 340B services by partnering with local clinics and provider groups. During this time period, the pharmacy initiated its pursuit of additional pharmacy state licenses to convert CSP’s business to a mail order pharmacy. Currently, CSP is licensed in 35 states and the District of Columbia, with superb license coverage along the east coast. As a result of this strategic business shift CSP’s leadership team chose to voluntarily forfeit CSP’s specialty accreditations. However, CSP maintains specialty internal standard operating procedures and performs all of the functions of a specialty pharmacy.

CSP provides general and specialty pharmacy services dedicated to servicing the needs of patients, and also provides clinical expertise, technology-driven innovation tools, and administrative efficiencies that support physicians, payers, and pharmaceutical manufacturers. CSP purchases pharmaceuticals including specialty medications from manufacturers and wholesale distributors, fills prescriptions, and labels, packages and delivers these pharmaceuticals to patients’ homes or physicians’ offices through contract couriers or carriers. CSP maintains a call center and customer support within its pharmacy located in Tampa, Florida. CSP has several 340B relationships, acting as the dispensing pharmacy for these healthcare facilities. These relationships help drive revenue and prescription volume. CSP’s direct ownership of a wholesale entity along with our deep-rooted ties to other wholesalers enables CSP to offer a competitive cash-based formulary for the uninsured and underinsured patient populations. CSP continues to see an uptick in utilization, as more patients elect to pay out of pocket due to our low-cost model, which CSP believes is an opportunity to gain market share with small- to medium-size employer groups in a partnership model with other consumer driven healthcare companies. The services that CSP provides to its patients and other constituents are vital to the revenue and prescription volume generated from this division.

CSP’s general and specialty pharmacy services include:

●	Patient Care Coordination: CSP’s dedicated pharmacy team coordinates and tracks patient adherence and safety. Pharmacists and pharmacy technicians work together to complete patient enrollment and work with prescribers to identify potential adherence failures and implement proactive plans to optimize treatment effectiveness.

●	Clinical Services: CSP’s pharmacists, with the assistance of pharmacy technicians, provide clinically-based drug therapy management programs for clients and patients. These programs include new disease state counseling, adverse event monitoring, refill check-ins, and overall MTM services. CSP’s pharmacists’ work with patients’ prescribers to identify adherence failures and to implement a proactive plan to achieve intended effectiveness. CSP also provides emergency pharmacy support services.

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●	Compliance and Persistency Programs: CSP’s compliance and persistency programs support the needs of patients based on their therapy regimen. High-risk patients are proactively managed by CSP’s pharmacy teams to ensure adherence to therapy programs. CSP offers special compliance packaging including unit dose and blister packs to promote patient adherence.

●	Patient Financial Assistance: CSP’s pharmacy team, in conjunction with its partners, assists patients by navigating their benefits and finds third-party financial assistance to address coverage deficiencies. When available, CSP works with available co-pay assistance programs, including co-pay card enrollment and program management. CSP’s team also coordinates with many external charitable foundations and research grant organizations that help subsidize the cost of medications for patients.

●	Prior Authorization: CSP’s pharmacy team, in conjunction with its partners, assists in coordinating with prescribing physicians and their staff, contacts the patient’s insurance plan and collects all necessary patient specific information, together with supporting documentation, to provide to the appropriate third party to support reimbursement for the prescribed medication. If the required therapy is not listed on the third-party payer’s formulary, CSP compiles the necessary information to file a formulary exception on behalf of the patient.

●	Risk Evaluation and Mitigation Strategy: CSP’s pharmacy team administers REMS protocols on all levels of risk mitigation, which is required by many pharmaceutical manufacturers due to regulatory requirements. The FDA requires REMS from certain manufacturers to ensure that the benefits of a drug or biological product outweigh its risks. Manufacturers are required to comply with specific FDA requirements that may include medication use guides, black box warnings/patient package insert language, and a communication plan to healthcare providers. As part of REMS protocols, manufacturers may also be required to comply with ETASU to mitigate a specific serious risk listed in the labeling of the drug, including specialized training and certifications, required dispensing locations, patient monitoring, and associated reporting. CSP has standard operating procedures in place to support all aspects of a REMS program, including REMS administration, REMS drug fulfillment, disease management, medication guide dispensing, and the ETASU specific to a pharmaceutical manufacturer’s program.

The current CSP revenue model is based on prescription fulfillment and reimbursement from payors (i.e., insurance companies/pharmacy benefit managers) and patient copayments for prescription drugs. CSP performs and absorbs the cost of the general and specialty pharmacy services. The value of the combined CSP and DelivMeds (Wood Sage) model is to the opportunity to centrally perform the general and specialty services on behalf of our network of independent pharmacies, leveraging proprietary technology solutions thereby reducing network pharmacy administrative burden and associated costs. Our current financials do not reflect income for these general and specialty services on behalf of the network partner pharmacies. In the near future, we expect that our model will generate recurring SaaS transaction fees for use of our technology to transfer prescriptions into the network. Revenue driven by this model will be derived from pharmaceutical manufacturers and other strategic channel partners paying for the following services: patient care coordination, clinical services, compliance and persistency programs, patient financial assistance, prior authorizations and access to data.

Wholesale — Wellgistics LLC

Wellgistics LLC was founded in 2013 as the wholesale division to WellDyne Rx, Inc., located in Lakeland, Florida. In 2017, Strategix Global, LLC acquired a majority interest in Wellgistics LLC. Wellgistics LLC is a 50-state FDA licensed and NABP-accredited pharmaceutical wholesaler distributor, bridging the gap between small- to mid-size pharmaceutical manufacturers and independent retail pharmacies. Serving over 4,000 registered pharmacies nationwide, Wellgistics LLC provides significant value by offering competitive pricing, unique products, and exceptional service, while also promoting manufacturers’ products to a diverse range of pharmacies. Wellgistics LLC’s primary focus is on supporting independent retail pharmacies in search of better products, prices, and services, thereby ensuring their growth and sustainability in the competitive pharmaceutical sector. Since Wellgistics Health acquired Wellgistics LLC upon the closing of the Wellgistics Acquisition, Wellgistics LLC has served, and will continue to serve, as the wholesale arm of Wellgistics Health’s healthcare ecosystem.

Wellgistics LLC provides distribution and 3PL services to both pharmaceutical manufacturers and independent retail pharmacies. With approximately 60 manufacturing relationships, Wellgistics LLC identifies niche therapeutic products and works with its manufacturing clients to increase market access and visibility of its client relationships with product awareness and support campaigns. Specifically, Wellgistics LLC helps promote product distribution through its network of pharmacy buyers by providing sales and marketing support. These services include providing product education, identifying opportunities for therapeutic substitution when clinically relevant, and cost savings opportunities for pharmacies and their patients. Wellgistics LLC’s portfolio of products is comprised of 65% topical generics with a primary focus on the dermatology market, 20% oral generic formulations primarily in the non-narcotic pain category, 10% oral and topical brand formulations, and 5% in the over-the-counter market space. Wellgistics LLC’s investments in cold chain infrastructure will position this division to compete in the specialty-lite therapy category while also expanding our ability to house additional branded products. The services provided to our manufacturing clients, pharmacy buyers, and other constituents described below are paramount to the revenue generated from this division.

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Wellgistics LLC’s wholesale services include:

●	Distribution: Wellgistics LLC’s distribution segment specializes in distributing branded and generic pharmaceuticals, as well as over-the-counter healthcare and consumer products throughout the United States. Wellgistics LLC’s primary distribution center is located in Lakeland, Florida and another facility is located in Columbus, Ohio. The Wellgistics LLC main office is located in Tampa, Florida, which serves as the primary location for Wellgistics Health’s call center support services with a team of more than 20 representatives. This segment is dedicated to supporting independent retail pharmacies in search of competitive pricing, unique products, and exceptional services, ensuring their growth and sustainability within the competitive pharmaceutical sector.

●	Third-Party Logistics: Wellgistics LLC’s 3PL segment focuses on providing various services, including warehousing, inventory management, pick and pack, and shipping, to small and mid-size pharmaceutical manufacturers. By investing in FDA-regulated warehouse facilities and a state-of- the-art cold chain infrastructure, Wellgistics LLC ensures the highest standards of product integrity and timely delivery. This segment allows Wellgistics LLC to offer comprehensive supply chain solutions to both manufacturer partners and independent retail pharmacies.

Technology (Hub & Clinical Services) — Alliance Pharma Solutions, LLC (dba DelivMeds)

APS was founded in 2017 as a holding company for technology solutions wholly owned by Integral. In 2020, APS recommissioned its DelivMeds project so that it would serve as a pharmaceutical hub, facilitating prescription transfer and clinical concierge services to a network of independent pharmacies. After conducting an extensive market research survey focusing on competition, APS established several key differentiators for the DelivMeds hub. These differentiators included various integrations of the hub with pharmacy management software systems and pharmacy point of sale systems, among others such that DelivMeds would serve as an end-to-end patient-centric solution automating the prescription journey. Powered by CSP as the backend pharmacy, DelivMeds is the frontend technology serving as the middleware between all key stakeholders referenced in what we refer to as the 5P-Model: Patients, Providers, Pharmacies, Payors or PBMs, and Pharmaceutical Manufacturing Companies.

DelivMeds aims to preserve patient autonomy, improve price transparency, and aide in making a meaningful impact on patient outcomes by eliminating barriers to therapy while simultaneously boosting adherence. Wellgistics Health will work with channel partners such as pharmaceutical manufacturers, provider groups and accountable care organizations, telehealth companies, and employer groups to offer full suite of patient-centered pharmacy services. DelivMeds’ business-to-business strategy approach enables prescriptions to be sent directly to CSP and subsequently transferred to an eligible in-network independent pharmacy. Each channel partner is equipped with de-identified data to improve its respective business operation and or improve its renumeration from the value-based services the clinical concierge arm provides. Wood Sage acquired APS in August 2023, and Wellgistics Health acquired Wood Sage in June 2024. Wellgistics Health anticipates that APS will serve as the middleware technology arm to Wellgistics Health’s integrated healthcare ecosystem.

DelivMeds’ hub and clinical services include:

●	Robust Hub Pharmacy Network: DelivMeds has relationships with multiple entities (i.e., PMS systems, wholesalers, buying groups, secondary channel partners, etc.) and their pharmacy networks to provide a robust pharmacy network for prescription dispensing services which spans across all 50 states.
●	Patient Care Coordination: DelivMeds’ dedicated pharmacy team coordinates and tracks patient adherence and safety. Pharmacists and pharmacy technicians work together to complete patient enrollment and work with prescribers to identify potential adherence failures and implement proactive plans to optimize treatment effectiveness.

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●	Clinical Services: DelivMeds’ pharmacists, with the assistance of its pharmacy technicians, provide clinically based drug therapy management programs for clients and patients. These programs include new disease state counseling, adverse event monitoring, refill check-ins, and overall MTM services. DelivMeds’ pharmacists’ work with patients’ prescribers to identify adherence failures and to implement a proactive plan to achieve intended effectiveness. DelivMeds also provides emergency pharmacy support services. DelivMeds’ pharmacists also provide phone, email, and chat support. In the near future, DelivMeds will begin providing many of these services virtually, through its tele-pharmacy program to make it easier for patients to connect with clinical pharmacists from its mobile application.
●	Patient Compliance Programs: DelivMeds’ compliance and persistency programs support the needs of patients based on their therapy regimen. DelivMeds facilitates screening and follow-up with high-risk patients based on concomitant medications to ensure compliance with therapy programs. DelivMeds’ data analytics platform aggregates adherence data to identify these patients to allow for proactive interventions to ensure adherence to therapy programs.
●	Benefits Investigation: DelivMeds’ standard procedures require that DelivMeds conducts a benefits investigation for each patient. In addition to verifying patient eligibility, DelivMeds screens for prior authorization status prior to adjudicating the claim and also determine the projected deductibles, coinsurance, and out-of-pocket maximums to assist the patient with adhering to therapy programs and/or working with the prescriber to identify alternative recommendations. DelivMeds’ specialists provide all necessary coding for the prescribed therapy or service. Any prior authorization or predetermination requirements are defined at the time of the benefits investigation.
●	Patient Financial Assistance: DelivMeds’ pharmacy team, in conjunction with its partners, assists patients by navigating their benefits and finds third-party financial assistance to address coverage deficiencies. When available, DelivMeds works with available cash drug discount providers, manufacturer co-pay cards, co-pay payment plans, including co-pay card enrollment and program management. DelivMeds’ team also coordinates with many external charitable foundations and research grant organizations that help subsidize the cost of medications for patients.
●	Prior Authorization: DelivMeds’ pharmacy team, in conjunction with its partners, assists in coordinating with the prescribing physicians and their staff, contacts the patient’s insurance plan and collects all necessary patient specific information, together with supporting documentation, to provide to the appropriate third party to support reimbursement for the prescribed medication. If the required therapy is not listed on the third-party payer’s formulary, DelivMeds compiles the necessary information to file a formulary exception on behalf of the patient. These services work to minimize prescription abandonment while simultaneously improving outcomes and revenue optimization for provider groups and pharmaceutical manufacturing clients.
●	Data Access & Reporting: DelivMeds’ hub platform technology is able to produce de-identified customizable reports tailored to the requirements of each channel partner. These reports enable clients to conduct data mining on prescribing patterns, insurance coverage, and track and trace dispositions status, among many others. DelivMeds’ technology arm has also created real-time data dashboards for enterprise clients such as ACOs, payors, and health systems.
●	AI Driven Technology: DelivMeds’ hub platform uses artificial intelligence to facilitate a convenient and easy-to-use pharmacy experience for users of DelivMeds’ digital pharmacy and mobile technology solutions. DelivMeds’ smart algorithm conducts efficient routing of prescriptions to partner pharmacies based on PBM/payor contracts, pharmacy state licenses, pricing, and other location features such as hours of operations and service level provided, thereby eliminating delays with receiving prescription products and time to initiate therapy. DelivMeds’ application will also auto-apply discount and manufacturer copay cards based on eligible commercial plans or cheaper cash options.
●	Optimized Prescription Journey: DelivMeds’ mobile technology provides an easy button for refill reminders and processing, which can be initiated by the dispensing pharmacy or the patient. Reminders in the form of push notifications, texts, and emails are all configurable. Through our application and with our integrated pharmacy partners, DelivMeds’ is able to provide the end-to-end solution, assisting with co-pay collection, providing 100% pass through to DelivMeds’ integrated partner pharmacies, and arranging for the delivery of that medication via DelivMeds’ nationwide partnerships with Lyft and Roadie.

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The 5P-Model

Wellgistics Health aims to provide value to all stakeholders along the continuum of healthcare delivery in what is known as its 5P-Model: Patients, Providers, Pharmacies, Payors or PBMs and Pharmaceutical Manufacturing Companies:

Wellgistics Health’s combined synergies will position it uniquely to increase patient medication adherence, improve price transparency for all stakeholders, and provide an all-around better patient/pharmacy centric experience.

Impact of Seasonality and Other Factors on Wellgistics Health’s Business

Wellgistics Health’s operating results have historically varied on a quarterly basis, including increased variability during COVID-19, and may continue to fluctuate significantly in the future. For instance, Wellgistics Health’s pharmacy business and its PBM and payor contracts often experience significant changes twice per year as new formularies are introduced in January and July which often restrict certain products, allow new products to be covered, or products change covered insurance tiers thereby making them more difficult access for members. This same effect can be extrapolated to Wellgistics Health’s hub technology platform division and the corresponding network pharmacies that are part of Wellgistics Health’s network in the form of reduced transaction fees from transferred prescriptions. This in turn may impact Wellgistics Health’s wholesale division as for the exact same reason which may negatively impact Wellgistics Health’s ability to move certain products and increase Wellgistics Health’s liabilities in the form of inventory.

In addition, both prescription and non-prescription drug sales are affected by the timing and severity of the cough, cold and flu season, which can vary considerably from year to year. Other factors that may affect Wellgistics Health’s quarterly operating results, some of which are beyond the control of management, include, but are not limited to the timing of the introduction of new generic and brand name prescription drugs; inflation (i.e., generic drug procurement costs);changes in payer reimbursement rates and terms; the timing and amount of periodic contractual reconciliation payments, fluctuations in inventory, energy, transportation, labor, healthcare and other costs; significant acquisitions, dispositions, joint ventures and other strategic initiatives; asset impairment charges, including the performance of and impairment charges related to Wellgistics Health’s equity method investments; market conditions; and many of the other risk factors discussed herein. Accordingly, Wellgistics Health believes that quarter- to-quarter comparisons of Wellgistics Health’s operating results are not necessarily meaningful, and investors should not place undue reliance on the results of any particular quarter as an indication of Wellgistics Health’s future performance.

Constituent/Stakeholder Relationships

Wellgistics Health’s patient-centric approach will place Wellgistics Health at the epicenter of the healthcare continuum for the treatment of complex chronic diseases through partnerships with patients, providers, pharmacies, pharmaceutical manufacturers, and payors. The following sections will highlight the value proposition from the perspective of each stakeholder.

Patients

Wellgistics Health’s core focus is on patients and Wellgistics Health’s DelivMeds technology platform helps patients adhere to complex medication therapies, process refills and manage any side effects and insurance concerns to ensure they get the best standard of care. The clinical efficacy of drug therapies, especially for chronic conditions, is typically enhanced when patients precisely follow their prescribed treatment regimens (including dosing and frequency). Wellgistics Health further believes that medication non-adherence (i.e., patients not following the instructions for their medication or failing to finish taking their medication) can contribute to a substantial worsening of disease and, in some cases, accelerated mortality, which increases hospital and other healthcare costs. Through DelivMeds, Wellgistics Health has established benchmarks for patients based on the HEDIS, NCQA, and URAC standards to help patients achieve adherence rates greater than 80 – 90% based on the disease state. Wellgistics Health also helps identify third-party funding support programs through DelivMeds to help cover expensive out-of-pocket costs.

Wellgistics Health’s DelivMeds technology platform helps manage patients’ complex disease states through counseling and education regarding their treatment and by providing ongoing monitoring and, in some cases, proactive follow-up contact to encourage patient adherence to their prescribed therapy. The goal of DelivMeds’ patient care programs is to provide clinical services in a caring and supportive environment, optimize medication adherence, prevent disease progression and improve therapeutic effectiveness. To accomplish this, Wellgistics Health, through DelivMeds, focuses on each patient and provides solutions related to medication access, tolerance and adherence. Further, DelivMeds’ digital pharmacy concept with mobile technology is able to provide these additional benefits:

●	Autonomy: Patients will be able to select the pharmacy of their choice based on a proprietary algorithm that factors numerous variables and data points for “smart” selection.
●	Convenience: The ability to receive medication via same-day delivery, mail order and or pick up options. Patients do not need to wait in long lines or waste time. They have a plethora of network pharmacies to choose from.

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●	Transparency: Easy to use application that provides streamlined information and fair market value pricing for services rendered.
●	Cost Savings: Competitive pricing with options to process via insurance, cash and or with a drug discount card.
●	Clinical Value: A complete arsenal of clinical services bundled with the application from telehealth, tele-pharmacy, Rx interaction reports, basic disease and drug information and refill reminder programs.

Providers

The Wellgistics Health team will work with provider offices, groups, and ACOs to manage prior-authorization and other managed care organization requirements, such as the denial and appeal process, to ensure that complicated administrative tasks do not impair the delivery of quality patient care. Wellgistics Health’s focus on “specialty-lite” and general maintenance conditions will enable Wellgistics Health to develop strong relationships with clinical experts and thought leaders in key therapeutic categories. Wellgistics Health will leverage these relationships to gain greater visibility into future drug launches and to stay current on the latest advances in patient care.

Wellgistics Health will assist prescribers with personalized and intensive patient support by providing care management related to their patients’ pharmacy needs and improving patient adherence to therapy protocols. Wellgistics Health will eliminate the need for physicians to carry inventories of high-cost prescriptions by distributing medications directly to patients’ homes via the DelivMeds network of independent partner pharmacies. Wellgistics Health will also assist providers and their clinical and non-clinical staff members by performing many of the administratively intensive tasks associated with benefits investigations, prior authorizations, and other reimbursement-related matters. Further, Wellgistics Health will assist physicians by helping their patients manage the side effects of their therapies and by monitoring adherence. Wellgistics Health also will deliver clinical updates in the form of reporting. These reports will be tailored to each organization’s requests by Wellgistics Health’s data analytics team. These physicians will provide clinical updates and assist with managing the pipeline of potential new therapies. Wellgistics Health’s custom de-identified reports will shed light on patients that enroll into patient compliance programs and also provide keen insights on engagements and or interventions made. Wellgistics Health’s goal is to improve the renumeration potential for these providers by boosting medication adherence and improving their HEDIS scores. Further, Wellgistics Health’s digital pharmacy concept with mobile technology will be able to provide these additional benefits:

●	Reporting: Providers too often are disconnected with patients once they leave the practice. Prescriptions can be stopped months before the next office visit, adverse reactions or side effect develop or the medication is transferred to another pharmacy without provider knowledge.
●	Adherence: Reports demonstrate compliance or adherence issues that can alert providers to become engaged sooner rather than later. The solution Wellgistics Health is developing will enable providers to receive data on an easy to use and customizable dashboard that will allow providers to tweak variables associated to adherence.
●	HEDIS: HEDIS is one of health care’s most widely used performance improvement tools. Providers are often reimbursed based on their performance in managing patients. The combination of clinical and concierge services help improve adherence to therapy which in turn boosts HEDIS scores for providers.
●	Convenience: An all-in-one solution that provides an integrated healthcare ecosystem that revolves around the patient. Instead of sending prescriptions to multiple pharmacies, providers can select one pharmacy which empowers the patient to pick and choose what variables are important to them for dispensing.
●	Efficiency: DelivMeds assists patients with locating the best option for their needs while also coordinating benefits such as prior authorizations, applying manufacturing copay cards, analyzing formularies, etc.

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Pharmacies

CSP acts as a digital non-dispensing pharmacy with the primary goal of routing prescriptions to an independent partner pharmacy based on, for example, patient preference, pharmacy capability, and access to prescription drugs. In the event that a patient elects mail order service delivery, Wellgistics Health intends to use the back-end pharmacy to fulfill the prescription for the patient. Wellgistics Health’s relationship with its network of independent pharmacies is expected to help grow their business organically by transmitting prescriptions that Wellgistics Health will be able to adjudicate without disrupting pharmacy workflow and causing undue delay to patients. Wellgistics Health’s networks will be broken down into the following categories:

●	Integrated Network: in-network independent pharmacies utilizing Best Rx as their PMS system where Wellgistics Health’s hub technology platform will be able to electronically transfer prescriptions due to the integrations with the software.
●	Soft Network: in-network independent pharmacies that are not integrated and receive prescriptions transfer via facsimile transmission. This capability will enable Wellgistics Health to onboard any of the independent pharmacies in the U.S.
●	Retail Network: out of network pharmacies that have not onboarded with DelivMeds. Patients reserve the right to have their prescription sent to any of the 65,000+ pharmacies in the U.S. However, they will be unable to manage the prescription via DelivMeds mobile technology.
●	Mail Order Network: CSP will serve as Wellgistics Health’s in-network independent pharmacy when patients elect to receive their prescriptions via mail.

Wellgistics Health management believes DelivMeds’ digital pharmacy concept with hub services will be able to provide the following benefits to partner pharmacies who join the DelivMeds’ network:

●	Streamlined Workflow: A key differentiator when compared to other applications or programs claiming to have similar capabilities as DelivMeds is workflow system integration. DelivMeds integrates with pharmacies’ PMS systems in conjunction with workflow processes to provide an interoperable solution, resolves PAs before the prescription is sent to pharmacy, provides copay collection which is 100% pass through and coordinating the order delivery;
●	Increased Revenue: Participation in the network will enable pharmacies to receive additional prescriptions outside of their normal patient base. An increase in prescription count will lead to an increase in revenue. Many of the services provided by DelivMeds also eliminate overhead expenses through automation and patient engagement via the app;
●	Larger Patient Diversification: Opportunity to scale and reach more patients that may not have heard of the pharmacy. Through the proprietary “smart” pharmacy algorithm, pharmacies are presented to patients based off of their merit and services rendered; and
●	Additional Renumeration Opportunities: Every prescription dispensed through the network partners will have an opportunity to engage in clinical education services via tele-pharmacy. These consultations provide a unique renumeration opportunity to bill for clinical services with our easy-to-use technology.

Pharmaceutical Manufacturing Companies

Now that the Wellgistics Acquisition has closed, Wellgistics Health expects that it will be able to provide pharmaceutical manufacturers with a strong distribution channel for existing pharmaceutical products through the coverage and clinical expertise of Wellgistics LLC’s main distribution facility in Lakeland, Florida and supporting regional locations. In many cases, Wellgistics Health’s national presence and patient centric care model will be critical to becoming a selected partner in the launch of new products. When providing new products to patients, implementing a monitoring program through DelivMeds to promote adherence to the prescribed therapy, and subsequently aggregating valuable clinical information on behalf of the manufacturer can significantly aid in pharmaceutical manufacturers’ evaluations of product efficacy and general market access. DelivMeds receives fees, which Wellgistics Health will record as revenue, from certain pharmaceutical manufacturers in return for providing them with a reliable hub pharmacy network and the associated data in the form of reporting or a real-time data analytics dashboard, among other services.

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DelivMeds offers specialized and highly customized prescription programs for pharmaceutical companies to help them optimize, encourage, and track patient adherence, which helps drive the clinical and commercial success of “specialty-lite” and other drug products. Through DelivMeds’ customer engagement call center, DelivMeds promotes educational, sales, and marketing-related services to help pharmaceutical manufacturers cultivate channel strategies as part of their commercial launch preparation, specifically with pharmacy buyers. DelivMeds further provides pharmaceutical manufacturers with an established distribution channel for their existing pharmaceuticals and their new product launches. In some cases, DelivMeds believes that these engagements have led to exclusive rights to administer the products of these pharmaceutical companies or a trial period of exclusivity. The adherence rates that result from the patient-centered services directly benefit pharmaceutical manufacturers through clinically appropriate continuity of care of patients that utilize their products who might otherwise have not achieved full benefit from, or failed to achieve the benefit from, their prescribed therapies. In addition, the financial assistance and reimbursement management DelivMeds provides to patients from the digital pharmacy division acts further to drive pharmaceutical sales.

Pharmaceutical manufacturers frequently seek patient data on the efficacy and utilization of their products, which DelivMeds provides in a de-identified format compliant with HIPAA. These data provide valuable drug level and clinical information in the form of effectiveness and adherence data to manufacturers to aid in their evaluation of product safety and efficacy. DelivMeds continues to make significant investments in technological upgrades that will enable Wellgistics Health to better provide such analytical services.

As of the close of the second quarter of 2023, Wellgistics Health has identified approximately 60 manufacturing relationships with many of these relationships holding several SKUs, all of which are commercially available. Wellgistics Health intends to actively monitor the drug pipeline and maintain dialogue with a significant number of biotechnology and pharmaceutical manufacturers to identify opportunities in pre- and peri-commercial stages of drug development. Wellgistics Health believes that limited distribution has become the delivery system of choice for many drug manufacturers because it is conducive to smaller patient populations, facilitates high patient engagement, provides clinical expertise, and elevates focus on service, managing drug supply, real world utilization and patient specific product experience. Wellgistics Health also believes the trend toward limited distribution of specialty drugs will continue to expand, making strong representation in this area essential. The DelivMeds digital pharmacy concept with hub services can provide these additional benefits to partner pharmacies who join DelivMeds’ network:

●	Reporting: One of the main components that demonstrates value for manufacturers is reporting metrics. DelivMeds is able to provide customized reporting on a granular level from its centralized database of pharmacies within the network. This in turn drives value across the supply chain as DelivMeds uses these rebates or subsidies to drive down costs in other areas for patients, creating a holistic value-based system.
●	Compliance: Provider and pharmacy compliance through patient engagement within the app enables DelivMeds to ensure there are no gaps in therapy by executing and implementing refill reminder programs, working with providers on prior authorizations, automating refill requests, applying copay assistance programs, etc. Tied to prescription adherence, most patients discontinue therapy within the first couple of weeks of starting a regimen. By creating concierge services powered by retail pharmacists through our technology platform, DelivMeds provides pharmacists with an opportunity to get involved and make impacts before a patient discontinues therapy. In the event the retail pharmacist cannot assist, DelivMeds utilizes its network of clinical pharmacists to resolve patient concerns or potential red flags triggered by our application.
●	Wholesale Operations: Through its wholesale operations, Wellgistics LLC is able to provide pharma companies with the ability to leverage Wellgistics LLC’s distribution network of over 4,000 participating pharmacies and serve as a single point for contracting. Wellgistics LLC is able to handle the ordering and returns associated with product purchases while also working with the pharmacies on fee collection and billing cycles. The ability to eliminate charge backs and effectively conduct revenue cycle management due to Wellgistics Health’s cash flow serves as a win-win strategy for all.
●	Third-Party Logistics Provider: Wellgistics LLC’s warehouse operations can assist new manufacturers with the ability to pick, pack, and ship orders with Wellgistics LLC’s multi-state distribution centers. This removes added operational costs with setting up services in house along with the multitude of operational and administrative costs.
●	Integrated Pharmacy Network with Key Performance Indicators: DelivMeds has a robust network of pharmacy providers that span traditional enterprise, regional enterprise, and independent pharmacies via Integral platform and mail order options that are multi- state licensed. Within this vast network, DelivMeds has carved out a preferred network that is continuously evaluated on key performance indicators such as prescription adherence, refill percentage, prior authorization success, prescription turnaround therapy and prescription days covered. These performance indicators are benchmarks for several national accrediting bodies in pharmacy and are used as the gold standard in selecting pharmacies to have preferred distribution channels for manufacturer direct relationships.

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Payors & Pharmacy Benefit Managers

The last component of the 5P-Model consists of payors and PBMs. With the increasing trend of vertical integration in healthcare, the industry is seeing more alignment across payors, PBMs, pharmacies, specialty pharmacy, digital health, primary care, and in home medical services. The notable acquisitions in the payor and PBM space include CVS/Caremark and Aetna, United Healthcare and Optum Rx, and Cigna and Express Scripts. Many of the other PBMs have similar relationships including Prime Therapeutics and Blue Cross Blue Shield, Humana and DST Solutions, and the recent acquisitions made by Anthem.

With healthcare systems shifting from fee-for-service to value-based care, these companies are looking for strategic acquisitions or partnerships to taper the rising cost of healthcare. Self-funded organizations are on the rise and added government and regulatory pressure on the PBM industry as a whole is priming this market to re-evaluate antiquated business models and foster an environment with better pricing transparency. Managed care models such as per member per month with revenue sharing on savings has become largely popular in the healthcare space. Although Wellgistics Health is not currently servicing a payor or PBM today, Wellgistics Health sees this as an opportunity to penetrate this market based on synergistic services aimed at controlling high drug spend and improving patient outcomes. Further, Wellgistics Health management believes that DelivMeds’ digital pharmacy concept with mobile technology is able to provide payors and PBMs with aggregate data to provide these additional benefits:

●	Compliance (Programs): Enrolling patients into loyalty programs that rewards them for adherence to therapies, participation or patient engagement in clinical education programs that directly impact patient behavior and refill reminder programs to alert patients to stay on top of medication management.
●	Compliance (Therapy): Programs with healthcare professionals spanning from Board-Certified Medical Providers for telehealth services to Clinical Pharmacists for tele-pharmacy services such as initial prescription counseling, monitoring side effects, adverse drug event reporting and MTMs.
●	Compliance (Costs): Providing patients with cash-alternative options to supplement the expenses of insurance-based services. For payor’s lacking an integrated PBM, DelivMeds can serve as an integrated healthcare ecosystem providing mail order service, an integrated pharmacy network, and wholesale prescription acquisition pricing.
●	Compliance (Transportation): A well-known barrier to patient adherence for medical visits and prescription therapy is transportation impediments. DelivMeds solves this issue for patients by working with national delivery partners and getting meds to the doors of patients.
●	Reducing Expenses: Through the various synergistic clinical programs, DelivMeds plays a direct role in improving patient outcomes which aid payors and PBM’s in reducing long-term costs associated with nonadherence such as hospitalizations and procedures.

Vendors/Suppliers

DelivMeds obtains the pharmaceuticals and medical supplies that it provides to its patients through AmerisourceBergen, Wellgistics LLC, Integral, and other secondary wholesalers for Wellgistics Health’s in-house pharmacy. Wellgistics Health considers AmerisourceBergen to be the primary wholesaler due to the wide array of products AmerisourceBergen carries to service general and specialty-lite medications required by DelivMeds’ patient population. Additionally, Wellgistics LLC has direct contracts with several pharmaceutical manufacturers to offer the DelivMeds service and as part of that relationship, Wellgistics LLC is able to source directly from these manufacturers for CSP. In the event of a termination of DelivMeds’ relationship with AmerisourceBergen, Wellgistics Health believes that Wellgistics Health typically will be able to locate at least one alternative drug wholesaler from whom Wellgistics Health could source each indirectly purchased drug DelivMeds dispenses. Wellgistics Health further believes that it could replace the inventories without a material disruption to its operations. However, certain pharmaceuticals such as the specialty-lite and other niche drugs DelivMeds purchases directly from pharmaceutical manufacturers may not be available from any other source.

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On the wholesale side, Wellgistics LLC sources products directly from pharmaceutical manufacturers. On occasion, Wellgistics LLC may purchase products from other distributors when an opportunity presents based on pricing and Wellgistics LLC’s ability to move that product within its network of purchasing pharmacies. Most of the manufacturers of the pharmaceuticals Wellgistics LLC sells have the right to cancel their supply contracts with Wellgistics LLC without cause and after giving notice (generally 90 days or less).

Billing and Significant Payers

CSP will derive revenue for Wellgistics Health on the pharmacy side from contracts with third-party payers such as insurance companies, self-insured employers, PBMs, and Medicare and Medicaid programs. CSP contracts directly with most payers and PBMs and, in other limited cases, with third parties which in turn contract with payers and PBMs on Wellgistics Health’s behalf.

CSP bills payers and track accounts receivable through computerized billing systems. These systems allow Wellgistics Health’s billing staff the flexibility to review and edit claims in the system before claims are submitted to payers. For the great majority of dispensing business, claims are submitted to payers electronically. CSP has extensive experience managing the coordination of benefits between commercial and government-sponsored plans, and primarily participates in the Medicare Part D program. A benefit coverage specialist reviews all Medicare coverage determinations to ensure that the appropriate benefit is being billed. Upon completion of all benefit verifications, they follow each plan’s guidelines to identify which plan is primary and secondary and submit the billing accordingly.

Wellgistics Health’s financial and operational performance will be highly dependent upon effective billing and collection practices as well as the use of Wellgistics Health’s technology to adequately supply the network with prescription transfers that are able to be adjudicated at the dispensing pharmacy. The process will begin with an accurate and complete patient onboarding process, in which all critical information about the patient, the patient’s insurance and the patient’s care needs will be gathered. A critical part of this process will be verification of insurance coverage and authorization from insurance to provide the required care, which typically takes place before the initiation of services.

Competition

There are a significant number of competitors that distribute/wholesale specialty pharmacy drugs, perform digital pharmacy services, including but not limited to hub and clinical services, and provide other pharmacy-oriented services that would compete with Wellgistics Health’s healthcare ecosystem. Some of these competitors have greater resources than the resources that Wellgistics Health has. Many of the competitive segments in which Wellgistics Health will compete have experienced significant consolidation over the past few years as described further in the “Risk Factors” section of this prospectus.

The leading payors and drug chains have completed extensive mergers and acquisitions transactions and business combinations, and, therefore, have significantly greater market share, resources and purchasing power than Wellgistics Health does and, in the aggregate, these competitors generally have access to substantially the same limited distribution drugs as Wellgistics Health’s current and planned operating subsidiaries. These competitors also benefit from their acquisition activity with healthcare organizations, as Wellgistics Health has seen recent acquisitions in the home healthcare and primary care services arena (i.e., One Medical, Signify Health, Village MD, Summit Health, CareCentrix, among others).

Digital pharmacies both national and regional have been increasingly entering the market over the course of the last decade with well-known players such as Roman, Lemonaid Health, ForHims, TruePill, and PillPack (acquired by Amazon). At the regional level, Wellgistics Health has seen the emergence of companies like Capsule, Alto, and many others looking to penetrate markets and gain access to lives by looking for additional points of differentiation. The competitive healthcare landscape combined with macroeconomic pressures have resulted in increased chapter 11 filings for bankruptcy and or other means of dissolution for certain companies such as Medley, NowRx, AmazonCare, Haven (the joint venture of Amazon, Berkshire Hathaway, and JPMorgan Chase) over recent years. Many of these companies leverage access to telehealth services and backend partnerships with mail order pharmacies to provide consumers with cash-paying models for access to niche services. The evolution of centralized digital patient support networks with network pharmacies has also recently been gaining steam.

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Below is a 2024 Snapshot of Vertical Integration amongst key healthcare stakeholders/entities that may compete with our business:

Vertical Business Relationships Among Insurers, PBMs, Specialty Pharmacies, and Providers, 2024

BlueCross BlueShield
(private)
CENTENE Corporation
(NYSE: CNC)
THE CIGNA GROUP
(NYSE: CI)
CVSHealth
(NYSE: CVS)
Elevance Health
(NYSE: ELV)
Humana
(NYSE: HUM)
UNITEDHEALTH GROUP
(NYSE: UNH)
Insurer
PBM (GPO)
Specialty Pharmacy
Provider Services
BlueCross BlueShield
Medicaid
wellcare
ambetter
cigna healthcare
aetna
Anthem
Wellpoint
Humana
United Healthcare
PRIME THERAPEUTICS
MagellanRx MANAGEMENT 1
synergie 2
Centene Pharmacy Services 1
EXPRESS SCRIPTS
Ascent 5
CVS caremark
Zinc
carelon Rx 11
Humana Pharmacy Solutions
OPTUM Rx
EMISAR
allianceRx Walgreens Pharmacy 3
accredo
AcariaHealth Specialty Pharmacy
accredo
FREEDOM FERTILITY PHARMACY
CAREPATHRx 6
CVS specialty
CVS specialty
BioPlus 12
PARAGON HEALTHCARE
Kroger
CenterWell Specialty Pharmacy
OPTUM Specialty Pharmacy
USMM 4
U.S. Medical Management
Community Medical Group
EVERNORTH HEALTH SERVICES 7
alegis care
MDLIVE 8
VillageMD 9
CVS minute clinic
Oak St. Health 10
signifyhealth 10
carelon Health 13
conviva Care Center
CenterWell Senior Primary Care 14
CenterWell Home Health 15
OPTUM Care

1. Centene began outsourcing its PBM operations to Express Scripts in 2024. In 2023, Centene rebranded its Envolve Pharmacy Solutions pharmacy benefit subsidiary as Centene Pharmacy Services. In 2022, Prime Therapeutics completed its acquisition of Magellan Rx from Centene.
2. Synergie is a buying group focused on medical benefit drugs. Its ownership includes Blue Cross Blue Shield (BCBS) Association, Prime Therapeutics, Elevance Health, and other independent BCBS health plans.
3. Since 2021, Prime's Blue Cross and Blue Shield plans have had the option to use Express Scripts or AllianceRx Walgreens Pharmacy for mail/specialty pharmacy services. In 2021, Walgreens purchased Prime Therapeutics' 45% ownership interest, so this business had no PBM ownership as of 2022. In 2022, the company was rebranded as AllianceRx Walgreens Pharmacy. In August 2024, AllianceRx Walgreens Pharmacy will become Walgreens Specialty Pharmacy.
4. In 2021, Centene sold a majority stake in its U.S. Medical Management to a group of private equity firms.
5. Since 2020, Prime has sourced formulary rebates via Ascent Health Services. In 2021, Humana began sourcing formulary rebates via Ascent Health Services for its commercial plans.
6. In 2023, Cigna's Evernorth business made a significant minority investment CarepathRx Health System Solutions.
7. Previously known as Evernorth Care Group and Cigna Medical Group.
8. In 2021, Cigna's Evernorth business acquired MDLive.
9. Walgreens owns a majority of VillageMD. In 2022, Cigna invested $2.7 billion for an estimated 14% ownership stake in VillageMD. In 2024, Cigna recorded a $1.8 billion loss on its investment.
10. In 2023, CVS Health completed its acquisitions of Signify Health and Oak Street Health.
11. Previously known as IngenioRx.
12. In 2023, Elevance Health completed its acquisition of BioPlus Specialty Pharmacy from CarepathRx. In 2024, Elevance Health acquired Paragon Healthcare, which operates specialty pharmacies and infusion centers, and Kroger Specialty Pharmacy.
13. Includes CareMore Health and Aspire Health. In 2024, CarelonRx announced a primary care partnership with investment firm Clayton, Dubilier & Rice.
14. In 2021, Partners in Primary Care and Family Physicians Group businesses were rebranded as Centerwell Senior Primary Care.
15. In 2022, Kindred at Home was rebranded as CenterWell Home Health. In 2022, Humana announced an agreement to divest its majority interest in Kindred at Home's Hospice and Personal Care Divisions to Clayton, Dubilier & Rice. Humana also announced plans to close a majority of its SeniorBridge home care locations.

Source: *The 2024 Economic Report on U.S. Pharmacies and Pharmacy Benefit Managers*, Exhibit 254. Companies are listed alphabetically by corporate name.

DRUG CHANNELS INSTITUTE
An HMP Global Company

May 2024

Source: https://www.drugchannels.net/2024/05/mapping-vertical-integration-of.html.

Wellgistics Health management believes that Wellgistics Health will differentiate itself from its competitors in several key aspects that will place Wellgistics Health in a prime position to positively impact overall patient outcomes while generating gross revenues. Wellgistics Health’s primary differentiator is our focus on the local independent pharmacy segment. Competing digital pharmacies rely on centralized processing facilities and delivery through mail that can take days for fulfillment. Wellgistics Health will leverage the brick-and-mortar infrastructure of thousands of independent, locally-owned pharmacies to create a powerful combination of a best-in-class digital platform with a network of local pharmacies capable of delivering prescriptions to patients in hours. Additionally, these accessible healthcare providers are known for their clinical expertise and personalized face-to-face patient relationships that deliver improved health outcomes. The independent pharmacy channel is a viable segment with over 19,000 pharmacies nationally, representing over a $47 billion market (at wholesale cost) that fills 1.3 billion prescriptions annually. Independent pharmacists are rooted in their communities and are well-respected members of the healthcare team. Wellgistics Health’s DelivMeds platform will provide connective technology between providers and pharmacies, offering back-office efficiencies including prior authorizations and apply manufacturer copay or cash discount cards as appropriate. DelivMeds’ technology utilizes an integrated model with pharmacy systems and provides patients with a holistic end-to-end solution that fosters an environment of access, price transparency, and digital convenience. National pharmacy chains have the resources to invest in technology but are struggling financially and facing pharmacist and labor shortages. Wellgistics Health’s solutions provide independent pharmacists with the technology they need to compete and leverage their local presence and patient care expertise. Therefore, Wellgistics Health’s affiliation with independent pharmacies will be different from the national and regional enterprise pharmacy systems.

On the wholesale side, Wellgistics LLC’s product lines are designed to carry specialty lite and niche pharmaceutical products that improve margins for all stakeholders. New emerging to midsize manufactures are increasingly looking for supply chain flexibility as launching drugs into retail channels through the “Big 3” wholesalers is proving to be cost prohibitive. Wellgistics LLC provides alternative distribution solutions for these manufacturers. Lastly, Wellgistics Health’s data science methodology for capture, analysis, and promotion will be exemplary and will serve as a key channel for monetization from manufactures, providers, and payors.

Sales and Marketing

Wellgistics Health’s sales and marketing efforts will focus on three primary objectives: (1) establishing, maintaining and strengthening relationships with pharmaceutical manufacturers to gain distribution access as such manufacturers release new or improved products to carry within Wellgistics LLC’s wholesale distribution network and also to perform hub and clinical services through DelivMeds; (2) establishing, maintaining and strengthening relationships with provider groups, ACOs, and other key opinion leaders to obtain prescription referrals for CSP and DelivMeds; (3) building new relationships with PMS system providers and the recruitment of independent pharmacies utilizing that software to be part of our integrated pharmacy network; and (4) building new relationships with managed care organizations, hospitals, health systems, telehealth companies, employer groups, and other payers or PBMs. Wellgistics Health will integrate national and regional sales teams to focus on establishing and expanding Wellgistics Health’s pharmacy footprint and product pipelines and integrates account managers to focus on maximizing value for purchasing pharmacies and the network. Wellgistics Health also will have a dedicated sales force, through a combination of internal (phone sales) and external (field sales) team members for scalability and efficiency. In addition, Wellgistics Health’s sales team will be focused on maintaining and expanding relationships with biotechnology and specialty drug manufacturers to establish its position as an exclusive, semi-exclusive, or participating provider.

Information Technology

The DelivMeds platform Wellgistics Health acquired upon closing of the Wood Sage Acquisition has robust information technology capabilities that are relevant to all stakeholders across the healthcare continuum. APS’ DelivMeds platform equips the development, quality assurance, and support and monitoring teams with patent pending proprietary systems that fosters medication adherence. The overall platform solution is comprised of the following suite of products: direct-to-consumer facing mobile applications available on the Apple App Store and Google/Android Play Store, an administrative panel similar to a customer relationship management panel that exposes data to frontend customer service and operations teams, an administrative panel mobile application, a comprehensive sales dashboard, and an agnostic core engine that serves as a centralized data reservoir which enables our platform to integrate with various third-party partners to drive our end-to-end solution while communicating seamlessly with all of the products within the technology stack.

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Specifically, our direct-to-consumer and administrative mobile applications were developed using Dart and Flutter code and programs. Dart is a general-purpose programming language used to develop front-end applications, specifically mobile applications like DelivMeds, web, and server applications. Flutter is a user interface toolkit that works in conjunction with Dart for the development of our DelivMeds mobile application. The two work like hand-in-glove, thereby allowing our applications to utilize ahead-of-time and just-in-time compilation, enabling our apps to start faster and run smoother all of which deliver a comprehensive and seamless user interface and experience for users. The administrative panel utilizes Angular and TypeScript, which are derivatives of JavaScript, a programming language that provide the framework for these web-based portals allowing our customer service and operations teams to review data and drive actionable outcomes through a dedicated dashboard with varying levels of permissions for user access. The administrative panel can be customized to provide dedicated dashboards to a broad range of constituents including providers, pharma manufacturers, pharmacies, and ultimately payors.

The core engine is our centralized data repository where all third-party partners are integrated. Our core is agnostic, enabling us to integrate with numerous partners in the same space, thus providing redundancies to drive overall reliability. Examples of these third-party partners at a high-level include pharmacy management software systems, ride sharing partners for same and next-day delivery, carriers for shipping, point-of-sale systems, numerous databases for service specific requests that consumers and stakeholders have grown accustomed to using with other applications, among many others. Overall, our solution is hosted via Amazon Web Services and our data is organized using Microsoft SQL and Amazon Relational Database Services.

The DelivMeds platform is integral to our combined company as it is the focal point that interconnects the various business segments: wholesale, tech & hub, and pharmacy operations through our proprietary platform that drives value to all constituents, patients, providers, pharmacies, pharma manufacturers, and payors. The data that is received is then aggregated and reported on through our combined business units enabling our company to provide HIPAA-compliant reporting that contains inventory data, prescription status, adherence, compliance, discontinuation, and payer data for various healthcare stakeholders. In addition to reporting, we are able to provide patient and prescriber demographics, turnaround times, spend and error reporting, patient assessment data, clinical status, and other monitoring parameters. Moreover, this data is aggregated to provide actionable means to improve patient outcomes while also fostering medication compliance. DelivMeds has invested significantly in information technology in recent years to position it as a vital component of the healthcare ecosystem that will improve cost efficiencies and service delivery while also impacting outcomes and business decisions for providers, pharmaceutical manufacturers, and payors through our pharmacy channel.

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Properties

We currently lease our corporate offices.

Governmental Regulation

The healthcare industry is subject to extensive regulation by several governmental entities at the federal, state and local level. The industry is also subject to frequent regulatory change. Laws and regulations in the healthcare industry are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. See the “Risk Factors” section of this prospectus for additional information regarding the impact that these regulations may have on Wellgistics Health and its existing and planned operating subsidiaries.

Professional Licensure

Pharmacists and pharmacy technicians employed by Wellgistics Health must be individually licensed or certified under applicable state law. In addition, professionals licensed to dispense controlled substances are required to register with the DEA. Each of Wellgistics Health’s existing and planned operating subsidiaries performs criminal, government exclusion and other background checks on employees and take steps to ensure that employees possess all necessary licenses, certifications and registrations to perform the duties of their respective positions.

Pharmacy Licensing and Registration

State laws require a pharmacy to be licensed in each jurisdiction in which the pharmacy anticipates dispensing or distributing pharmaceutical products. Wellgistics LLC is licensed in all 50 states for its wholesale operations. CSP is licensed in 35 states and the District of Columbia for its pharmacy operations. CSP will pursue additional state licenses to be able to dispense in all 50 states when patients elect to use mail order as their method of receipt for prescription medications. Where required by law, CSP also has pharmacists licensed in all states in which it dispenses. Each of Wellgistics Health’s existing and planned operating subsidiaries must comply with all state licensing laws that are applicable to its respective business.

Federal and state law also require pharmacy businesses and wholesale operations businesses to individually register with the DEA and, as applicable, certain state agencies to handle controlled substances, including prescription pharmaceuticals. A separate registration is required at each principal place of business where Wellgistics Health will dispense controlled substances. Federal and state law also require compliance with specific labeling, reporting and record-keeping requirements for controlled substances. Wellgistics Health will maintain DEA registrations for each of its facilities that requires such registration and will follow procedures intended to comply with all applicable federal and state requirements regarding controlled substances.

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Food, Drug and Cosmetic Act

Certain provisions of the federal Food, Drug and Cosmetic Act govern the handling, distribution and compounding of pharmaceuticals and medical devices. This law prohibits the adulteration or misbranding of these products while in interstate commerce. Companies engaged in drug and device distribution may be required to register their facilities with FDA, comply with track and trace requirements, and operate their businesses according to appropriate quality standards. The law applies to all parts of the drug and device distribution chain, but does exempt pharmacies from most federal registration, labeling and packaging requirements as long as any drugs or medical devices are not adulterated or misbranded and are dispensed in accordance with and pursuant to a valid prescription.

Fraud and Abuse Laws — Anti-Kickback Statute

The federal Anti-Kickback Statute prohibits individuals and entities from knowingly and willfully paying, offering, receiving, or soliciting money or anything else of value in order to induce the referral of patients or to induce a person to purchase, lease, order, arrange for, or recommend services or goods covered by Medicare, Medicaid, or other federal healthcare programs. The federal courts have held that an arrangement violates the Anti-Kickback Statute if any one purpose of the remuneration is to induce the referral of patients covered by a federal health care program, even if another purpose of the payment is to compensate an individual for rendered services. The Anti-Kickback Statute is broad and potentially covers many standard business arrangements. Violations can lead to significant penalties, including criminal fines of up to $100,000 per violation and/or ten years imprisonment, civil monetary penalties of up to $100,000 per violation plus treble damages and/or exclusion from participation in Medicare, Medicaid and other federal healthcare programs. Certain types of payments are excluded from the statutory prohibition. Additionally, in an effort to clarify the conduct prohibited by the Anti-Kickback Statute, the OIG of HHS publishes regulations that identify a limited number of safe harbors. Business arrangements that satisfy all of the elements of a safe harbor are immune from criminal enforcement or civil administrative actions. The Anti-Kickback Statute is an intent-based statute and the failure of a business relationship to satisfy all of the elements of a safe harbor does not, in and of itself, mean that the business relationship violates the Anti-Kickback Statute.

The OIG, in its commentary to the safe harbor regulations, has recognized that many business arrangements that do not satisfy a safe harbor nonetheless operate without the type of abuses the Anti-Kickback Statute is designed to prevent. The OIG is authorized to issue advisory opinions regarding the interpretation and applicability of the Anti-Kickback Statute, including whether an activity constitutes grounds for the imposition of civil or criminal sanctions.

Several states have statutes and regulations that prohibit the same general types of conduct as those prohibited by the Anti-Kickback Statute described above. Some state anti-fraud and anti-kickback laws apply only to goods and services covered by Medicaid. Other state anti-fraud and anti-kickback laws apply to all healthcare goods and services, regardless of whether the source of payment is governmental or private. Where applicable, each of Wellgistics Health’s existing and planned operating subsidiaries its business relationships to comply with these statutes and regulations.

Fraud and Abuse Laws — False Claims Act

All providers and entities that submit to and receive payments from a government health care program are subject to state and federal laws that govern the submission of claims for reimbursement, including the FCA in the case of claims submitted to Medicare or another federal health care program. The FCA prohibits an individual or entity from knowingly presenting a claim, or causing a claim to be presented, for payment from a federal healthcare program that is false or fraudulent. The standard for “knowingly” includes conduct that amounts to a reckless disregard for the truth or falsity of the information presented to Medicare or the other applicable government payer. Penalties under the FCA include substantial civil and criminal fines, exclusion from the Medicare or Medicaid programs and imprisonment. The FCA may be enforced by the federal government directly or by a private plaintiff by filing a qui tam lawsuit on the government’s behalf. Under the FCA, the government and private plaintiffs, if any, may recover monetary penalties in the amount of $13,946 to $27,894 per false claim (for penalties assessed after January 15, 2024), as well as an amount equal to three times the amount of damages sustained by the government as a result of the false claim. Several states have adopted their own false claims statutes as well as statutes that allow individuals to bring qui tam actions. In recent years, federal and state government authorities have launched several initiatives aimed at uncovering practices that violate false claims or fraudulent billing laws, and they have conducted numerous investigations of pharmaceutical manufacturers, PBMs, pharmacies and healthcare providers with respect to false claims, fraudulent billing and related matters.

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Fraud and Abuse Laws — Physician Self-Referral (Stark) Law

The federal Physician Self-Referral Law, commonly known as the Stark Law, prohibits a physician from referring a patient for DHS payable by Medicare or Medicaid from an entity with which the physician or an immediate family member has a financial relationship, unless an exception applies. A financial relationship is generally defined as an ownership, investment, or compensation relationship. DHS include, but are not limited to, outpatient prescription drugs, parenteral and enteral nutrition products, home health services, durable medical equipment, physical and occupational therapy services, and inpatient and outpatient hospital services. The Stark Law also prohibits an entity from presenting or causing to be presented a bill or claim to anyone for DHS furnished as a result of a prohibited referral.

Among other sanctions, a civil monetary penalty of up to $15,000 may be imposed for each claim for a service prohibited by the Stark Law. Such persons or entities are also subject to exclusion from the Medicare and Medicaid programs. Any person or entity participating in a circumvention scheme to avoid the referral prohibitions is liable for a civil monetary penalty of up to $100,000. A $10,000 fine may be imposed for failure to comply with reporting requirements regarding an entity’s ownership, investment and compensation arrangements for each day for which reporting is required to have been made under the Stark Law.

The Stark Law is a broad prohibition on certain business relationships, with detailed exceptions. However, unlike the Anti-Kickback Statute under which an activity may fall outside a safe harbor and still be lawful, a referral for DHS that does not fall within an exception is strictly prohibited by the Stark Law. The Stark Law is a strict liability statute, and proof of intent to violate the law is not required.

In addition to the Stark Law, many of the states in which Wellgistics Health’s existing and planning operating subsidiaries operate have comparable restrictions on the ability of physicians to refer patients for certain services to entities with which they have a financial relationship. Certain of these state statutes mirror the Stark Law while others may be more restrictive.

HIPAA and Other Privacy Legislation

Some of Wellgistics Health’s business activities do or will involve the receipt, use and disclosure of confidential health information, including disclosure of the confidential information to a patient’s health benefit plan, as permitted in accordance with applicable federal and state privacy laws. In addition, Wellgistics Health will use and disclose de-identified data for analytical and other purposes. Many federal and state laws restrict the use and disclosure of confidential medical information, and additional legislative and regulatory initiatives are underway at the state and federal levels.

HIPAA imposes extensive requirements on the way in which certain “covered entities,” which include healthcare providers that engage in certain transactions covered by HIPAA, use, disclose and safeguard PHI, including requirements to protect the integrity, availability and confidentiality of electronic PHI. It also applies to persons or entities that create, receive, maintain, or transmit PHI on behalf of covered entities (known as “business associates”) and their subcontractors.

The Privacy Rule give individuals a number of rights, including the right to know how their PHI is used and disclosed, as well as the right to access, amend and obtain information concerning certain disclosures of PHI.

Covered entities, such as pharmacies and health plans, are required to provide a written Notice of Privacy Practices to individuals that describes how the entity uses and discloses PHI, and how individuals may exercise their rights with respect to their PHI. For most uses and disclosures of PHI other than for treatment, payment, healthcare operations and certain public policy purposes, HIPAA generally requires that covered entities obtain a valid written individual authorization. In most cases, use or disclosure of PHI must be limited to the minimum necessary to achieve the purpose of the use or disclosure.

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DelivMeds and CSP are each considered a covered entity under HIPAA in connection with their operation when working with other network pharmacies. To the extent that they provide services other than as a covered entity and perform a function or activity, or provide a service to, a covered entity that involves PHI, the covered entity may be required to enter into a business associate agreement with Wellgistics Health. Business associate agreements mandated by the Privacy Rule will create a contractual obligation for Wellgistics Health, as a business associate, to perform its duties for the applicable covered entity in compliance with the Privacy Rule and applicable provisions of the Security Rules. In addition, Wellgistics Health will be subject to certain aspects of the Privacy Rule and the Security Rules when it acts as a business associate, including direct liability for, among other things, impermissible uses and disclosures of PHI and the failure to disclose PHI to the covered entity, the individual, or the individual’s designee (as specified in the business associate agreement), as necessary to satisfy a covered entity’s obligations with respect to an individual’s request for an electronic copy of PHI. These obligations also extend to subcontractors of a business associate where the function, activity, or service delegated by the business associate to the subcontractor involves the creation, receipt, maintenance, or transmission of PHI. As such, business associates are required to enter into business associate agreements with subcontractors for services involving access to PHI and may be subject to civil monetary penalties for the acts and omissions of their subcontractors. HIPAA also requires individual authorization for all treatment and healthcare operations communications where the covered entity receives payment in exchange for the communication from or on behalf of a third-party whose product or service is being described.

If one of Wellgistics Health’s businesses fails to comply with HIPAA, or its policies and procedures are not sufficient to prevent the unauthorized use or disclosure of PHI, it could be subject to monetary penalties, fines and legal action under federal and state privacy laws, consumer protection statutes and other laws. Criminal penalties and civil sanctions may be imposed for failing to comply with HIPAA standards either as a covered entity or business associate. In addition to imposing potential monetary penalties, the Office of Civil Rights of HHS conducts periodic compliance audits and empowers state attorneys general to bring actions in federal court for violations of HIPAA on behalf of state residents harmed by such violations.

Several such actions have already been brought, and continued enforcement actions are likely to occur in the future. The transactions and code sets regulation promulgated under HIPAA requires that all covered entities that engage in certain electronic transactions, directly or through a third-party agent, use standardized formats and code sets. Each of DelivMeds and CSP must conduct such transactions in accordance with such transaction rule and related regulations that require the use of operating rules in connection with HIPAA transactions. In DelivMeds’ and CSP’s roles as a specialty pharmacy operator, Wellgistics Health will also be required to conduct such transactions in accordance with such regulations or engage a clearinghouse to process each covered transaction. HHS promulgated an NPI final rule that requires covered entities to utilize NPIs in all standard transactions. NPIs replaced National Association of Boards of Pharmacy numbers for pharmacies, DEA numbers for physicians and similar identifiers for other healthcare providers for purposes of identifying providers in connection with HIPAA standard transactions. Covered entities may be excluded from federal healthcare programs for violating these regulations.

The Security Rules issued pursuant to HIPAA mandate the use of administrative, physical and technical safeguards to protect the confidentiality of electronic PHI. Such Security Rules obligations apply to covered entities and business associates.

DelivMeds and CSP must also comply with the “breach notification” regulations under HIPAA. In the case of a breach of “unsecured PHI,” covered entities must promptly notify affected individuals and the HHS Secretary in cases where a beach of “unsecured PHI” affects 500 or more individuals. DelivMeds and CSP must also promptly notify the media in cases where a breach of “unsecured PHI” affects more than 500 individuals in a particular state or jurisdiction. Breaches of “unsecured PHI” affecting fewer than 500 individuals must be reported to the HHS Secretary on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of such breaches of “unsecured PHI” by the business associate.

Other Health Reform Laws require the HHS Secretary to develop new health information technology standards that could require changes to DelivMeds’ and CSP’s existing software products. For example, the statute requires the establishment of interoperable standards and protocols to facilitate electronic enrollment of individuals in federal and state health and human services programs and provides the government with authority to require incorporation of these standards and protocols in health information technology investments as a condition of receiving federal funds for such investments.

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HIPAA generally preempts state laws, except when state laws are more protective of individual health information than HIPAA requirements. Therefore, to the extent states continue to enact more stringent, protective, or restrictive legislation, DelivMeds and CSP could be required to make significant changes to their business operations. In addition, independent of any statutory or regulatory restrictions, individual health plan clients could increase limitations on DelivMeds’ and CSP’s use of medical information, which could prevent us from offering certain services.

Medicare Part D

The Medicare Part D program, which makes prescription drug coverage available to eligible Medicare beneficiaries, regulates various aspects of the provision of Medicare drug coverage, including enrollment, formularies, pharmacy networks, marketing, and claims processing. CMS imposed restrictions and consent requirements for automatic prescription delivery programs, and further limited the circumstances under which Medicare Part D plans may recoup payments to pharmacies for claims that are subsequently determined not payable under Medicare Part D. Examples of CMS sanctions for non-compliance may include suspension of enrollment and even termination from the program.

The Medicare Part D program has undergone significant legislative and regulatory changes since its inception. Medicare Part D continues to attract a high degree of legislative and regulatory scrutiny, and applicable government rules and regulations continue to evolve. For example, CMS may issue regulations that limit the ability of Medicare Part D plans to establish preferred pharmacy networks.

Accreditations

Where applicable, Wellgistics Health’s licensed facilities will maintain accreditations from the following organizations:

●	ADD from the NABP: Wellgistics LLC holds an ADD accreditation from the NABP. This accreditation is designed to comply with state and federal laws for preventing counterfeit drugs from entering the U.S. and to protect patients from below- quality drug distribution by employing security and best practice standards for wholesale drug distribution.
●	HMA from the NABP: CSP and DelivMeds hold an HMA from NABP. This accreditation is designed for online advertising platforms and card brand networks which demonstrate compliance with state and federal laws for pharmacies. It is also a prerequisite for Digital Pharmacy Accreditation, which Wellgistics Health will actively pursue.
●	Healthcare Broker Platform Certification from LegitScript: DelivMeds holds a Healthcare Merchant Certification from LegitScript. This certification provides a recognized stamp of approval for businesses that facilitate transaction for pharmacies. DelivMeds remains payment card industry compliant, as its platform technology does not retain credit card information within its application or servers.
●	Healthcare Platform Certification from LegitScript: CSP holds a Healthcare Merchant Certification from LegitScript. This certification provides a recognized stamp of approval for businesses that conduct some aspect of pharmacy including but not limited to internet, mail order, brick-and-mortar, local, veterinary, and sterile compounding pharmacies.

Intellectual Property

Wellgistics Health’s combined businesses rely or will rely on copyright, trademark, and trade secret laws, in addition to contractual restrictions, to establish and protect their proprietary rights. Wellgistics Health will have registered or applied to register a variety of trademarks and service marks used throughout its businesses. DelivMeds® and DelivMeds Pharmacy® are service marks registered with the U.S. Patent Trademark Office. Specifically, a US Non-Provisional Patent Application for a Utility Patent was filed on July 26, 2022, and the application was successfully submitted on September 26, 2023. The patent is entitled “Method and Apparatus for Prescription Management.” This patent protects our novel mechanisms for digitizing the prescription journey and management of said prescription through the use of our tech and hub platform including its proprietary process and methodology including but not limited to source code, data aggregation, and use of artificial intelligence and machine learning for our algorithms.

In addition, Wellgistics Health and Wellgistics Health’s combined businesses rely on unregistered common law trademark rights and unregistered copyrights under applicable U.S. law to distinguish and/or protect their services and branding. Wellgistics Health is not aware of any facts that could materially impact its continuing use of any of its intellectual property. Wellgistics Health does not believe that the loss of copyrights, trademarks, or service marks would have a material adverse effect on its business.

Employees

As of September 12, 2024, Wellgistics Health employed 31 employees, including those employed by Wellgistics LLC, Wood Sage, APS, and CSP. Wellgistics Health also has numerous non-employee contractor relationships with consultants and full stack technology developers.

Legal Proceedings

As of the date of the registration statement of which this prospectus forms a part, Wellgistics Health and its subsidiaries are not parties to any material pending legal proceedings.

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MANAGEMENT

The following is a list of our directors and executive officers as of September 12, 2024.

Name	Age	Position
Tim Canning	63	Chief Executive Officer
Vishnu Balu	46	Chief Financial Officer
Prashant Patel	50	Chief Strategy Officer and Vice Chairman of the Board
Dr. Shafaat Pirani	35	Chief Clinical Officer
Suren Ajjarapu	54	Chairman of the Board
Sajid Syed*	62	Director
Donald W. Anderson*	67	Director
Rebecca Shanahan*	71	Director

*Independent Director

Executive Officers

Tim Canning joined Wellgistics Health as Chief Executive Officer in January 2024. Mr. Canning has over 30 years of experience in the pharmacy and healthcare sectors ranging from startup/early stage to Fortune 5 companies. He has a diverse background with leadership roles in general management, sales and marketing for some of the healthcare industry’s leading organizations. Throughout his career, Mr. Canning has been an advocate for advancing the important role pharmacists play as vital members of the healthcare team. Most recently, he was EVP Corporate Development and Chief Revenue Officer for iA, a leading innovator of software-enabled pharmacy automation technologies offering robust solutions for centralized fulfillment and retail pharmacy settings. The majority of his career has been focused in the pharmaceutical sector including retail and institutional pharmacies, manufacturers, payer markets, distribution and data analytics. He spent ten years at McKesson Corporation where he led the Independent Pharmacy segment, culminating in his role as President of McKesson’s Health Mart retail pharmacy franchise. Mr. Canning formulated the strategic vision and led the implementation that grew Health Mart from 262 stores to 2,800 stores and over $6 billion in revenue. He also served as Chief Marketing Officer for Omnicare where his responsibilities included retail pharmacy operations. His early career included roles of increasing responsibility over seventeen years in sales and marketing at Wyeth and Pharmacia (both acquired by Pfizer). Mr. Canning earned a BS in Marketing from Marquette University. He completed a six-year term as a board member for the American Pharmacists Association Foundation and is currently on the Pharmacy Leadership Advisory Board for the University of Cincinnati James L. Winkle College of Pharmacy.

Vishnu Balu has over 24 years of experience in corporate strategy, corporate finance, risk management, and M&A in diverse industries including Consumer Products, Consulting and Commercial Banking. He has a successful track record of building global teams leading strategic initiatives, including domestic and cross-border M&A, SPAC-M&A, PE fund raise, operating model restructuring, and functional finance transformation. Vishnu is adept in implementing business transformation programs and overseeing global cross-functional talent pools. Vishnu attended the AMP at Harvard Business School, earned his MBA from IIM-Bangalore with a merit scholarship, and he is also a Rank Holder Chartered Accountant. Vishnu was featured among the Top 5 Young Achievers by the IIM-B Alumni Magazine.

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Dr. Shafaat Pirani joined Wellgistics Health as Chief Clinical Officer in February 2023. Dr. Pirani has over 10 years of experience across various sectors of pharmacy including interdisciplinary clinical care, mail-order operations, pharmaceutical supply chain, and digital health. Most recently, he led the business and product teams to create sustainable digital health programs and applications while serving as the Chief Clinical and Regulatory Compliance Officer for TRxADE Health, Inc., (NASDAQ: MEDS). He is a Board-Certified Geriatric Pharmacist and holds various certifications for medication therapy management, pharmacogenomics, and teaching with several prestigious universities across Florida. Dr. Pirani earned his Doctorate of Pharmacy from the University of South Florida College of Pharmacy and is an honorary member of Phi Lambda Sigma, the distinguished pharmacy leadership society. Dr. Pirani is committed to clinical excellence and focused on innovating health-tech to build patient-centric digital health solutions that create value for all stakeholders across the healthcare continuum while improving access and outcomes for patients.

Prashant Patel is a Director, Chief Strategy Officer and Vice Chairman of the Board of Wellgistics Health. He has served on the board of TRxADE since its acquisition of TRxADE Group, Inc., a Nevada corporation on January 8, 2014. He is an entrepreneur and a registered Pharmacist with experience in multiple aspects of the pharmaceutical supply chain. He started several starts ups including Retail/Community Pharmacy before expanding into pharmaceuticals distribution and sales, focusing on pharmaceutical disposal and reverse distribution. He has also been a consultant to several return logistics pharmaceutical companies over the years. Mr. Patel possesses an excellent vision to bring transparency, efficiency and cost benefits to US pharmaceutical channel partners. After graduating with a BPharm from University of Nottingham/UK, Mr. Patel completed MSC in Transport, Trade & Finance from Cass Business School, City University, UK.

Non-Employee Directors

Suren Ajjarapu is Chairman of the board of directors of Wellgistics Health. Mr. Ajjarapu has served TRxADE as Chairman of the Board, Chief Executive Officer, and Secretary since TRxADE’s acquisition of TRxADE Nevada on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of TRxADE Nevada since its inception. Mr. Ajjarapu has also served as Chairman and Chief Executive Officer of Kernel Group Holdings, Inc. (NASDAQ: KRNL), a special purpose acquisition company, since December 2022, served as Chairman and Chief Executive Officer of Oceantech Acquisitions I Corp. (NASDAQ: OTEC), a special purpose acquisition company, since March 2023, served as Chairman and Chief Executive Officer of PowerUp Acquisition Corp. (NASDAQ: PWUP), a special purpose acquisition company, since August 2023, and served as a director and the Chief Executive Officer of Integrated Wellness Acquisition Corp (NYSE: WEL), a special purpose acquisition company, since January 2024 and February 2024, respectively. Mr. Ajjarapu served as Chairman and Chief Executive Officer of Aesther Healthcare Acquisition Corp. (NASDAQ: AEHA), a special purpose acquisition company, from June 2021 until the completion of its initial business combination in February 2023. Mr. Ajjarapu now serves as a director of the post-combination company Ocean Biomedical, Inc. (NASDAQ: OCEA). Mr. Ajjarapu served as Chairman and Chief Executive Officer of Semper Paratus Acquisition Corporation (NASDAQ: LSGT), a special purpose acquisition company, from June 2023 until the completion of its initial business combination in February 2024. Mr. Ajjarapu now serves as a director of the post-combination company Tevogen Bio Holdings Inc. (Nasdaq AMERICAN: TVGN). Mr. Ajjarapu also serves as a director and is the former Chief Executive Officer of Wellgistics Health. Mr. Ajjarapu has served on the board of directors of Kano Energy, Inc, which is involved in developing renewable natural gas sites in USA, since 2018. Mr. Ajjarapu has also served as Chairman of Feeder Creek Group, Inc., since March 2018. Feeder Creek Group, Inc. is a company involved in developing renewable natural gas sites in Iowa. Mr. Ajjarapu was a Founder, Chief Executive Officer and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, Chief Operating Officer, and Director of Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

Sajid Syed, RPh Chairman of Princeton Stone House Capital, is a distinguished figure in the pharmaceutical industry, having founded and sold successful pharmaceutical service companies like InfuRx and Sanovia Corporation. As President of Acro Pharmaceutical Services, he oversaw its acquisition by Lincare before its eventual sale to CVS Health Corporation. Currently, he chairs Apovia, a pharmacy management group in Philadelphia, while also actively participating in community service and serving on nonprofit boards, showcasing his multifaceted contributions to both industry and society.

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Donald W. Anderson has over forty-five years of experience in the healthcare and pharmacy industry. Most recently retiring as President & CEO of Independent Pharmacy Cooperative from 2009-2022. IPC is the nation’s largest group purchasing organization with 2,500 member stores, and servicing over 10,000 independent pharmacies in all fifty states and Puerto Rico. Prior to joining IPC, Mr. Anderson served as Vice President of Business Development for Long’s Drug Stores, a former chain based in northern California where he was responsible for two mail order facilities, three central-fill pharmacies, pharmacy call center operations, and non-store pharmacy systems. Throughout his career, Mr. Anderson has held various executive level positions including President & CEO of Professional Homecare Services, Regional Vice President, Managed Care & Payor Relations with Catholic Healthcare West, a hospital chain based in San Francisco, California. As part of his lengthy career in healthcare and pharmacy, Mr. Anderson was National Vice Presidents, Sales and Pharmacy Operations for a national third-party administrator and pharmacy benefits management company. Mr. Anderson holds a Bachelor of Science in Business and Master of Business Administration. His areas of expertise cover many aspects of business including mergers and acquisitions, business operations, distribution, contract negotiations, sales and marketing, executive leadership, and board governance. Mr. Anderson has served with numerous boards including, past Board President of the Federation of Pharmacy Networks, past Board President of Choice Rx Solutions, and as board director of Arizona Medical Network (PPO), RxAmerica Part D Plan, Smart D Insurance, and RxAlly. He has also served as an Advisory Board member with McKesson’s National Independent Advisory Board, the National Community Pharmacists Association Foundation Advisory Board, Surescripts Chain Pharmacy Advisory Board, TRxADE National Advisory Board, and University of South Florida Digital Marketing Program Advisory Board.

Rebecca Shanahan has built, operated and sold a number of healthcare and pharmacy services organizations throughout her 30 year career. Ms. Shanahan built Primary Care and Ambulatory Outpatient Networks at IU/Methodist and University of Chicago. She built and led a number of specialty and compounding pharmacies, including Priority Healthcare, Aetna Specialty Pharmacy, Oncology Therapeutics Network, Oncology Plus, Shoppers Drug Mart and Avella Specialty Pharmacy. Since 2008, through Shanahan Capital Ventures, Ms. Shanahan provides advisory services to investors in pharmacy services, provider and payor network development and growth, digital health and pathways companies, logistics, distribution and pharmacy benefits consultants. As an advisor to Cardinal she supported the growth of its Specialty Solutions division and its Community Specialty Pharmacy Network. She provides executive board leadership, participates on boards of directors of healthcare services companies and is an investor in early stage and middle market companies. In addition to Wellgistics Health, Ms. Shanahan currently serves on the boards of directors of Proxsys, Hatch and TruDataRx. She previously served on the board of directors of Biomatrix Infusion Pharmacy, Parcel Shield, Health Beacon, AireHealth and EquiScript. She also is a member of the board of directors of the National Association of Specialty Pharmacies. Ms. Shanahan is a graduate of the Indiana University School of Law.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition and Director Independence

Wellgistics Health’s board of directors is comprised of 5 directors and Wellgistics Health has determined that Rebecca Shanahan, Sajid Syed, and Donald W. Anderson will qualify as independent directors, as defined under the listing rules of Nasdaq.

Board Leadership Structure

Our board of directors is responsible for overseeing our risk management process, focusing on our general risk management strategy, the most significant risks facing us, and the implementation of risk-mitigation strategies by management. Our board of directors is also apprised of particular risk-management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Board Committees

Audit Committee

Wellgistics Health’s audit committee consists of Donald W. Anderson, Rebecca Shanahan, and Sajid Syed, with Sajid Syed serving as the chair of the committee. Wellgistics Health’s board of directors determined that Mr. Syed qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, Wellgistics Health’s board of directors considered Mr. Syed’s formal education and previous experience in financial roles.

Wellgistics Health’s board of directors also has determined that each of the members of the audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, Wellgistics Health’s board of directors examined each audit committee member’s scope of experience and the nature of such committee member’s prior and/or current employment.

Both Wellgistics Health’s independent registered public accounting firm and management periodically will meet privately with Wellgistics Health’s audit committee. The functions of the audit committee will include, among other things:

●	evaluating the performance, independence and qualifications of Wellgistics Health’s independent auditors and determining whether to retain Wellgistics Health’s existing independent auditors or engage new independent auditors;
●	monitoring the integrity of Wellgistics Health’s financial statements and Wellgistics Health’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

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●	reviewing the integrity, adequacy and effectiveness of Wellgistics Health’s internal control policies and procedures;
●	preparing the audit committee report required by the SEC to be included in Wellgistics Health’s annual proxy statement;
●	discussing the scope and results of the audit with Wellgistics Health’s independent auditors, and reviewing with management and Wellgistics Health’s independent auditors Wellgistics Health’s interim and year-end operating results;
●	establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
●	reviewing Wellgistics Health’s guidelines and policies on risk assessment and risk management;
●	reviewing and approving related party transactions;
●	obtaining and reviewing a report by Wellgistics Health’s independent auditors at least annually, that describes Wellgistics Health’s independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by Wellgistics Health’s independent auditors.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. Wellgistics Health will comply with future requirements to the extent they become applicable to Wellgistics Health.

Compensation Committee

Wellgistics Health’s compensation committee consists of Donald W. Anderson, Rebecca Shanahan, and Sajid Syed, with Donald W. Anderson serving as the chair of the committee. Wellgistics Health’s board of directors has determined that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. The functions of the compensation committee will include, among other things:

●	approving the retention of compensation consultants and outside service providers and advisors;
●	reviewing and approving, or recommending that Wellgistics Health’s board of directors approve, the compensation of Wellgistics Health’s executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, employment;
●	reviewing and recommending to Wellgistics Health’s board of directors the compensation of Wellgistics Health’s directors;
●	administering and determining any award grants under Wellgistics Health’s equity and non-equity incentive plans;
●	reviewing and evaluating succession plans for Wellgistics Health’s executive officers;
●	preparing the compensation committee report required by the SEC to be included in Wellgistics Health’s annual proxy statement; and
●	periodically reviewing Wellgistics Health’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. Wellgistics Health will comply with future requirements to the extent they become applicable to Wellgistics Health.

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Nominating and Corporate Governance Committee

Wellgistics Health’s nominating and corporate governance committee consists of Donald W. Anderson, Rebecca Shanahan, and Sajid Syed, with Rebecca Shanahan serving as the chair of the committee. Wellgistics Health’s board of directors has determined that each of the members of Wellgistics Health’s nominating and corporate governance committee will satisfy the independence requirements of Nasdaq. The functions of the nominating and corporate governance committee include, among other things:

●	identifying, evaluating, and recommending individuals qualified to become members of Wellgistics Health’s board of directors and its committees;
●	evaluating the performance of Wellgistics Health’s board of directors and of individual directors;
●	reviewing Wellgistics Health’s environmental and social responsibility policies and practices;
●	developing and recommending corporate governance guidelines to Wellgistics Health’s board of directors; and
●	overseeing an annual evaluation of Wellgistics Health’s board of directors and management.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. Wellgistics Health will comply with future requirements to the extent they become applicable to Wellgistics Health.

Code of Business Conduct and Ethics

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will adopt a Code of Conduct and Ethics (the “Code of Ethics”) applicable to all of Wellgistics Health’s employees, executive officers, and directors. The Code of Ethics will be available on Wellgistics Health’s website at www.wellgisticshealth.com. Information contained on or accessible through Wellgistics Health’s website is not a part of this prospectus, and the inclusion of Wellgistics Health’s website address in this prospectus is an inactive textual reference only. If we make any substantive amendments to, or grant any waivers from, the Code of Ethics, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Clawback Policy

Prior to the effectives of the registration statement of which this prospectus forms a part, we will adopt a policy for the recovery of erroneously awarded incentive-based compensation (the “Clawback Policy”) in order to comply with Section 10D of the Exchange Act, Rule 10D-1 of the Exchange Act (“Rule 10D-1”), and the listing rules adopted by Nasdaq (collectively, the “Final Clawback Rules”). We anticipate that our compensation committee will administer the Clawback Policy.

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Wellgistics Health in the event that Wellgistics Health is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, Wellgistics Health may recoup from the Covered Officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which Wellgistics Health is required to prepare an accounting restatement.

Compensation Committee Interlocks and Insider Participation

None of the members of Wellgistics Health’s compensation committee has at any time during the prior three years been one of the officers or employees of Wellgistics Health. None of Wellgistics Health’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Wellgistics Health’s board of directors or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

Wellgistics Health intends to enter into various indemnification agreements with its directors and executive officers that will, among other things, require Wellgistics Health to indemnify Wellgistics Health’s directors and executive officers for certain expenses, including reasonable attorneys’ fees, incurred by such directors and executive officers in generally any action or proceeding arising out of their services as directors or executive officers of Wellgistics Health or any other company or enterprise to which the person provides services at Wellgistics Health’s request. Depending on the terms of these indemnification agreements, our directors and officers may not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors excluding:

●	any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which the director derived an improper personal benefit.

These indemnification agreements could provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law, and may obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. These agreements may, subject to certain exceptions, provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we might secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

The limitation of liability and indemnification provisions in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

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EXECUTIVE COMPENSATION

Overview

The following discussion contains forward-looking statements that are based on our current plans and expectations regarding our future compensation programs. The actual amount and form of compensation that we pay and the compensation policies and practices that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

We are an “emerging growth company” within the meaning of the Securities Act and have elected to comply with the reduced compensation disclosure requirements available to such emerging growth companies. In accordance with these requirements, our reporting obligations regarding executive compensation will extend only to our NEOs, meaning (i) our principal executive officer, (ii) the next two highly compensated executive officers in respect of their service to us or our subsidiaries at the end of the last completed fiscal year, and (iii) up to two additional individuals who would have been identified pursuant to (i) or (ii) but for the fact that such individuals were not serving as an executive officer at the end of the last completed fiscal year. This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. In order to provide a fuller understanding of the compensation arrangements with our executive officers, we are presenting full year 2023 and 2022 information. As of December 31, 2023, our NEOs and their respective positions were:

●	Suren Ajjarapu, Former Chief Executive Officer;
●	Prashant Patel, Former Chief Operating Officer;
●	Tim Canning, Chief Executive Officer; and
●	Dr. Shafaat Pirani, Chief Clinical Officer and Executive Vice President Healthcare Operations.

2023 Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2023 and 2022.

		Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	Year	($)		($)	($)	($)	($)	($)	($)
Name and Principal Position
Suren Ajjarapu	2023	400,000	(1)	—	—	—	—	—	400,000
Former Chief Executive Officer	2022	—		—	—	—	—	—	—

Prashant Patel	2023	400,000	(2)	—	—	—	—	—	400,000
Chief Operating Officer	2022	—		—	—	—	—	—	—

Dr. Shafaat Pirani	2023	275,000	(4)	—	—	—	—	—	—
Chief Clinical Officer and Executive Vice President Healthcare Operations	2022	—		—	—	—	—	—	—

Tim Canning (3)
Current Chief Executive Officer	2023	—		—	—	—	—	—	—

(1) Mr. Ajjarapu was accrued salary for 2023. Pursuant to the Executive Employment Agreement between Wellgistics Health and Suren Ajjarapu dated January 1, 2023 (the “Ajjarapu Agreement”), Mr. Ajjarapu’s annual base salary is $400,000.

(2) Mr. Patel was accrued salary for 2023. Pursuant to the Executive Employment Agreement between Wellgistics Health and Prashant Patel dated January 1, 2023 (the “Patel Agreement”), Mr. Patel’s annual base salary is $400,000.

(3) Tim Canning began serving as Wellgistics Health’s Chief Executive Officer as of January 18, 2024. As such, Mr. Canning did not receive compensation for the fiscal year ending December 31, 2023, but qualifies as a NEO because Mr. Canning would have qualified as a NEO but for the fact that Mr. Canning was hired by Wellgistics Health in 2024.

(4) Dr. Shafaat Pirani was accrued salary for 2023. Pursuant to the Executive Employment Agreement between Wellgistics Health and Dr. Shafaat Pirani dated February 10, 2023 (the “Pirani Agreement”), Dr. Pirani’s annual base salary is $275,000.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by Wellgistics Health’s named executive officers on December 31, 2023.

Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Suren Ajjarapu	—	$—

Prashant Patel	—	$—

Dr. Shafaat Pirani	—	$—

Tim Canning	—	$—

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Narrative to the 2023 Summary Compensation Table

Employment Agreements.

Mr. Ajjarapu entered into an executive employment agreement with Wellgistics Health on August 9, 2023. The initial term of the agreement begins on December 31, 2023, and expires on December 31, 2025. The term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Ajjarapu’s initial annual base salary is $400,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Ajjarapu is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 200% of his base salary. Such bonus amounts will be determined by the compensation committee. Furthermore, Mr. Ajjarapu will receive shares of Wellgistics Health common stock as of December 31 for the entirety of the term of the agreement. In addition to certain customary benefits, Mr. Ajjarapu will receive a monthly automobile allowance of $2,000.

Mr. Patel entered into an executive employment agreement with Wellgistics Health on August 9, 2023. The initial term of the agreement began on December 31, 2023, and expires on December 31, 2025. The term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Patel’s initial annual base salary is $400,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Patel is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 200% of his base salary. Such bonus amounts will be determined by the compensation committee. Furthermore, Mr. Patel will receive shares of Wellgistics Health common stock as of December 31 for the entirety of the term of the agreement. In addition to certain customary benefits, Mr. Patel will receive a monthly automobile allowance of $2,000.

Dr. Pirani entered into an executive employment agreement with Wellgistics Health on February 10, 2023. The initial term of the agreement began on June 16, 2024, the date of closing of the Wood Sage Acquisition, and expires on June 30, 2028. The term will be automatically renewed until the agreement is terminated pursuant to its terms. Dr. Pirani’s initial annual base salary is $275,000 and such base salary will be subject to adjustment by the board of directors each year. Dr. Pirani is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 20% of his base salary. Such bonus amounts will be determined by the board of directors. Furthermore, Dr. Pirani will receive shares of Wellgistics Health common stock as of December 31 for the entirety of the term of the agreement.

During 2024, we entered into executive employment agreements with certain individuals to serve Wellgistics Health in various officer capacities. One such individual is Tim Canning, who replaced Mr. Ajjarapu as Wellgistics Health’s Chief Executive Officer effective January 18, 2024. As of the filing date of the registration statement of which this prospectus forms a part, Wellgistics Health’s NEOs are:

●	Tim Canning, Chief Executive Officer;
●	Prashant Patel, Chief Strategy Officer and Vice Chairman of the Board; and
●	Dr. Shafaat Pirani, Chief Clinical Officer

Mr. Canning entered into an executive employment agreement with Wellgistics Health on January 18, 2024. The initial term of the agreement expires on December 31, 2026, and the term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Canning’s initial annual base salary is $300,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Canning is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 75% of his base salary. Such bonus amounts will be determined by the compensation committee. In addition to certain customary benefits, Mr. Canning will receive a monthly apartment allowance of $2,500.

Components of Compensation for Fiscal Year 2024

Base Salary and Bonuses. The new Wellgistics Health NEOs receive a base salary and bonuses to compensate them for services rendered to Wellgistics Health. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salary amounts will be established based on consideration of, among other factors, the scope of the NEO’s position, responsibilities and years of service and the compensation committee’s general knowledge of the competitive market, based on, among other things, experience with other similarly situated companies and Wellgistics Health’s industry and market data reviewed by the compensation committee.

Incentive Plan. Wellgistics Health has adopted the Amended and Restated 2023 Equity Incentive Plan (the “Incentive Plan”) in order to facilitate the grant of equity incentives to our directors, employees (including our NEOs) and consultants and certain of our affiliates and to enable us and certain of our affiliates to obtain and retain services of these individuals, which is essential to our long-term success. The below sets forth the principal features of the Incentive Plan.

Administration. The Incentive Plan is administered by the compensation committee of the board of directors, which may delegate different levels of authority to different committees or persons with administrative and grant authority under the Incentive Plan (referred to collectively as the “Administrator”), subject to certain limitations that may be imposed under the Incentive Plan, Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The Administrator has broad authority under the Incentive Plan, including, without limitation, the authority:

●	to select eligible participants and determine the type(s) of award(s) that they are to receive;

●	to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

●	to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

●	to cancel, modify, or waive Wellgistics Health’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

●	subject to the other provisions of the Incentive Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

●	to determine the method of payment of any purchase price for an award or shares of Wellgistics Health’s common stock delivered under the Incentive Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or other acceptable instrument, by the delivery of already-owned shares of Wellgistics Health’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

●	to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where Wellgistics Health or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

●	to approve the form of any award agreements used under the Incentive Plan; and

●	to construe and interpret the Incentive Plan, make rules for the administration of the Incentive Plan, and make all other determinations for the administration of the Incentive Plan.

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Eligibility. All of our officers and employees and officers and employees of our subsidiaries (including all of our named executive officers), each of the members of our board of directors who are not employed by us or any of our subsidiaries (“Non-Employee Directors”), and certain independent contractor consultants who provide bona fide services to us or one of our affiliates are eligible to receive awards under the Incentive Plan.

Limitation on Awards and Shares Available. The number of shares initially available for issuance under awards granted pursuant to the Incentive Plan will be 43,506,064 shares of Common Stock (the “Share Limit”). In addition, the Share Limit shall automatically increase on January 1 of each calendar year during the term of the Incentive Plan, with the first such increase to occur on January 1, 2025, by an amount equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year or (ii) such number of shares of Common Stock as may be established by the Administrator.

The following other limits are also contained in the Incentive Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above.

●	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is the Share Limit. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)

●	Awards that are granted under the Incentive Plan during any one calendar year to any person who, on the grant date of the award, is a Non-Employee Director shall not exceed the number of shares that produce a grant date fair value for the award that, when combined with (i) the grant date fair value of any other awards granted under the Incentive Plan during that same calendar year to that individual in his or her capacity as a Non-Employee Director and (ii) the dollar amount of all other cash compensation payable by Wellgistics Health to such Non-Employee Director for his or her services in such capacity during that same calendar year (regardless of whether deferred and excluding any interest or earnings on any portion of such amount that may be deferred), is $750,000; provided that this limit is $1,000,000 as to any new Non-Employee Director for the calendar year in which the non-employee director is first elected or appointed to the board of directors. For purposes of this limit, the “grant date fair value” of an award means the value of the award as of the date of grant of the award and as determined in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation (“ASC 718”) or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of Wellgistics Health or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.

Awards. The Incentive Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in Wellgistics Health’s common stock or units of Wellgistics Health’s common stock, as well as cash bonus awards. The Incentive Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards Under the Incentive Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the Incentive Plan. Incentive stock options may only be granted to employees of Wellgistics Health or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the Incentive Plan include, without limitation, stock bonuses, restricted stock, restricted stock units, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the Incentive Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights as a component of an award of restricted stock units or as a freestanding award. Dividend equivalent rights may be settled in cash or shares of Common Stock, or a combination thereof. A dividend equivalent right granted as a component of an award of restricted stock units will provide that such dividend equivalent right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right shall expire or be forfeited or annulled under the same conditions as such other award.

Assumption and Termination of Awards. If an event occurs in which Wellgistics Health does not survive (or does not survive as a public company in respect of its Common Stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of Wellgistics Health, awards then-outstanding under the Incentive Plan will not automatically become fully vested pursuant to the provisions of the Incentive Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the Incentive Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Incentive Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.

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Transfer Restrictions. Subject to certain exceptions contained in Section 12(b) of the Incentive Plan, awards under the Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The Incentive Plan does not limit the authority of our board of directors or any committee to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

Termination of or Changes to the Incentive Plan. The board of directors may amend or terminate the Incentive Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the board of directors. Unless terminated earlier by the board of directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the Incentive Plan will terminate on the tenth anniversary of its establishment. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the Incentive Plan. The following is a summary of some of the material federal income tax consequences to participants in the Incentive Plan under current federal tax laws. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state, local or international income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules. This summarized tax information is not tax advice.

With respect to nonqualified stock options, Wellgistics Health is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, Wellgistics Health is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Wellgistics Health will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Incentive Plan in connection with a “change in control” (as this term is used under the Code), Wellgistics Health may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former named executive officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by Wellgistics Health in certain circumstances.

Other Elements of Compensation

Retirement Plans. Wellgistics Health intends to adopt and maintain a 401(k) retirement savings plan for its employees, including its NEOs, who satisfy certain eligibility requirements. Wellgistics Health expects that its NEOs will be eligible to participate in the 401(k) plan on the same terms as other full-time, salaried employees. The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Wellgistics Health believes that providing a vehicle for tax-deferred retirement savings through a 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes its employees, including its NEOs, in accordance with its compensation policies.

Health/Welfare Plans. Wellgistics Health intends for all of its full-time, salaried employees, including its NEOs, to be eligible to participate in its health and welfare plans, which Wellgistics Health expects will include: medical, dental, and vision benefits, and life and accidental death and dismemberment insurance.

No Tax Gross-Ups. Wellgistics Health does not intend to make gross-up payments to cover its NEOs’ personal income taxes that may pertain to any of the compensation or benefits paid or provided by Wellgistics Health.

Director Compensation

Members of the Wellgistics Health board of directors have not historically received compensation for their services as board members. During the fiscal year ended December 31, 2023, Wellgistics Health did not provide any compensation to its directors for their services on the board of directors. Wellgistics Health’s board of directors anticipates that Wellgistics Health will adopt a non-employee director compensation policy in the near future. The policy is designed to enable Wellgistics Health to attract and retain, on a long-term basis, highly qualified non-employee directors. Pursuant to this policy, each non-employee director will be eligible to receive cash retainers (which will be payable quarterly in arrears and prorated for partial years of service) and equity awards.

Rule 10b5-1 Trading Plans

Our executive officers and directors are encouraged to conduct purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers described under the “Executive Compensation” and “Management” sections in this prospectus and the transactions described below, the following is a description of each transaction since January 1, 2023, and each currently proposed transaction in which (i) we have been or will be a participant; (ii) the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of the our total assets at year-end for the last two completed fiscal years; and (iii) any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Related Party Transactions

Wood Sage Membership Interest Purchase Agreement

During January of 2023, Wellgistics Health entered into a Membership Interest Purchase Agreement with Nikul Panchal, an individual resident of the State of Florida, in connection with the Wood Sage Acquisition. Wellgistics Health and Mr. Panchal amended and restated this agreement on June 16, 2024, whereby the parties revised the closing payment to be made by Wellgistics Health to Mr. Panchal to be 0.389 shares of Wellgistics Health common stock. The shares issued by Wellgistics Health to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. Mr. Panchal currently is Wellgistics Health’s Vice President of Business Development and Sales in addition to being a Wellgistics Health stockholder.

Wellgistics LLC Membership Interest Purchase Agreement

During May 2023, Wellgistics Health entered into the Wellgistics MIPA regarding the Wellgistics Acquisition whereby Wellgistics Health agreed to acquire all of the outstanding membership interests of Wellgistics LLC. Brian Norton is an employee of Wellgistics Health as well as the Chief Executive Officer of Wellgistics LLC.

On August 4, 2023, Wellgistics Health and Wellgistics LLC amended the Wellgistics MIPA to extend the termination date of the Wellgistics MIPA to no later than December 26, 2023, and designate Brian Norton as a representative who may act on behalf of all named sellers in the Wellgistics MIPA. On December 26, 2023, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to extend the termination date to March 29, 2024. On March 22, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to extend the termination date to August 31, 2024, and to provide for Wellgistics Health to extend such date for a maximum of ninety days, among other things.

On August 23, 2024, Wellgistics Health and Wellgistics LLC entered into the Fourth Amendment to the Wellgistics MIPA, which amended the purchase price to be paid by Wellgistics Health for acquiring Wellgistics LLC, the closing date of the transaction, and certain other terms and conditions. The purchase price that Wellgistics Health agreed to pay Wellgistics LLC under the revised agreement consists of:

●	a closing cash payment of $10 million, $1 million of which is payable in immediately available funds to Zions Bank, a creditor of Wellgistics LLC, by wire transfer, and the remainder of which is due no later than the earlier of 45 calendar days following effectiveness of this registration statement and August 30, 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on the first anniversary of the date that this registration statement becomes effective;
●	bonus payments in the form of Wellgistics Health Common Stock equaling an aggregate value of $10 million that vest over three years and are payable in three equal annual installments;
●	bonus payments in the form of Wellgistics Health Common Stock in an aggregate amount of up to $5 million that vest only if certain financial metrics are met, with unvested shares of Common Stock subject to repurchase by Wellgistics Health for a nominal purchase price if such financial metrics are not met; and
●	contingent bonus payments consisting of 50% cash and 50% Wellgistics Health Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics LLC a wholly owned subsidiary of Wellgistics Health.

On November 4, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to convert the $10 million and $5 million respective bonus payments into an immediate share issuance of 3,999,335 shares of restricted Wellgistics Health common stock. 2,666,223 shares of Common Stock vest in equal annual installments over a period of three years. These shares of Common Stock are not subject to repurchase by Wellgistics Health. 1,333,112 shares have been fully issued, but vest only upon the achievement of certain financial metrics. In the event the stated metrics for the applicable year are not achieved, Wellgistics Health can repurchase the applicable portion of the 1,333,112 unvested shares for nominal consideration of $0.0001 per share.

Master Service Agreement

On January 20, 2023, Wellgistics Health entered into a Master Service Agreement with Wood Sage. Pursuant to the Master Service Agreement, Wood Sage agreed to provide management and other administrative services and assistance to Wellgistics Health in return for payment in the amount of $265,881.44. On September 29, 2023, Wood Sage and Wellgistics Health entered into a termination agreement whereby the parties terminated the Master Service Agreement, as well as any amendments thereto, and released Wood Sage and Wellgistics Health from their respective covenants, agreements, and undertakings made thereunder.

TRxADE Promissory Note

On September 14, 2023, TRxADE made a promissory note in favor of Wellgistics Health in connection with Wellgistics Health lending TRxADE $300,000. The promissory note accrued interest at 0% per annum and is due and payable no later than 30 days after a change in control of borrower, as defined in the note agreement. TRxADE prepaid $250,000 of the outstanding principal owing on the promissory note, leaving a principal balance of $50,000 as of the date the promissory note was made. The note was fully paid off in February 2024. Prashant Patel, the Chief Strategy Officer and Vice Chairman of Wellgistics Health’s board of directors, and Suren Ajjarapu, Chairman of Wellgistics Health’s board of directors, serve on TRxADE’s board of directors.

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Executive Employment Agreements

On August 9, 2023, Wellgistics Health entered into an executive employment agreement with Prashant Patel, its Chief Strategy Officer and Vice Chairman of the Board of Wellgistics Health. The initial term of the agreement began on December 31, 2023, and expires on December 31, 2025. The term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Patel’s initial annual base salary is $400,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Patel is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 200% of his base salary. Such bonus amounts will be determined by the compensation committee. In addition to certain customary benefits, Mr. Patel will receive a monthly automobile allowance of $2,000.

On August 9, 2023, Wellgistics Health entered into an executive employment agreement with Suren Ajjarapu, its Chairman of the Board. The initial term of the agreement begins on December 31, 2023, and expires on December 31, 2025. The term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Ajjarapu’s initial annual base salary is $400,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Ajjarapu is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 200% of his base salary. Such bonus amounts will be determined by the compensation committee. In addition to certain customary benefits, Mr. Ajjarapu will receive a monthly automobile allowance of $2,000.

On January 18, 2024, Wellgistics Health entered into an executive employment agreement with Tim Canning, its Chief Executive Officer. The initial term of the agreement expires on December 31, 2026, and the term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Canning’s initial annual base salary is $300,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Canning is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 75% of his base salary. Such bonus amounts will be determined by the compensation committee. In addition to certain customary benefits, Mr. Canning will receive a monthly apartment allowance of $2,500.

On April 15, 2024, Wellgistics Health entered into a contract agreement with Aletheia Strategic Advisory LLC (“Aletheia”), whereby Vishnu Balu—the sole member of Aletheia—agreed to serve as Wellgistics Health’s financial lead or Chief Financial Officer. Mr. Balu’s formal title with Wellgistics Health is Vice President of Finance. The agreement may be terminated upon three-month notice unless Mr. Balu’s position is converted to another full-time position. In exchange for Mr. Balu service, Wellgistics Health committed to pay Mr. Balu an annual fee equal to $200,000.

Indemnification Agreements

On January 9, 2024, Wellgistics Health entered into an indemnification agreement with Tim Canning, its Chief Executive Officer. The agreement requires Wellgistics Health to indemnify Mr. Canning for certain expenses, including reasonable attorneys’ fees, incurred by him in certain actions or proceedings arising out of his services as Wellgistics Health’s Chief Executive Officer.

Wellgistics Health intends to enter into separate indemnification agreements with its other directors and executive officers that will, among other things, require Wellgistics Health to indemnify Wellgistics Health’s directors and executive officers for certain expenses, including reasonable attorneys’ fees, incurred by such directors and executive officers in generally any action or proceeding arising out of their services as directors or executive officers of Wellgistics Health or any other company or enterprise to which the person provides services at Wellgistics Health’s request. Wellgistics Health believes that indemnification agreements are necessary to attract and retain qualified persons as directors and officers. These indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties, and may reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Wellgistics Health and its stockholders. A stockholder’s investment may decline in value to the extent Wellgistics Health pays the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions.

Related Party Transaction Policy

Our board of directors intends to adopt a written related person policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Common Stock offered by this prospectus, and assuming no purchase of public shares in this Offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;
●	each of our executive officers, directors and director nominees that beneficially owns Common Stock; and
●	all our executive officers, directors and director nominees as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. A person is also deemed to be a beneficial owner of our Common Stock if that person has or shares voting power, which includes the power to vote or direct the voting of our Common Stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder.

The number of shares beneficially owned by each stockholder as described in this prospectus is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Wellgistics Health, Inc., 3000 Bayport Drive Suite 950, Tampa, FL 33607, (844) 203-6092. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

The information in the table below with respect to each stockholder has been obtained from that selling stockholder. When we refer to the “selling stockholder” in this prospectus, we mean the entity listed in the table below as offering shares, as well as the pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholders’ interest. Note that none of Wellgistics Health’s stockholders are also stockholders of Wellgistics LLC.

	Shares of Common Stock Beneficially Owned (prior to Offering)
Name of Beneficial Owner	Number	Percentage
Directors and Named Executive Officers:
Prashant Patel (1)	25,155,000	13.14%
Shafaat Pirani	251,550	0.13%
Donald Anderson	167,700	0.08%
Suren Ajjarapu	—	—%
Sajid Syed	167,700	0.08%
Rebecca Shanahan	167,700	0.08%
Tim Canning	—	—%
All Directors and Executive Officers as a group	25,909,650	13.53%

Additional Five Percent Holders:
Sandhya Ajjarapu, Trustee of the Sandhya Ajjarapu Revocable Trust 2007	51,987,000	27.15%
Annapurna Gundlapalli, Trustee of the Annapurna Gundlapalli Revocable Trust 2010	33,540,000	17.52%
Simba Associates LLC	48,633,000	25.40%

(1) Includes 8,385,000 shares owned directly by Mr. Patel and (ii) 16,770,000 shares owned by the Patel Trust 2010, which Mr. Patel claims beneficial ownership of, as co-trustee with his wife, Rina Patel.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries of material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. The descriptions of our Common Stock and preferred stock reflect amendments to our amended and restated certificate of incorporation and bylaws that will become effective immediately prior to the completion of this Offering.

Authorized and Outstanding Capital Stock

Prior to the completion of this Offering, our authorized capital stock will consist of 500,000,000 shares of Common Stock, $0.0001 par value per share. On October 30, 2024, we effected a forward stock split of all issued and outstanding shares of Common Stock at a ratio of 1-to-1,677,000, resulting in 191,458,151 shares of issued and outstanding shares of Common Stock. On December 5, 2024, we effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75, resulting in 51,055,508 shares of issued and outstanding shares of Common Stock. As of the date of this prospectus, we have 51,055,508 shares of Common Stock issued and outstanding. Wellgistics Health has not authorized the issuance of preferred stock.

Securities Offered in this Offering

We are offering 900,000 shares of Common Stock. Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Except as described under “Description of Capital Stock—Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws” below, a majority vote of the holders of Common Stock is generally required to take action under our certificate of incorporation and bylaws. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our Common Stock have no preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to our Common Stock. The rights, preferences, and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Certain provisions of the DGCL and of our certificate of incorporation and bylaws effective immediately prior to the completion of this Offering could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our board of directors or management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

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Delaware Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws to be in effect immediately prior to completion of this Offering will include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Election of Directors

The election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at each annual stockholder meeting and entitled to vote thereon, except that if any annual stockholder meeting will not be held, such election will take place at any stockholders meeting called and held in accordance with the DGCL.

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Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time, and place—whether remote or in person—as determined by our board of directors. Any stockholder seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide written or printed notice of the annual meeting of stockholders stating the place, day and hour of the meeting, and in case of a meeting held by remote communication stating such means, will be delivered not less than ten nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Only the board of directors may call a special meeting of the stockholders upon delivery of the written notice described above, with such notice also setting forth the purpose(s) for which the meeting has been called. Our bylaws provide that our board of directors may adopt by resolution such rules and regulations for the conduct of stockholders meetings as the board of directors deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by our board of directors, the chairman of any meeting of the stockholders has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. These rules, regulations, or procedures, may include, without limitation: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Amendment to certificate of incorporation and bylaws.

As required by the DGCL, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our amended and restated certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office or a majority of our stockholders.

Transfer Agent and Registrar

Upon the closing of this Offering, the transfer agent and registrar for our Common Stock will be Colonial Stock Transfer Company, Inc. The transfer agent and registrar’s address is 7840 S 700 E, Sandy, UT 84070.

Listing

We have applied to list our Common Stock on Nasdaq under the trading symbol “WGRX.”

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see the “Management—Limitation on liability and indemnification matters” section of this prospectus.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there was no public market for our Common Stock. Future sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock. Although we have applied to have our Common Stock listed on Nasdaq under the trading symbol “WGRX,” we cannot assure you that there will be an active public market for our common stock.

There were 26 holders who held 51,055,508 shares of our Common Stock immediately prior to this Offering. Upon the closing of this Offering, we will have an aggregate of 51,955,508 shares of outstanding Common Stock, assuming the issuance of 900,000 shares of Common Stock offered by us in this Offering. Of these shares, all shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below.

The remaining shares of Common Stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell, provided that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale, within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding, which will equal approximately 519,556 shares immediately after this Offering, based on the number of shares outstanding as of December 3, 2024; or
●	the average weekly trading volume of our Common Stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Rule 701

Rule 701 under the Securities Act, or Rule 701, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares. However, substantially all Rule 701 shares are subject to lock-up agreements as described below and under the “Underwriting” section of this prospectus or as otherwise described elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-up Agreements

In connection with this Offering, our officers and directors, and certain of our stockholders, have each entered into a lock-up agreement with the representative of this Offering that restricts the sale of shares of our Common Stock by those parties for a period of 90 days after the date of this prospectus without the prior written consent of the representative. However, the representative, on behalf of the underwriter, may, in their discretion, choose to release any or all of the shares of our Common Stock subject to these lock-up agreements at any time prior to the expiration of the lock-up period without notice. For more information, see the “Underwriting” section of this prospectus. Upon the expiration of the lock-up period, substantially all of the shares subject to such lock-up restrictions will become eligible for sale, subject to the limitations discussed above.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. Holders (as defined below) with respect to their acquisition, ownership and disposition of shares of our Common Stock issued pursuant to this Offering. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. The information provided below is based upon provisions of the IRC, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions currently in effect. These authorities may change at any time, possibly retroactively, or the IRS might interpret the existing authorities differently. In either case, the tax considerations of owning or disposing of our Common Stock could differ from those described below. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal tax purposes (or investors in such entities);
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
●	tax-exempt organizations or tax-qualified retirement plans;
●	controlled foreign corporations or passive foreign investment companies;
●	dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);
●	certain former citizens or former long-term residents of the U.S.;
●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or
●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Accordingly, this summary does not address tax considerations applicable to partnerships that hold our Common Stock, and partners in such partnerships should consult their tax advisors.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FOREIGN, STATE OR LOCAL LAWS, AND TAX TREATIES.

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Non-U.S. Holder Defined

For purposes of this summary, a non-U.S. Holder is any beneficial owner of our Common Stock, other than a partnership, that is not:

●	an individual who is a citizen or resident of the U.S.;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state therein or the District of Columbia;
●	a trust if it (i) is subject to the primary supervision of a U.S. court and one of more U.S. persons have authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or
●	an estate whose income is subject to U.S. income tax regardless of source.

If you are a non-U.S. citizen that is an individual, you may, in many cases, be treated as a resident alien, as opposed to a nonresident alien, by virtue of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our Common Stock.

Dividends

As described in the “Dividend Policy” section of this prospectus, we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in shares of our Common Stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as gain realized on the sale or other disposition of our Common Stock and will be treated as described below under “Material United States Federal Income Tax Consequences—Sale or Other Taxable Disposition” below.

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Common Stock that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty. If the Non-U.S. Holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

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Sale or Other Taxable Disposition

Subject to the discussion below under “Material United States Federal Income Tax Consequences—Information Reporting and Backup Withholding” and “Material United States Federal Income Tax Consequences—Foreign Account Tax Compliance Act” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock unless:

●	the gain (i) is effectively connected with the conduct by the Non U.S. Holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the U.S. and the Non-U.S. Holder’s country of residence, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S. (in which the special rules described below apply):

●	the Non U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other disposition of our Common Stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the U.S.); or

●	the rules of the Foreign Investment in Real Property Tax Act (“FIRPTA”) treat the stock as a “U.S. real property interest” as defined in Section 897 of the Cod.

The FIRPTA rules may apply to a sale, exchange or other disposition of our Common Stock if we are, or were within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period, a “U.S. real property holding corporation” (a “USRPHC”), as defined in Section 897 of the Code. In general, we would be a USRPHC if interests in U.S. real estate made up at least half of the value of our business assets. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we become a USRPHC, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if beneficially owned by a Non-U.S. Holder that actually or constructively owned more than 5% of our outstanding Common Stock at sometime within the five-year period preceding the disposition.

If any gain from the sale, exchange or other disposition of our Common Stock (1) is effectively connected with a U.S. trade or business conducted by a Non-U.S. Holder, and (2) if required by an applicable income tax treaty between the U.S. and the Non-U.S. Holder’s country of residence, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the U.S., then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a “branch profits tax.” The branch profits tax rate is 30% unless reduced by applicable income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our Common Stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the U.S. and the decedent’s country of residence provides otherwise.

Information Reporting and Backup Withholding

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or failing to report interest or dividends on his returns. The backup withholding tax rate is currently 24%. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign, provided they establish such exemption.

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Payments to Non-U.S. Holders of dividends on our Common Stock generally will not be subject to backup withholding, and payments of proceeds made to Non-U.S. Holders by a broker upon a sale of Common Stock will not be subject to information reporting or backup withholding, in each case so long as the Non-U.S. Holder certifies its status as a Non-U.S. Holder (and we or our paying agent do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The certification procedures to claim treaty benefits described under “Material United States Federal Income Tax Consequences—Distributions” will generally satisfy the certification requirements necessary to avoid the backup withholding tax. We must report annually to the IRS any dividends paid to each non-U.S. Holder and the tax withheld, if any, with respect to these dividends. Copies of these reports may be made available to tax authorities in the country where the non-U.S. Holder resides. However, under the Treasury regulations, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the beneficial owner certifies, under penalties of perjury, among other things, its status as a Non-U.S. Holder (and the broker does not have actual knowledge or reason to know the holder is a U.S. person) or otherwise establishes an exemption. The payment of proceeds from the disposition of shares of our Common Stock by a non-U.S. Holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. Information reporting, but not backup withholding, will apply to a payment of proceeds, even if that payment is made outside of the U.S., if you sell our Common Stock through a non-U.S. office of a broker that is:

●	a U.S. person (including a foreign branch or office of such person);
●	a “controlled foreign corporation” for U.S. federal income tax purposes;
●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or
●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence that the beneficial owner is a Non-U.S. Holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no actual knowledge or reason to know to the contrary).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

A U.S. federal withholding tax of 30% may apply to dividends and the gross proceeds of a disposition of our Common Stock paid to a foreign financial institution (as specifically defined by the applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply to dividends and the gross proceeds of a disposition of our Common Stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the U.S. or by providing an IRS Form W-8BEN or similar documentation. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and certifies as such on a Form W-8BEN-E (or any successor of such form). Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders should consult with their own tax advisors regarding the possible implications of the withholding described herein.

The withholding provisions described above generally apply to proceeds from a sale or other disposition of Common Stock if such sale or other disposition occurs on or after January 1, 2019 and to payments of dividends on our Common Stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

100

UNDERWRITING

Craft Capital Management LLC is acting as representative of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the representative, we have agreed to sell to the underwriters, and the underwriters have agreed, to purchase from us the number of shares of our Common Stock set forth opposite its name below:

Underwriter	Number of Shares
Craft Capital Management LLC	[●]
D. Boral Capital LLC	[●]
Total	900,000

The underwriters are offering the shares of Common Stock on a firm commitment basis. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Common Stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus if any such shares are taken. The underwriting agreement also provides that this Offering may be terminated if the underwriters default.

The underwriters initially propose to offer the shares of Common Stock directly to the public at the offering price listed on the cover page of this prospectus. After the initial offering of the shares of Common Stock, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the U.S. may be made by affiliates of the underwriters.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $[●] per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

101

Per Share
Public offering price (the midpoint of the estimated public offering price between $4.50 and $5.50 per share)	$5.00

Underwriting discount (7.00%)(1)	$0.35

Proceeds, before expenses, to us	$4.65

(1) Does not include the reimbursement of certain expenses of the representative.

We will be responsible for and will pay all expenses of the representative relating to this Offering, including, without limitation, (i) all costs and expenses incident to this Offering and the performance of the representative’s obligations, and (ii) all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the representative (including, without limitation, the fees and expenses of the representative’s outside attorneys, background checks and due diligence costs), provided that, except for any indemnification obligations of the Company to the representative and excluding expenses related to any required filings under state securities or “blue-sky” law and filings with FINRA, such costs and expenses shall not exceed $150,000 between the underwriters combined without our prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

Our total estimated expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $450,000.

Tail Financing Payments

We have also agreed that if, within twelve (12) months following the closing of this Offering, we complete any financing of equity, equity derivative or debt securities with any of the investors introduced to us by the representative in connection with this Offering, then we will pay to the representative 7.0% of the gross proceeds received from such investors upon the closing of such offering, subject to certain exceptions. In compliance with FINRA Rule 5110(g)(5)(B), the “tail fee” will not be payable for greater than one year and our entire underwriting agreement with the representative is terminable if the representative materially breaches the engagement agreement or fails to materially perform the underwriting services contemplated in the underwriting agreement. The termination of such agreement will eliminate our obligation to pay the tail fee.

Lock-Up Agreements

We, our executive officers and directors, and our other existing security holders have agreed not to sell, distribute, grant any option, right, or warrant to purchase, pledge, hypothecate or otherwise dispose of or transfer, directly or indirectly, any shares of our Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with shares of our Common Stock, for 90 days after the date of this prospectus without first obtaining the written consent of the representative. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

●	offer, pledge, sell or contract to sell any Common Stock;
●	sell any option or contract to purchase any Common Stock;
●	purchase any option or contract to sell any Common Stock;
●	grant any option, right or warrant for the sale of any Common Stock;
●	lend or otherwise dispose of or transfer any Common Stock;
●	request or demand that we file or make a confidential submission of a registration statement related to the Common Stock; or
●	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

These agreements are referred to as “lock-up” agreements, and apply to Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Indemnification

We have agreed to indemnify the representative against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the representative might be required to make in respect thereof. The representative is offering the shares when, as and if issued to and accepted by it, subject to approval of legal matters by the representative’s counsel and other conditions specified in the underwriting agreement. The representative reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Exchange Listing

We expect to list our Common Stock on Nasdaq under the symbol “WGRX.”

Determination of Offering Price

Before this Offering, there has been no public market for our Common Stock. The initial public offering price will be determined through negotiations between us and the representative. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are:

●	the valuation multiples of publicly traded companies that the representatives believe to be comparable to us, our financial information;
●	the history of, and the prospects for, our company and the industry in which we compete;
●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;
●	the present state of our development; and
●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after this Offering the shares will not trade in the public market at or above the initial public offering price. The underwriters do not expect to sell any of the shares being offered in this Offering to accounts over which they exercise discretionary authority.

102

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Stock. As an exception to these rules and in accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Common Stock in order to facilitate the offering of the Common Stock, including: short sales; syndicate covering transactions; imposition of penalty bids; and purchases to cover positions created by short sales.

In connection with this Offering, the underwriters may purchase and sell our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this Offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to it. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this Offering. Stabilizing transactions consist of various bids for or purchases of shares of Common Stock made by the underwriters in the open market prior to the completion of this Offering. To the extent that the underwriters create a naked short position, they will purchase shares of our Common Stock in the open market to cover the position after the pricing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Prospectus

A prospectus in electronic format may be made available by e-mail or on the websites or through other online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the respective underwriter’s website and any information contained on any other website maintained by such underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by such underwriter or us and should not be relied upon by investors.

103

Other Relationships and Conflicts of Interest

The underwriters and their affiliates have engaged in, and may in the future engage in commercial banking, financial advisory, investment banking, and other services for us in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and Equity Securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our preferred stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our preferred stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;
●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our preferred stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our preferred stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our preferred stock to be offered so as to enable an investor to decide to purchase any shares of our preferred stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriters have represented and agreed that they (i) only have communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by them in connection with the issue or sale of the shares of our preferred stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and (ii) have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the shares of our preferred stock in, from or otherwise involving the United Kingdom.

Canada

The shares of our Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our preferred stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

104

LEGAL MATTERS

Certain legal matters in connection with this Offering will be passed upon for us by Dykema Gossett PLLC. Sichenzia Ross Ference Carmel LLP has acted as counsel for the underwriters with respect to this Offering.

EXPERTS

The financial statements as of December 31, 2023, included in this prospectus have been audited by Suri & Co., Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, which and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Suri & Co., Chartered Accountants (“Suri”) is a public accounting firm registered with the PCAOB, is required to be independent with respect to Wellgistics Health in accordance with the applicable rules and regulations of the PCAOB, and has been subject to PCAOB inspection.

Wellgistics Health carefully selected Suri as its independent registered public accounting firm only after conducting a detailed due diligence process, involving multiple conversations with representatives of Suri to understand Suri’s practices for conducting audits of Wellgistics Health from India. In engaging Suri, Wellgistics Health considered that Suri is a highly respected professional accounting company with more than 270 professionals and over 85 years of experience in providing independent audit services to a multitude of companies—including multinational companies located within the United States—across different sectors. Suri provides audit services to approximately 300 companies, including approximately 30 companies that are listed on the National Stock Exchange of India Limited and large multinational corporations with a presence in India. As a PCAOB registered accounting firm, Suri maintains strong internal quality control practices allowing Suri to leverage existing technologies to provide high-class service to all clients, wherever located. During the course of Suri’s engagement with Wellgistics Health, Suri conducted several lengthy virtual meetings with Wellgistics Health management. These meetings included video examinations of inventory levels involving Suri representatives observing inventory counts. A representative of Suri assigned to Wellgistics Health’s audit team also travelled to Wellgistics Health’s headquarters to interact directly with Wellgistics Health’s management team. Furthermore, Suri conducted substantive testing by, among other things, directly obtained confirmations of various audit inputs from banks, vendors, and other third parties with Wellgistics Health’s prior authorization and consent. These and other audit procedures performed by Suri are meant to reduce the risk of a material misstatement of Wellgistics Health’s financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of Common Stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as part of the registration statement. Statements contained in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s website at www.sec.gov.

Upon completion of this Offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference rooms, and the website of the SEC referred to above.

105

WELLGISTICS HEALTH, INC.

INDEX TO FINANCIAL STATEMENTS

WELLGISTICS HEALTH, INC.

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets for the year ended December 31, 2023, and for the Period from September 6, 2022 (inception) through December 31, 2022	F-3
Statements of Operations for the year ended December 31, 2023, and for the Period from September 6, 2022 (inception) through December 31, 2022	F-4
Statements of Stockholders’ (Deficit) Equity for the year ended December 31, 2023, and for the Period from September 6, 2022 (inception) through December 31, 2022	F-5
Statements of Cash Flows for the year ended December 31, 2023, and for the Period from September 6, 2022 (inception) through December 31, 2022	F-6
Notes to Financial Statements	F-7

WOOD SAGE, LLC AND SUBSIDIARIES

WELLGISTICS, LLC

COMMUNITY SPECIALTY PHARMACY, LLC

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Danam Health, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Danam Health, Inc. (the “Company”) as of December 31, 2023 and 2022, the related Statements of operations and comprehensive income (loss), statements of stockholder’s equity (deficit) and statements of cash flows for the year ended December 31, 2023 and the period from September 06, 2022 to December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and the period from September 06, 2022 to December 31, 2022, in conformity with Generally Accepted Accounting Principles of United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the financial statements and
(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2022.

Date: 24th April 2024, except for the effects of the stock split discussed in Note 1 to the financial statements, as to which the date is November 05, 2024 and effects of the reverse stock split discussed in Note 1 to the financial statements, as to which the date is December 06, 2024.

Place: Chennai, India

F-2

DANAM HEALTH, INC.

BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,364	$-
Due from related parties	337,000	-
Total assets	$338,364	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,038,672	$5,250
Accrued expenses	1,782,333	-
Due to related party	67,793	-
Note payable	350,000	-
Total liabilities	3,238,798	5,250

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 44,720,000 and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	4,472	-
Additional paid-in capital	(3,972)
Accumulated deficit	(2,900,934)	(5,250)
Total stockholders’ equity (deficit)	(2,900,434)	(5,250)
Total liabilities and stockholders’ equity (deficit)	$338,364	$-

The accompanying notes are an integral part of these financial statements.

F-3

DANAM HEALTH, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2023	Period From September 6, 2022 (inception), to December 31, 2022

Operating expenses:
General and administrative expenses	$2,880,603	$5,250
Total operating expenses	2,880,603	5,250

Loss from operations	(2,880,603)	(5,250)

Interest expense	(15,081)	-
Net loss before income taxes	(2,895,684)	-
Provision for income taxes	-	-
Net loss	$(2,895,684)	$(5,250)
Weighted average common shares outstanding - basic and diluted	44,720,000	-
Net loss per common share - basic and diluted	(0.06)	-

The accompanying notes are an integral part of these financial statements.

F-4

DANAM HEALTH, INC.

STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances at September 6, 2022 (inception)	-	$-	$-	$-	$-
Net loss				(5,250)	(5,250)
Balances at December 31, 2022	-	-	-	(5,250)	(5,250)
Shares issued to founders	44,720,000	4,472	(3,972)	-	500
Net loss	-	-	-	(2,895,684)	(2,895,684)
Balances at December 31, 2023	44,720,000	$4,472	$(3,972)	$(2,900,934)	$(2,900,434)

The accompanying notes are an integral part of these financial statements.

F-5

DANAM HEALTH, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2023	Period From September 6, 2022 (inception), to December 31, 2022

Cash flows from operating activities:
Net loss	$(2,895,684)	$(5,250)
Changes in operating assets and liabilities:
Accounts payable	1,033,422	5,250
Accrued expenses	1,782,333	-
Due from/ to related parties	(269,207)
Net cash used in operating activities	(349,136)	-
Cash flows from financing activities:
Proceeds from note payable	350,000	-
Shares issued to founders	500	-
Net cash provided by financing activities	350,500	-
Net increase in cash and cash equivalents	1,364	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$1,364	$-

The accompanying notes are an integral part of these financial statements.

F-6

DANAM HEALTH, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

The Company was initially organized in the name of Ayan Sponsors LLC on September 6, 2022, with a $100 capital contribution from Mr. Suren Ajjarapu, deemed immaterial. It was subsequently incorporated in the name Danam Health, Inc. (“Danam”, the “Company”) as a Delaware Corporation that was registered on November 15, 2022, with Messrs. Suren Ajjarapu and Prashant Patel as officers. The Company’s headquarters are in Lutz, Florida.

Acquisition of membership interests in Wood Sage, LLC

In January 2023, Danam entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”). The Seller owns all of the membership interest in Wood Sage, LLC, a Florida limited liability company (the “Company”). Upon the closing of the transaction contemplated in the Wood Sage MIPA, Seller will own one hundred percent (100%) of the membership interests in Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS”) which the Seller will sell and Danam will acquire in exchange for (i) Four Hundred Thousand Dollars ($400,000) and (ii) all amounts due and payable to Seller from Danam under the Management Agreement, (the “Closing Payment”).

In January 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the Closing Payment to Four Hundred Thousand Dollars ($400,000) plus any amounts owed under the Management Services Agreement (as defined in the Wood Sage MIPA).

In April 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the closing of the said agreement from April 30, 2023 to September 30, 2024. Upon the closure of the said transaction, Danam will own 100% of the membership interests in the Company as a part of the business combination (Refer Note 6 – Subsequent Events - Merger Agreement – Danam Health, Inc. and Assure Holdings, Corp.).

The accompanying financial statements do not include amounts related to the acquisition of Wood Sage, which closed in June 2024.

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Stock Split

On October 30, 2024, the Company effected a forward stock split of all issued and outstanding shares of Common Stock at a ratio of 1-to-1,677,000. The Company also amended its Certificate of Incorporation to authorize 500,000,000 shares of Common Stock, par value $0.0001 per share. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the stock split.

On December 5, 2024, the Company effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the reverse stock split.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

F-7

Liquidity

The entity has just commenced operations and is expected to be funded by the members for liquidity purposes.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income (loss) and comprehensive income (loss) presented in the financial statements for the year ended December 31, 2023, and December 31, 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts payable and accrued liabilities approximate fair value because of the short- term nature of these instruments.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-8

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company plans to adopt the accounting standard once it starts generating revenue.

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of- use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S. GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this new guidance when it commences operations.

Note 2. Related Party Transactions

During the year ended December 31, 2023, the Company made advances totaling $337,000 to TrXade, a related entity with common management. The advances are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2023, the Company received advances totaling $67,793 from CSP, a related entity with common management. The advances are unsecured, non-interest bearing and due on demand.

F-9

Note 3. Other Current Liabilities

Other Current Liabilities consist of the following:

	December 31,
	2023	2022
Accrued personnel costs	$1,300,000	$-
Accrued professional fees	480,000	-
Accrued interest	2,333
	$1,782,333	$-

Note 4. Note Payable

In September 2023, the Company entered into two short-term note agreements for aggregate proceeds of $350,000. One note for $100,000 bears interest at 8% per annum and the Company will issue 35,000 shares of common stock upon a SPAC or merger. The other note for $250,000 is non-interest bearing and the Company will issue 5,000 shares of common stock upon a SPAC or merger.

Note 5. Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 6. Subsequent Events

Stock Split

On October 30, 2024, the Company effected a forward stock split of all issued and outstanding shares of Common Stock at a ratio of 1-to-1,677,000. The Company also amended its Certificate of Incorporation to authorize 500,000,000 shares of Common Stock, par value $0.0001 per share. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the stock split. See Note 1.

On December 5, 2024, the Company effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the reverse stock split. See Note 1.

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC, and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell, and Danam will acquire all of the outstanding membership interests of Wellgistics.

The Parties amended the Wellgistics MIPA on August 04, 2023, extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023, and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023, extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024, and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties further amended the Wellgistics MIPA on March 22, 2024, to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

Merger Agreement — Danam Health, Inc. and Assure Holdings, Corp.

On February 12, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

F-10

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equity holders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equity holders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

In connection with the Merger, Assure will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Assure’s stockholders with respect to certain actions, including the following (collectively, the “Assure Stockholder Proposals”):

(i) the Sale transaction (as defined in the Merger Agreement);

(ii) the Merger;

(iii) the change of control of Assure resulting from the transactions contemplated by this Agreement pursuant to the rules of NASDAQ;

(iv) the post-closing equity plan for Assure;

(v) the post-closing board composition;

(vi) an amendment to the certificate of incorporation of Assure to effect a reverse stock split; and

(vii) an amendment to the certificate of incorporation of Assure to change the name of Assure.

F-11

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of NASDAQ of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, LLC, a Florida limited liability company set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

The parties may terminate the Merger Agreement upon mutual consent. Either party may terminate the Merger Agreement (i) if any of the representations or warranties of the other party set forth in the Merger Agreement shall not be true and correct or if the other party has failed to perform any covenant or agreement on the part of such party set forth in the Merger Agreement, (ii) the Merger is not consummated by the outside date (May 15, 2024), (iii) there is a governmental order prohibiting the Merger, and (iv) failure to obtain the stockholder vote. Danam may terminate the Merger Agreement if (i) the Board changes its recommendation to stockholders with respect to the Merger, (ii) the Board fails to reaffirm its recommendation to stockholders with respect to the Merger following a tender offer for Assure, (iii) the Board fails to reaffirm its recommendation to stockholders with respect to the merger following a publicly announced acquisition proposal for Assure, (iv) Assure breaches its non-solicitation provisions, or (v) the Board resolves to do any of the above. Assure may terminate the Merger Agreement for acceptance of a superior proposal.

In the event that Danam or Assure terminates the Merger Agreement pursuant to certain of the sections set forth above, Assure will be required to pay Danam a termination fee of $1,000,000, less any reimbursed expenses. Upon termination in other contexts in which a termination fee is not due, the breaching party may owe the non-breaching party reimbursement of expenses up to $250,000.

On April 8, 2024, the Company issued a convertible promissory note to Assure for $1,000,000. The note bears interest at 10% per annum and matures on July 22, 2024. The note is convertible upon a financing event or upon a sale transaction.

Management has evaluated subsequent events through April 24, 2024, the date the financial statements were available to be issued.

F-12

Wellgistics Health, Inc.

Consolidated Financial Statements

As of and for the nine months ended September 30, 2024 and 2023

F-13

Wellgistics Health, Inc.

Index

September 30, 2024 and 2023

F-14

Wellgistics Health, Inc.

Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$793,148	$1,364
Accounts receivable, net	2,788,544	-
Inventories	9,813,309	-
Due from related parties	492,150	337,000
Deferred offering costs	628,398	-
Total current assets	14,515,549	338,364
Property, plant and equipment, net	428,622	-
Intangible assets under development	1,402,469	-
Operating lease, right of use asset	1,525,037	-
Goodwill	14,539,382	-
Intangible assets, net	22,136,465	-
Note receivable	139,770	-
Investments in unconsolidated entity	17,671	-
Other assets	830,730	-
Deposits	35,855	-
Total assets	$55,571,550	$338,364

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,658,600	$1,038,672
Accrued expenses and other liabilities	3,781,887	1,782,333
Due to related parties	4,120,703	67,793
Due to seller	9,000,000	-
Current portion of debt obligations	9,014,180	-
Operating lease liability - current portion	455,108	-
Total current liabilities	33,030,478	2,888,798
Note payable	11,400,000	350,000
Operating lease liability	1,155,980	-
Total liabilities	$45,586,458	$3,238,798

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 500,000,000 shares authorized, 51,055,508 and 44,720,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	5,105	4,472
Additional paid-in capital	15,405,395	(3,972)
Accumulated deficit	(5,425,408)	(2,900,934)
Total stockholders’ equity (deficit)	9,985,092	(2,900,434)
Total liabilities and stockholders’ equity (deficit)	$55,571,550	$338,364

The accompanying notes are an integral part of these consolidated financial statements.

F-15

Wellgistics Health, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

Unaudited

	Nine Months Ended September 30,
	2024	2023

Net sales	$5,718,408	$-
Cost of sales	5,199,772	-
Gross profit	518,636	-

Operating expenses:
General and administrative	2,448,813	1,819,532
Depreciation and amortization	467,423	-
Total operating expenses	2,916,236	1,819,532

Loss from operations	(2,397,600)	(1,819,532)

Other income/(expense)
Interest expense, net	(142,281)	-
Other income	15,407	-
Total other income/(expense), net	(126,874)	-

Net loss before income taxes	(2,524,474)	(1,819,532)
Provision for income taxes	-	-
Net loss	$(2,524,474)	$(1,819,532)

Weighted average common shares outstanding - basic and diluted	46,741,665	44,720,000
Net loss per common share - basic and diluted	$(0.05)	$(0.04)

The accompanying notes are an integral part of these consolidated financial statements.

F-16

Wellgistics Health, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

Unaudited

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2022	-	$-	$-	$(5,250)	$(5,250)
Shares issued to founders	44,720,000	4,472	(3,972)	-	500
Net loss	-	-	-	(1,819,532)	(1,819,532)
Balances at September 30, 2023	44,720,000	$4,472	$(3,972)	$(1,824,782)	$(1,824,282)

Balances at December 31, 2023	44,720,000	4,472	$(3,972)	$(2,900,934)	$(2,900,434)
Proceeds received for common shares to be issued	-	-	10,000	-	10,000
Shares issued to employees	2,162,212	216	(216)	-	-
Shares issued pursuant to business combinations	4,173,296	417	15,398,435	-	15,400,000
Net loss	-	-	-	(2,524,474)	(2,524,474)
Balances at September 30, 2024	191,877,401	$5,105	$15,405,395	$(5,425,408)	$9,985,092

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Wellgistics Health, Inc.

Consolidated Statements of Cash Flows

Unaudited

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(2,524,474)	$(1,819,532)
Adjustments to reconcile net loss to net cash provided by operating activities:
Bad debt	26,666
Depreciation	27,174	-
Amortization	440,249
Changes in operating assets and liabilities:
Accounts receivable	(37,099)	-
Inventories	(367,057)	-
Prepaid expenses and other assets	11,959	-
Deferred offering costs	(628,398)	-
Other assets	3,000	-
Accounts payable	155,106	474,452
Accrued expenses and other liabilities	1,026,048	1,345,000
Operating lease liability, net	20,408	-
Due from / to related parties	3,281,057	113,000
Net cash provided by operating activities	1,434,639	112,920
Cash flows from investing activities:
Cash acquired in business combinations	931,368	-
Purchase price consideration of business combination	(1,000,000)	-
Payment made for intangible assets under development	(264,850)	-
Deposits	(35,855)	-
Net cash used in investing activities	(369,337)	-
Cash flows from financing activities:
Repayments of term loan and notes payable	(283,518)	-
Proceeds received for common shares to be issued	10,000	-
Shares issued to founders	-	500
Net cash provided by (used in) financing activities	(273,518)	500
Net change in cash and cash equivalents	791,784	113,420
Cash and cash equivalents at beginning of period	1,364	-
Cash and cash equivalents at end of period	$793,148	$113,420

Supplemental disclosure of non-cash investing and financing activities:
Shares issued pursuant to business combinations	$15,400,000	$-
Repayment of note payable by related party on behalf of Company	$250,000	$-
Note payable issued pursuant to business combination	$15,000,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Note 1. Organization and Summary of Significant Accounting Policies

The Company was initially organized in the name of Ayan Sponsors LLC on September 6, 2022, with a $100 capital contribution from Mr. Suren Ajjarapu, deemed immaterial. It was subsequently incorporated in the name Danam Health, Inc. as a Delaware Corporation that was registered on November 15, 2022, with Messrs. Suren Ajjarapu and Prashant Patel as officers. The Company’s headquarters are in Tampa, Florida.

On October 4, 2024, the Company changed its corporate name to “Wellgistics Health, Inc.”  (referred as “Wellgistics Health/WGRX”) by filing a duly authorized Certificate of Amendment to its Certificate of Incorporation.

Acquisition of Wood Sage, LLC

In January 2023, Wellgistics Health entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”). The Seller owns all of the membership interest in Wood Sage, LLC, a Florida limited liability company (the “Company”). Upon the closing of the transaction contemplated in the Wood Sage MIPA, Seller will own one hundred percent (100%) of the membership interests in Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS”) which the Seller will sell and Wellgistics Health will acquire in exchange for (i) Four Hundred Thousand Dollars ($400,000) and (ii) all amounts due and payable to Seller from Wellgistics Health under the Management Agreement, (the “Closing Payment”).

In January 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the Closing Payment to Four Hundred Thousand Dollars ($400,000) plus any amounts owed under the Management Services Agreement (as defined in the Wood Sage MIPA).

In April 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the closing of the said agreement from April 30, 2023 to September 30, 2024. Upon the closure of the said transaction, Wellgistics Health will own 100% of the membership interests in the Company as a part of the business combination (Refer below).

Wellgistics Health and Mr. Panchal amended and restated this agreement in June 2024, whereby the parties revised the closing payment to be made by Wellgistics Health to Mr. Panchal to be 652,353 shares of Wellgistics Health Common Stock. The shares issued by Wellgistics Health to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. Mr. Panchal currently is WGRX’s  President of Healthcare Operations in addition to being a Wellgistics Health stockholder.

On June 16, 2024, Wellgistics Health completed its acquisition of Wood Sage.

Wood Sage was formed as a limited liability company on June 26, 2014.

Alliance Pharma Solutions, LLC

APS was founded in 2017 as a holding company for technology solutions. In 2020, APS recommissioned its DelivMeds project so that it would serve as a pharmaceutical hub, facilitating prescription transfer and clinical concierge services to a network of independent pharmacies. After conducting an extensive market research survey focusing on competition, APS established several key differentiators for the DelivMeds hub. These differentiators included various integrations of the hub with pharmacy management software systems and pharmacy point of sale systems, among others such that DelivMeds would serve as an end-to-end patient-centric solution automating the prescription journey. Powered by CSP as the backend pharmacy, DelivMeds is the frontend technology serving as the middleware between all key stakeholders referenced in what is referred to as  the 5P-Model: Patients, Providers, Pharmacies, Payors or PBMs, and Pharmaceutical Manufacturing Companies.

F-19

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

DelivMeds aims to preserve patient autonomy, improve price transparency, and aide in making a meaningful impact on patient outcomes by eliminating barriers to therapy while simultaneously boosting adherence. Delivmeds works with  channel partners such as pharmaceutical manufacturers, provider groups and accountable care organizations, telehealth companies, and employer groups to offer full suite of patient-centered pharmacy services. DelivMeds’ business-to-business strategy approach enables prescriptions to be sent directly to CSP and subsequently transferred to an eligible in-network independent pharmacy. Each channel partner is equipped with de-identified data to improve its respective business operation and or improve its renumeration from the value-based services the clinical concierge arm provides. Wood Sage acquired APS in August 2023 and Wellgistics Health acquired Wood Sage in June 2024 as discussed above . APS now serves as the middleware technology arm to Wellgistics Health’s integrated healthcare ecosystem.

Community Specialty Pharmacy, LLC

CSP, was founded in 2011 as a retail community specialty pharmacy. Specializing in HIV/AIDS, the pharmacy obtained URAC and ACHC accreditations for Specialty Pharmacy and also performed general pharmacy services in its community. In 2018, Integral acquired CSP and relocated CSP to Tampa, Florida. Subsequently, CSP expanded its business operations to perform 340B services by partnering with local clinics and provider groups. During this time period, the pharmacy initiated its pursuit of additional pharmacy state licenses to convert CSP’s business to a mail order pharmacy. Currently, CSP is licensed in 35 states and the District of Columbia, with superb license coverage along the east coast. As a result of this strategic business shift CSP’s leadership team chose to voluntarily forfeit CSP’s specialty accreditations. However, CSP maintains specialty internal standard operating procedures and performs all of the functions of a specialty pharmacy.

CSP provides general and specialty pharmacy services dedicated to servicing the needs of patients, as well as clinical expertise, technology-driven innovation tools, and administrative efficiencies that support physicians, payers, and pharmaceutical manufacturers. CSP purchases pharmaceuticals including specialty medications from manufacturers and wholesale distributors, fills prescriptions, labels, packages and delivers these pharmaceuticals to patients’ homes or physicians’ offices through contract couriers or carriers. CSP maintains a call center and customer support within its pharmacy located in Tampa, Florida. CSP has several 340B relationships , acting as the dispensing pharmacy for these healthcare facilities. These relationships help drive revenue and prescription volume. Our relationship with Wellgistics along with our deep-rooted ties to other wholesalers enables CSP to offer a competitive cash-based formulary for the uninsured and underinsured patient populations. CSP continues to see an uptick in utilization, as more patients elect to pay out of pocket due to our low-cost model, which CSP believes is an opportunity to gain market share with small- to medium-size employer groups in a partnership model with other consumer driven healthcare companies. The services that CSP provides to its patients and other constituents are vital to the revenue and prescription volume generated from this division.

Wood Sage acquired CSP in August 2023 and Wellgistics Health acquired Wood Sage in June 2024 as discussed above. CSP now serves as the backbone of Wellgistics Health’s healthcare ecosystem.

Acquisition of Wellgistics, LLC

On May 11, 2023, Wellgistics Health entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC , and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell and Wellgistics Health will acquire all of the outstanding membership interests of Wellgistics.

The Parties amended the Wellgistics MIPA on August 4, 2023 extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

F-20

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

The Parties amended the Wellgistics MIPA on December 26, 2023 extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties further amended the Wellgistics MIPA on March 22, 2024 to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Wellgistics Health may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

On August 23, 2024, Wellgistics Health and Wellgistics LLC entered into the Fourth Amendment to the Wellgistics MIPA, which amended the purchase price to be paid by Wellgistics Health for acquiring Wellgistics LLC, the closing date of the transaction, and certain other terms and conditions. The purchase price that Wellgistics Health agreed to pay Wellgistics LLC under the revised agreement consists of:

●	a closing cash payment of $10 million, $1 million of which is payable in immediately available funds to Zions Bank, a creditor of Wellgistics LLC, by wire transfer, and the remainder of which is due no later than the earlier of 45 calendar days following effectiveness of this registration statement and August 30, 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on the first anniversary of the date that this registration statement becomes effective;
●	earn-out payments in the form of Wellgistics Health common stock equaling an aggregate value of $10 million paid in three equal annual installments plus contingent earnout payments in the form of Wellgistics Health common stock in an aggregate amount of up to $5 million based on certain financial metrics; and
●	bonus payments consisting of 50% cash and 50% Wellgistics Health common stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics LLC a wholly owned subsidiary of Wellgistics Health.

On November 4, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to convert the $10 million and $5 million respective earn-out share awards into an immediate share issuance of 3,999,335 shares of restricted Wellgistics Health common stock. 2,666,223 shares vest in equal annual installments. 1,333,112 shares vest only upon the achievement of certain financial metrics. In the event the stated metrics for the applicable year are not achieved, Wellgistics Health shall repurchase the applicable portion of the 1,333,112 unvested shares for nominal consideration of $0.0001 per share.

Merger Agreement — Wellgistics Health, Inc. and Assure Holdings, Corp.

On February 12, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Wellgistics Health, Assure Merger would have been merged with and into Wellgistics Health (the “Merger”), with Wellgistics Health surviving the Merger as a wholly-owned subsidiary of Assure.

F-21

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

On April 8, 2024, Assure made a convertible promissory note in the principal amount of $1,000,000 in favor of Wellgistics Health (the “Promissory Note”). The note bears interest at 10% per annum and matured  on July 22, 2024. The note was  convertible upon a financing event or upon a sale transaction.

On June 13, 2024, Wellgistics Health terminated the Merger Agreement and Wellgistics Health management is considering the exercise of its rights under the Merger Agreement, including, but not limited to, accelerating the maturity date of the Promissory Note, seeking payment of $1,000,000 in termination fees, and any other remedies available pursuant to the Merger Agreement or in law. As of the issuance date of these financial statements, no amounts have been received from Assure. The Company provided a full allowance for credit loss of this note receivable as of September 30, 2024 as collectability cannot be reasonably assured.

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

The consolidated financial statements include the Financial statements  of Wood Sage since the acquisition on June 16, 2024 and Financial statements  of Wellgistics, LLC since the acquisition on August 30, 2024. All inter-company balances and transactions are eliminated on consolidation.

Stock Split

On October 30, 2024, the Company effected a forward stock split of all issued and outstanding shares of common stock at a ratio of 1-to-1,677,000 million. The Company also amended its Certificate of Incorporation to authorize 500,000,000 shares of common stock, par value $0.0001 per share. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the stock split.

On December 5, 2024, the Company effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the reverse stock split.

Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the SEC. Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the three-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

The accompanying unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2023 included in the Company’s Form S-1 filed on November 6, 2024.

F-22

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;
●	business combinations and purchase price allocations; and
●	recoverability of long-lived assets and their related estimated lives.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income (loss) and comprehensive income (loss) presented in the financial statements for the nine months ended September 30, 2024 and 2023.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the nine months ended September 30, 2024 and 2023, no sales to customers represented greater than 10% of revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

F-23

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, note receivable, deposits, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are due from various customers and are shown net of applicable reserves for doubtful accounts as shown on the face of the balance sheet. There were no accounts that had been placed on non-accrual status. The allowance for doubtful accounts has been estimated by management based on historical experience, current market trends and, for larger customer accounts, their assessment of the ability of the customers to pay outstanding balances. Past due balances and other higher risk amounts are reviewed individually for collectability. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease the allowance for doubtful accounts in the future.

The company provides for 95% of the accounts receivable which are due over the period of 90 days. The Company recognized bad debt expense of $26,666 and $0 within general and administrative expenses for the nine months ended September 30, 2024 and 2023, respectively.

Inventories, Net

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first in first out (“FIFO”) basis. Production costs are comprised of direct material and labor and applicable manufacturing overhead. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write-downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

Property, Plant and Equipment, Net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Equipment – 5 – 10 years

Furniture and Fixtures – 7 years

Aircraft and Hangar - 20 years

Software – 3 – 5 years

Leasehold improvements – Shorter of the estimate useful life or remaining lease term

Capitalized costs associated with construction in progress are not depreciated until the related assets are placed into service, at which time the capitalized balance will be transferred to the appropriate account of PP&E.

F-24

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Major renewals and improvements are capitalized. Replacements, maintenance, and repairs, which do not significantly improve or extend the useful life of the assets, are expensed when incurred.

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such impairment losses for the nine months ended September 30, 2024 and 2023.

Intangible Assets under Development

Research expenditures are recognized as an expense and development expenditures that meet specified criteria are recognized as the cost of an intangible asset. The Company has begun capitalizing the expenses related to the Delivmeds application as management has determined that the Company’s application has crossed the research phase and has begun development. As per ASC 350-40, the Company capitalizes costs in the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred.

As of September 30, 2024, the Company capitalized $1,402,469 in capitalized intangibles under development pertaining to the Delivmeds platform via its APS subsidiary.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 upon inception.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale. The majority of orders are placed via the Company’s website. Customers generally pay by credit card at the time they place their order. The Company does have larger customers to whom they have extended terms for payment. Generally, payments from these customers are due within 30 days of their order being shipped. However, a few customers have been given terms extending out to 45 days.

F-25

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Wellgistics

The Company recognizes revenue when goods are delivered to the customer. The gross product revenues are subject to a variety of deductions, which generally are estimated and recorded in the same period that the revenues are recognized. Such variable consideration represents chargebacks, rebates, sales allowances and sales returns. These deductions represent estimates of the related obligations and, as such, knowledge and judgment are considered when estimating the impact of these revenue deductions on gross sales for a reporting period. All revenue for the Company is recognized at the point-in-time when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue. The company recognizes a refund liability if it receives consideration from a customer and expects to refund some or all of that consideration to the customer. A refund liability is measured at the amount of consideration received (or receivable) for which the company does not expect to be entitled (that is, amounts not included in the transaction price). The refund liability (and corresponding change in the transaction price and, therefore, the contract liability) is updated at the end of each reporting period for changes in circumstances.

CSP

The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

F-26

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles - Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For September 2024, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized during nine months period ended September 2024.

Intangible Assets

In connection with the Wood Sage acquisition, the Company identified developed technology (see Note 3). The Company amortizes the developed technology intangibles on a straight-line basis over a useful life of five years.

In connection with Wellgistics, LLC acquisition, the Company identified preliminary intangible assets such as developed technology and customer relationships. The Company amortizes the intangibles on a straight-line basis over a useful life of five years. The Company is currently evaluating the intangible assets acquired and their respective useful lives as per ASC 805.

F-27

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Offering Costs

The Company complies with the requirements of ASC 340-10-S999-1. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed. As of September 30, 2024, the Company had capitalized $628,398 in deferred offering costs.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 2. Going Concern

The Company has a net loss of $2,524,474 for the nine months ended September 30, 2024 and an accumulated deficit of $5,425,408 as of September 30, 2024. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Note 3. Business Combinations

The Company evaluated the acquisition of Wood Sage, with its subsidiaries APS and CSP, and Wellgistics, LLC pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

The Company has made an allocation of the purchase price in regard to the Wood Sage and Wellgistics, LLC acquisition related to the assets acquired and the liabilities assumed as of the purchase date.

F-28

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Wood Sage

The following table summarizes the preliminary purchase price allocation of Wood Sage:

Total
Cash and cash equivalents	$30,255
Accounts receivables	82,831
Inventories	49,533
Goodwill	511,761
Intangible assets	1,535,283
Intangible assets under development	1,137,619
Due to related parties	(616,703)
Accounts payable	(815,081)
Note payable	(1,300,000)
Other current liabilities	(215,498)
Purchase price consideration	$400,000

Wellgistics

The following table summarizes the preliminary purchase price allocation of Wellgistics, LLC:

Total
Cash and cash equivalents	$901,113
Accounts receivable, net	2,695,280
Inventories	9,396,719
Goodwill	14,027,621
Intangible assets	21,041,431
Other assets	833,730
Note receivable	139,771
Prepaid expenses and other assets	11,959
Property, plant and equipment, net	455,796
Investments in unconsolidated entity	17,671
Operating lease, right of use asset	1,258,141
Accounts payable	(4,649,741)
Accrued expenses and other liabilities	(758,009)
Current portion of debt obligations	(4,047,698)
Operating lease liability	(1,323,784)
Purchase price consideration	$40,000,000

F-29

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

The following is a summary of the preliminary purchase price consideration per the Wellgistics acquisition:

Cash payment - due to seller	$10,000,000	(1)
Note payable	15,000,000	(2)
Common stock issued	15,000,000	(3)
Purchase price consideration	$40,000,000

(1)	Represents the cash consideration pursuant to the Wellgistics acquisition, which is reflected as due to seller on the consolidated balance sheet. As per the Wellgistics agreement, the closing cash payment of $10 million includes $1 million which was paid at closing; the remainder of which is due no later than the earlier of 45 calendar days following effectiveness of this registration statement and August 30, 2025. The Company’s planned initial recognition of this component is to record as a current liability at its fair value.
(2)	Represents the note payable issued to the Wellgistics sellers. As per the Wellgistics agreement, the principal of the note is $15,000,000, payable in three equal annual installments commencing on the first anniversary of the date that this registration statement becomes effective. The Company’s planned initial recognition of this component is to record the issuance of the note payable at fair value, which is estimated to be $15,000,000.
(3)	Represents the issuance of 3,999,335 shares of restricted common stock pursuant to the Wellgistics MIPA. This includes 2,666,223 shares of restricted common stock, equaling a value of approximately $10 million, which shall be restricted for transfer for a period of three years. A third of these shares shall be vested annually, whereby transfer restrictions are no longer once vested. The consideration also includes 1,333,112 shares of restricted common stock, equaling a value of approximately $5 million, whereby the vesting of this tranche is based on the achievement of certain financial metrics. The vesting occurs in tranches over 3 years. The 1,333,112 shares are subject to repurchase at the option of Wellgistics Health if the said financial metrics are not achieved. As on the date of issuance of financial statements, the Company determined it is probable that the shares shall vest and not be subject to repurchase. The Company’s planned initial recognition of this component is to account for the issuance of 3,999,335 shares of restricted common stock at a fair value of $15,000,000 as equity consideration included within the total purchase price consideration, including the recognition of $400 as common stock for the par value of the shares issued and $14,999,600 recognized as additional paid-in capital as per the pro forma balance sheet. The Company recognized the issuance of the 3,999,335 shares in its statement of changes in stockholders’ equity, recognized within the issued and outstanding shares. The Company is evaluating the initial recognition of the business combination in accordance with ASC 805. The Company is also evaluating ASC 718, specifically ASC 718-10-55, in conjunction with ASC 805-30-55, to evaluate whether there are any post-combination compensation costs to be considered with regards to the restricted common stock.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that qualify for separate recognition. The goodwill is not deductible for tax purposes.

The results of Wood Sage, including its subsidiaries APS and CSP, and Wellgistics, LLC have been included in the consolidated financial statements since the date of their acquisitions. Wood Sage’s revenue and net loss included in the consolidated financial statements since the acquisition date were $188,706 and $474,009, respectively. Wellgistics, LLC’s revenue and net loss included in the consolidated financial statements since the acquisition date were $5,529,702 and $115,861, respectively.

F-30

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Wood Sage and Wellgistics, LLC acquisition had occurred as of January 1, 2023. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Nine Months Ended September 30,
	2024	2023
Net sales	$34,158,849	$24,608,342
Net loss	$(5,389,820)	$(7,673,667)
Net loss per common share	$(0.12)	$(0.17)

Note 4. Accounts Receivable, Net

Accounts receivable, net consist of the following:

	September 30, 2024	December 31, 2023
Billed – Third Party	$3,683,503	$-
Total Accounts Receivable	3,683,503	-
Less: Allowance for doubtful accounts	(894,959)	-
Total accounts receivable, net	$2,788,544	$-

Note 5. Inventories, Net

Inventory consists of the following:

	September 30, 2024	December 31, 2023
Finished Goods	$6,443,355	$-
FDNS	3,369,954
Inventories, net	$9,813,309	$-

Note 6. Property, Plant and Equipment, Net

Property, plant and equipment consist of the following:

	September 30, 2024	December 31, 2023
Leasehold Improvements	$766,467	$-
Equipment	589,208	-
Furniture & Fixtures	152,161	-
Software	28,098	-
	1,535,934	-
Less: Accumulated Depreciation	(1,107,312)	-
Property, plant and equipment, net	$428,622	$-

Depreciation expense for the nine months ended September 30, 2024 and 2023 amounted to $27,174 and $0, respectively.

F-31

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Note 7. Intangible Assets

Intangible assets consist of the following:

	September 30, 2024	December 31, 2023
Internal development costs - Delivmeds	$1,402,469	$-

Developed technology - Woodsage acquisition	1,535,283	-
Customer relationships and developed technology - Wellgistics acquisition	21,041,431	-
Accumulated amortization	(440,249)	-
Intangible assets, net	$22,136,465	$-

Intangible assets of $1,535,283 represent a preliminary allocation of developed technology acquired pursuant to the Wood Sage business combination (see Note 3). The Company recorded amortization of $89,558 during the period ended September 30, 2024 pertaining to these intangible assets.

Intangible assets of $21,041,431 represent a preliminary allocation of customer relationships and developed technology acquired pursuant to the Wellgistics, LLC business combination (see Note 3). The Company recorded amortization of $350,691 during the period ended September 30, 2024 pertaining to these intangible assets.

Note 8. Accrued Expenses

Accrued expenses consist of the following:

	September 30, 2024	December 31, 2023
Accrued personnel costs	$2,723,639	$1,300,000
Accrued professional fees	171,994	480,000
Credit card obligation	54,990	-
Unearned revenue	598,495	-
Accrued interest	170,283	2,333
Refund liability	62,486	-
	$3,781,887	$1,782,333

F-32

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Note 9. Debt

Outstanding debt consists of the following:

	September 30, 2024	December 31, 2023
Third party investor	$100,000	$100,000
Related party - shareholder of Wellgistics	-	250,000
Note payable - Trxade Health	1,300,000	-
Note payable - owners of Wellgistics	15,000,000	-
New revolving line of credit	3,774,780	-
Seller promissory note	239,400	-
Total debt	$20,414,180	$350,000
Less: current portion of debt obligations	9,014,180	-
Note payable	$11,400,000	$350,000

Danam debt

In September 2023, the Company entered into two short-term note agreements for aggregate proceeds of $350,000. One note for $100,000 bears interest at 8% per annum and the Company will issue 35,000 shares of common stock upon a SPAC or merger. The other note for $250,000 is non-interest bearing and the Company will issue 5,000 shares of common stock upon a SPAC or merger. In May 2024, TrXade Health, a related party, repaid the $250,000 note on behalf of the Company, and the note is no longer outstanding. (See Note 12). In January 2024, the Company entered into a short-term note agreement for proceeds of $250,000. The note bears interest at 2% per annum and matures on May 18, 2024. As of the date of these consolidated financial statements, the note was fully repaid and is no longer outstanding. In connection with the note, the investor contributed an additional $10,000 for which the Company will issue three shares of common stock. The shares have not been issued, and the $10,000 was included in additional paid-in capital in the balance sheet.

On August 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Wood Sage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Wood Sage, the aggregate unpaid principal balance of the Note will be due and payable by Wood Sage. As of the date of these financial statements, the Note is still outstanding.  The parties are currently working on an extension of this note.

Note payable – owners of Wellgistics, LLC

On August 23, 2024, Wellgistics Health and Wellgistics LLC entered into the Fourth Amendment to the Wellgistics MIPA. Pursuant to the amended agreement, Wellgistics Health agreed to pay Wellgistics LLC a promissory note in the aggregate principal amount of $15,000,000 plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on the first anniversary of the date that registration statement becomes effective. As of September 30, 2024, the calculated interest rate was $100,000. As of September 30, 2024, $5,000,000 was included as a current liability on the consolidated balance sheet and the remaining $10,000,000 was classified as long-term.

Revolving line of credit - Wellgistics

In May 2022, Wellgistics LLC entered into a credit agreement for a new line of credit $5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of September 30, 2024, the interest rate was 8.36%. The line of credit is collateralized by accounts receivable and inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes compliance to certain specified financial ratios. Interest related to the line of credit amounted to $37,160 for the period ended September 30, 2024. The outstanding balance on the line of credit as of September 30, 2024 was $3,774,780, which is included as a current liability on the consolidated balance sheet. The Company assumed this debt as part of the Wellgistics acquisition.

F-33

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Seller Promissory Note - Wellgistics

In May 2022, Wellgistics, LLC entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will mature on April 1, 2025. Interest expenses related to the promissory note was immaterial for the period ended September 30, 2024. As of September 30, 2024 the amount outstanding is $239,400, , which is included as a current liability on the consolidated balance sheet. The Company assumed this debt as part of the Wellgistics acquisition.

Note 10. Stockholders’ Equity

On October 30, 2024, the Company effected a forward stock split of all issued and outstanding shares of Common Stock at a ratio of 1-to-1,677,000 million. The Company also amended its Certificate of Incorporation to authorize 500,000,000 shares of Common Stock, par value $0.0001 per share. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the stock split.

On December 5, 2024, the Company effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the reverse stock split.

On June 16, 2024, the Company issued 173,961 shares of common stock pursuant to the acquisition of Wood Sage for a preliminary fair value of $400,000.

During the nine months ended September 30, 2024, the Company received $10,000 in proceeds for common shares to be issued.

Effective August 30, 2024, the closing of the Wellgistics acquisition, the Company issued 3,999,335 shares of common stock pursuant to the acquisition of Wellgistics, LLC for a preliminary fair value of $15,000,000.

As of September 30, 2024, the Company had 51,055,508 shares of common stock issued and outstanding.

Note 11. Lease Obligations

Rent is classified by function on the consolidated statements of operations as general and administrative.

The Company determines whether an arrangement is or contains a lease at inception by evaluating potential lease agreements including services and operating agreements to determine whether an identified asset exists that the Company controls over the term of the arrangement. Lease commencement is determined to be when the lessor provides access to, and the right to control, the identified asset.

The rental payments for the Company’s leases are typically structured as either fixed or variable payments. Fixed rent payments include stated minimum rent and stated minimum rent with stated increases. The Company considers lease payments that cannot be predicted with reasonable certainty upon lease commencement to be variable lease payments, which are recorded as incurred each period and are excluded from the calculation of lease liabilities.

Management uses judgment in determining lease classification, including determination of the economic life and the fair market value of the identified asset. The fair market value of the identified asset is generally estimated based on comparable market data provided by third-party sources.

In May 2024, the Company entered into a lease agreement for office space in Tampa, Florida. The Company holds a 60% share in this lease, with Wellgistics, LLC holding the remaining 40%. As a result, the Company recognized a right-of-use asset and corresponding lease liability, calculated using a discount rate of 8.36%. The lease includes a monthly base rent of $18,792. The lease required a security deposit by Wellgistics Health of $35,855 and Wellgistics, LLC of $31,871.

F-34

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

The following is the summary of operating lease assets and liabilities:

September 30, 2024
Operating Leases
Right-of-use assets	$1,525,037

Short-term lease liabilities	455,108
Long-term lease liabilities	1,155,980
Total lease liabilities	$1,611,088

Weighted Average Remaining Lease Term	3
Weighted Average Discount Rate	8.36%

The following is the summary of future minimum payments:

September 30, 2024
2024	$135,284
2025	549,663
2026	561,897
2027	455,427
Thereafter	84,976
Total Lease Payments	1,787,247
Less: Imputed interest	(176,159)
Total	$1,611,088

Note 12. Related Party Transactions

The Company has balances with related entities with common management. All advances are unsecured, non-interest bearing and due on demand.

The following is a summary of due from and to related parties:

	September 30, 2024	December 31, 2023
Due from TRG	$92,150	$-
Due from Trxade Health	400,000	337,000
Due from related parties	$492,150	$337,000

Due to IPS	$3,075,000	$-
Due to Trxade Health	1,045,703	-
Due to CSP	-	67,793
Due to related parties	$4,120,703	$67,793

F-35

Wellgistics Health, Inc.

Notes to the Consolidated Financial Statements

Unaudited

Note 13. Investment in Unconsolidated Affiliates

Wellgistics, LLC has investments in affiliates that are not consolidated. As of September 30, 2024, the Company had an investment in Gift Health totaling $17,671.

Note 14. Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 15. Income Taxes

There is no income tax benefit for the losses for the three and nine months ended September 30, 2024 and 2023 because the Company has determined that the realization of the net deferred tax asset is not assured.

There was no change in unrecognized tax benefits during the period ended September 30, 2024 and there was no accrual for uncertain tax positions as of September 30, 2024.

Tax years from 2022 through 2023 remain subject to examination by U.S. federal and state jurisdictions.

Wood Sage  and Wellgistics, with the consent of its members, have elected to be taxed as partnerships under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Note 16. Subsequent Events

On October 4, 2024, the Company changed its corporate name to “Wellgistics Health, Inc.” by filing a duly authorized Certificate of Amendment to its Certificate of Incorporation.

On October 30, 2024, the Company effected a forward stock split of all issued and outstanding shares of Common Stock at a ratio of 1-to-1,677,000 million. The Company also amended its Certificate of Incorporation to authorize 500,000,000 shares of Common Stock, par value $0.0001 per share. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the stock split. (See Note 1).

On November 4, 2024, Wellgistics Health and Wellgistics LLC further amended the Wellgistics MIPA to convert the $10 million and $5 million respective earn-out share awards into an immediate share issuance of 3,999,335 shares of restricted Wellgistics Health common stock. 2,666,223 shares vest in equal annual installments. 1,333,112 shares vest only upon the achievement of certain financial metrics. In the event the stated metrics for the applicable year are not achieved, Wellgistics Health shall repurchase the applicable portion of the 1,333,112 unvested shares for nominal consideration of $0.0001 per share.

On December 5, 2024, the Company effected a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1-for-3.75. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the reverse stock split.

Management has evaluated subsequent events through December 6, 2024, the date the financial statements were available to be issued.

F-36

Report of Independent Registered Public Accounting Firm

To the members of Wood Sage, LLC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Wood Sage, LLC and the Subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), consolidated statements of members’ equity (deficit) and consolidated statements of cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America.

Matters related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs, it may be required to reduce the scope of its planned development. The company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the consolidated financial statements and
(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 24th April 2024

Place: Chennai, India

F-37

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$50,563	$-
Accounts receivables	73,782	-
Inventories	43,741	-
Due from related parties	67,793	-
Total current assets	235,878	-
Intangible assets under development	991,736	-
Goodwill	740,207	-
Total assets	$1,967,821	$-

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$294,130	$15,428
Accrued expenses	241,726	-
Due to related parties	663,114	-
Note payable	1,300,000	-
Total Current Liabilities	2,498,970	15,428
Total liabilities	$2,498,970	$15,428

Commitments and contingencies

Members’ equity (deficit):
Members’ capital	1,878	-
Accumulated deficit	(533,027)	(15,428)
Total members’ equity (deficit)	(531,149)	(15,428)
Total liabilities and members’ equity (deficit)	$1,967,821	$-

The accompanying notes are an integral part of these financial statements.

F-38

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2023	2022

Net sales	$338,864	$-
Cost of sales	323,068	-
Gross profit (loss)	15,796	-

Operating expenses:
General and administrative expenses	533,395	15,228
Total operating expenses	533,395	15,228

Loss from operations	(517,599)	(15,228)

Net loss	$(517,599)	$(15,228)

The accompanying notes are an integral part of these financial statements.

F-39

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

	Members’	Accumulated	Total Members’
	Capital	Deficit	Deficit

Balances at December 31, 2021	$-	$(200)	$(200)
Net loss	-	(15,228)	(15,228)
Balances at December 31, 2022	-	(15,428)	(15,428)
Capital contributions from members	1,878	-	1,878
Net loss	-	(517,599)	(517,599)
Balances at December 31, 2023	$1,878	$(533,027)	$(531,149)

The accompanying notes are an integral part of these financial statements.

F-40

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(517,599)	$(15,228)
Changes in operating assets and liabilities:
Accounts receivable	(30,759)	-
Inventories	27,988	-
Accounts payable	22,246	15,228
Accrued expenses	21,422	-
Due from / to related parties	595,322	-
Net cash used in operating activities	118,620	-
Cash flows from investing activities:
Payments made for intangible assets under development	(133,238)	-
Cash acquired in business combinations	63,303	-
Net cash provided by investing activities	(69,935)	-
Cash flows from financing activities:
Capital contributions from members	1,878	-
Net cash provided by financing activities	1,878	-
Net increase in cash and cash equivalents	50,563	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$50,563	$-

Supplemental disclosure of non-cash investing and financing activities:
Note payable issued for business combinations	$1,300,000	$-
Short-term advances used to repay notes payable on behalf of Company	$225,000	$-

The accompanying notes are an integral part of these financial statements.

F-41

WOOD SAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Wood Sage, LLC (“Woodsage”, the “Company”) was formed as a limited liability company on June 26, 2014, when the Company’s Articles of Organization became effective upon filing with the Florida Department of State, Division of Corporations (the “DOC”).

The Company’s headquarters are in Tampa, Florida. Its fiscal year ends on December 31.

Acquisitions of CSP and APS

On January 20, 2023, Wood Sage, LLC (“Woodsage”), Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), and TRxADE HEALTH, Inc., a Delaware corporation(“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Woodsage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Woodsage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On January 20, 2023, Woodsage , Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Woodsage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Woodsage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On May 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral (the successor in interest to TRxADE, “Integral”), which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023 (see below).

On August 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Woodsage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Woodsage, the aggregate unpaid principal balance of the Note will be due and payable by Woodsage.

APS (d.b.a. DelivMeds) is developing a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. CSP is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Acquisition of membership interests by Danam Health, Inc.

In January 2023, Danam entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”). The Seller owns all of the membership interest in Wood Sage, LLC, a Florida limited liability company (the “Company”). Upon the closing of the transaction contemplated in the Wood Sage MIPA, Seller will own one hundred percent (100%) of the membership interests in Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS”) which the Seller will sell and Danam will acquire in exchange for (i) Four Hundred Thousand Dollars ($400,000) and (ii) all amounts due and payable to Seller from Danam under the Management Agreement, (the “Closing Payment”).

F-42

In January 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the Closing Payment to Four Hundred Thousand Dollars ($400,000) plus any amounts owed under the Management Services Agreement (as defined in the Wood Sage MIPA).

In April 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the closing of the said agreement from April 30, 2023 to September 30, 2024. Upon the closure of the said transaction, Danam will own 100% of the membership interests in the Company as a part of Business combination (Refer Note 8 - Subsequent Events).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The consolidated financial statements include the accounts of Woodsage, APS and CSP since their respective acquisitions on August 22, 2023. All inter-company balances and transactions are eliminated on consolidation.

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Consolidated Financial Statements. These estimates are based on information available through the date of the issuance of the Consolidated Financial Statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write- downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

F-43

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Intangible Assets under Development

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income (loss) and comprehensive income (loss) presented in the consolidated financial statements for the periods ended December 31, 2023, and December 31, 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, inventories and accounts payable approximate fair value because of the short-term nature of these instruments. The company does not have any long-term debt.

F-44

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles - Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

F-45

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these consolidated financial statements. The pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but there is no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

F-46

Note 2. Going Concern

The Company has a net loss of $517,599 for the year ended December 31,2023 and members’ deficit of $531,149 as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Note 3. Business Combinations

The Company evaluated the acquisitions of APS and CSP pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

	APS	CSP	Total
Cash and cash equivalents	$1,050	$62,253	$63,303
Accounts receivables	-	43,023	43,023
Inventories	-	71,728	71,728
Prepaid expenses and other assets	-	465	465
Intangible assets under development	858,498	-	858,498
Goodwill	404,765	335,443	740,207
Accounts payable	(64,313)	(192,142)	(256,455)
Other current liabilities	-	(220,770)	(220,770)
Purchase price consideration	$1,200,000	$100,000	$1,300,000

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of APS and CSP have been included in the consolidated financial statements since the date of acquisition.

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Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the APS and CSP acquisitions had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Year Ended
	December 31,
	2023	2022
Net sales	$1,189,617	$889,379
Net loss	$(1,054,916)	$(515,953)

Note 4. Intangible Assets under Development

Intangible assets under development of the company consists of the following:

	December 31,
	2023	2022
Internal development cost - Delivmeds	$991,736	$-

Note 5. Note Payable

On August 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Woodsage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Woodsage, the aggregate unpaid principal balance of the Note will be due and payable by Woodsage. As of the date of these consolidated financial statements, the Note is still outstanding.

Note 6. Related Party Transactions

As of December 31, 2023, the Company’s subsidiaries had $663,114 in amounts due to TRxADE, the Seller. The advances are unsecured, non-interest bearing and due on demand.

As of December 31, 2023, CSP had $67,793 in amounts due from Danam. The advances are unsecured, non-interest bearing and due on demand.

Note 7. Accrued Expenses

Accrued Expenses consist of the following:

	December 31,
	2023	2022
Accrued salaries and wages	$234,526	$-
Accrued professional fees	7,200	-
	$241,726	$-

Note 8. Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

F-48

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9. Subsequent Events

On February 12, 2024, Danam entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equity holders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equity holders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

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In connection with the Merger, Assure will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Assure’s stockholders with respect to certain actions, including the following (collectively, the “Assure Stockholder Proposals”):

(i) the Sale transaction (as defined in the Merger Agreement;

(ii) the Merger;

(iii) the change of control of Assure resulting from the transactions contemplated by this Agreement pursuant to the rules of NASDAQ;

(iv) the post-closing equity plan for Assure;

(v) the post-closing board composition;

(vi) an amendment to the certificate of incorporation of Assure to effect a reverse stock split; and

(vii) an amendment to the certificate of incorporation of Assure to change the name of Assure.

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of NASDAQ of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

Management has evaluated subsequent events through April 24, 2024, the date the consolidated financial statements were available to be issued.

F-50

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,106	$50,563
Accounts receivables	97,880	73,782
Inventories	48,479	43,741
Due from related parties	-	67,793
Total current assets	186,465	235,878
Intangible assets under development	1,003,240	991,736
Goodwill	740,207	740,207
Total assets	$1,929,912	$1,967,821

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$281,645	$294,130
Accrued expenses	240,830	241,726
Due to related parties	895,808	663,114
Note payable	1,300,000	1,300,000
Total liabilities	2,718,283	2,498,970

Commitments and contingencies

Members’ equity (deficit):
Members’ capital	1,878	1,878
Accumulated deficit	(790,249)	(533,027)
Total members’ equity (deficit)	(788,371)	(531,149)
Total liabilities and members’ equity (deficit)	$1,929,912	$1,967,821

The accompanying notes are an integral part of these financial statements.

F-51

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2024	2023

Net sales	$168,510	$-
Cost of sales	127,489	-
Gross profit	41,021	-

Operating expenses:
General and administrative	298,243	3,600
Total operating expenses	298,243	3,600

Loss from operations	(257,222)	(3,600)

Net loss	$(257,222)	$(3,600)

The accompanying notes are an integral part of these financial statements.

F-52

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

	Members’	Accumulated	Total Members’
	Capital	Deficit	Deficit

Balances at December 31, 2022	$-	$(15,428)	$(15,428)
Net loss	-	(3,600)	(3,600)
Balances at March 31, 2023	$-	$(19,028)	$(19,028)

Balances at December 31, 2023	$1,878	$(533,027)	$(531,149)
Net loss	-	(257,222)	(257,222)
Balances at March 31, 2024	$1,878	$(790,249)	$(788,371)

The accompanying notes are an integral part of these financial statements.

F-53

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(257,222)	$(3,600)
Changes in operating assets and liabilities:
Accounts receivable	(24,098)	-
Inventories	(4,738)	-
Accounts payable	(11,855)	4,650
Accrued expenses	(896)	-
Due from / to related parties	300,487	-
Net cash provided by operating activities	1,677	1,050
Cash flows from investing activities:
Payments made for intangible assets under development	(12,134)	-
Net cash used in investing activities	(12,134)	-
Net change in cash and cash equivalents	(10,457)	1,050
Cash and cash equivalents at beginning of period	50,563	-
Cash and cash equivalents at end of period	$40,106	$1,050

The accompanying notes are an integral part of these financial statements.

F-54

WOOD SAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Wood Sage, LLC (“Wood Sage”, the “Company”) was formed as a limited liability company on June 26, 2014, when the Company’s Articles of Organization became effective upon filing with the Florida Department of State, Division of Corporations (the “DOC”).

The Company’s headquarters are in Tampa, Florida. Its fiscal year ends on December 31.

Acquisitions of CSP and APS

On January 20, 2023, Wood Sage, LLC (“Wood Sage”), Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), and TRxADE HEALTH, Inc., a Delaware corporation(“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On January 20, 2023, Wood Sage, Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On May 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral (the successor in interest to TRxADE, “Integral”), which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023 (see below).

On August 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Wood Sage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Wood Sage, the aggregate unpaid principal balance of the Note will be due and payable by

Wood Sage.

APS (d.b.a. DelivMeds) is developing a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. CSP is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Acquisition of membership interests by Danam Health, Inc.

In January 2023, Danam entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”). The Seller owns all of the membership interest in Wood Sage, LLC, a Florida limited liability company (the “Company”). Upon the closing of the transaction contemplated in the Wood Sage MIPA, Seller will own one hundred percent (100%) of the membership interests in Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS”) which the Seller will sell and Danam will acquire in exchange for (i) Four Hundred Thousand Dollars ($400,000) and (ii) all amounts due and payable to Seller from Danam under the Management Agreement, (the “Closing Payment”).

F-55

In January 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the Closing Payment to Four Hundred Thousand Dollars ($400,000) plus any amounts owed under the Management Services Agreement (as defined in the Wood Sage MIPA).

In April 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the closing of the said agreement from April 30, 2023, to September 30, 2024. Upon the closure of the said transaction, Danam will own 100% of the membership interests in the Company as a part of Business combination (Refer Note 8 — Subsequent Events).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The consolidated financial statements include the accounts of Wood Sage, APS and CSP since their respective acquisitions on August 22, 2023. All inter-company balances and transactions are eliminated on consolidation.

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Consolidated Financial Statements. These estimates are based on information available through the date of the issuance of the Consolidated Financial Statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;
●	recoverability of long-lived assets and their related estimated lives;

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

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Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Intangible Assets under Development

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app DelivMeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income (loss) and comprehensive income (loss) presented in the consolidated financial statements for the periods ended December 31, 2023, and December 31, 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, inventories and accounts payable approximate fair value because of the short-term nature of these instruments. The company does not have any long-term debt.

F-57

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles — Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting of discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

F-58

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units was less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these consolidated financial statements. The pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S. GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023, the company determined that the update applied to trade receivables, but there is no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of- use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

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Note 2. Going Concern

The Company has a net loss of $517,599 for the year ended December 31,2023 and members’ deficit of $531,149 as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Note 3. Business Combinations

The Company evaluated the acquisitions of APS and CSP pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

	APS	CSP	Total
Cash and cash equivalents	$1,050	$62,253	$63,303
Accounts receivables	-	43,023	43,023
Inventories	-	71,728	71,728
Prepaid expenses and other assets	-	465	465
Intangible assets under development	858,498	-	858,498
Goodwill	404,765	335,443	740,207
Accounts payable	(64,313)	(192,142)	(256,455)
Other current liabilities	-	(220,770)	(220,770)
Purchase price consideration	$1,200,000	$100,000	$1,300,000

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of APS and CSP have been included in the consolidated financial statements since the date of acquisition.

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Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the APS and CSP acquisitions had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Year Ended
	December 31,
	2023	2022
Net sales	$1,189,617	$889,379
Net loss	$(1,054,916)	$(515,953)

Note 4. Intangible Assets under Development

Intangible assets under development of the company consists of the following:

	December 31,
	2023	2022
Internal development cost - Delivmeds	$991,736	$-

Note 5. Note Payable

On August 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Wood Sage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Wood Sage, the aggregate unpaid principal balance of the Note will be due and payable by Wood Sage. As of the date of these consolidated financial statements, the Note was still outstanding.

Note 6. Related Party Transactions

As of December 31, 2023, the Company’s subsidiaries had $663,114 in amounts due to TRxADE, the Seller. The advances are unsecured, non-interest bearing and due on demand.

As of December 31, 2023, CSP had $67,793 in amounts due from Danam. The advances are unsecured, non-interest bearing and due on demand.

Note 7. Accrued Expenses

Accrued Expenses consist of the following:

	December 31,
	2023	2022
Accrued salaries and wages	$234,526	$-
Accrued professional fees	7,200	-
	$241,726	$-

Note 8. Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

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Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9. Subsequent Events

Acquisition of membership interests in Wood Sage, LLC

On June 16, 2024, Danam and the Company amended and restated the Wood Sage MIPA and closed on Danam’s acquisition of the Company. The amended and restated Wood Sage MIPA whereby the parties revised the closing payment to be made by Danam to Mr. Panchal to be 0.389 shares of Danam Common Stock. The shares issued by Danam to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. As a result, Danam acquired all issued and outstanding interests in the Company as of June 16, 2024.

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC, and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell, and Danam will acquire, all outstanding membership interests of Wellgistics.

The Parties amended the Wellgistics MIPA on August 04, 2023, extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023, and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023, extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024, and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties further amended the Wellgistics MIPA on March 22, 2024, to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

Merger Agreement — Danam Health, Inc. and Assure Holdings, Corp.

On February 12, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger would have been merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure.

On April 8, 2024, Assure made a convertible promissory note in the principal amount of $1,000,000 in favor of Danam (the “Promissory Note”). The note bears interest at 10% per annum and matures on July 22, 2024. The note is convertible upon a financing event or upon a sale transaction.

On June 13, 2024, Danam terminated the Merger Agreement and Danam management is considering the exercise of its rights under the Merger Agreement, including, but not limited to, accelerating the maturity date of the Promissory Note, seeking payment of $1,000,000 in termination fees, and any other remedies available pursuant to the Merger Agreement or in law.

Management has evaluated subsequent events through July 3, 2024, the date the financial statements were available to be issued.

F-62

Report of Independent Registered Public Accounting Firm

To the members of Wellgistics, LLC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Wellgistics, LLC and the Subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), consolidated statements of members’ equity and consolidated statements of cash Flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the consolidated financial statements and
(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 24th April 2024

Place: Chennai, India

F-63

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,795,164	$4,234,630
Accounts receivable, net	1,309,397	721,710
Inventories	6,731,577	8,391,850
Prepaid expenses and other assets	557,947	112,284
Total current assets	10,394,085	13,460,474
Property, plant and equipment, net	549,691	3,519,237
Operating lease, right of use asset	1,402,596	2,036,682
Goodwill	872,433	872,433
Investments in unconsolidated entity	17,671	100,000
Note receivable	139,770	276,439
Other assets	24,249	41,015
Total assets	$13,400,495	$20,306,280

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$3,310,333	$2,785,510
Accrued expenses and other liabilities	994,587	252,275
Current portion of debt obligations	5,180,995	5,233,289
Operating – lease liability	426,588	524,241
Total current liabilities	9,912,503	8,795,315
Long term debt	136,913	2,713,109
Operating lease liability	1,029,864	1,558,915
Total liabilities	11,079,281	13,067,339

Commitments and contingencies

Members’ equity:
Members’ capital	1,272,838	1,272,838
Members’ distribution	(32,244,742)	(31,817,767)
Retained earnings	33,293,118	37,783,870
Total members’ equity	2,321,214	7,238,941
Total liabilities and members’ equity	$13,400,495	$20,306,280

The accompanying notes are an integral part of these consolidated financial statements.

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WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Operations and Comprehensive Income (Loss)

	Year Ended
	December 31,
	2023	2022

Net sales	$33,182,749	$31,888,349
Cost of sales	30,519,683	26,162,860
Gross profit	2,663,066	5,725,489

Operating expenses:
General and administrative expense	6,612,049	6,540,583
Depreciation	276,376	380,284
Total operating expenses	6,888,425	6,920,867

Loss from operations	(4,225,359)	(1,195,378)

Other income (expense):
Interest expense, net	(363,525)	(287,183)
Loss from unconsolidated affiliated	(82,329)	(51,942)
Other income	180,461	-
Gain on legal settlement	-	1,818,054
Total other income (expense), net	(265,393)	1,478,929

Net income (loss)	$(4,490,752)	$283,551

The accompanying notes are an integral part of these consolidated financial statements.

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WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Members’ Equity

	Members’	Members’	Retained	Total members’
	capital	distribution	earnings	equity

Balances at December 31, 2021	$1,272,838	$(30,102,760)	$37,500,319	$8,670,397
Distributions to member	-	(1,715,007)	-	(1,715,007)
Net loss	-	-	283,551	283,551
Balances at December 31, 2022	1,272,838	(31,817,767)	37,783,870	7,238,941
Distributions to member	-	(426,975)	-	(426,975)
Net loss	-	-	(4,490,752)	(4,490,752)
Balances at December 31, 2023	$1,272,838	$(32,244,742)	$33,293,118	$2,321,214

The accompanying notes are an integral part of these consolidated financial statements.

F-66

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Cash Flows

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(4,490,752)	$283,551
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	276,376	380,284
Bad debt	700,612	298,750
Loss from unconsolidated affiliate	82,329	51,942
Changes in operating assets and liabilities:
Accounts receivable	(1,071,047)	(366,324)
Inventories	1,660,273	(1,822,193)
Prepaid expenses and other assets	(445,663)	580,334
Other assets	16,766	(12,624)
Accounts payable	547,012	1,055,524
Accrued expenses and other liabilities	742,312	(173,806)
Operating lease liability, net	7,382	-
Net cash provided by (used in) operating activities	(1,974,401)	275,438
Cash flows from investing activities:
Incremental investment in unconsolidated entities		(51,162)
Purchases of property, plant and equipment	(9,432)	(297,009)
Net cash acquired from business combination	-	220,855
Net cash used in investing activities	(9,432)	(127,316)
Cash flows from financing activities:
Payments on term loan and notes payable	(429,914)	(680,127)
Proceeds from revolving credit facility	-	4,745,531
Repayments on revolving credit facility	-	(5,027,556)
Distributions to members	(25,720)	(1,715,007)
Net cash used in financing activities	(455,634)	(2,677,159)
Net increase in cash and cash equivalents	(2,439,467)	(2,529,037)
Cash and cash equivalents at beginning of year	4,234,630	6,763,667
Cash and cash equivalents at end of year	$1,795,163	$4,234,630

Supplemental cash flow information:
Cash paid for interest	$420,120	$287,322

Supplemental non-cash investing and financing activities:
Loan transferred during sale of interest in subsidiary	$2,301,347	$-
Asset transferred during sale of interest in subsidiary	$2,702,602	$-
Distribution to member during sale of interest in subsidiary	$401,255	$-
Promissory notes assumed to acquire business	$-	$1,500,000
Shares received as consideration for disposal of a business	$-	$100,000
Notes issued as consideration for disposal of assets	$-	$641,000

The accompanying notes are an integral part of these consolidated financial statements.

F-67

WELLGISTICS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Wellgistics, LLC (“Wellgistics”, the “Company”) was organized in 2013 as a limited liability company. Wellgistics is a pharmaceutical company that retails generic and specialty drugs to pharmacies. In 2017, the Company was sold to Strategix Global, LLC (Strategix). On May 1, 2019, Pharm Donkey, LLC (Pharm Donkey) acquired a 20% ownership interest in the Company. Strategix Global, LLC owned the remaining 80% when the transaction occurred. On July 25, 2020, Strategix Global, LLC, purchased the remaining 20% back from Pharm Donkey. As part of the purchase, Wellgistics assigned $2,500,000 of notes receivable to Pharm Donkey.

During 2021 Strategix sold 20% of its interest in Wellgistics to Nomad Capital LLC. Later during May 2022, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 65%; Nomad Capital LLC holds 20% and the remaining 15% is held by Jouska Holdings LLC.

Later effective from June 2023, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 60%; Nomad Capital LLC holds 20% and the remaining 20% is held by Jouska Holdings LLC.

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC , and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell and Danam will acquire all of the outstanding membership interests of Wellgistics as a part of the business combination.

The Parties amended the Wellgistics MIPA on August 04, 2023 extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023 extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date. (Refer Note 13 – Subsequent Events – Membership Interest Purchase Agreement – Danam Health, Inc. and Wellgistics, LLC).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements for the period ending December 31, 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

The consolidated financial statements include the accounts of Wellgistics and Norton Aviation LLC the subsidiary it controls. All inter-company balances and transactions are eliminated on consolidation. During the year ended December 31, 2023, the control in the subsidiary has been derecognized as the 100% membership interest has been distributed to its owners.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the consolidated financial statements. These estimates are based on information available through the date of the issuance of the consolidated financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term debt and notes receivable;

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●	evaluation of goodwill for impairment
●	recoverability of long-lived assets and their related estimated lives;
●	accruals for estimated liabilities such as property tax accruals and litigation settlement accrual;
●	evaluation of equity method investments for impairment; and

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income (loss) presented in the consolidated financial statements for the years ended December 31, 2023 and 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are due from various customers and are shown net of applicable reserves for doubtful accounts as shown on the face of the balance sheet. There were no accounts that had been placed on non-accrual status. The allowance for doubtful accounts has been estimated by management based on historical experience, current market trends and, for larger customer accounts, their assessment of the ability of the customers to pay outstanding balances. Past due balances and other higher risk amounts are reviewed individually for collectability. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease the allowance for doubtful accounts in the future.

The company provides for 95% of the accounts receivable which are due over the period of 90 days. The Company recognized bad debt expense of $700,612 and $298,750 within general and administrative expenses for the years ended December 31, 2023 and 2022, respectively.

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Inventories, Net

Inventory is stated at lower of cost, determined on a first in first out basis (“FIFO”), and net realizable value. Production costs are comprised of direct material and labor and applicable manufacturing overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, which is estimated based on the Company’s current knowledge with respect to inventory levels, planned production, and customer demand. Provisions for excess and obsolete inventory are charged to cost of sales and are permanent reductions to the carrying value of inventory.

Property, Plant and Equipment, Net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Equipment	—	5 - 10 years
Furniture and Fixtures	—	7 years
Aircraft and Hangar	—	20 years
Software	—	3 - 5 years
Leasehold Improvements	—	Shorter of the estimate useful life or remaining lease term

Capitalized costs associated with construction in progress are not depreciated until the related assets are placed into service, at which time the capitalized balance will be transferred to the appropriate account of PP&E. Construction in progress is stated at the lower of cost or fair value, which includes the cost of construction and other direct costs attributable to the construction. The costs are capitalized as incurred or as payments are made pursuant to relevant construction contracts.

Major renewals and improvements are capitalized. Replacements, maintenance and repairs, which do not significantly improve or extend the useful life of the assets, are expensed when incurred.

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such Impairment losses for the years ended December 31, 2023 and 2022.

Business Combination

The Company accounts for business combinations using the acquisition method of accounting in accordance with Business Combinations (Topic 805), which allocates the fair value of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. We engage third-party appraisal firms when appropriate to assist in the fair value determination of intangible assets. Initial purchase price allocations are subject to revisions within the measurement period, not to exceed one year from the date of acquisition. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

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Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles–- Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For the years ended December 31,2023 and 2022, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023 and 2022.

Equity method investments

The Company accounts for non-marketable investments using the equity method of accounting if the investment gives the Company the ability to exercise significant influence over, but not control, of an investee. Significant influence generally exists if the investor has an ownership interest representing between 20% and 50% of the voting stock of the investee. Under the equity method of accounting, investments are stated at initial cost and are adjusted for subsequent additional investments and our proportionate share of earnings or losses and distributions. Accordingly, the company has accounted for its investment in Black Bay LLC (“Black Bay”) where it owns 50% of the membership rights under equity method and has accounted for the proportionate share of losses.

Non-marketable investments

Non-marketable investments in which the company neither has a control or exercises significant influence are recorded at cost and adjusted for observable transactions for same or similar investments of the same issuer or impairment events (referred to as the measurement alternative). All gains and losses on privately held equity securities, realized and unrealized, are recorded through gains (losses) on investment in unconsolidated entities net, in the statement of operations.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

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Level 1	Quoted prices are available in active markets for identical assets or liabilities

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits. The Company’s federal and state income tax returns for 2019 through 2023 are subject to examination (generally for the three years after they are filed) by the Internal Revenue Service and other taxing authorities.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-2, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. In March 2019, the FASB issued ASU 2019-01, “Lease (842): Codification improvements.” This updated clarified that entities were exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for interim periods after the adoption of Accounting Standards Codification (“ASC”) 842.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. At its April 8, 2020, meeting, the FASB voted to defer the effective date for ASC 842 another year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022.

The Company adopted this new guidance effective January 1, 2022. ASC 842 requires a modified retrospective approach to each lease that existed at the date of initial application as well as leases entered into after that date. The Company has elected to report all leases at the beginning of the period of adoption and not restate its comparative periods. Based on the Company’s lease portfolio, the Company anticipates recognizing a right-of-use asset and a related lease liability on its balance sheet, with an immaterial impact on the Company’s consolidated statement of operations compared to the previous lease accounting guidance.

Practical Expedients Adopted with Topic 842

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The Company has elected to adopt the following practical expedients upon the transition date to Topic 842 on January 1, 2022:

●	Transitional practical expedients package: An entity may elect to apply the listed practical expedients as a package to all the leases that commenced before the effective date. The practical expedients are:

●	The entity need not reassess whether any expired or existing contracts are or contains leases;
●	The entity need not reassess the lease classification for expired or existing contracts;
●	The entity need not reassess initial direct costs for any existing leases.

Use of portfolio approach: An entity can apply this guidance to a portfolio of leases with similar characteristics if the entity reasonably expects that the application of the lease model to the portfolio would not differ materially from the application of the lease model to the individual leases in that portfolio. This approach can also be applied to other aspects of the lease’s guidance for which lessees/lessors need to make judgments and estimates, such as determining the discount rate and determining and reassessing the lease term.

●	Short-term lease recognition exemption: Leases with a term of twelve months or less constitute short-term leases and will not be recognized on the balance sheet for all classes of assets. The Company has elected the short-term lease recognition exemption for all classes of assets. The impact of this exemption is that short-term lease cost will be recognized on a straight-line basis over the term.

Lease and non-lease components: As a practical expedient, a lessor may combine lease and non-lease components where the revenue recognition pattern is the same and where the lease component, when accounted for separately, would be considered an operating lease.

Revenue Recognition

Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Effective January 1, 2020, the Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 may be applied either retrospectively or through the use of a modified-retrospective method. The full retrospective method requires companies to recast each prior reporting period presented as if the new guidance had always existed. Under the modified retrospective method, companies recognize the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings at the date of initial application. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

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To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale. The majority of orders are placed via the Company’s website. Customers generally pay by credit card at the time they place their order. The Company does have larger customers to whom they have extended terms for payment. Generally, payments from these customers are due within 30 days of their order being shipped. However, a few customers have been given terms extending out to 45 days.

The Company recognizes revenue when goods are delivered to the customer. The gross product revenues are subject to a variety of deductions, which generally are estimated and recorded in the same period that the revenues are recognized. Such variable consideration represents chargebacks, rebates, sales allowances and sales returns. These deductions represent estimates of the related obligations and, as such, knowledge and judgment are considered when estimating the impact of these revenue deductions on gross sales for a reporting period. All revenue for the Company is recognized at the point-in-time when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue. The company recognizes a refund liability if it receives consideration from a customer and expects to refund some or all of that consideration to the customer. A refund liability is measured at the amount of consideration received (or receivable) for which the company does not expect to be entitled (that is, amounts not included in the transaction price). The refund liability (and corresponding change in the transaction price and, therefore, the contract liability) is updated at the end of each reporting period for changes in circumstances.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the period ended December 31, 2023, and 2022, no sales to customers represented greater than 10% of revenue.

Note 3 Accounts Receivable, Net

Accounts receivable, net consist of the following:

	December 31,
	2023	2022
Billed – Third Party	$1,894,103	$976,811
Billed – Affiliates	5,513	5,513
Total Accounts Receivable	1,899,615	982,324
Less: Allowance for doubtful accounts	(590,218)	(260,614)
Total accounts receivable, net	$1,309,397	$721,710

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Note 4 Inventories, Net

Inventory consists of stock that was purchased in 2020 from First Defense Nasal Screen Corp (“FDNS”). An ongoing legal dispute between the Company and the supplier has been settled where the Company was awarded $ 4.6 million. The award has not been accounted for due to the uncertainty of receipt. Following the bankruptcy filing of FDNS the court awarded the complete possession of the inventory to the Company and Vide the United States Bankruptcy Court order dated March 15, 2023, the entity is in receipt of a monthly plan payment of $3,014 for the FDNS from March 2023 which has been included in the Other income in the Statement of Operations and Comprehensive Income (Loss). The Company reserved 50% of the total inventory value of $6.72 million during the year ended December 31, 2021.

Inventory consists of the following:

	December 31,
	2023	2022
Finished goods	$6,390,049	$5,190,108
FDNS	3,369,953	3,369,953
Inventory reserve	(3,028,425)	(168,211)
Net inventory	$6,731,577	$8,391,850

Note 5 Property, Plant and Equipment, Net

Major classifications of property, plant and equipment consist of the following:

	December 31,
	2023	2022
Aircraft & Hangar	$-	$2,995,000
Leasehold Improvements	766,467	766,467
Equipment	587,996	366,558
Furniture & Fixtures	152,161	152,161
Software	-	28,098
	1,506,624	4,308,284
Less: Accumulated Depreciation	(956,933)	(1,008,155)
	549,691	3,300,129
Construction in Progress	-	219,108
Property, plant and equipment, net	$549,691	$3,519,237

Depreciation expense for the years ended December 31, 2023 and 2022 amounted to $276,376 and $380,284, respectively.

Construction in progress primarily relates to a refrigeration system being constructed in the Company’s warehouse, was placed into service in the first half of 2023.

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Note 6 Accrued Expenses and Other Current Liabilities

Accrued expenses and Other Current Liabilities consist of the following:

	December 31,
	2023	2022
Credit card obligation	$34,748	$108,789
Accrued payroll and vacation	26,598	54,960
Unearned revenue	55,606	66,749
Accrued interest	34,373	7,191
Customer deposits	-	14,586
Total	$151,325	$252,275

Note 7 Lease

The Company elected the package of practical expedients permitted under the transition guidance within the new standard which, among other things, allows companies to carry forward their historical lease classification. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has operating leases for administrative offices and warehouse facilities. The leases have remaining lease terms of one year to six years, some of which include options to extend the leases for up to 3 years, and some of which include options to terminate the leases within one year. Options to extend or terminate leases that are considered reasonably certain are included in our determination of the lease term.

The components of lease expense were as follows:

	Year Ended December 31,
	2023	2022
Operating lease cost	$635,384	$498,252
Short-term lease cost	$29,779	$265,589

Supplemental cash flow information related to leases was as follows:

	Year Ended December 31
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$623,805	$440,912
Right-of-use assets obtained in exchange for new lease liabilities	$58,374	$2,419,307

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Supplemental balance sheet information related to leases was as follows:

	December 31,
	2023	2022
Operating Leases
Right-of-use assets	$1,402,596	$2,036,682

Short-term lease liabilities	426,588	524,241
Long-term lease liabilities	1,029,864	1,558,915
Total lease liabilities	$1,456,452	$2,083,156

Weighted Average Remaining Lease Term	3.77	4.34
Weighted Average Discount Rate	6.21%	6.21%

Maturities of lease liabilities were as follows at December 31, 2023:

December 31, 2023
2024	$500,388
2025	375,124
2026	329,592
2027	337,831
Thereafter	84,976
Total Lease Payments	1,627,911
Less: Imputed interest	171,459
Total	$1,456,452

Note 8 Debt

Outstanding debt consists of the following:

	December 31,
	2023	2022
Bank loan	$-	$2,294,157
New revolving line of credit	4,774,780	4,745,531
Seller promissory note	543,128	906,710
Total debt	5,317,908	7,946,398
Less: current portion of debt	(5,180,995)	(5,233,289)
Total	$136,913	$2,713,109

Seller Promissory Note

In May 2022, the Company entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will Mature on 1 April 2025. Interest expenses related to the promissory note was immaterial for the year ended December 31, 2023. Accrued interest as of December 31, 2023 was immaterial. As of December 31, 2023 the amount outstanding is $543,128.

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Revolving line of credit

In May 2022 the Company entered into a credit agreement for a new line of credit $ 5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of December 31, 2023 and 2022, the interest rate works out to 8.36% and 6.21%. The line of credit is collateralized by Accounts Receivable and Inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes the compliance to certain specified financial ratios. Interest expense related to the line of credit amounted to $420,000 for the year ended December 31, 2023. The outstanding balance on the line of credit as of December 31, 2023 was $4,774,780.

Paycheck protection program

In 2020, the Company obtained a $0.8 million, 2-year loan from a regional bank (the “Lender”) pursuant to the U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) under Title I of the CARES Act. The loan bears interest at 1.0% per annum and no payments were due for the first six months. In accordance with the applicable provisions of the CARES Act, during 2020, the Company filed its forgiveness application (the “Application”) with the Lender. The Company certified in the Application that100% of the loaned funds were utilized to pay for qualified payroll and payroll related costs, and as such, requested that the entire principal balance be forgiven. The forgiveness application was approved by the lender, and the Company’s loan was extinguished. During the year ended December 31, 2022, the Company recorded other income of $0.8 million in the consolidated statement of operations.

Maturities of the outstanding debt are as follows:

Years ending December 31,
2024	$5,180,995
2025	136,913
$5,317,908

Note 9 Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 10 Investment in Unconsolidated Affiliates

The total share of loss for the year ended December 31, 2022 relating to the Black Bay investment was $62,512, however the amount of loss reported in the consolidated statement of operations is limited to the remaining investment the Company has in Black Bay. The unrecognized losses for Black Bay as of December 31, 2022 is $10,570.

The Company has investments in affiliates that are not consolidated. The balances in these investments as of December 31, 2023 and 2022 are summarized below:

	Black Bay	Gift Health	Total
Balance as at December 31, 2021	$780	$-	$780
Contribution	51,152	100,000	151,152
Share of loss	(51,162)	-	51,162
Balance as at December 31, 2022	-	100,000	100,000
Contribution	-	-	-
Share of loss	-	(82,329)	(82,329)
Balance as at December 31, 2023	$-	$17,671	$17,671

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Note 11 Commitment and Contingencies

The Company had an interest in a 2019 class action lawsuit relating to an illegal antitrust scheme, which results in one of the Company’s vendors conspiring with its competitor to overcharge for its medication. The vendor and its co-conspirators which a settlement, where direct purchasers of the medication was able to file a claim and receive a cash payment. In May 2022, the company successfully file a claim and received $1.8 million in settlement. For the period ending December 31, 2022 $1.8 million is recorded as non-operating income in the consolidated statement of operation under gain on legal settlement.

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 12. Related Party Transactions

The Company is partly owned by a private equity company, Nomad Capital, which has ownership interest in a few numbers of portfolio companies. The Company has had transactions with some of the affiliated companies of Nomad Capital. The transactions for purchases of pharmaceutical supplies are recorded in cost of sales. The purchases from the affiliated companies are sometimes sold below the value sold to a third party. Operating expenses, which include software expenses and marketing expenses, with affiliated companies are recorded within general and administrative expenses. The Company is charged a managerial service fee by its owners, which is recorded within general and administrative expenses.

The Company had the following related party balances recorded in accounts payable and accounts receivable:

	December 31,
	2023	2022
Accounts payable (receivable) from affiliates of Nomad Capital	$2,417	$92,157
Accounts receivable from Affiliates of Company	$5,514	$5,514

The Company had the following transactions with related parties:

	December 31,
	2023	2022

Operating expenses from affiliates of Nomad Capital	$498,111	$466,878

Cost of purchases	-	$135,493
Less: Discount from affiliates	-	(100,061)
Purchases from affiliates of Nomad	-	35,432

Management service fee paid to Nomad Capital	$540,000	$105,000
Management service fee paid to Strategix	-	$60,000
Management service fee paid to BBPR	-	$80,000

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Note 13. Subsequent Events

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

The Parties further amended the Wellgistics MIPA on March 22, 2024 to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

Merger Agreement — Danam Health, Inc. and Assure Holdings, Corp.

On February 12, 2024, Danam entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equity holders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equity holders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

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In connection with the Merger, Assure will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Assure’s stockholders with respect to certain actions, including the following (collectively, the “Assure Stockholder Proposals”):

(i) the Sale transaction (as defined in the Merger Agreement);

(ii) the Merger;

(iii) the change of control of Assure resulting from the transactions contemplated by this Agreement pursuant to the rules of NASDAQ;

(iv) the post-closing equity plan for Assure;

(v) the post-closing board composition;

(vi) an amendment to the certificate of incorporation of Assure to effect a reverse stock split; and

(vii) an amendment to the certificate of incorporation of Assure to change the name of Assure.

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of NASDAQ of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, LLC, set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

Management has evaluated subsequent events through April 24, 2024, the date the consolidated financial statements were available to be issued.

F-81

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,193,272	$1,795,164
Accounts receivable, net	1,412,033	1,309,397
Inventories	6,235,551	6,731,577
Prepaid expenses and other assets	18,125	557,947
Total current assets	8,858,981	10,394,085
Property, plant and equipment, net	469,383	549,691
Operating lease, right of use asset	1,287,252	1,402,596
Goodwill	872,433	872,433
Investments in unconsolidated entity	17,671	17,671
Note receivable	139,770	139,770
Other assets	859,033	24,249
Total assets	12,504,523	$13,400,495

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$3,124,103	$3,310,333
Accrued expenses and other liabilities	1,003,414	994,587
Current portion of debt obligations	5,115,929	5,180,995
Operating – lease liability	342,515	426,588
Total current liabilities	9,585,961	9,912,503
Long term debt	-	136,913
Operating lease liability	1,010,905	1,029,864
Total liabilities	10,596,866	11,079,281

Commitments and contingencies

Members’ equity:
Members’ capital	1,272,838	1,272,838
Members’ distribution	(32,244,742)	(32,244,742)
Retained earnings	32,879,561	33,293,118
Total members’ equity	1,907,657	2,321,214
Total liabilities and members’ equity	$12,504,523	$13,400,495

The accompanying notes are an integral part of these consolidated financial statements.

F-82

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Operations and Comprehensive Income (Loss)

	Six Months Ended
	June 30,
	2024	2023

Net sales	$18,007,680	15,698,707
Cost of sales	15,829,466	12,613,396
Gross profit	2,178,214	3,085,311

Operating expenses:
General and administrative expense	2,764,505	3,328,867
Depreciation	81,521	139,309
Total operating expenses	2,846,026	3,468,176

Loss from operations	(667,812)	(382,865)

Other income (expense):
Interest expense, net	(175,123)	(173,895)
Other income	429,378	197,914
Total other income (expense), net	254,255	24,019

Net loss	$(413,557)	$(358,846)

The accompanying notes are an integral part of these consolidated financial statements.

F-83

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Members’ Equity

	Members’	Members’	Retained	Total Members’
	Capital	Distribution	Earnings	Equity

Balances at December 31, 2022	$1,272,838	$(31,817,767)	$37,783,870	$7,238,941
Distributions to members	-	(430,082)	-	(430,082)
Net loss	-	-	(358,846)	(358,846)
Balances at June 30, 2023	$1,272,838	$(32,247,849)	$37,425,024	$6,450,013

Balances at December 31, 2023	$1,272,838	$(32,244,742)	$33,293,118	$2,321,214
Net loss	-	-	(413,557)	(413,557)
Balances at June 30, 2024	$1,272,838	$(32,244,742)	$32,879,561	$1,907,657

The accompanying notes are an integral part of these consolidated financial statements.

F-84

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Cash Flows

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(413,557)	$(358,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	81,521	139,309
Bad debt	127,211	-
Changes in operating assets and liabilities:
Accounts receivable	(229,848)	(311,391)
Inventories	496,026	(293,728)
Prepaid expenses and other assets	539,822	94,477
Other assets	(834,784)	4,006
Accounts payable	(186,230)	(1,054,959)
Accrued expenses and other liabilities	8,827	(95,753)
Operating lease liability, net	12,312	7,152
Net cash used in operating activities	(398,700)	(1,869,733)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,213)	(9,431)
Net cash used in investing activities	(1,213)	(9,431)
Cash flows from financing activities:
Repayments of term loan and notes payable	(201,979)	(161,543)
Distributions to members	-	(28,827)
Net cash used in financing activities	(201,979)	(190,370)
Net change in cash and cash equivalents	(601,892)	(2,069,534)
Cash and cash equivalents at beginning of period	1,795,164	4,234,630
Cash and cash equivalents at end of period	$1,193,272	$2,165,096

Supplemental cash flow information:
Cash paid for interest	$104,035	$181,638

The accompanying notes are an integral part of these consolidated financial statements.

F-85

WELLGISTICS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Wellgistics, LLC (“Wellgistics”, the “Company”) was organized in 2013 as a limited liability company. Wellgistics is a pharmaceutical company that retails generic and specialty drugs to pharmacies. In 2017, the Company was sold to Strategix Global, LLC (Strategix). On May 1, 2019, Pharm Donkey, LLC (Pharm Donkey) acquired a 20% ownership interest in the Company. Strategix Global, LLC owned the remaining 80% when the transaction occurred. On July 25, 2020, Strategix Global, LLC, purchased the remaining 20% back from Pharm Donkey. As part of the purchase, Wellgistics assigned $2,500,000 of notes receivable to Pharm Donkey.

During 2021 Strategix sold 20% of its interest in Wellgistics to Nomad Capital LLC. Later during May 2022, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 65%; Nomad Capital LLC holds 20% and the remaining 15% is held by Jouska Holdings LLC. The equity holders of the Company entered into an agreement with Danam Health, Inc (“Danam”) for it to acquire all of the issued and outstanding membership interests. Later effective from June 2023, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 60%; Nomad Capital LLC holds 20% and the remaining 20% is held by Jouska Holdings LLC.

Membership Interest Purchase Agreement - Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC , and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell and Danam will acquire all of the outstanding membership interests of Wellgistics as a part of the business combination.

The Parties amended the Wellgistics MIPA on August 4, 2023 extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023 extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date

The Parties further amended the Wellgistics MIPA on March 22, 2024 to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

F-86

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements for the six months ended June 30, 2024 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

The consolidated financial statements include the accounts of Wellgistics and Norton Aviation LLC the subsidiary it controls. All inter-company balances and transactions are eliminated on consolidation. During the year ended December 31, 2023, the control in the subsidiary has been derecognized as the 100% membership interest has been distributed to its owners.

Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the SEC. Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the consolidated financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term debt and notes receivable.
●	evaluation of goodwill for impairment
●	recoverability of long-lived assets and their related estimated lives.
●	accruals for estimated liabilities such as property tax accruals and litigation settlement accrual;
●	evaluation of equity method investments for impairment; and

Liquidity

Historically, operations have been funded primarily by positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income (loss) presented in the financial statements for the six months ended June 30, 2024 and 2023.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

F-87

Accounts Receivable, Net

Accounts receivables are recorded at the invoiced amount and do not bear interest. Accounts receivables are due from various customers and are shown net of applicable reserves for doubtful accounts as shown on the face of the balance sheet. There were no accounts that had been placed on non-accrual status. The allowance for doubtful accounts has been estimated by management based on historical experience, current market trends and, for larger customer accounts, their assessment of the ability of the customers to pay outstanding balances. Past due balances and other higher risk amounts are reviewed individually for collectability. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease the allowance for doubtful accounts in the future.

The company provides for 95% of the accounts receivable which are due over the period of 90 days. The Company recognized bad debt expense of $127,211 and $124,080 within general and administrative expenses for the six months ended June 30, 2024 and 2023, respectively.

Inventories, Net

Inventory is stated at lower of cost, determined on a first in first out basis (“FIFO”), and net realizable value. Production costs are comprised of direct material and labor and applicable manufacturing overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, which is estimated based on the Company’s current knowledge with respect to inventory levels, planned production, and customer demand. Provisions for excess and obsolete inventory are charged to cost of sales and are permanent reductions to the carrying value of inventory.

Property, Plant and Equipment, Net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Equipment – 5 – 10 years

Furniture and Fixtures – 7 years

Aircraft and Hangar - 20 years

Software – 3 – 5 years

Leasehold improvements – Shorter of the estimate useful life or remaining lease term

Capitalized costs associated with construction in progress are not depreciated until the related assets are placed into service, at which time the capitalized balance will be transferred to the appropriate account of PP&E. Construction in progress is stated at the lower of cost or fair value, which includes the cost of construction and other direct costs attributable to the construction. The costs are capitalized as incurred or as payments are made pursuant to relevant construction contracts.

Major renewals and improvements are capitalized. Replacements, maintenance, and repairs, which do not significantly improve or extend the useful life of the assets, are expensed when incurred.

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such impairment losses for the six months ended June 30, 2024 and 2023.

Business Combination

The Company accounts for business combinations using the acquisition method of accounting in accordance with Business Combinations (Topic 805), which allocates the fair value of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. We engage third-party appraisal firms when appropriate to assist in the fair value determination of intangible assets. Initial purchase price allocations are subject to revisions within the measurement period, not to exceed one year from the date of acquisition. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles– Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

F-88

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments, and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required. The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For the six months ended June 30, 2024, and the year ended December 31, 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in June 2024 and December 2023.

Equity method investments

The Company accounts for non-marketable investments using the equity method of accounting if the investment gives the Company the ability to exercise significant influence over, but not control, of an investee. Significant influence generally exists if the investor has an ownership interest representing between 20% and 50% of the voting stock of the investee. Under the equity method of accounting, investments are stated at initial cost and are adjusted for subsequent additional investments and our proportionate share of earnings or losses and distributions. Accordingly, the company has accounted for its investment in Black Bay LLC (“Black Bay”) where it owns 50% of the membership rights under equity method and has accounted for the proportionate share of losses.

Non-marketable investments

Non-marketable investments in which the company neither has a control or exercises significant influence are recorded at cost and adjusted for observable transactions for same or similar investments of the same issuer or impairment events (referred to as the measurement alternative). All gains and losses on privately held equity securities, realized and unrealized, are recorded through gains (losses) on investment in unconsolidated entities net, in the statement of operations..

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.
Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

F-89

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits. The Company’s federal and state income tax returns for 2019 through 2023 are subject to examination (generally for the three years after they are filed) by the Internal Revenue Service and other taxing authorities.

Revenue Recognition

Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S. GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Effective January 1, 2020, the Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 may be applied either retrospectively or through the use of a modified-retrospective method. The full retrospective method requires companies to recast each prior reporting period presented as if the new guidance had always existed. Under the modified retrospective method, companies recognize the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings at the date of initial application. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale. The majority of orders are placed via the Company’s website. Customers generally pay by credit card at the time they place their order. The Company does have larger customers to whom they have extended terms for payment. Generally, payments from these customers are due within 30 days of their order being shipped. However, a few customers have been given terms extending out to 45 days.

The Company recognizes revenue when goods are delivered to the customer. The gross product revenues are subject to a variety of deductions, which generally are estimated and recorded in the same period that the revenues are recognized. Such variable consideration represents chargebacks, rebates, sales allowances and sales returns. These deductions represent estimates of the related obligations and, as such, knowledge and judgment are considered when estimating the impact of these revenue deductions on gross sales for a reporting period. All revenue for the Company is recognized at the point-in-time when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue. The company recognizes a refund liability if it receives consideration from a customer and expects to refund some or all of that consideration to the customer. A refund liability is measured at the amount of consideration received (or receivable) for which the company does not expect to be entitled (that is, amounts not included in the transaction price). The refund liability (and corresponding change in the transaction price and, therefore, the contract liability) is updated at the end of each reporting period for changes in circumstances.

F-90

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the six months ended June 30, 2024, and 2023, no sales to customers represented greater than 10% of revenue.

Note 2 Accounts Receivable, Net

Accounts receivable, net consist of the following:

	June 30,	December 31,
	2024	2023
Billed – Third Party	$2,108,672	$1,894,103
Billed – Affiliates	-	5,513
Total Accounts Receivable	2,108,672	1,899,616
Less: Allowance for doubtful accounts	(696,639)	(590,219)
Total accounts receivable, net	$1,412,033	$1,309,397

Note 3 Inventories, Net

Inventory consists of the following:

	June 30,	December 31,
	2024	2023
Finished Goods	$4,871,194	$6,390,049
FDNS	3,369,954	3,369,954
Inventory Reserve	(2,005,597)	(3,028,426)
Net Inventory	$6,235,551	$6,731,577

Note 4 Property, Plant and Equipment, Net

Property, plant and equipment consist of the following:

	June 30,	December 31,
	2024	2023
Leasehold Improvements	$766,467	$766,467
Equipment	589,208	587,996
Furniture & Fixtures	152,161	152,161
Software	28,098	-
	1,535,934	1,506,624
Less: Accumulated Depreciation	(1,066,551)	(956,933)
Property, plant and equipment, net	$469,383	$549,691

Depreciation expense for the six months ended June 30, 2024 and 2023 amounted to $81,521 and $139,309, respectively.

Note 5 Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	June 30,	December 31,
	2024	2023
Credit card obligation	$102,439	$34,748
Accrued payroll and vacation	28,685	26,598
Unearned revenue	500,000	55,606
Accrued interest	119,326	34,373
Refund liability	252,964	843,262
Accrued expenses and other liabilities	$1,003,414	$994,587

F-91

Note 6 Lease

The Company elected the package of practical expedients permitted under the transition guidance within the new standard which, among other things, allows companies to carry forward their historical lease classification. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has operating leases for administrative offices and warehouse facilities. The leases have remaining lease terms of one year to six years, some of which include options to extend the leases for up to 3 years, and some of which include options to terminate the leases within one year. Options to extend or terminate leases that are considered reasonably certain are included in our determination of the lease term.

In May 2024, the Company entered into a lease agreement for office space in Tampa, Florida. The Company holds a 40% share in this lease, with Danam holding remaining 60%.. As a result, the Company recognized a right-of-use asset and corresponding lease liability of $238,029 calculated using a discount rate of 8.36%. The lease includes a monthly base rent of $18,792. The lease required a security deposit by Wellgistics of $31,871.

Supplemental cash flow information related to leases was as follows:

	Six Months Ended
	June 30,
	2024	2023
Operating lease cost	$189,111	$317,692
Short-term lease cost	$7,445	$7,445

Supplemental balance sheet information related to leases was as follows:

	June 30,	December 31,
	2024	2023
Operating Leases
Right-of-use assets	$1,287,252	$1,402,596

Short-term lease liabilities	342,515	426,588
Long-term lease liabilities	1,010,905	1,029,864
Total lease liabilities	$1,353,420	$1,456,452

Note 7 Debt

Outstanding debt consists of the following:

	June 30,	December 31,
	2024	2023
New revolving line of credit	$4,774,780	$4,774,780
Seller promissory note	341,149	543,128
Total debt	5,115,929	5,317,908
Less: current portion of debt	(5,115,929)	(5,180,995)
Total	$-	$136,913

Seller Promissory Note

In May 2022, the Company entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will mature on April 1, 2025. Interest expenses related to the promissory note was immaterial for the six ended June 30, 2024. Accrued interest as of June 30, 2024 was immaterial. As of June 30, 2024 the amount outstanding is $341,149.

Revolving line of credit

In May 2022 the Company entered into a credit agreement for a new line of credit $5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of June 30, 2024 and December 31, 2023, the interest rate works out to 8.36%. The line of credit is collateralized by accounts receivable and inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes the compliance to certain specified financial ratios. Interest expense related to the line of credit amounted to $13,865 for six months ended June 30, 2024. The outstanding balance on the line of credit as of June 30, 2024 was $4,774,780.

F-92

Note 8 Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 9 Investment in Unconsolidated Affiliates

The Company has investments in affiliates that are not consolidated. As of June 30, 2024 and December 31, 2023, the Company had an investment in Gift Health totaling $17,671.

Note 10 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 11 Related Party Transactions

The Company is partly owned by a private equity company, Nomad Capital, which has ownership interest in a few numbers of portfolio companies. The Company has had transactions with some of the affiliated companies of Nomad Capital. The transactions for purchases of pharmaceutical supplies are recorded in cost of sales. The purchases from the affiliated companies are sometimes sold below the value sold to a third party. Operating expenses, which include software expenses and marketing expenses, with affiliated companies are recorded within general and administrative expenses. The Company is charged a managerial service fee by its owners, which is recorded within general and administrative expenses.

The Company had the following related party balances recorded in accounts payable and accounts receivable:

	June 30,	December 31,
	2024	2023
Accounts payable (receivable) from affiliates of Nomad Capital	$-	$2,417
Accounts receivable from affiliates of Company	$-	$5,514

The Company had the following transactions with related parties:

	Six Months Ended
	June 30,
	2024	2023

Operating expenses from affiliates of Nomad Capital	$237,363	$254,852

Management service fee paid to Nomad Capital	$270,000	$270,000
Management service fee paid to Strategix	$-	$-
Management service fee paid to BBPR	$-	$-

Note 12. Subsequent Events

Management has evaluated subsequent events through September 5, 2024, the date the financial statements were available to be issued.

F-93

Community Specialty Pharmacy, LLC

Condensed Balance Sheets

(Unaudited)

	August 21,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,253	$14,846
Accounts receivables	43,023	21,727
Inventories	71,728	51,136
Prepaid expenses and other assets	465	3,287
Total assets	$177,469	$90,996
LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$192,143	$78,853
Other current liabilities	220,770	225,978
Total liabilities	412,913	304,831
Commitments and contingencies
Members’ equity (deficit):
Due to parent company	2,280,872	1,799,973
Accumulated deficit	(2,516,316)	(2,013,808)
Total members’ equity (deficit)	(235,444)	(213,835)
Total liabilities and members’ equity (deficit)	$177,469	$90,996

The accompanying notes are an integral part of these financial statements.

F-94

Community Specialty Pharmacy, LLC

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Net sales	$850,753	$797,704
Cost of sales	756,575	841,216
Gross profit (loss)	94,178	(43,512)
Operating expenses:
General and administrative expense	596,686	189,892
Total operating expenses	596,686	189,892
Loss from operations	(502,508)	(233,404)
Net loss	$(502,508)	$(233,404)

The accompanying notes are an integral part of these financial statements.

F-95

Community Specialty Pharmacy, LLC

Condensed Statements of Members’ Equity

(Unaudited)

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Equity (Deficit)
Balances at December 31, 2021	$1,579,974	$(1,539,911)	$40,063
Capital contributions from parent company	972,466	—	972,466
Net loss	—	(233,404)	(233,404)
Balances at August 21, 2022	$2,552,440	$(1,773,315)	$779,125
Balances at December 31, 2022	$1,799,973	$(2,013,808)	$(213,835)
Capital contributions from parent company	480,899	—	480,899
Net loss	—	(502,508)	(502,508)
Balances at August 21, 2023	$2,280,872	$(2,516,316)	$(235,444)

The accompanying notes are an integral part of these financial statements.

F-96

Community Specialty Pharmacy, LLC

Condensed Statements of Cash Flows

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Cash flows from operating activities:
Net loss	$(502,508)	$(233,404)
Changes in operating assets and liabilities:
Accounts receivables	(21,296)	72,047
Inventories	(20,592)	(920,108)
Prepaid expenses and other assets	2,822	(6,008)
Accounts payable	113,290	27,719
Other current liabilities	(5,208)	82,918
Net cash used in operating activities	(433,492)	(976,836)
Cash flows from financing activities:
Capital contributions from parent company	480,899	972,466
Net cash provided by financing activities	480,899	972,466
Net change in cash and cash equivalents	47,407	(4,370)
Cash and cash equivalents at beginning of period	14,846	63,719
Cash and cash equivalents at end of period	$62,253	$59,349

The accompanying notes are an integral part of these financial statements.

F-97

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Community Specialty Pharmacy, LLC (“CSP”, the “Company”) is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Basis of Presentation

The Company’s fiscal year ends on December 31, and its fiscal quarters end on March 31, June 30, September 30, and December 31.

The accompanying unaudited condensed financial statements for the period ending 21.08.2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements as certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. The unaudited condensed prepared on the same basis as the audited financial statements.

These unaudited condensed financial statements should be read in conjunction with the entity’s audited financial statements and notes thereto. In the opinion of management, the unaudited condensed financial statements include all normal and recurring adjustments that are considered necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Operating results for the period ended August 21, 2023 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2023 for any other interim period, or for any other future year.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the parent company (See Note 4 – Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior period amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the periods ended August 21, 2023, and 2022.

F-98

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write-downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Revenue

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

F-99

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the periods ended June 30, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

F-100

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the financial statements from the adoption of ASU 2016-13.

Note 2 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	August 21,	December 31,
	2023	2022
Prepaid license and fees	$465	$3,287
	$465	$3,287

Note 3 Other current liabilities

Other current liabilities consist of the following:

	August 21,	December 31,
	2023	2022
Accrued salaries and wages	$220,770	$225,978
	$220,770	$225,978

Note 4 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	August 21,	December 31,
	2023	2022
Expenses reimbursement due	$2,280,872	$1,799,973
	$2,280,872	$1,799,973

F-101

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 5 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 6 Subsequent Events

On January 2023, CSP and TRxADE HEALTH, Inc., a Delaware corporation (“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On August 22, 2023, Wood Sage entered into the Note with Integral, which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023.

F-102

COMMUNITY SPECIALTY PHARMACY, LLC

INDEPENDENT AUDITORS’ REPORT

To the members of Community Specialty Pharmacy, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Community Specialty Pharmacy, LLC. (the “Company”) as of December 31, 2022 and 2021, the related statement of operations and comprehensive loss, statements of owner’s equity and statements of cash flows for each of the two years in the period ended December 31, 2022, and the related notes collectively referred to as the “Financial Statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with Generally Accepted Accounting Principles of United States of America.

In our report dated May 24th, 2023, we expressed an opinion that the 2022 and 2021 financial statements did not fairly present financial position, results of operations comprehensive loss, and cash flows in conformity with accounting principles generally accepted in the United States of America because of two departures due to which the Financial Statements were materially misstated: the Employee benefit expenses of the company were found to be understated for the years 2022 and 2021 and the Trade Receivables of the company was found to be over-stated for the years 2022 and 2021. As described in Note 2 Restatement of previously issued Financial Statements, the Company restated its 2022 and 2021 financial statements. Accordingly, our present opinion on the 2022 and 2021 financial statements, as presented herein, is different from that expressed in our previous report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of the and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1) relate to accounts or disclosures that are material to the financial statements and

(2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 29th August 2023

Place: Chennai, India

F-103

COMMUNITY SPECIALTY PHARMACY, LLC

BALANCE SHEETS

	December 31,
	2022	2021
	(As Restated)	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$14,846	$63,719
Accounts receivable	21,727	111,760
Inventories	51,136	42,494
Prepaid expenses and other assets	3,287	6,682
Total current assets	90,996	224,655
Total assets	$90,996	$224,655
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$78,853	$30,083
Other current liabilities	225,978	154,509
Total current liabilities	304,831	184,592
Total liabilities	304,831	184,592
Commitments and contingencies
Members’ equity
Due to Parent Company	1,799,973	1,579,974
Accumulated deficit	(2,013,808)	(1,539,911)
Total Members’ equity (deficit)	(213,835)	40,063
Total liabilities and members equity	$90,996	$224,655

The accompanying notes are an integral part of these financial statements.

F-104

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
	2022	2021
	(As Restated)	(As Restated)
Net sales	889,379	1,225,152
Cost of sales	866,014	1,068,367
Gross Profit	23,365	156,785
Operating expenses:
General and administrative expenses	497,262	546,035
Loss from operations	(473,897)	(389,250)
Net loss	(473,897)	(389,250)

The accompanying notes are an integral part of these financial statements.

F-105

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF MEMBERS’ DEFICIT

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Deficit
Balance at December 31, 2020	$1,325,731	$(1,150,661)	$175,070
Capital contributions from parent company	254,243	—	254,243
Net loss	—	(389,250)	(389,250)
Balance at December 31, 2021 (As restated)	$1,579,974	$(1,539,911)	$40,063
Capital contributions from parent company	219,999	—	219,999
Net loss	—	(473,897)	(473,897)
Balance at December 31, 2022 (As restated)	$1,799,973	$(2,013,808)	$(213,835)

The accompanying notes are an integral part of these financial statements.

F-106

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF CASH FLOWS

	December 31,
	2022	2021
	(As Restated)	(As Restated)
Operating activities:
Net loss	$(473,897)	$(389,250)
Changes in operating assets and liabilities
Accounts receivable	90,033	80,446
Inventories	(8,641)	(7,817)
Prepaid expenses and other assets	3,395	(2,692)
Accounts payable	48,769	(100,313)
Other current liabilities	71,469	147,466
Net cash used by operating activities	(268,872)	(272,160)
Financing activities:
Capital contributions from parent company	219,999	254,243
Net cash provided by financing activities	219,999	254,243
Net decrease in cash and cash equivalents	(48,873)	(17,917)
Cash and cash equivalents
Beginning of period	63,719	81,636
End of period	$14,846	$63,719

The accompanying notes are an integral part of these financial statements.

F-107

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Community Specialty Pharmacy, LLC (“CSP”, the “Company”) is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	accruals for estimated liabilities such as property tax accruals and; litigation settlement accrual;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the Company parent company parent (See Note 6 - Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the years ended December 31, 2022, and 2021.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

F-108

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write-downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Revenue

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer - The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract - Each prescription is distinct to the Customer.

Step Three: Determine the transaction price - The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price - The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation - Revenue is recognized upon the delivery of the prescription.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2022, no sales to customers represented greater than 10% of revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

F-109

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this standard, but does not expect the adoption to have a material impact on its Financial Statements.

F-110

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 Restatement of previously issued Financial Statements

The Company’s Balance Sheet as of December 31, 2022, and 2021, its Statement of Operations, Statement of Shareholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2022 and 2021, and certain related notes, have been restated to correct errors.

Restatement Background

During the course of independent audit of the 2022 and 2021 financial statements, the Company’s auditor identified errors that resulted in a qualified opinion being issued on the financial statements. The errors identified were determined to be material in the 2022 and 2021 Financial Statements. As a result of these errors, the Company has restated its Financial Statements for the year ended December 31, 2022 and 2021 in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated financial statements”).

Description of Errors

The following are the errors in the previously issued 2022 and 2021 Financial Statements:

1)	Trade Receivables: An error was identified related to the recording of trade receivables as of December 31, 2021. Trade receivables were overstated due to the collectivity of a number of accounts. The error overstated previously reported trade receivables in the December 31, 2021 financials by approximately $114 thousand and understated net loss by approximately the same amount. A similar error was also found in the December 31, 2022 financials relating to trade receivables. The error overstated previously reported trade receivables in the December 31, 2022 financials by approximately $ 58 thousands and understated net loss by approximately same amount.

2)	General and administration expenses: An error was identified in general and administrative expenses (“G&A”) related to the overstatement of trade receivables described in error 1). The bad debt expenses relating to the trade receivables was not recorded in G&A expense in the statement of operations for the year ended December 31, 2021 and 2022. The error understated previously reported G&A expenses and net loss by approximately $114 thousand, and $58 thousand for the year ended December 31, 2021 and 2022 respectively.

3)	General and administration expenses: Another error was identified in G&A expenses related to understating employee benefit expenses reported in G&A expenses in the statement of operations for the year ended December 31, 2021 and 2022. The error understated previously reported G&A expenses and net loss by approximately $147 thousand, and $61 thousand for the year ended December 31, 2021 and 2022 respectively. The accumulative error to G&A expenses including the first G&A error detailed in 2) was an understatement of $261 thousand and $118 thousand for the years ended December 31, 2021 and 2022 respectively.

4)	Other current liabilities: An error was identified in other current liabilities relating to the error described in 3). The error understated previously reported other current liabilities by approximately $147 thousand and $208 thousand as of the ended December 31, 2021 and 2022 respectively.

5)	Revenue: An error was identified related to revenue for the year ended December 31, 2022. The error relating to the overstatement of trade receivables in the December 31, 2021 financial statements was incorrectly adjusted in the revenue reported in the 2022 financials statements. The error understated previously reported revenue by approximately $114 thousand and overstated net loss by the same amount for the year ended December 31, 2022.

6)	Other income: An error was identified related to other income for the year ended December 31, 2021 and 2022. The error related to the reporting of operating revenue as non-operating other income. The error overstated previously reported other income and understated revenue by approximately $24 thousand and $25 thousand for the year ended December 31, 2021 and 2022 respectively.

F-111

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Description of Restatement Tables

The following tables present a reconciliation from the figures as previously reported to the as restated amounts for the Company’s Balance Sheet, Statement of Operations, Statement of Cash Flows, and Statement of Shareholders’ Equity as of and for the years ended December 31, 2022 and 2021. The amounts as previously reported were derived from the Company’s previously issued Financial Statements for the year ended December 31, 2022, issued on May 24, 2023 (certain amounts may not add due to rounding):

Community Specialty Pharmacy, LLC

Statement of Operations

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Net sales	$750,503	$138,876	(5),(6)	$889,379
Cost of sales	866,014	—		866,014
Gross Profit	(115,511)	138,876		23,365
Operating expenses:
General and administrative expenses	379,100	118,162	(2),(3)	497,262
Loss from operations	(494,611)	20,714		(473,897)
Other income	24,833	(24,833)	(6)	—
Net loss	$(469,778)	$(4,119)		$(473,897)

F-112

Community Specialty Pharmacy, LLC

Statement of Operations

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Net sales	$1,201,149	$24,003	(5),(6)	$1,225,152
Cost of sales	1,068,367	—		1,068,367
Gross Profit	132,782	24,003		156,785
Operating expenses:
General and administrative expenses	285,348	260,687	(2),(3)	546,035
Loss from operations	(152,566)	(236,684)		(389,250)
Other income	24,003	(24,003)	(6)	—
Net loss	$(128,563)	(260,687)		$(389,250)

F-113

Community Specialty Pharmacy, LLC

Balance Sheet

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$14,846	$—		$14,846
Accounts receivable	79,338	(57,611)	(1)	21,727
Inventories	51,136	—		51,136
Prepaid expenses and other assets	3,287	—		3,287
Total current assets	148,607	(57,611)		90,996
Total assets	$148,607	$(57,611)		$90,996
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$78,853	$—		$78,853
Other current liabilities	18,783	207,195	(3),(4)	225,978
Total current liabilities	97,636	207,195		304,831
Total liabilities	97,636	207,195		304,831
Commitment and contingencies
Members’ equity:
Due to Parent Company	1,799,973	—		1,799,973
Accumulated deficit	(1,749,002)	(264,806)	(1),(2),(3),(5)	(2,013,808)
Total members equity	50,971	(264,806)		(213,835)
Total liabilities and owners’ equity	$148,607	$(57,611)		$90,996

F-114

Community Specialty Pharmacy, LLC

Balance Sheet

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$63,719	$—		$63,719
Accounts receivable	225,803	(114,043)	(1)	111,760
Inventories	42,494	—		42,494
Prepaid expenses and other assets	6,682	—		6,682
Total current assets	338,698	(114,043)		224,655
Total assets	$338,698	$(114,043)		$224,655
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$30,083	$—		$30,083
Other current liabilities	7,865	146,644	(3),(4)	$154,509
Total current liabilities	37,948	146,644		184,592
Total liabilities	37,948	146,644		184,592
Commitment and contingencies
Owners’ equity:
Due to Parent Company	1,579,974	—		1,579,974
Accumulated deficit	(1,279,224)	(260,687)	(1),(2),(3),(5)	(1,539,911)
Total members’ equity	300,750	(260,687)		40,063
Total liabilities and members’ equity	$338,698	$(114,043)		$224,655

F-115

Community Specialty Pharmacy, LLC

Statement of Cashflows

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating activities:
Net loss	$(469,778)	(4,119)	(1),(2),(3),(5)	$(473,897)
Changes in operating assets and liabilities
Accounts receivable	146,465	(56,432)	(1)	90,033
Inventories	(8,641)	—		(8,641)
Prepaid expenses and other assets	3,395	—		3,395
Accounts payable	48,769	—		48,769
Other current liabilities	10,918	60,551	(3),(4)	71,469
Net cash used in operating activities	(268,872)	—		(268,872)
Financing activities:
Capital contributions from parent company	219,999	—		219,999
Net cash provided by financing activities	219,999	—		219,999
Net decrease in cash and cash equivalents	(48,873)	—		(48,873)
Cash and cash equivalents
Beginning of period	63,719	—		63,719
End of period	$14,846	$—		$14,846

F-116

Community Specialty Pharmacy, LLC

Statement of Cashflows

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating activities:
Net loss	$(128,563)	$(260,687)	(1) (2),(3),(5)	$(389,250)
Changes in operating assets and liabilities
Accounts receivable	(33,597)	114,043	(1)	80,446
Inventories	(7,817)	—		(7,817)
Prepaid expenses and other assets	(2,692)	—		(2,692)
Accounts payable	(100,313)	—		(100,313)
Other current liabilities	822	146,644	(3),(4)	147,466
Net cash used in operating activities	(272,160)	—		(272,160)
Financing activities:
Capital contributions from parent company	254,243	—		254,243
Net cash provided by financing activities	254,243	—		254,243
Net decrease in cash and cash equivalents	(17,917)	—		(17,917)
Cash and cash equivalents
Beginning of period	81,636	—		81,636
End of period	$63,719	$—		$63,719

F-117

Community Specialty Pharmacy, LLC

Statement of Owners’ Equity

	As previously restated			As restated
	Due to			Due to
	Parent			Parent
	Members’	Accumulated	Total	Member’s	Accumulated	Total
	Company	Deficit	Equity	Company	Deficit	Deficit
Balance at December 31, 2020	$1,325,731	$(1,150,661)	$175,070	$1,325,731	$(1,150,661)	$175,070
Capital contributions from parent company	254,243		254,243	254,243		254,243
Net loss		(128,563)	(128,563)		(389,250)	(389,250)
Balance at December 31, 2021	1,579,974	(1,279,224)	300,750	1,579,974	(1,539,911)	40,063
Capital contributions from parent company	219,999		219,999	219,999		219,999
Net loss		(469,778)	(469,778)		(473,897)	(473,897)
Balance at December 31, 2022	$1,799,973	$(1,749,002)	$50,971	$1,799,973	$(2,013,808)	$(213,835)

Note 3 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	December 31,
	2022	2021
Prepaid licenses and fees	3,287	6,682
Prepaid expense and other assets	$3,287	$6,682

F-118

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 4 Other current liabilities

Other current liabilities consist of the following:

	December 31,
	2022	2021
Accrued salary and wages	18,783	7,865
Other current liabilities	$18,783	$7,865

Note 5 Related Party

The Company’s transactions with Trxade and its subsidiaries are considered related party transactions. The Company has historically operated part of Trxade and not as a standalone company and certain of the Company’s transactions entered into the ordinary course business were with Txade and its subsidiaries. Accordingly, certain shared costs have been allocated to the Company by Txade and reflected as expenses in these financial statements and some expenses have been paid on behalf of the Company by Trxade and its subsidiaries. With the exception of Trxade Inc, who is the ultimate parent company, all the companies presented in the table below are wholly owned subsidiaries of Trxade

Related party transaction of consists of the following:

December 31,2022

			Integra	Alliance
	Trxade		Pharma	Pharma	Bonum
	Group	Trxade Inc	Solutions	Solutions	Health Inc
Expenses Incurred by Related Party	$30,280	$294,029	$—	$—	$—
Sales	(10,893)	—	—	—	—
Inter Group transfers	807,445	(916,090)	10,401	4,327	500
	$826,832	$(622,061)	$10,401	$4,327	$500

December 31, 2021

			Integra
	Trxade		Pharma
	Group	Trxade Inc	Solutions
Expenses Incurred by Related Party	$(46,694)	$(203,252)	$(4,548)
Inter Group Transfers	(892.56)	0	1142.56
	$(47,586)	$(203,252)	$(3,405)

Note 6 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	December 31,
	2022	2021
Expense reimbursement dues	1,799,973	1,579,974
Due to Parent Company	$1,799,973	$1,579,974

F-119

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 7 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 8 Subsequent Events

The Company evaluated subsequent events through August 29, 2023, the date at which the Financial Statements were available to be issued.

In January 2023, as part of a business combination between Artemis Strategic Investment Corporation (“Artemis”), a Special Purpose Acquisition Company (“SPAC”), and Danam Health, Inc (“Danam”), with Messrs. Suren Ajjarapu and Prashant Patel as officers, a holding company Wood Sage, LLC (“Wood Sage) will be acquired by Danam to effectuate a business combination acquiring 100% of our outstanding membership interests from Trxade Health, Inc’s (“Trxade”), with Messrs. Suren Ajjarapu and Prashant Patel as officers of TRxADE. On or about January 20, 2023, Wood Sage, Community Specialty Pharmacy, LLC (“CSP”), and TRxADE Health, Inc. (“TRxADE”) entered into a membership interest purchase agreement (“CSP MIPA”), amended January 20, 2023, whereby Wood Sage would buy TRxADE’s 100% membership interest in CSP. Wood Sage would pay $100,000 at closing. On or about January 20, 2023, Wood Sage and CSP entered into a master service agreement (“Wood Sage MSA”), amended on or about January 20, 2023, whereby CSP would manage the operations of CSP through closing.

On August 6, 2023, Danam entered into a Business Combination Agreement (“BCA”), by and among Artemis, ASIC Merger Sub Inc, a wholly owned subsidiary of Artemis (“Merger Sub”), Artemis Sponsor, LLC, a representative for the stockholders of Artemis, Suren Ajjarapu, and Danam Health, Inc. Upon the consummation of the Business Combination Danam will survive and become a wholly owned subsidiary of Artemis, which will be renamed Danam Health Holdings Corporation (“New Danam”). The consummation of the Business Combination is conditioned upon a favorable vote of both Artemis and Danam’s stockholders. As part of the BCA the Company entered into membership interest purchase agreements with Wellgistics, LLC (“Wellgistics”), and Wood Sage, LLC (“Wood Sage”) and its respective selling equity holders to acquire all of the issued and outstanding membership interests of both companies in a transaction that will close immediately prior the business combination of Artemis and Danam.

On August 22, 2023, Wood Sage purchased CSP and Alliance Pharma Solutions, LLC (“APS”) from Integral Health, Inc. (successor in interest to TRxADE). Wood Sage signed a promissory note payable to Integral Health, Inc. in the amount of $1,300,000, due 30 days from closing.

F-120

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

INDEPENDENT AUDITORS’ REPORT

To the members of Alliance Pharma Solutions, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alliance Pharma Solutions, LLC. (the “Company”) as of December 31, 2022 and 2021, the related statement of operations and comprehensive loss, statements of owner’s equity and statements of cash flows for each of the two years in the period ended December 31, 2022, and the related notes collectively referred to as the “Financial Statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with Generally Accepted Accounting Principles of United States of America.

In our report dated May 24th, 2023, we expressed an opinion that the 2022 financial statements did not fairly present financial position, results of operations and comprehensive loss, and cash flows in conformity with accounting principles generally accepted in the United States of America because of the following departure due to which the Financial Statements were materially misstated; The company had not capitalized expenses relating to Research and development which has crossed the research stage and commenced development. As described in Note 2 Restatement of previously issued Financial Statements, the Company restated its 2022 financial statements. Accordingly, our present opinion on the 2022 financial statements, as presented herein, is different from that expressed in our previous report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of the and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the financial statements and

(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 29th August 2023

Place: Chennai, India

F-121

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

BALANCE SHEETS

	December 31,
	2022	2021
	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$1,419	$1,469
Prepaid expenses and other assets	3,196	1,663
Total current assets	4,615	3,132
Property, plant and equipment, net	—	22,251
Intangible assets under development	567,256	—
Total assets	$571,871	$25,383
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$75,818	$72,294
Total current liabilities	75,818	72,294
Total liabilities	75,818	72,294
Commitments and contingencies (Note 8)
Members’ equity
Due to Parent Company	1,339,053	769,261
Accumulated deficit	(843,000)	(816,172)
Total members’ equity (deficit)	496,053	(46,911)
Total liabilities and members’ equity	$571,871	$25,383

The accompanying notes are an integral part of these financial statements.

F-122

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
	2022	2021
	(As Restated)
Operating expenses:
Research and development expenses	$1,400	$343,048
General and administrative expenses	24,277	53,768
Depreciation	1,151	5,351
Loss from operations	(26,828)	(402,167)
Net loss	$(26,828)	$(402,167)

The accompanying notes are an integral part of these financial statements.

F-123

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF MEMBERS’ EQUITY

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Equity
Balance at December 31, 2020	$421,379	$(414,005)	$7,374
Capital contributions from parent company	347,882	—	347,882
Net loss	—	(402,167)	(402,167)
Balance at December 31, 2021	769,261	(816,172)	$(46,911)
Capital contributions from parent company	569,792	—	569,792
Net loss	—	(26,828)	(26,828)
Balance at December 31, 2022 (As restated)	$1,339,053	$(843,000)	$496,053

The accompanying notes are an integral part of these financial statements.

F-124

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF CASH FLOWS

	December 31,
	2022	2021
	(As Restated)
Operating activities:
Net loss	$(26,828)	$(402,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,151	5,351
Gain/(loss) on asset disposal	(1,900)	422
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,534)	(1,663)
Accounts payable	3,525	72,294
Net cash used in operating activities	(25,586)	(325,763)
Investing activities:
Purchase of vehicle	—	(23,018)
Proceeds from sale of property, plant and equipment	23,000	—
Payments made for intangible assets under development	(567,256)	—
Net cash used in investing activities	(544,256)	(23,018)
Financing activities:
Capital contributions from parent company	569,792	347,882
Net cash provided by financing activities	569,792	347,882
Net decrease in cash and cash equivalents	(50)	(899)
Cash and cash equivalents
Beginning of period	1,469	2,368
End of period	$1,419	$1,469

The accompanying notes are an integral part of these financial statements.

F-125

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Alliance Pharmaceutical Solutions, LLC (d.b.a. DelivMeds) (“APS”, or the “Company”) has developed a same day Pharma delivery software - Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. The Company is a wholly owned subsidiary of Trxade Health, Inc, (“Trxade”), with Messrs. Suren Ajjarapu and Prashant Patel as officers of Trxade, and has entered into an agreement to sell the Company (See Note 9 - Subsequent Events)

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Liquidity

Historically, operations have been funded primarily through the infusion of capital by Trxade Health, Inc, the Company parent company parent (See Note 5 - Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations if funding is not available.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the years ended December 31, 2022, and 2021.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

F-126

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Property, Plant and Equipment, net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Automobiles and trucks	5 years

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such impairment losses for the years ended December 31, 2022 and 2021.

Intangible Assets

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments.

F-127

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company plans to adopt the accounting standard once it starts generating revenue.

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this standard, but does not expect the adoption to have a material impact on its Financial Statements.

Note 2 Restatement of previously issued Financial Statements

The Company’s Balance Sheet as of December 31, 2022, and its Statement of Operations, Statement of Shareholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2022, and certain related notes, have been restated to correct errors.

Restatement Background

During the course of the independent audit of the 2022 financial statements, the Company’s auditor identified errors that resulted in a qualified opinion being issued on the financial statements. The errors identified were determined to be material in the 2022 Financial Statements. As a result of these errors, the Company has restated its Financial Statements for the year ended December 31, 2022, in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated financial statements”).

F-128

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Description of Errors

The following are the errors in the previously issued 2022 Financial Statements:

1)	Research and development expenses: An error was identified related to expenses for a research and development (“R&D”) project that had successfully passed the development stage being incorrectly reported as R&D expenses in the in the Statement of Operations. The error overstated previously reported R&D expense and net loss by approximately $45 thousand.

2)	General and administration expenses: An error was identified related to expenses for a research and development (“R&D”) project that had successfully passed the development stage being incorrectly reported as general and administrative (“G&A”) expenses in the Statement of Operations. The error overstated previously reported G&A expenses and net loss by approximately $71 thousand.

3)	Intangible assets under development: An error was identified related to the capitalization of intangible assets under development during the year ended December 31, 2022. The Company inappropriately recorded expenses related to an R&D project that had successfully passed its development stage, whereby were expensed instead of capitalized as required by the General Accepted Accounting Principal. The errors understated previously reported intangible assets under development by approximately $116 thousand.

Description of Restatement Tables

The following tables present a reconciliation from the figures as previously reported to the as restated amounts for the Company’s Balance Sheet, Statement of Operations, Statement of Cash Flows, and Statement of Shareholders’ Equity as of and for the year ended December 31, 2022. The amounts as previously reported were derived from the Company’s previously issued Financial Statements for the year ended December 31, 2022, issued on May 24, 2023 (certain amounts may not add due to rounding):

Alliance Pharmaceutical Solutions, LLC

Statement of Operations

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating expenses:
Research and development expenses	$46,787	$(45,387)	(1)	$1,400
General and administrative expenses	95,301	(71,024)	(2)	24,277
Depreciation and amortization	1,151	—		1,151
Loss from operations	(143,239)	116,411		(26,828)
Net loss	$(143,239)	116,411		$(26,828)

F-129

Alliance Pharmaceutical Solutions, LLC

Balance Sheet

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$1,419	$—		$1,419
Prepaid expenses and other assets	3,196	—		3,196
Total current assets	4,615	—		4,615
Property, plant and equipment, net	—	—		—
Intangible assets under development	450,845	116,411	(3)	567,256
Total assets	$455,460	$116,411		$571,871
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$75,818	$—		$75,818
Total current liabilities	75,818	—		75,818
Total liabilities	75,818	—		75,818
Commitment and contingencies
Members’ equity:
Due to Parent Company	1,339,053	—		1,339,053
Accumulated deficit	(959,411)	116,411	(1),(2)	(843,000)
Total members’ equity	379,642	116,411		496,053
Total liabilities and members’ equity	$455,460	$116,411		$571,871

F-130

Alliance Pharmaceutical Solutions, LLC

Statement of Cashflows

	December 31, 2022
	As Previously	Restatement	Restatement	As
	Reported	Impact	Reference	Restated
Operating activities:
Net loss	$(143,239)	$116,411	(1),(2)	$(26,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,151	—		1,151
Gain on asset disposal	(1,900)	—		(1,900)
Changes in operating assets and liabilities
Prepaid expenses and other assets	(1,534)	—		(1,534)
Accounts payable	3,525	—		3,525
Net cash used in operating activities	(141,997)	116,411		(25,586)
Investing activities:

Proceeds from sale of property, plant and equipment	23,000	—		23,000
Payments made for intangible assets under development	(450,845)	(116,411)	(3)	(567,256)
Net cash used in investing activities	(427,845)	(116,411)		(544,256)
Financing activities:
Capital contributions from parent company	569,792	—		569,792
Net cash provided by financing activities	569,792	—		569,792
Net increase decrease in cash and cash equivalents	(50)	—		(50)
Cash and cash equivalents
Beginning of period	1,469	—		1,469
End of period	$1,419	$—		$1,419

F-131

Alliance Pharmaceutical Solutions, LLC

Statement of Owners’ Equity

	As previously reported			As restated
	Due to		Total	Due to		Total
	Parent	Accumulated	Owners’	Parent	Accumulated	Owners’
	Company	deficit	Equity	Company	deficit	Equity
Balance at December 31, 2021	$769,261	$(816,172)	$(46,911)	$769,261	$(816,172)	$(46,911)
Capital contributions from parent company	569,792		569,792	569,792		569,792
Net loss		(143,239)	(143,239)		(26,828)	(26,828)
Balance at December 31, 2022	$1,339,053	$(959,411)	$379,642	$1,339,053	$(843,000)	$496,053

F-132

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 3 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	December 31,
	2022	2021
Prepaid software	$2,750	$—
Prepaid industry fees	446	1,663
Prepaid expenses and other assets	$3,196	$1,663

Note 4 Property, Plant and Equipment, net

PP&E consists of the following:

	December 31,
	2022	2021
Automobiles and trucks	$—	$23,018
	—	23,018
Less: Accumulated depreciation	—	(767)
Property, plant and equipment, net	$—	$22,251

Depreciation expenses for the years ended December 31, 2022 and 2021 amounted to $1,151 and $5,351 respectively.

Note 5 Intangible assets under development

Intangible assets under development consist of the following:

	December 31,
	2022	2021
Internal development cost - Delivmeds	567,256	—
Total Intangible assets under development	$567,256	$—

Note 6 Related Party

The Company’s transactions with Trxade and its subsidiaries are considered related party transactions. The Company has historically operated part of Trxade and not as a standalone company and certain of the Company’s transactions entered into the ordinary course business were with Trxade and its subsidiaries. Accordingly, certain shared costs have been allocated to the Company by Trxade and reflected as expenses in these financial statements and some expenses have been paid on behalf of the Company by Trxade and its subsidiaries. With the exception of Trxade Inc, who is the ultimate parent company, all the companies presented in the table below are wholly owned subsidiaries of Trxade.

Related party transaction of consists of the following:

December 31,2022

			Integra	Community
	Trxade		Pharma	Specialty	Bonum
	Group	Trxade Inc	Solutions	Pharmacy	Health Inc
Expenses incurred by related party	23,138	428,936	—	1,749	—
Inter group transfer	764,043	(721,255)	(24,937)	(15,576)	(2,275)
Capital contributions	86,470	10,000	10,000	9,500	—
	873,651	(282,319)	(14,937)	(4,327)	(2,275)

F-133

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2021

	Trxade		Bonum
	Group	Txade Inc	Health Inc
Expenses incurred by related party	15,385	206,203	2,275
Capital contributions	124,018	—	—
	139,403	206,203	2,275

Note 7 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	December 31,
	2022	2021
Expenses reimbursement due	$1,339,053	$769,261
Due to Parent Company	$1,339,053	$769,261

Note 8 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9 Subsequent Events

The Company evaluated subsequent events through August 29, 2023, the date at which the Financial Statements were available to be issued.

In January 2023, as part of a business combination between Artemis Strategic Investment Corporation (“Artemis”), a Special Purpose Acquisition Company (“SPAC”), and Danam Health, Inc (“Danam”), with Messrs. Suren Ajjarapu and Prashant Patel as officers, a holding company Wood Sage, LLC (“Wood Sage) will be acquired by Danam to effectuate a business combination acquiring 100% of our outstanding membership interests from Trxade Health, Inc’s (“Trxade”). On or about January 20, 2023, Wood Sage, Alliance Pharma Solutions (“APS”), and TRxADE entered into a membership interest purchase agreement (“APS MIPA”), amended on or about January 20, 2023, whereby Wood Sage would buy TRxADE’s 100% membership interest in APS. Wood Sage would pay $1,200,000 at closing. On or about January 20, 2023, Wood Sage and APS entered into a master service agreement (“Wood Sage MSA”), amended on or about January 20, 2023, whereby APS would manage the operations of APS through closing.

On August 6, 2023, Danam entered into a Business Combination Agreement (“BCA”), by and among Artemis, ASIC Merger Sub Inc, a wholly owned subsidiary of Artemis (“Merger Sub”), Artemis Sponsor, LLC, a representative for the stockholders of Artemis, Suren Ajjarapu, and Danam Health, Inc. Upon the consummation of the Business Combination Danam will survive and become a wholly owned subsidiary of Artemis, which will be renamed Danam Health Holdings Corporation (“New Danam”). The consummation of the Business Combination is conditioned upon a favorable vote of both Artemis and Danam’s stockholders. As part of the BCA the Company entered into membership interest purchase agreements with Wellgistics, LLC (“Wellgistics”), and Wood Sage, LLC (“Wood Sage”) and its respective selling equity holders to acquire all of the issued and outstanding membership interests of both companies in a transaction that will close immediately prior the business combination of Artemis and Danam.

On August 22, 2023, Wood Sage purchased APS and Community Specialty Pharmacy, LLC (“CSP”) from Integral Health, Inc. (successor in interest to TRxADE). Wood Sage signed a promissory note payable to Integral Health, Inc. in the amount of $1,300,000, due 30 days from closing.

F-134

AlliancePharma Solutions LLC

Condensed Balance Sheets

(Unaudited)

	August 21,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,050	$1,419
Prepaid expenses and other assets	—	3,196
Total current assets	1,050	4,615
Property, plant and equipment, net	—	—
Intangible assets under development	858,498	567,256
Total assets	$859,548	$571,871
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$64,313	$75,818
Total liabilities	64,313	75,818
Commitments and contingencies
Members equity:
Due to parent company	1,673,044	1,339,053
Accumulated deficit	(877,809)	(843,000)
Total members’ equity	795,235	496,053
Total liabilities and members’ equity	$859,548	$571,871

The accompanying notes are an integral part of these financial statements.

F-135

Alliance Pharma Solutions LLC

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Operating expenses:
Research and development expenses	$375	$950
General and administrative expenses	34,434	13,113
Depreciation	—	1,151
Total operating expenses	34,809	15,214
Loss from operations	(34,809)	(15,214)
Net loss	$(34,809)	$(15,214)

The accompanying notes are an integral part of these financial statements.

F-136

Alliance Pharma Solutions LLC

Condensed Statements of Members’ Equity

(Unaudited)

	Due to	Accumulated	Total Members’
	Parent Company	Deficit	Equity
Balances at December 31, 2021	$769,261	$(816,172)	$(46,911)
Capital contributions from parent company	444,433	—	444,433
Net loss	—	(15,214)	(15,214)
Balances at August 21, 2022	$1,213,694	$(831,386)	$382,308
Balances at December 31, 2022	$1,339,053	$(843,000)	$496,053
Capital contributions from parent company	333,991	—	333,991
Net loss	—	(34,809)	(34,809)
Balances at August 21, 2023	$1,673,044	$(877,809)	$795,235

The accompanying notes are an integral part of these financial statements.

F-137

Alliance Pharma Solutions LLC

Condensed Statements of Cash Flows

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Cash flows from operating activities:
Net loss	$(34,809)	$(15,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	1,151
Gain on asset disposal	—	(1,900)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	3,196	(4,770)
Accounts payable	(11,505)	(47,791)
Net cash used in operating activities	(43,118)	(68,524)
Cash flows from investing activities:
Sale of fixed assets	—	23,000
Payments made for intangible assets under development	(291,242)	(398,691)
Net cash used in investing activities	(291,242)	(375,691)
Cash flows from financing activities:
Capital contribution from member	333,991	444,433
Net cash provided by financing activities	333,991	444,433
Net change in cash and cash equivalents	(369)	218
Cash and cash equivalents at beginning of period	1,419	1,469
Cash and cash equivalents at end of period	$1,050	$1,687

The accompanying notes are an integral part of these financial statements.

F-138

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Alliance Pharmaceutical Solutions, LLC (d.b.a. DelivMeds) (“APS”, or the “Company”) has developed a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. The Company is a wholly owned subsidiary of Trxade Health, Inc, (“Trxade”) and has entered into an agreement to sell the Company (See Note 6 - Subsequent Events).

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying unaudited condensed financial statements for the interim period ending June 30, 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements as certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. The unaudited condensed prepared on the same basis as the audited financial statements.

These unaudited condensed financial statements should be read in conjunction with the entity’s audited financial statements and notes thereto. In the opinion of management, the unaudited condensed financial statements include all normal and recurring adjustments that are considered necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Operating results for the period ended August 31, 2023 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2023 for any other interim period, or for any other future year.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the Company’s parent company. The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior period amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the periods.

F-139

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Intangible Assets

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts payable and accrued liabilities approximate fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-140

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company plans to adopt the accounting standard once it starts generating revenue.

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this new guidance as and when situation arises.

Note 2 Prepaid Expenses

Prepaid expenses of the company consists of the following,

	August 21,	December 31,
	2023	2022
Prepaid software	$—	$2,750
Prepaid industry fees	—	446
	$—	$3,196

Note 3 Intangible Assets under Development

Intangible assets under development of the company consists of the following,

	August 21,	December 31,
	2023	2022
Internal development cost - Delivmeds	$858,498	$567,256
	$858,498	$567,256

F-141

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 4 Dues to Parent Company

Dues to parent company consists of the following,

	August 21,	December 31,
	2023	2022
Expenses reimbursement due	$1,673,044	$1,339,053
	$1,673,044	$1,339,053

Note 5 Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 6 Subsequent Events

In January 2023, Wood Sage, Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On August 22, 2023, Wood Sage entered into the Note with Integral, which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the APS MIPA. Upon the satisfaction of all closing conditions, the APS MIPA closed in August 2023.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, payable by us in connection with the sale of Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$
Accounting fees and expenses	$
Legal fees and expenses	$
Printing fees and expenses	$
Total	$

Item 14. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

On January 9, 2024, we entered into an indemnification agreement with Tim Canning, our Chief Executive Officer. The agreement requires Danam to indemnify Mr. Canning for certain expenses, including reasonable attorneys’ fees, incurred by him in certain actions or proceedings arising out of his services as our Chief Executive Officer.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against liabilities for actions taken in their capacities as directors and officers.

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Item 15. Recent Sales of Unregistered Securities

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act.

On June 16, 2024, we issued 652,353 shares of our Common Stock (after giving effect to the stock split effected by the Company on October 30, 2024) to Nikul Panchal in connection with our acquisition of Wood Sage. These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On November 4, 2024, we issued 3,999,335 shares of our Common Stock to Strategix Global LLC, Nomad Capital, LLC, Jouska Holdings LLC, and Brian Norton in connection with the acquisition of Wellgistics LLC.

In each transaction in which we relied on Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder, we did not engage in any general solicitation or advertising, and we offered the securities to a limited number of persons with whom we had pre-existing relationships. We exercised reasonable care to ensure that the purchasers of securities were not underwriters within the meaning of the Securities Act, including making reasonable inquiry prior to accepting any subscription, making written disclosure regarding the restricted nature of the securities, and placing a legend on the certificates representing the shares. In each case, the offerees were provided with a subscription agreement detailing the restrictions on transfer of the shares and eliciting their investment intent. In addition, sales in the transactions exempt under Rule 506(b) were made exclusively to what the Company reasonably believed were accredited investors as defined in Rule 501 of the Securities Act. The recipients of securities in each of these transactions acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

No underwriters were involved in the above transactions.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1**	Certificate of Incorporation of Danam Health, Inc., as currently in effect
3.2**	Bylaws of Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), as currently in effect
4.1**	Specimen Stock Certificate evidencing shares of Common Stock
5.1**	Opinion of Dykema Gossett PLLC
10.1**	Amended and Restated Membership Interest Purchase Agreement dated June 16, 2024, by and between Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) and Nikul Panchal
10.2**	Membership Interest Purchase Agreement dated May 11, 2023, by and among Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), Wellgistics, LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton, as amended
10.3**	Form of Lock-Up Agreement (reference is made to Exhibit 1.1)
10.4**	Second Amended and Restated 2023 Equity Incentive Plan
10.5†**	Executive Employment Agreement dated January 1, 2023, by and between Tim Canning and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
10.6†**	Executive Employment Agreement dated January 1, 2023, by and between Suren Ajjarapu and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
10.7†**	Executive Employment Agreement dated January 1, 2023, by and between Dr. Shafaat Pirani and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
10.8†**	Executive Employment Agreement dated January 1, 2023, by and between Prashant Patel and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
10.9†**	Executive Employment Agreement dated January 1, 2023, by and between Nikul Panchal and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
10.10†**	Indemnification Agreement dated January 9, 2024, by and between Tim Canning and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
10.11†**	Contract Agreement dated April 15, 2024, by and between Aletheia Strategic Advisory LLC and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
10.12	Lease Agreement dated March 23, 2024, by and between GVI-IP TAMPA OFFICE OWNER, LLC and Wellgistics, LLC and Wellgistics Health, Inc (f/k/a Danam Health, Inc.)
10.13	Promissory Note dated August 22, 2023, made by Wood Sage, LLC in favor of Integral Health, Inc.
10.14	Promissory Note dated January 12, 2024, made by Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) in favor of Strategic EP LLC
10.15	Promissory Note effective September 14, 2023, made by TRxADE, Inc. in favor of Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) Promissory Note effective September 14, 2023, made by TRxADE, Inc. in favor of Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
10.16	Promissory Note dated September 13, 2023, made by Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) in favor of Nomad Capital LLC
10.17	Loan and Security Agreement dated November 22, 2024, by and between Marco Capital, Inc. and Wellgistics, LLC
10.18	Guaranty Agreement dated as of November 22, 2024, by Wellgistics Health, Inc. (formerly Danam Health, Inc.) in favor of Marco Capital, Inc.
10.19	Roadie, Inc. Services Agreement dated July 12, 2023, by and between Roadie, Inc. and Alliance Pharma Solutions, LLC dba DelivMeds
10.20	Integration and Delivery Services Agreement dated January 26, 2022, by and between Lyft Healthcare, Inc. and Alliance Pharma Solutions, LLC d/b/a DelivMeds
10.21	Master Services Agreement dated November 20, 2023, by and between Best Computer Systems, Inc. d/b/a BestRx Pharmacy Software and DelivMeds
10.22	340B Contract Pharmacy Services Agreement dated April 1, 2021, by and between Community Specialty Pharmacy, LLC and AIDS Service Association of Pinellas, Inc. dba EPIC
10.23	Participating Pharmacy Agreement dated February 6, 2023, by and between Medzoomer, Inc. and Community Specialty Pharmacy Inc.
10.24	Standard Merchant Cash Advance Agreement dated October 1, 2024, by and between Cedar Advance LLC and Wellgistics LLC / Danam Health, Inc.
21.1	List of Subsidiaries of Wellgistics Health, Inc. (f/k/a Danam Health, Inc.)
23.1	Consent of Suri & Co., independent registered public accounting firm for Wellgistics Health, Inc.
23.2**	Consent of Dykema Gossett PLLC (reference is made to Exhibit 5.1)
23.3**	Consent of Suren Ajjarapu to be Named as a Director Nominee
23.4**	Consent of Prashant Patel to be Named as a Director Nominee
23.5**	Consent of Sajid Sayed to be Named as a Director Nominee
23.6**	Consent of Donald W. Anderson to be Named as a Director Nominee
23.7	Consent of Rebecca Shanahan to be Named as a Director Nominee
24.1**	Power of Attorney (reference is made to the signature page to the Registration Statement)
107	Calculation of Filing Fee Table

*	To be filed by amendment.
**	Previously filed.
†	Indicates a management contract or any compensatory plan, contract or arrangement.

(b) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on December 6, 2024.

WELLGISTICS HEALTH, INC.

By:	/s/ Tim Canning
Tim Canning
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tim Canning	Chief Executive Officer	December 6, 2024
Timothy Canning	(Principal Executive Officer)

/s/ Vishnu Balu	Vice President of Finance	December 6, 2024
Vishnu Balu	(Principal Financial Officer, Principal Accounting Officer)

*	Director	December 6, 2024
Suren Ajjarapu

*	Director	December 6, 2024
Prashant Patel

*	Director	December 6, 2024
Sajid Syed

*	Director	December 6, 2024
Donald W. Anderson

Rebecca Shanahan	Director	December 6, 2024
Rebecca Shanahan

*/s/ Tim Canning
Attorney-in-fact

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